FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-286173-01

PROSPECTUS

$546,865,000 (Approximate)

Benchmark 2025-B41 Mortgage Trust

(Central Index Key Number 0002080258)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

UBS AG

(Central Index Key Number 0001685185)

German American Capital Corporation

(Central Index Key Number 0001541294)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-B41

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-B41 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class J-RR, Class S and Class R certificates) and the RR interest represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2025-B41 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2025. The rated final distribution date for the offered certificates is the distribution date in July 2068.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$8,365,000	4.40064%	Fixed(3)	August 2030
Class A-4	$50,750,000	5.09786%	Fixed(3)	April 2035
Class A-5	$354,250,000	5.40721%	Fixed(3)	August 2035
Class A-SB	$11,385,000	5.24281%	Fixed(3)	September 2034
Class X-A	$424,750,000(4)	1.20884%	Variable IO(5)	August 2035
Class X-B	$122,115,000(4)	0.67961%	Variable IO(5)	August 2035
Class A-S	$73,573,000	5.75448%	Fixed(6)	August 2035
Class B	$28,822,000	6.00483%	Fixed(6)	August 2035
Class C	$19,720,000	6.13645%	Fixed(6)	August 2035

(Footnotes on table on pages 3-4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and page 63, respectively, of this prospectus.

None of the certificates, the RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 19.6% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 37.7% of each class of offered certificates, UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 29.4% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 13.3% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 4, 2025. We expect to receive from this offering approximately 109.6% of the initial aggregate principal balance of the offered certificates, plus accrued interest from August 1, 2025, before deducting expenses payable by us.

Goldman Sachs & Co. LLC	UBS Securities LLC	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton
Co-Manager	Co-Manager

August 15, 2025

BENCHMARK 2025-B41 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2025-B41

ILLINOIS
3 properties
$22,975,000
3.6% of balance
PENNSYLVANIA
6 properties
$61,000,000
9.7% of balance
NEW YORK
26 properties
$188,364,427
29.8% of balance
MASSACHUSETTS
8 properties
$63,000,000
9.98% of balance
OHIO
3 properties
$63,985,000
10.1% of balance
OREGON
1 property
$54,783,334
8.7% of balance
NEVADA
1 property
$10,000,000
1.6% of balance
NEW JERSEY
1 property
$29,975,041
4.7% of balance
CALIFORNIA
2 properties
$34,000,000
5.4% of balance
MARYLAND
1 property
$7,500,000
1.2% of balance
NORTH CAROLINA
1 property
$40,000,000
6.3% of balance
HAWAII
1 property
$15,000,000
2.4% of balance
FLORIDA
1 property
$40,500,000
6.4% of balance
% of Initial Pool Balance
10.1% - 29.8%
5.0% - 10.0%
1.3% - 4.9%
1.2%

Summary of Certificates and RR Interest

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(7)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(9)	Principal Window(9)
Offered Certificates
Class A-1	$8,365,000		30.000%	4.40064%	Fixed(3)	August 2030	2.69	09/25 – 08/30
Class A-4	$50,750,000		30.000%	5.09786%	Fixed(3)	April 2035	9.42	09/34 – 04/35
Class A-5	$354,250,000		30.000%	5.40721%	Fixed(3)	August 2035	9.83	04/35 – 08/35
Class A-SB	$11,385,000		30.000%	5.24281%	Fixed(3)	September 2034	7.12	08/30 – 09/34
Class X-A	$424,750,000	(4)	NAP	1.20884%	Variable IO(5)	August 2035	NAP	NAP
Class X-B	$122,115,000	(4)	NAP	0.67961%	Variable IO(5)	August 2035	NAP	NAP
Class A-S	$73,573,000		17.875%	5.75448%	Fixed(6)	August 2035	9.95	08/35 – 08/35
Class B	$28,822,000		13.125%	6.00483%	Fixed(6)	August 2035	9.95	08/35 – 08/35
Class C	$19,720,000		9.875%	6.13645%	Fixed(6)	August 2035	9.95	08/35 – 08/35

Non-Offered Certificates
Class X-D	$17,446,000	(4)	NAP	2.05486%	Variable IO(5)	August 2035	NAP	NAP
Class X-F	$12,135,000	(4)	NAP	3.05486%	Variable IO(5)	August 2035	NAP	NAP
Class X-G	$9,102,000	(4)	NAP	3.05486%	Variable IO(5)	August 2035	NAP	NAP
Class D	$11,378,000		8.000%	4.50000%	Fixed(3)	August 2035	9.95	08/35 – 08/35
Class E	$6,068,000		7.000%	4.50000%	Fixed(3)	August 2035	9.95	08/35 – 08/35
Class F	$12,135,000		5.000%	3.50000%	Fixed(3)	August 2035	9.95	08/35 – 08/35
Class G	$9,102,000		3.500%	3.50000%	Fixed(3)	August 2035	9.95	08/35 – 08/35
Class J-RR	$21,238,114		0.000%	6.55486%	Variable(8)	September 2035	9.95	08/35 – 09/35
Class S(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The pass-through rates of the Class A-1, Class A-4, Class A-5, Class A-SB, Class D, Class E, Class F and Class G certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite such class in the table above.
(4)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each Class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below:
Class	Related Class X Class(es)
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates
(5)	The pass-through rate of each Class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	The pass-through rates of the Class A-S, Class B and Class C certificates for each distribution date will be a per annum rate equal to the lesser of (i) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(7)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the RR interest. However, losses incurred on the mortgage loans will be allocated between the RR interest and the principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates”.
(8)	The pass-through rate of the Class J-RR certificates (together with the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates, the “principal balance certificates”) for each distribution date will each be a per annum rate (described in the table as “Variable”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
3

(9)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.
(10)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or assumed final distribution date. The Non-VRR Percentage of any Excess Interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates, as described under “Description of the Certificates—Distributions—Excess Interest”. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate real estate mortgage investment conduits (each, a “REMIC”), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

RR Interest Summary

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(3)	Principal Window(3)
RR Interest	$24,296,688	6.55486%	(4)	September 2035	9.68	09/25 – 09/35

(1)	The RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsor (or their “majority-owned affiliate”) as such term is defined in the Credit Risk Retention Rules as described under “Credit Risk Retention”. The RR interest represents the right to receive approximately 3.850% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates (other than the Class R certificates) and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner”.
(2)	The assumed final distribution date set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the RR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class J-RR, Class S and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates and RR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	23
Summary of Risk Factors	61
Risks Relating to the Mortgage Loans	61
Risks Relating to Conflicts of Interest	62
Other Risks Relating to the Certificates	62
Risk Factors	63
Special Risks	63
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	63
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	64
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	66
Multifamily Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	74
Retail Properties Have Special Risks	74
Office Properties Have Special Risks	76
Parking Properties Have Special Risks	78
Self Storage Properties Have Special Risks	79
Industrial Properties Have Special Risks	80
Hospitality Properties Have Special Risks	81
Risks Relating to Affiliation with a Franchise or Hotel Management Company	83
Residential Cooperative Properties Have Special Risks	84

Condominium and Other Shared Interest Ownership May Limit Use and Improvements	89
Master Leased Properties Have Special Risks	90
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	90
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	91
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	92
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	93
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	94
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	95
Risks Related to Zoning Non-Compliance and Use Restrictions	97
Risks Relating to Inspections of Properties	98
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	98
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	101
Terrorism Insurance May Not Be Available for All Mortgaged Properties	101
Risks Associated with Blanket Insurance Policies or Self-Insurance	103
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	103
Limited Information Causes Uncertainty	103

5

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	104
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	105
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	105
Static Pool Data Would Not Be Indicative of the Performance of this Pool	106
Appraisals May Not Reflect Current or Future Market Value of Each Property	107
Seasoned Mortgage Loans Present Additional Risk of Repayment	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	110
The Borrower’s Form of Entity May Cause Special Risks	110
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	112
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	113
Other Financings or Ability To Incur Other Indebtedness Entails Risk	114
Tenancies-in-Common May Hinder Recovery	116
Risks Relating to Enforceability of Cross-Collateralization	116
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	116
Risks Associated with One Action Rules	117
State Law Limitations on Assignments of Leases and Rents May Entail Risks	117

Various Other Laws Could Affect the Exercise of Lender’s Rights	117
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	118
Risks of Anticipated Repayment Date Loans	119
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	119
Risks Related to Ground Leases and Other Leasehold Interests	120
Increases in Real Estate Taxes May Reduce Available Funds	122
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	123
Risks Relating to Conflicts of Interest	123
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	123
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	125
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	125
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	127
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	131
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	131
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	134

6

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	135
Other Potential Conflicts of Interest May Affect Your Investment	135
Other Risks Relating to the Certificates	136
The Certificates Are Limited Obligations	136
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	136
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	137
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Payments Allocated to the RR Interest or the Certificates Will Not Be Available to the Certificates or the RR Interest, Respectively	143
Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	144
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	144
Risks Relating to Modifications of the Mortgage Loans	149
The Sponsors May Not Make Required Repurchases or

Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	150
Risks Relating to Interest on Advances and Special Servicing Compensation	151
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	151
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	152
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	153
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	153
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	154
General Risk Factors	156
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	156
The Certificates May Not Be a Suitable Investment for You	156
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	156
Other Events May Affect the Value and Liquidity of Your Investment	157
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	157

7

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	161
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	161
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	162
Description of the Mortgage Pool	162
General	162
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	164
Certain Calculations and Definitions	164
Definitions	165
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	172
Mortgage Pool Characteristics	175
Overview	175
Property Types	177
Mortgage Loan Concentrations	183
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	183
Geographic Concentrations	185
Mortgaged Properties With Limited Prior Operating History	186
Tenancies-in-Common or Diversified Ownership	186
Condominium Interests and Other Shared Interests	186
Residential Cooperatives	187
Fee & Leasehold Estates; Ground Leases	187
Environmental Considerations	190
Redevelopment, Renovation and Expansion	193
Assessments of Property Value and Condition	195
Appraisals	195
Engineering Reports	195
Zoning and Building Code Compliance and Condemnation	195

Litigation and Other Considerations	196
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	197
Loan Purpose	197
Default History, Bankruptcy Issues and Other Proceedings	197
Tenant Issues	199
Tenant Concentrations	199
Lease Expirations and Terminations	199
Purchase Options and Rights of First Refusal	204
Affiliated Leases	205
Insurance Considerations	206
Use Restrictions	207
Appraised Value	209
Non-Recourse Carveout Limitations	210
Real Estate and Other Tax Considerations	211
Delinquency Information	211
Certain Terms of the Mortgage Loans	211
Amortization of Principal	211
Due Dates; Mortgage Rates; Calculations of Interest	212
Single Purpose Entity Covenants	213
ARD Loans	213
Prepayment Protections and Certain Involuntary Prepayments	214
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	216
Defeasance; Collateral Substitution	217
Partial Releases	218
Escrows	222
Mortgaged Property Accounts	222
Exceptions to Underwriting Guidelines	222
Additional Indebtedness	223
General	223
Whole Loans	224
Mezzanine Indebtedness	224
Other Secured Indebtedness	225
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	225
Preferred Equity	227
Other Unsecured Indebtedness	228
The Whole Loans	229
General	229
The Serviced Pari Passu Whole Loans	234

8

The Non-Serviced Pari Passu Whole Loans	237
The Serviced AB Whole Loan	240
The Non-Serviced AB Whole Loans	248
Additional Information	261
Transaction Parties	261
The Sponsors and Mortgage Loan Sellers	261
Goldman Sachs Mortgage Company	262
UBS AG New York Branch	271
German American Capital Corporation	278
National Cooperative Bank, N.A.	287
Citi Real Estate Funding Inc.	294
Compensation of the Sponsors	302
The Depositor	303
The Issuing Entity	304
The Trustee and Certificate Administrator	305
The Master Servicers	307
Midland Loan Services, a Division of PNC Bank, National Association	307
National Cooperative Bank, N.A.	311
The Special Servicers	315
CWCapital Asset Management LLC	315
National Cooperative Bank, N.A.	318
The Operating Advisor and Asset Representations Reviewer	321
Credit Risk Retention	322
General	322
Qualifying CRE Loans	323
The RR Interest	323
General	323
RR Available Funds	323
Priority of Distributions on the RR Interest	324
Allocation of VRR Realized Losses	325
Yield Maintenance Charges and Prepayment Premiums	325
Material Terms	325
HRR Certificates	325
General	325
Retaining Third-Party Purchaser	326
Material Terms	327
Hedging, Transfer and Financing Restrictions	327
Operating Advisor	328
Representations and Warranties	328
Description of the Certificates	330
General	330
Distributions	332

Method, Timing and Amount	332
Available Funds	333
Priority of Distributions	334
Pass-Through Rates	337
Interest Distribution Amount	339
Principal Distribution Amount	339
Certain Calculations with Respect to Individual Mortgage Loans	341
Excess Interest	342
Application Priority of Mortgage Loan Collections or Whole Loan Collections	342
Allocation of Yield Maintenance Charges and Prepayment Premiums	345
Assumed Final Distribution Date; Rated Final Distribution Date	346
Prepayment Interest Shortfalls	347
Subordination; Allocation of Realized Losses	348
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	350
Certificate Administrator Reports	350
Information Available Electronically	357
Voting Rights	361
Delivery, Form, Transfer and Denomination	362
Book-Entry Registration	362
Definitive Certificates	365
Certificateholder Communication	365
Access to Certificateholders’ Names and Addresses	365
Requests to Communicate	365
List of Certificateholders	366
Description of the Mortgage Loan Purchase Agreements	366
General	366
Dispute Resolution Provisions	376
Asset Review Obligations	376
Pooling and Servicing Agreement	376
General	376
Assignment of the Mortgage Loans	377
Servicing Standard	377
Subservicing	379
Advances	380
P&I Advances	380
Property Protection Advances	381
Nonrecoverable Advances	381
Recovery of Advances	382
Accounts	384
Withdrawals from the Collection Account	386
Servicing and Other Compensation and Payment of Expenses	389

9

General	389
Master Servicing Compensation	394
Special Servicing Compensation	396
Disclosable Special Servicer Fees	402
Certificate Administrator and Trustee Compensation	402
Operating Advisor Compensation	403
Asset Representations Reviewer Compensation	403
CREFC® Intellectual Property Royalty License Fee	404
Appraisal Reduction Amounts	404
Maintenance of Insurance	411
Modifications, Waivers and Amendments	414
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	419
Inspections 421
Collection of Operating Information	422
Special Servicing Transfer Event	422
Asset Status Report	424
Realization Upon Mortgage Loans	427
Sale of Defaulted Loans and REO Properties	429
The Directing Holder	432
General 432
Major Decisions	434
Asset Status Report	438
Replacement of a Special Servicer	439
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	439
Servicing Override	441
Rights of Holders of Companion Loans	442
Limitation on Liability of Directing Holder	442
The Operating Advisor	443
General 443
Duties of Operating Advisor In General	444
Annual Report	446
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	447
Recommendation of the Replacement of the Special Servicer	447
Eligibility of Operating Advisor	448
Other Obligations of Operating Advisor	448

Delegation of Operating Advisor’s Duties	449
Termination of the Operating Advisor With Cause	449
Rights Upon Operating Advisor Termination Event	450
Waiver of Operating Advisor Termination Event	451
Termination of the Operating Advisor Without Cause	451
Resignation of the Operating Advisor	451
Operating Advisor Compensation	452
The Asset Representations Reviewer	452
Asset Review	452
Eligibility of Asset Representations Reviewer	457
Other Obligations of Asset Representations Reviewer	457
Delegation of Asset Representations Reviewer’s Duties	458
Assignment of Asset Representations Reviewer’s Rights and Obligations	458
Asset Representations Reviewer Termination Events	458
Rights Upon Asset Representations Reviewer Termination Event	459
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	460
Asset Representations Reviewer Compensation	460
Limitation on Liability of the Risk Retention Consultation Parties	460
Replacement of the Special Servicer Without Cause	461
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	463
Termination of Master Servicer and Special Servicer for Cause	464
Servicer Termination Events	464
Rights Upon Servicer Termination Event	466
Waiver of Servicer Termination Event	467
Resignation of the Master Servicer or Special Servicer	467
Resignation of Master Servicer, Trustee, Certificate Administrator,

10

Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	468
Limitation on Liability; Indemnification	469
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	471
Dispute Resolution Provisions	472
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	472
Repurchase Request Delivered by a Party to the PSA	472
Resolution of a Repurchase Request	473
Mediation and Arbitration Provisions	475
Servicing of the Non-Serviced Mortgage Loans	476
General	476
Rating Agency Confirmations	480
Evidence as to Compliance	482
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	483
Termination; Retirement of Certificates	483
Amendment	485
Resignation and Removal of the Trustee and the Certificate Administrator	487
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	489
Certain Legal Aspects of Mortgage Loans	489
New York	489
Ohio	490
Massachusetts	490
General	491
Types of Mortgage Instruments	491
Leases and Rents	491
Personalty	492
Foreclosure	492
General	492
Foreclosure Procedures Vary from State to State	492
Judicial Foreclosure	493
Equitable and Other Limitations on Enforceability of Certain Provisions	493
Nonjudicial Foreclosure/Power of Sale	493
Public Sale	494

Rights of Redemption	494
Anti-Deficiency Legislation	495
Leasehold Considerations	495
Cooperative Shares	496
Bankruptcy Laws	496
Environmental Considerations	502
General	502
Superlien Laws	503
CERCLA	503
Certain Other Federal and State Laws	503
Additional Considerations	504
Due-on-Sale and Due-on-Encumbrance Provisions	504
Subordinate Financing	504
Default Interest and Limitations on Prepayments	505
Applicability of Usury Laws	505
Americans with Disabilities Act	505
Servicemembers Civil Relief Act	505
Anti-Money Laundering, Economic Sanctions and Bribery	506
Potential Forfeiture of Assets	506
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	507
Pending Legal Proceedings Involving Transaction Parties	508
Use of Proceeds	509
Yield, Prepayment and Maturity Considerations	509
Yield Considerations	509
General	509
Rate and Timing of Principal Payments	509
Losses and Shortfalls	510
Certain Relevant Factors Affecting Loan Payments and Defaults	511
Delay in Payment of Distributions	512
Yield on the Certificates with Notional Amounts	512
Weighted Average Life	512
Pre-Tax Yield to Maturity Tables	517
Material Federal Income Tax Considerations	521
General	521
Qualification as a REMIC	521
Status of Offered Certificates	523
Taxation of Regular Interests	524
General	524
Original Issue Discount	524
Acquisition Premium	526
Market Discount	526
Premium	527

11

Election To Treat All Interest Under the Constant Yield Method	527
Treatment of Losses	528
Yield Maintenance Charges and Prepayment Premiums	528
Sale or Exchange of Regular Interests	529
Taxes That May Be Imposed on a REMIC	529
Prohibited Transactions	529
Contributions to a REMIC After the Startup Day	530
Net Income from Foreclosure Property	530
REMIC Partnership Representative	530
Taxation of Certain Foreign Investors	530
FATCA	531
Backup Withholding	532
Information Reporting	532
3.8% Medicare Tax on “Net Investment Income”	532

Reporting Requirements	532
Certain State and Local and Foreign Tax Considerations	533
Method of Distribution (Conflicts of Interest)	534
Incorporation of Certain Information by Reference	536
Where You Can Find More Information	537
Financial Information	537
Certain ERISA Considerations	537
General	537
Plan Asset Regulations	538
Administrative Exemptions	538
Insurance Company General Accounts	540
Legal Investment	541
Legal Matters	542
Ratings	542
Index of Defined Terms	545

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX E-1	UBS AG NEW YORK BRANCH, GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO UBS AG NEW YORK BRANCH REPRESENTATIONS AND WARRANTIES
ANNEX E-3	EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX E-4	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX F-1	NATIONAL COOPERATIVE BANK, N.A. REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO NATIONAL COOPERATIVE BANK, N.A. REPRESENTATIONS AND WARRANTIES
ANNEX G	CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE
ANNEX H	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AUDIBLE – AMAZON WHOLE LOAN

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE AT HTTP://WWW.SEC.GOV.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

IN ADDITION, THE OFFERED CERTIFICATES ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN ANY REGULATORY REQUIREMENTS APPLICABLE TO THE MARKETING, HOLDING AND SELLING OF, AND ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR CMBS GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

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This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates and the RR Interest”, which sets forth important statistical information relating to the certificates;
●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.
●	unless otherwise specified, references to the “master servicer” or the “special servicer” in this prospectus, refer to the applicable master servicer or the applicable special servicer that acts as the master servicer or special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in this prospectus.
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Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU Prospectus Regulation”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS Regulation”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES

15

AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

UK PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED); AND

16

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR

(B)  A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE SECURITISATION REGULATIONS 2024 (SI 2024/102) OF THE UK, AS AMENDED FROM TIME TO TIME, THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (“SECN”) AND THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION

17

AUTHORITY OF THE BANK OF ENGLAND (THE “PRASR”), TOGETHER WITH THE RELEVANT PROVISIONS OF THE UK FINANCIAL SERVICES AND MARKETS ACT 2000 (TOGETHER, THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PARTICULAR INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION FRAMEWORK, SEE “RISK FACTORS—GENERAL RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES”.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, (IV) OTHERWISE FALL WITHIN AN EXEMPTION SET FORTH IN SUCH ORDER SUCH THAT SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR (V) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE FCA HANDBOOK CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

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THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN

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THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

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THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER, THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated”,

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the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO. THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2025-B41 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors of this transaction are:
●	Goldman Sachs Mortgage Company, a New York limited partnership;
●	UBS AG New York Branch (referred to herein as “UBS AG”), an Office of the Comptroller of the Currency regulated branch of a foreign bank;
●	German American Capital Corporation, a Maryland corporation;
●	National Cooperative Bank, N.A., a national banking association; and
●	Citi Real Estate Funding Inc., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Goldman Sachs Mortgage Company is an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates, and Goldman Sachs Bank USA, an originator. UBS AG is an affiliate of UBS Securities LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates, DBR Investments Co. Limited, an originator and Deutsche Bank AG, New York Branch, an originator. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	4	$92,000,000	14.6%
UBS AG.	7	140,460,041	22.3
National Cooperative Bank, N.A..	23	94,514,427	15.0
German American Capital Corporation	3	65,000,000	10.3
Citi Real Estate Funding Inc.	3	61,325,000	9.7
Goldman Sachs Mortgage Company / German American Capital Corporation / Citi Real Estate Funding Inc.(2).	1	63,000,000	9.98
German American Capital Corporation / UBS AG(3).	1	60,000,000	9.5
German American Capital Corporation / Goldman Sachs Mortgage Company(4)	1	54,783,334	8.7
Total	43	$631,082,802	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
(2)	Goldman Sachs Mortgage Company, German American Capital Corporation and Citi Real Estate Funding Inc. are co-sponsors with respect to the BioMed MIT Portfolio mortgage loan (9.98%). The BioMed MIT Portfolio mortgage loan is evidenced by three (3) promissory notes: (i) note A4-C1-B, with an outstanding principal balance of $20,250,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) note A3-C1-B, with an outstanding principal balance of $20,250,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) note A2-C2-B, with an outstanding principal balance of $22,500,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	UBS AG and German American Capital Corporation are co-sponsors with respect to the Rentar Plaza mortgage loan (9.5%). The Rentar Plaza mortgage loan is evidenced by six (6) promissory notes: (i) note A-5, note A-8, note A-9 and note A-10, with an aggregate outstanding principal balance of $45,000,000 as of the cut-off date, as to which UBS AG is acting as mortgage loan seller, and (ii) note A-2-1 and note A-3-2, with an aggregate outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
(4)	Goldman Sachs Mortgage Company and German American Capital Corporation are co-sponsors with respect to the Washington Square mortgage loan (8.7%). The Washington Square mortgage loan is evidenced by five (5) promissory notes: (i) note A-2-2-1-A, with an outstanding principal balance of $11,450,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller and (ii) note A-1-5, note A-1-6, note A-1-7 and note A-1-8, with an aggregate outstanding principal balance of $43,333,334 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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Master Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer with respect to twenty (20) mortgage loans (85.0%). National Cooperative Bank, N.A. will act as the master servicer with respect to twenty-three (23) mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (15.0%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table and any servicing shift mortgage loan on and after the related servicing shift securitization date). The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to its respective servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to twenty (20) the mortgage loans (85.0%). National Cooperative Bank, N.A. will act as the special servicer with respect to twenty-three (23) of the mortgage loans (15.0%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). Each of CWCapital Asset Management LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan and any servicing shift mortgage loan on and after the related servicing shift securitization date) and any related companion loans other

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than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to major decisions relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of CWCapital Asset Management LLC is located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

Prior to its respective servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

CWCapital Asset Management LLC is expected to be appointed as the special servicer with respect to the mortgage loans (other than the mortgage loans sold to the depositor by National Cooperative Bank, N.A.) by Blackstone Real Estate Services LLC, or its affiliate, which is expected to be appointed as the

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controlling class representative. Blackstone Real Estate Services LLC is also expected to consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

CWCapital Asset Management LLC, or its affiliate, assisted Blackstone Real Estate Services LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to each servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association, in its

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capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this

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prospectus. The directing holder (other than with respect to any servicing shift whole loan, any non-serviced mortgage loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any applicable excluded loan) will generally be the controlling class certificateholder (or its representative, the “controlling class representative”) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class. As of the closing date, the BioMed MIT Portfolio Mortgage Loan will be an excluded controlling class loan based on the fact that Blackstone Real Estate Services LLC is a borrower party with respect to such mortgage loan.

The controlling class will be the most subordinate class of the Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that on the closing date (i) BREC Securities Holdings, LLC, will purchase the Class X-F, Class X-G, Class F, Class G and Class J-RR certificates and (ii) Blackstone Real Estate Services LLC or an affiliate will be appointed as the initial controlling class representative and, therefore, the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any applicable excluded loan) and any related serviced companion loans.

With respect to the serviced AB whole loan, the directing holder will be, for so long as no related control appraisal period is continuing, the holder of the related subordinate companion loan. Following a control appraisal period with respect to the serviced AB whole loan and for so long as a control termination event with respect to the controlling class representative has not otherwise occurred, the directing holder for the serviced AB whole loan will be the controlling class representative. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Audible – Amazon Whole Loan”.

With respect to each of the servicing shift whole loans, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the directing holder with respect to the related servicing shift whole loan. From and after the date such controlling note is included in a securitization transaction (a “servicing shift securitization date”), the directing holder of the related servicing shift whole loan is expected to be

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the directing holder (or its equivalent) under the related servicing shift pooling and servicing agreement, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. The controlling class representative of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof. As of the closing date, the BioMed MIT Portfolio mortgage loan will be an excluded loan as it relates to the controlling class and the controlling class representative and an excluded controlling class loan based on the fact that Blackstone Real Estate Services LLC is a borrower party with respect to such whole loan.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation party will be a party selected by Goldman Sachs Bank USA, as the owner of the RR interest. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than the servicing shift mortgage loans, any non-serviced mortgage loan and any applicable excluded loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than the servicing shift whole loans, any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. Goldman Sachs Mortgage Company (or an affiliate) is expected to be appointed as the initial risk retention

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consultation party and is referred to as the “risk retention consultation party”.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the related due date in August 2025 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).
Closing Date	On or about September 4, 2025.
Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in September 2025.
Determination Date	The eleventh (11th) day of each month or, if the eleventh (11th) day is not a business day, then the business day immediately following such eleventh (11th) day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs; provided, however, the record date with respect to the distribution date in September 2025 will be the Closing Date.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the

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event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates— Assumed Final Distribution Date; Rated Final Distribution Date”:
Class A-1	August 2030
Class A-4	April 2035
Class A-5	August 2035
Class A-SB	September 2034
Class X-A	August 2035
Class X-B	August 2035
Class A-S	August 2035
Class B	August 2035
Class C	August 2035

The rated final distribution date for the offered certificates will be the distribution date in July 2068.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-B41:
●	Class A-1
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class J-RR, Class S and Class R (collectively, the “non-offered certificates”). In addition, the RR interest, an uncertificated interest, is not being offered by this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class A-1	$8,365,000
Class A-4	$50,750,000
Class A-5	$354,250,000
Class A-SB	$11,385,000(1)
Class X-A	$424,750,000(2)
Class X-B	$122,115,000(2)
Class A-S	$73,573,000
Class B	$28,822,000
Class C	$19,720,000

(1)	The Class A-SB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.
(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:
Class A-1	4.40064%(1)
Class A-4	5.09786%(1)
Class A-5	5.40721%(1)
Class A-SB	5.24281%(1)
Class X-A	1.20884%(2)
Class X-B	0.67961%(2)
Class A-S	5.75448%(3)
Class B	6.00483%(3)
Class C	6.13645%(3)

(1)	The pass-through rates of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite such class in the table above.
(2)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.
(3)	The pass-through rates of the Class A-S, Class B and Class C certificates for each distribution date will be a per annum rate equal to the lesser of (i) a fixed rate at the pass-through rate set forth opposite such class in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

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B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to (1) other than with respect to any mortgage loan sold to the depositor by National Cooperative Bank, N.A., a per annum rate ranging from 0.00135% to 0.06250% and (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

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The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) or $2,500 with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three (3) consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the judgment of the special servicer in accordance with the Servicing Standard). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% (or 0.50% with respect to the Audible – Amazon whole loan) of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% (or 0.50% with respect to the Audible – Amazon whole loan) of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

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Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan) at a per annum rate equal to 0.01494%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.002496%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.000396%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—

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Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)(2)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate and Sub-Servicing Fee Rate	Special Servicing Fee Rate(3)
BioMed MIT Portfolio	0.00010%	0.15%
Rentar Plaza	0.00125%	0.25%
Washington Square	0.00125%	0.25%
The Hollywood Collection	0.00125%	0.25%
32 Old Slip – Leased Fee	0.00125%	0.25%
Plymouth Meeting Executive Campus	0.00125%	0.25%
Honolulu FBI Office	0.00125%	0.25%
29-33 Ninth Avenue	0.00125%	0.25%

(1)	Does not reflect any servicing shift mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement. For the avoidance of doubt, as of the closing date there will be no servicing shift mortgage loans related to the issuing entity.
(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.
(3)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

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Distributions

A. Amount and Order of

                 Distributions on the

Certificates	On each distribution date, the aggregate amount available for distributions to holders of the certificates (other than the Class R certificates) and the RR interest owner on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the RR interest, in an amount equal to the product of such amount multiplied by approximately 5% and (b) the certificates (other than the Class R and Class S certificates), in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B.  Amount and Order of

                Distributions on the

Certificates	On each distribution date, the Non-VRR Percentage of the aggregate amount available for distributions to holders of the certificates (other than the Class R certificates) and the RR interest owner, net of any excess interest, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case, to the extent of remaining funds allocated to the certificates):

First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex G to this prospectus for the relevant distribution date;
(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clause (A) above;
(C)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clauses (A) and (B) above;

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(D)	to the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clauses (A), (B) and (C) above; and
(E)	to the Class A-SB certificates until their certificate balance has been reduced to zero, without regard to the Class A-SB scheduled principal balance, all remaining funds available for distribution of principal after the distributions pursuant to clauses (A) through (D) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

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Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G and Class S certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates and the RR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The RR Interest”, respectively. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates and the RR interest entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The RR Interest”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR interest, on the one hand, and to the certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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E. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows allocation between the RR interest and the certificates and the corresponding entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates). Among the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated between the RR interest and the certificates and the manner in which the certificate allocations are further allocated in ascending order (beginning with certain certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. Principal losses on the mortgage loans allocated to the RR interest will reduce the RR interest balance. Although no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class S or Class R certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-4, Class A-5 or Class A-SB certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-S, Class B or Class C certificates), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D and Class E certificates), the Class X-F certificates (to the extent such principal and payments or mortgage loan losses are allocated to the Class F Certificates), and the Class X-G certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class G certificates), and, therefore, the amount of interest they accrue.

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*	Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates, and the Class X-D, Class X-F and Class X-G certificates are not offered by this prospectus.
**	Other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of the RR interest owner will be pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole) (other than the Class R certificates), and, as described above, any losses incurred on the mortgage loans will be allocated between the RR interest and the certificates pro rata in accordance with their respective percentage allocation entitlement.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class S or Class R certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the RR interest will reduce the RR interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by

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the aggregate amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The RR Interest” for more detailed information regarding the subordination provisions applicable to the certificates and the RR interest and the allocation of losses to the certificates and the RR interest.

F. Shortfalls in Available Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the certificates and the RR interest. The reduction in amounts available for distribution to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the RR interest, on the one hand, and the certificates, on the other hand, in accordance with respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among the classes of certificates (other than the Class S and Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this

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prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Serviced AB Whole Loan—Audible – Amazon Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on a mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates on the related distribution date, as described under “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master

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servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

Neither of the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer is under no obligation to, and will not make, any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

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With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-three (43) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee, sub-leasehold and/or leasehold estate of the related borrower in fifty-five (55) commercial, multifamily and/or residential cooperative properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $631,082,802.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent

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(or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-three (43) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and/or one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (if any) (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
BioMed MIT Portfolio	$63,000,000	9.98%	$784,000,000	$478,000,000	35.3%	55.2%	2.75x	1.66x
Rentar Plaza	$60,000,000	9.5%	$100,000,000	N/A	32.3%	32.3%	2.92x	2.92x
Washington Square	$54,783,334	8.7%	$285,216,666	N/A	51.9%	51.9%	2.07x	2.07x
Audible – Amazon	$29,975,041	4.7%	N/A	$10,424,959	43.1%	58.0%	1.97x	1.15x
The Hollywood Collection	$24,000,000	3.8%	$25,680,000	N/A	71.8%	71.8%	1.48x	1.48x
32 Old Slip – Leased Fee	$21,000,000	3.3%	$146,000,000	N/A	74.2%	74.2%	1.10x	1.10x
Plymouth Meeting Executive Campus	$16,000,000	2.5%	$20,000,000	$5,000,000	51.9%	59.2%	2.02x	2.02x
Honolulu FBI Office	$15,000,000	2.4%	$32,200,000	N/A	54.0%	54.0%	1.62x	1.62x
29-33 Ninth Avenue	$15,000,000	2.4%	$120,000,000	N/A	58.4%	58.4%	1.30x	1.30x

(1)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

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The Audible – Amazon whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Each such whole loan, as well as each servicing shift whole loan prior to the related servicing shift securitization date, is referred to in this prospectus as a “serviced whole loan”, and (i) any related companion loan is referred to in this prospectus as a “serviced companion loan”, (ii) any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”, and (iii) any related subordinate companion loan is sometimes referred to in this prospectus as a “serviced subordinate companion loan”. Any serviced whole loan that includes a serviced subordinate companion loan is referred to in this prospectus as a “serviced AB whole loan”.

Each servicing shift whole loan (each, a “servicing shift whole loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”).

As of the closing date, there will be no servicing shift whole loans related to the issuing entity. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

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The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead are each being serviced under a separate servicing agreement identified below relating to a related companion loan. Each of the whole loans identified in the table below, as well as each servicing shift whole loan on and after the related servicing shift securitization date, is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party	Operating Advisor	Asset Representations Reviewer
BioMed MIT Portfolio	BX 2025-LIFE	9.98%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Brookfield Asset Management Credit and Insurance Solutions Advisor LLC	N/A(3)	N/A(3)
Rentar Plaza	BBCMS 2025-C35	9.5%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Blackstone Real Estate Services LLC	BellOak, LLC	BellOak, LLC
Washington Square	BMO 2025-C12	8.7%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.	Citibank, N.A.	RREF V – D AIV RR, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
The Hollywood Collection	BBCMS 2025-C35	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Blackstone Real Estate Services LLC	BellOak, LLC	BellOak, LLC
32 Old Slip – Leased Fee	BMO 2025-C12	3.3%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.	Citibank, N.A.	RREF V – D AIV RR, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Plymouth Meeting Executive Campus	BMO 2025-C12	2.5%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.	Citibank, N.A.	RREF V – D AIV RR, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
29-33 Ninth Avenue	BBCMS 2025-C35	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Blackstone Real Estate Services LLC	BellOak, LLC	BellOak, LLC
Honolulu FBI Office	MSBAM 2025-C35	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Argentic Securities Income USA 2 LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect any servicing shift mortgage loan. With respect to each servicing shift mortgage loan, on and after the related servicing shift securitization date, each servicing shift mortgage loan will also be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan. As of the closing date, there are no servicing shift mortgage loans related to the issuing entity.
(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed, or otherwise based on publicly available information, and that has included, or is expected to include, the related controlling note for such whole loan.
(3)	The BX 2025-LIFE trust and servicing agreement does not provide for any operating advisor, asset representations reviewer or similar entity.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room, space or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$631,082,802
Number of Mortgage Loans	43
Number of Mortgaged Properties	55
Range of Cut-off Date Balances	$999,237 - $63,000,000
Average Cut-off Date Balance	$14,676,344
Range of Mortgage Rates(2)	5.57700% to 7.80138888888889%
Weighted Average Mortgage Rate(2)	6.37739%
Range of original terms to maturity/ARD(3)(4)	120 to 121 months
Weighted average original term to maturity/ARD(3)(4)	120 months
Range of remaining terms to maturity/ARD(3)(4)	110 to 121 months
Weighted average remaining term to maturity/ARD(3)(4)	119 months
Range of original amortization terms(5)	120 to 480 months
Weighted average original amortization term(5)	350 months
Range of remaining amortization terms(5)	120 to 480 months
Weighted average remaining amortization term(5)	349 months
Range of Cut-off Date LTV Ratios(2)(3)(6)(7)	1.0% to 74.2%
Weighted average Cut-off Date LTV Ratio(2)(3)(6)(7)	47.1%
Range of Maturity/ARD Date LTV Ratios(2)(3)(4)(7)(8)	0.2% to 74.2%
Weighted average Maturity Date/ARD LTV Ratio(2)(3)(4)(7)(8)	46.1%
Range of UW NCF DSCR(2)(3)(7)(9)	1.10x to 54.17x
Weighted average UW NCF DSCR(2)(3)(7)(9)	2.68x
Range of UW NOI Debt Yield(2)(3)(7)(10)	6.3% to 399.4%
Weighted average UW NOI Debt Yield(2)(3)(7)(10)	18.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	71.7%
Full-Term Amortizing Balloon	12.1%
Interest-Only, then Amortizing Balloon(11)	9.7%
Interest-Only, then Amortizing Balloon-ARD(12)	4.7%
Fully Amortizing	1.8%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each mortgage loan that is part of a whole loan, such mortgage loan and the related pari passu companion loan, if any (but not any related subordinate companion loan) is included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(3)	With respect to the Gill Park Cooperative mortgage loan (1.8%) the initial due date for such mortgage loan occurs after September 2025. On the closing date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed September 2025 payment date. Information presented in this prospectus reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in September 2025.
(4)	With respect to one (1) mortgage loan (4.7%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

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(5)	Does not include mortgage loans that pay interest-only until their maturity dates or Anticipated Repayment Date.
(6)	The Cut-off Date LTV Ratio for each mortgage loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 47.2%.
(7)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties (other than the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan) is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. The loan-to-value ratio information for the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan (collectively 2.9%) is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(8)	The Maturity Date/ARD LTV Ratio for each mortgage loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the maturity balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 46.2%.
(9)	The UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) with respect to any mortgage loan structured with an earnout or economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(10)	The Debt Yield on Underwritten NOI for each mortgage loan is generally the related mortgaged property’s Underwritten NOI divided by the cut-off date balance of such

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mortgage loan; provided that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(11)	With respect to the Plymouth Meeting Executive Campus mortgage loan (2.5%), the related whole loan provides for monthly payments of interest-only for a period of 24 months following origination with respect to the A notes, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero. Principal payments on the B note are not due until maturity. The interest rate of each A note is 7.80138888888889%. The interest rate of the B note is 0.00%.

(12) With respect to the Audible – Amazon mortgage loan (4.7%), the related whole loan includes an A/B structure. The approximately $29,975,041 A-Note has an Anticipated Repayment Date of August 6, 2035 and a final maturity date of January 6, 2039. The B-Note is in the principal amount of approximately $10,424,959. Both notes bear interest at an initial interest rate of 6.991%. The monthly debt service payments on the whole loan are based on the initial interest rate of 6.991% and a 261-month amortization schedule on the whole loan set forth on Annex H. Principal amortization (prior to an event of default, to the extent provided in the Audible – Amazon Co-Lender Agreement) is allocated to the B-Note, which will result in the B-Note amortizing on a 116-month schedule (i.e., the monthly payment date four months prior to the Anticipated Repayment Date, and the A-Note being interest-only through that period; if the B-Note is not paid in full by such date, then the borrower is required to make an additional principal payment sufficient to satisfy the B-Note on such date. Following the repayment in full of the B-Note, all principal amortization on the whole loan is allocated to the A-Note. Commencing on the Anticipated Repayment Date and each payment date thereafter, the A-Note will accrue interest at an adjusted interest rate, as defined in the Mortgage Loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. Except as discussed above, the A-Note is senior in right of payment to the B-Note, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Three (3) of the mortgage loans (10.6%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming an REO property.

With respect to the Chatham Center Garage mortgage loan (7.1%), the mortgage loan refinanced a prior securitized mortgage loan secured by both the related garage mortgaged property and an office property located on top of the mortgaged property (which is not part of the collateral for the current mortgage loan). The prior mortgage loan matured on July 6, 2025. On July 6, 2025 a forbearance agreement was entered into with respect to the prior mortgage loan pursuant to which the master servicer agreed to forbear from enforcing remedies

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through August 6, 2025 in exchange for payment of a forbearance fee and legal fees. The current mortgage loan, together with borrower equity, refinanced the prior mortgage loan in full on August 5, 2025.

With respect to the 29-33 Ninth Avenue mortgage loan (2.4%), the prior mezzanine lender agreed to waive $1,000,000 of accrued interest at payoff. A portion of proceeds from the mortgage loan were used to repay the prior mezzanine loan in full on February 4, 2025.

With respect to the Nagle House, Inc. mortgage loan (1.1%), the prior loan to the borrower matured on May 1, 2025 and was not extended. The Nagle House, Inc. mortgage loan closed on July 23, 2025, and the proceeds of the loan were utilized to refinance, in full and without a discounted payoff, the prior defaulted loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to two (2) mortgaged properties (9.7%), such mortgaged properties (i) were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, or (ii) were acquired by the related borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	One (1) of the mortgage loans (0.2%) varies from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards—Exceptions”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes—Exceptions” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the underwriters, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Framework (as each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement of the EU Securitization Regulation or the UK Securitization Framework. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders and

the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR interest owner; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealX, Fintech Data LLC, d.b.a. CRED iQ and redIQ LLC;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland (with respect Midland Loan Services, a Division of PNC Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans, and all REO property held by the issuing entity, provided that (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and

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the RR interest, and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related REO property or the interests of the trustee, any certificateholders or the RR interest owner in the mortgage loan or REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the BioMed MIT Portfolio mortgage loan, the Rentar Plaza mortgage loan and the Washington Square mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans (with respect to the serviced AB whole loan, subject to certain consent, cure and purchase rights exercisable by the holders of the related subordinate companion loan) and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, the RR interest owner and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan,

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taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan, and in the case of the BioMed MIT Portfolio whole loan and the Plymouth Meeting Executive Campus whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC” and each, a “trust REMIC”) for federal income tax purposes.

In addition, (1) the portions of the issuing entity consisting of (i) the entitlement to excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account and (ii) the uncertificated regular interests in the upper-tier REMIC corresponding to the VRR interest and distributions thereon will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”), (2) the Class S certificates and the VRR interest will represent undivided beneficial interests in the related portions of the entitlement to excess interest and the related distribution account and (3) the VRR interest will represent beneficial ownership of the uncertificated regular interests in the upper-tier REMIC corresponding to the VRR interest and distributions thereon.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

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Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the related borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders and the RR interest owner are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, hospitality, retail, multifamily, self storage, mixed use and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights, subject to certain limitations, to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders and the RR interest owner.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the related borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, the related guarantees may expire upon certain events, including upon the lender taking title to the related mortgaged property or a mezzanine lender taking title to equity in the borrower, or in the case of guarantees for environmental items, upon payment in full of the related mortgage loan and provision of a clean environmental report. Furthermore, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
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●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	consumer tastes and preferences;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
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●	in the case of rental properties, the rate at which new rentals occur;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
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●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third-party tenants.

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See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease or lease to a borrower affiliate could be construed in a bankruptcy as a financing lease or other arrangement under which the related master or affiliated lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master or affiliated lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or

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abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk the tenant may be unable to pay rent under its lease and may default on its lease.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the presence of competing properties and residential developments in the local market;
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●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	outstanding building code violations or tenant complaints at the property;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	certain multifamily properties may be master leased in whole or part to a hotel operator which leases out such properties for short term stays similar to an extended stay hotel. In the event such operator were to terminate or default on its lease, or fail to renew such lease, such properties would be subject to the risk of concentrated vacancy, and may incur significant costs in order to convert to use as traditional multifamily properties.
●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated. With respect to any mortgaged property with tenants that benefit from CityFHEPS, we cannot assure you that tenants at the related mortgaged property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at such mortgaged property to tenants who qualify for such program or that the CityFHEPS program will continue.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

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We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged property, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged property for a price sufficient to repay the underlying mortgage loan at maturity.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in

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generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
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●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location; and
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

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Certain of the office mortgaged properties are leased to a tenant in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Parking Properties Have Special Risks

Certain mortgaged properties may consist of, and certain retail, mixed use or office properties may be partially comprised of a parking garage or parking lot. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
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●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Parking lot properties may also be leased to a single commercial tenant, such as an internet sales company, which utilizes such property to park delivery trucks or vans or may have multiple leases of a significant concentration of spaces. In the event such a lease or leases were to terminate, the owner may not be able to find a successor tenant for such a use, and due to the lack of structures at such a property, it may not be easily convertible to other uses.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; and
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and we cannot assure you that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the

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right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

In addition, certain of the mortgage loans secured by self storage properties may be specialized facilities, such as art storage facilities, that may be subject to certain risks that are different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the

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industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	the quality of hospitality property management;
●	the presence or construction of competing hotels or resorts;
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	desirability of particular locations;
●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and
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●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and entertainment revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In

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addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.
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The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units owned by the cooperative sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the cooperative sponsor, owner or investor is unable to make the required maintenance payments;
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●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the related borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, other than with respect to the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into

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consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. For purposes of determining the Coop-Rental Value and Coop-LTV as Rental as set forth on Annex A-1, a residential cooperative property is valued as a multifamily rental property. The “Coop-Rental Value” is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property, and the “Coop-LTV as Rental” is the ratio, expressed as a percentage, of the Cut-off Date Balance to the Coop-Rental Value . In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative properties securing the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the

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loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the related borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building)

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may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

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Condominium and Other Shared Interest Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or

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lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

In addition, mortgaged properties that are parties to other shared interest structures, such as vertical separation structures, in which multiple parties own interests in different portions of the same building, or in connected buildings, with the relationship between such parties governed by reciprocal easement agreements or similar agreements, present some of the same risks as condominiums, including lesser control over the related mortgaged property, and the related mortgaged property being subject to expenses and obligations relating to the other interests in the building or buildings.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

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Properties deriving revenues primarily from short-term sources, such as hotel guests or short-term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are multifamily, mixed use, retail, office and other (parking garage). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

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Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Ohio, Massachusetts, Pennsylvania, Oregon, Florida, North Carolina and California. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two (2) or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two (2) or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

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Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number (40) on Annex D-1, representation and warranty number (40) in Annex E-1 and representation and warranty number (43) on Annex F-1 and the identified

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exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such

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construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
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●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium and Other Shared Interest Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

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Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These

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limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

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Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;
●	revolution;
●	terrorism;
●	nuclear, biological or chemical materials;
●	governmental actions;
●	floods and other water related causes;
●	earth movement, including earthquakes, landslides, sinkholes and mudflows;
●	wet or dry rot;
●	vermin; and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;
●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;
●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;
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●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and
●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, four (4) mortgaged properties (15.7%) are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 13%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot

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rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2025. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long-term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

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Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this

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prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders and the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have

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relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—UBS AG—Review of UBS AG Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans”, “—National Cooperative Bank, N.A.—Review of National Cooperative Bank, N.A. Mortgage Loans” and “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the value other than “as-is” as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary

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or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan), the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Gill Park Cooperative mortgage

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loan and the Nagle House, Inc. mortgage loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (including, for example, with respect to the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan as described in the preceding sentence), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans. For example, with respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the related mortgage loan was originated 10 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.

For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases (including each of the borrowers with respect to the residential cooperative loans) such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency

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proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than ten percent (10%) presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1, representation and warranty number 31 on Annex E-1 and representation and warranty number 33 on Annex F-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we

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cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to

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payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing holder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership.”

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or

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prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

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In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents (other than the mortgage loans originated by National Cooperative Bank, N.A.), all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution to act as a lockbox bank under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as may be required by the loan documents.

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Risks of Anticipated Repayment Date Loans

The Audible - Amazon mortgage loan (4.7%) provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the related mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the related stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan (and any related companion loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the related borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the subject mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of such mortgage loan (and any related companion loan) has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the RR interest owner, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and “Description of the Certificates—Distributions—Excess Interest”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans that provide for amortization (other than the Gill Park Cooperative Mortgage Loan) have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
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●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or the special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the

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borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the

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ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.

See representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA,

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including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, the retaining sponsor, and the initial risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators and the initial RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or

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unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Goldman Sachs Bank USA is expected to hold the RR interest as described in “Credit Risk Retention”, and Goldman Sachs Mortgage Company (or its affiliate) is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the RR interest owner by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if the risk retention consultation party or such RR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or an RR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing

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and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the servicing shift whole loans is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such whole loan’s servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related co-lender agreement. Neither the closing dates of such securitizations nor the identity of such servicing shift master servicers or servicing shift special servicers has been determined. In addition, the provisions of each servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor can we assure you as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with certain requirements set forth in the related co-lender agreements. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder with regard to the other Serviced Mortgage Loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. For the avoidance of doubt, as of the Closing Date, there is no servicing shift whole loan related to the issuing entity.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter

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Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, consistent with applicable laws, including Rule 192 described below, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, you should expect that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected RR interest owner and the party expected to be designated to consult with the special servicer on its behalf as the risk retention consultation party are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

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The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator, the initial RR interest owner, and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and Goldman Sachs Mortgage Company, a sponsor, the retaining sponsor and the initial risk retention consultation party.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBR Investments Co. Limited, an originator and holder of the companion loans (if any) for which the noteholder is identified as “GACC” or “DBRI”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, (ii) German American Capital Corporation, an originator and a sponsor, and (iii) Deutsche Bank AG, New York Branch, an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate

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thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing holder any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates or the RR interest. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, the RR interest, any serviced companion loan holder or the holder of any serviced companion loan securities. Additionally, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the

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mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or the special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Blackstone Real Estate Services LLC (or its affiliate) is expected to be appointed as the initial controlling class representative and, therefore, the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any servicing shift mortgage loan) and any related serviced companion loans.

CWCapital Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loans and each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related serviced companion loans and it or an affiliate assisted Blackstone Real Estate Services LLC or its affiliate with its due diligence on the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

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Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between UBS AG or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by UBS AG.

Pursuant to certain interim servicing agreements between German American Capital Corporation or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by German American Capital Corporation.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc. or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Citi Real Estate Funding Inc.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party, the directing holder, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or

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its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard. In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

On the closing date, it is expected that BREC Securities Holdings, LLC, (i) will purchase the Class X-F, Class X-G, Class F, Class G and Class J-RR certificates and receive the Class S certificates, and (ii) appoint Blackstone Real Estate Services LLC as the initial controlling class representative and, therefore,

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as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any applicable excluded loan) and any related serviced companion loans. The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded special servicer loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan, the Audible – Amazon whole loan for so long as no related control appraisal period is continuing and the servicing shift mortgage loans), or the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may direct the special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates and the interest of the RR interest owner.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing holder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing holder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing holder to replace any special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing holder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

The special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the RR interest, and they may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer

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for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

CWCapital Asset Management LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan, any excluded special servicer loan and each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related serviced companion loans and it or an affiliate assisted Blackstone Real Estate Services LLC, or its affiliate, with its due diligence on the mortgage loans prior to the closing date.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates or the RR interest.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class J-RR certificates, which is referred to in this prospectus as the “Retaining Third-Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was required under the Credit Risk Retention Rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchaser received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchaser or that the final pool as influenced by the Retaining Third-Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchaser’s certificates. Because of the differing subordination levels, the Retaining Third-Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchaser but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the Retaining Third-Party Purchaser may enter into hedging or other transactions (except as may be restricted pursuant to the Credit Risk Retention Rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Retaining Third-Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchaser’s acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two (2) paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.
It is anticipated that BREC Securities Holdings, LLC, a Delaware limited liability company will be the Retaining Third-Party Purchaser, and it, or an affiliate, will constitute the initial controlling class representative and, therefore, the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, any servicing shift mortgage loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any applicable excluded loan) and the related serviced companion loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related co-lender agreement and with regard to the servicing shift whole loan following the servicing shift date, under the pooling and servicing agreement governing the servicing of the servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

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Because the incentives and actions of the Retaining Third-Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the Retaining Third-Party Purchaser’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, the RR interest owner, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

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Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, and the RR interest, when created, will only represent ownership interests in the issuing entity. The certificates and the RR interest will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the RR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR interest, on the one hand, and the certificates (other than the Class R certificates), on the other hand. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

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●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder or the RR interest owner may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

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Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by the backup advancing party entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the pooling and servicing agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the Master Servicer to make any advance required to be made under the pooling and servicing agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the pooling and servicing agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
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●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or

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classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Class(es)
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the RR interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates and the interest balance of the RR interest, pro rata, based on their respective percentage allocation entitlement as described in

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this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the certificates (other than the Class S and Class R certificates), first to the Class J-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B and Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the certificates will be subordinated to those of the holders of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class J-RR certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Certificates Will Not Be Available to the Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates (other than the Class R certificates) and the RR interest

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owner, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the RR interest. Likewise, amounts received and allocated to the RR interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (other than the Class R certificates) and the RR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention—The RR Interest”.

Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan other than the Audible – Amazon Whole Loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that have one or more related subordinate companion loans under “Description of the Mortgage Pool—The Whole Loans”.

With respect to the Audible - Amazon Whole Loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and the Note B Curtailment Payment with respect to the related whole loan received from the related borrower will (if so provided in the related co-lender agreement) be allocated to the subordinate companion loan until the principal balance of the subordinate companion loan is reduced to zero. Any such distributions of principal with respect to the subordinate companion loan and the resulting distributions of principal to the holder of the related subordinate companion loan will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loan. See the discussion under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Audible – Amazon Whole Loan”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the

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rights of the directing holder appointed under such pooling and servicing agreement or trust and servicing agreement, as applicable, or any risk retention consultation party (if any) under such pooling and servicing agreement or trust and servicing agreement, as applicable. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-serviced mortgage loan, any servicing shift mortgage loan, the Audible – Amazon mortgage loan for so long as no related control appraisal period is continuing and any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) is continuing, the controlling class representative will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation party have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of

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these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event is continuing and by the special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates.

Similarly, with respect to the serviced AB whole loan, for so long as the holder of the related subordinate companion loan is the controlling noteholder, the special servicer may, at the direction or upon the advice of such holder, take actions with respect to the serviced AB whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (a) cure certain defaults with respect to the related mortgage loan and (b) purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Audible – Amazon Whole Loan—Consultation and Control”.

The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan or the servicing shift whole loans and in connection with a sale of a defaulted loan, and such rights will be exercised by the controlling class representative for this transaction so long as no consultation termination event is continuing and by the special servicer if a consultation termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation party under this securitization transaction, as well as the directing holder (or equivalent entity) and the risk retention consultation party under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)                     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

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(ii)                 may act solely in the interests of the holders of the controlling class or the RR interest owner, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)               does not have any duties to the holders of any class of certificates other than the controlling class or the RR interest owner, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)               may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)                 will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or the risk retention consultation party under this securitization transaction, as well as the directing holder (or equivalent entity) or the risk retention consultation party under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan (other than the servicing shift whole loans), for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders, the RR interest owner and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event is continuing and other than in respect of any applicable excluded loan as described in this prospectus.

At any time a control termination event is continuing, the holders of the principal certificates may generally replace the special servicer without cause, as described in this paragraph. Holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis may request a vote to replace the special servicer. The special servicer will be terminated and replaced upon receipt of approval by holders of principal balance certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of

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principal balance certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis) or (ii) more than 50% of each class of “non-reduced interests” (each class of principal balance certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter; provided that holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three (3) certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans (except in the case of the BioMed MIT Portfolio whole loan), the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your

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interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—The Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR interest;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or the RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be

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required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates or the RR interest.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such

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material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to a mortgage loan that is comprised of more than one promissory note contributed to this securitization by more than one mortgage loan seller, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, only one mortgage loan seller contributing a promissory note evidencing such mortgage loan will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty of or any document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” (and solely with respect to the master servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, such an “ipso facto” provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that

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a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, and an originator. The deposits of GS Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by Deutsche Bank AG, New York Branch to DBR Investments Co. Limited, and by Deutsche Bank AG, New York Branch and DBR Investments Co. Limited to German American Capital Corporation and by the sponsors to the depositor are not expected to qualify for the FDIC Safe Harbor. The transfers by Goldman Sachs Mortgage Company, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, Citi Real Estate Funding Inc., German American Capital Corporation and UBS AG are not transfers by a bank, and in any event, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of GS Bank, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by Deutsche Bank AG, New York Branch to DBR Investment Co. Limited, by Deutsche Bank AG, New York Branch and DBR Investments Co. Limited to German American Capital Corporation, by a sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of GS Bank, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, a sponsor or the depositor, as applicable.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, the FDIC, a creditor, bankruptcy

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trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest or for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion

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loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders and the RR interest owner in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

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Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if such mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two (2) years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption

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that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries. On February 1, 2025, President Donald Trump signed an executive order announcing and implementing new tariffs on Canada, China and Mexico, some of which have gone into effect and others have been on hold temporarily. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition,

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impacts on tariffs may have a material adverse impact on certain of the mortgaged properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

The federal government has instituted a broad review of federal spending, including freezing of previously promised funds. Certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare and in the form of rent subsidies under various government funded programs such as the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters (including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby and the military conflict between Israel and Hamas), may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Any of the foregoing impacts on the economy or the supply chain may negatively impact the tenants at certain of the mortgaged properties, which may adversely affect the borrowers’ ability to pay the related mortgage loans.
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their

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ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU under the EU Securitization Regulation (the “EU Due Diligence Requirements”), and in the UK under the UK Securitization Framework (the “UK Due Diligence Requirements”), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.
●	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) trustees or managers of an occupational pension scheme as defined in the FSMA, and certain fund managers appointed under the UK Pensions Act 1995 in respect of such schemes; (c) alternative investment fund managers as defined in the UK Alternative Investment Fund Managers Regulations 2013 with permission under Part 4A of FSMA (in respect of managing an alternative investment fund), who market or manage alternative investment funds in the UK (and additionally, small registered UK alternative investment fund managers as defined in the UK Alternative Investment Fund Managers Regulations 2013); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”
●	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Due Diligence Requirements” means, in relation to an Institutional Investor the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.
●	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)   in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, in accordance with the risk retention requirement under (i) Article 6 of the EU Securitization Regulation (the “EU Retention Requirements”) and (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR and

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SECN 5 (the “UK Retention Requirements” and, together with the EU Retention Requirements, the “EU/UK Risk Retention Requirements”), and the risk retention is disclosed to the Institutional Investor;

(b)   in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;

(c)   in the case of a UK Institutional Investor, it has verified that the originator, sponsor or original lender has, has made available sufficient information to enable the investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, including (but not limited to) details relating to the underlying exposures on a quarterly basis and quarterly investor reports providing updates on the credit quality and performance of the underlying exposures; and

(d)   in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the EU Securitization Regulation or the UK Securitization Framework, as applicable) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Due Diligence Requirements, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Due Diligence Requirements.
●	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.
●	Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.
●	None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by
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the issuance of the certificates in a manner that would satisfy the any of the EU/UK Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make principal and interest advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system,

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or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—General Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 43 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $631,082,802 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan and Whole Loan, the related Due Date in August 2025 (or with respect to any Mortgage Loan or Whole Loan that has its first Due Date after August 2025, the date that would otherwise have been the related Due Date in August 2025 under the terms of that Mortgage Loan or Whole Loan if a monthly payment were scheduled to be due in that month).

Nine (9) of the Mortgage Loans (47.3%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and/or one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

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The Mortgage Loans and Whole Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	4	$92,000,000	14.6%
UBS AG New York Branch	7	140,460,041	22.3
National Cooperative Bank, N.A.	23	94,514,427	15.0
German American Capital Corporation	3	65,000,000	10.3
Citi Real Estate Funding Inc.	3	61,325,000	9.7
Goldman Sachs Mortgage Company / German American Capital Corporation / Citi Real Estate Funding Inc.(2)	1	63,000,000	9.98
German American Capital Corporation / UBS AG New York Branch(3)	1	60,000,000	9.5
German American Capital Corporation / Goldman Sachs Mortgage Company(4)	1	54,783,334	8.7
Total	43	$631,082,802	100.0%

(1)	Each Mortgage Loan was originated by its respective mortgage loan seller or its affiliate, except those certain Mortgage Loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
(2)	Goldman Sachs Mortgage Company, German American Capital Corporation and Citi Real Estate Funding Inc. are co-sponsors with respect to the BioMed MIT Portfolio Mortgage Loan (9.98%). The BioMed MIT Portfolio Mortgage Loan is evidenced by three (3) promissory notes: (i) note A4-C1-B, with an outstanding principal balance of $20,250,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) note A3-C1-B, with an outstanding principal balance of $20,250,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) note A2-C2-B, with an outstanding principal balance of $22,500,000 as of the Cut-off Date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	UBS AG and German American Capital Corporation are co-sponsors with respect to the Rentar Plaza Mortgage Loan (9.5%). The Rentar Plaza Mortgage Loan is evidenced by six (6) promissory notes: (i) note A-5, note A-8, note A-9 and note A-10, with an aggregate outstanding principal balance of $45,000,000 as of the Cut-off Date, as to which UBS AG is acting as mortgage loan seller and (ii) note A-2-1 and note A-3-2, with an aggregate outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.
(4)	Goldman Sachs Mortgage Company and German American Capital Corporation are co-sponsors with respect to the Washington Square Mortgage Loan (8.7%). The Washington Square Mortgage Loan is evidenced by five (5) promissory notes: (i) note A-2-2-1-A, with an outstanding principal balance of $11,450,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller and (ii) note A-1-5, note A-1-6, note A-1-7 and note A-1-8, with an aggregate outstanding principal balance of $43,333,334 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple, leasehold and/or sub-leasehold interest in one or more commercial, multifamily and/or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

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Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the related mortgage loan seller:

●	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., eighteen (18) of such Mortgage Loans (11.7%) were originated by National Consumer Cooperative Bank and five (5) such Mortgage Loans (3.3%) were originated by National Cooperative Bank, N.A.
●	The BioMed MIT Portfolio Mortgage Loan (9.98%), for which Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and German American Capital Corporation are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation.
●	The Rentar Plaza Mortgage Loan (9.5%), for which German American Capital Corporation and UBS AG New York Branch are the mortgage loan sellers, is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and UBS AG New York Branch.
●	The Washington Square Mortgage Loan (8.7%), for which German American Capital Corporation and Goldman Sachs Mortgage Company are the mortgage loan sellers, is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, Bank of Montreal, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.
●	The 32 Old Slip – Leased Fee Mortgage Loan (3.3%), for which Goldman Sachs Mortgage Company is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC.
●	The Honolulu FBI Office Mortgage Loan (2.4%), for which Goldman Sachs Mortgage Company is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance 2 LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 4, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made; (ii) there will be no principal prepayments on or before the Closing Date; and (iii) with respect to each of the Mortgage Loans identified in the table below (each such Mortgage Loan, a “Joint Mortgage Loan”), each applicable mortgage loan seller will sell the indicated number of promissory notes that together comprise the applicable Joint Mortgage Loan.

Joint Mortgage Loan (Total Number of Promissory Notes Comprising Applicable Mortgage Loan)	Applicable Mortgage Loan Sellers and Number of Promissory Notes Sold
BioMed MIT Portfolio (3)	GSMC (1); GACC (1); CREFI (1)
Rentar Plaza (6)	GACC (2); UBS AG (4)
Washington Square (5)	GSMC (1); GACC (4)

The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

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All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

A Mortgage Loan’s Mortgage Rate may be less than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and generally have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected

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in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that:

●	in the case of a Mortgage Loan that provides for scheduled amortization payments through maturity or its Anticipated Repayment Date, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period;
●	in the case of a Mortgage Loan that provides for interest only payments through maturity or its Anticipated Repayment Date, Annual Debt Service (or “Annual Debt Service (IO)” as shown on Annex A-1) means the aggregate interest payments scheduled to be due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period; and
●	Debt service and debt service coverage ratios set forth in this prospectus are calculated using the aggregate of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan or Companion Loan, as applicable, following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, debt service coverage ratios set forth in this prospectus are calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan but without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property available to the related mortgage loan seller as determined by an appraisal of the Mortgaged Property. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value”, and is in each case as determined by an appraisal made not more than four (4) months from the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state an appraised value based on hypothetical or other projected values as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. In certain cases, with respect to a Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the

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Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
●	with respect to the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
BioMed MIT Portfolio(1)	9.98%	35.3%	$2,400,000,000	36.3%	$2,330,300,000
Plymouth Meeting Executive Campus(2)	2.5%	51.9%	$69,300,000	52.0%	$69,200,000

(1)	The Appraised Value (Other Than “As-Is”) reflects the aggregate “as-is portfolio” Appraised Value, inclusive of a portfolio premium of 3.0%. Based on the initial principal balance of the BioMed Portfolio Whole Loan, the Cut-off Date LTV Ratio (Other than “As-Is”) and Cut-off Date LTV Ratio (“As-Is”) are 55.2% and 56.9%, respectively.
(2)	The Appraised Value (Other Than “As-Is”) reflects an “as is portfolio” appraised value of $69,300,000 as of July 11, 2024, which value was rounded up in the appraisal from the aggregate value of the Plymouth Meeting Executive Campus Mortgaged Properties of $69,200,000.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
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“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Maturity/ARD Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Maturity/ARD Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

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●	with respect to the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
BioMed MIT Portfolio(1)	9.98%	35.3%	$2,400,000,000	36.3%	$2,330,300,000
Plymouth Meeting Executive Campus(2)	2.5%	45.9%	$69,300,000	46.0%	$69,200,000

(1)	The Appraised Value (Other Than “As-Is”) reflects the aggregate “as-is portfolio” Appraised Value, inclusive of a portfolio premium of 3.0%. Based on the initial principal balance of the BioMed Portfolio Whole Loan, the Maturity Date/ARD LTV Ratio (Other than “As-Is”) and Maturity Date/ARD LTV Ratio (“As-Is”) are 55.2% and 56.9%, respectively.
(2)	The Appraised Value (Other Than “As-Is”) reflects an “as is portfolio” appraised value of $69,300,000 as of July 11, 2024, which value was rounded up in the appraisal from the aggregate value of the Plymouth Meeting Executive Campus Mortgaged Properties of $69,200,000.

“Maturity/ARD Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity (or, in the case of the ARD Loans, outstanding at the related Anticipated Repayment Date) assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties (other than residential cooperative properties), the percentage of rental Units, rooms or beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of retail, office, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date; and (iv) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with

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material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the occupancy rate is derived.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Qualified Opportunity Zone” means as of the Cut-off Date, none of the Mortgaged Properties (0.0%) are located in a qualified opportunity zone (“QOZ”) under Code Section 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the IRS, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the IRS. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing

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the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain additional information related to the calculation of “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF”, for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Cash Flow is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Operating Income is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. For certain additional information related to calculation of “Underwritten Net Operating Income” or

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“Underwritten NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units”, “Rooms” or “Spaces” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self storage property, the number of units for self storage or (d) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the issuing entity.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value information for the residential cooperative properties securing the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for

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such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the

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appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of August 6, 2025, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of August 6, 2025, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of August 6, 2025, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of August 6, 2025 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the “Coop – Committed Secondary Debt” equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) “Coop – Sponsor Units” refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) “Coop – Investor Units” refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) “Coop – Coop Units” refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) “Coop – Unsold Percent” refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) “Coop – Sponsor/Investor Carry” is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative

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properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$631,082,802
Number of Mortgage Loans	43
Number of Mortgaged Properties	55
Range of Cut-off Date Balances	$999,237 - $63,000,000
Average Cut-off Date Balance	$14,676,344
Range of Mortgage Rates(2)	5.57700% to 7.80138888888889%
Weighted Average Mortgage Rate(2)	6.37739%
Range of original terms to maturity/ARD(3)(4)	120 to 121 months
Weighted average original term to maturity/ARD(3)(4)	120 months
Range of remaining terms to maturity/ARD(3)(4)	110 to 121 months
Weighted average remaining term to maturity/ARD(3)(4)	119 months
Range of original amortization terms(5)	120 to 480 months
Weighted average original amortization term(5)	350 months
Range of remaining amortization terms(5)	120 to 480 months
Weighted average remaining amortization term(5)	349 months
Range of Cut-off Date LTV Ratios(2)(3)(6)(7)	1.0% to 74.2%
Weighted average Cut-off Date LTV Ratio(2)(3)(6)(7)	47.1%
Range of Maturity Date/ARD LTV Ratios(2)(3)(4)(7)(8)	0.2% to 74.2%
Weighted average Maturity Date/ARD LTV Ratio(2)(3)(4)(7)(8)	46.1%
Range of UW NCF DSCR(2)(7)(9)	1.10x to 54.17x
Weighted average UW NCF DSCR(2)(7)(9)	2.68x
Range of UW NOI Debt Yield(2)(7)(10)	6.3% to 399.4%
Weighted average UW NOI Debt Yield(2)(7)(10)	18.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	71.7%
Full-Term Amortizing Balloon	12.1%
Interest-Only, then Amortizing Balloon(11)	9.7%
Interest-Only, Amortizing Balloon – ARD(12)	4.7%
Fully Amortizing	1.8%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each Mortgage Loan that is part of a Whole Loan, such mortgage loan and the related Pari Passu Companion Loan, if any (but not any related Subordinate Companion Loan) is included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.
(3)	With respect to the Gill Park Cooperative Mortgage Loan (1.8%), the initial Due Date for such Mortgage Loan occurs after September 2025. On the Closing Date, the related Mortgage Loan Seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such Mortgage Loan at the related
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interest rate with respect to the assumed September 2025 payment date (the “Closing Date Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such Mortgage Loan is being treated as having an initial Due Date in September 2025.

(4)	With respect to one (1) ARD Loan (4.7%), calculated as of the related Anticipated Repayment Date.
(5)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Date.
(6)	The Cut-off Date LTV Ratio for each Mortgage Loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the Mortgage Pool without making any adjustments is 47.2%.
(7)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties (other than the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan) is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. The Loan-to-Value ratio information for the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan (collectively 2.9%) is based upon the value of the related residential cooperative property determined as if such Mortgaged Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(8)	The Maturity Date/ARD LTV Ratio for each Mortgage Loan is generally calculated utilizing the “as-is” appraised value; provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Maturity/ARD Balance net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date/ARD LTV Ratio for the Mortgage Pool without making such adjustments is 46.2%.
(9)	The UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan, (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) with respect to any Mortgage Loan structured with an earnout or economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the Annual Debt Service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(10)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan; provided that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such Mortgage Loan may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(11)	With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the related Whole Loan provides for monthly payments of interest-only for a period of 24 months following origination with respect to the A notes, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero. Principal payments on the B note are not due until maturity. The interest rate of each A note is 7.80138888888889%. The interest rate of the B note is 0.00%.

(12) With respect to the Audible – Amazon Mortgage Loan (4.7%), the related whole loan includes an A/B structure. The approximately $29,975,041 A-Note has an Anticipated Repayment Date of August 6, 2035 and a final maturity date of January 6, 2039. The B-Note is in the principal amount of approximately $10,424,959. Both notes bear interest at an initial interest rate of 6.991%. The monthly debt service payments on the whole loan are based on the initial interest rate of 6.991% and a 261-month amortization schedule on the whole loan set forth on Annex H. Principal amortization (prior to an event of default, to the extent provided in the Audible – Amazon Co-Lender Agreement) is allocated to the B-Note, which will result in the B-Note amortizing on a 116-month schedule (i.e., the monthly payment date four months prior to the Anticipated Repayment Date, and the A-Note being interest-only through that period; if the B-Note is not paid in full by such date, then the borrower is required to make an additional principal payment sufficient to satisfy the B-Note on such date. Following the repayment in full of the B-Note, all principal amortization on the whole loan is allocated to the A-Note. Commencing on the Anticipated Repayment Date and each payment date thereafter, the A-Note will accrue interest at an adjusted interest rate, as defined in the Mortgage Loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower.

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Except as discussed above, the A-Note is senior in right of payment to the B-Note, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”.

The issuing entity will include three (3) Mortgage Loans (21.0%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Multifamily	26	$158,339,427	25.1%
Cooperative	23	94,514,427	15.0
High Rise	1	45,000,000	7.1
Garden	1	9,825,000	1.6
Mid Rise	1	9,000,000	1.4
Mixed Use	10	$138,000,000	21.9%
Lab/Office	8	63,000,000	10.0
Retail/Industrial	1	60,000,000	9.5
Retail	1	15,000,000	2.4
Retail	5	$128,783,334	20.4%
Anchored	4	74,000,000	11.7
Super Regional Mall	1	54,783,334	8.7
Office	8	$100,975,041	16.0%
Suburban	7	71,000,000	11.3
CBD	1	29,975,041	4.7
Other	2	$66,000,000	10.5%
Parking Garage	1	45,000,000	7.1
Leased Fee	1	21,000,000	3.3
Self Storage	2	$20,000,000	3.2%
Self Storage	2	20,000,000	3.2
Industrial	1	$12,985,000	2.1%
Warehouse/Distribution	1	12,985,000	2.1
Hospitality	1	$6,000,000	1.0%
Limited Service	1	6,000,000	1.0
Total	55	$631,082,802	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	For example, with respect to the Gill Park Cooperative Mortgage Loan (1.8%), all rents at the Mortgaged Property are subsidized under the Section 8 tenant-based assistance program administered by the U.S. Department of Housing and Urban Development. Gill Park Cooperative renewed its Project Based Section 8 Contract with the U.S. Department of Housing and Urban Development for a renewal term of 20 years commencing on November 1, 2020 and expiring on October 31, 2040, which is approximately five years beyond the stated maturity date of the
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related Mortgage Loan. We cannot assure you that the HAP Contract will be maintained in its current form or that the level of assistance provided thereunder will be sufficient to enable the borrower to meet its obligations under the related Mortgage Loan.

●	With respect to the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan (collectively 2.9%), each related Mortgaged Property is operated as a limited equity cooperative in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions on the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.
●	With respect to the Mason Suites and Parkview Center Mortgage Loan (1.9%), the related property manager estimates that the Mason Suites Mortgaged Property (1.6%) is approximately 70% to 75% leased to students at Northern Illinois University.
●	With respect to the 216 East 6th Street Mortgage Loan (1.4%), one of the 8 multifamily units at the related Mortgaged Property is rent stabilized.
●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties have Special Risks”.

Mixed Use Properties

With respect to the mixed-used properties set forth in the above chart, the mixed use Mortgaged Properties have one or more lab, office, retail and/or industrial components:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space, and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space. In addition, the 65 Landsdowne Mortgaged Property includes a standalone parking garage located across the street from the main portion of the Mortgaged Property, and the related parking revenue thereon represents a significantly higher portion of the 65 Landsdowne Mortgaged Property’s total revenue, ranging from approximately 36.4% in 2022 to 42.0% in 2024, than the 9.2% underwritten for the entire portfolio.
●	With respect to the Rentar Plaza Mortgage Loan (9.5%), the fifth largest tenant, Abco Refrigeration Supply Corp., in a draft estoppel (which ultimately was not signed), noted that it had raised concerns with the borrower on multiple occasions related to its overall management of the Mortgaged Property and continued submission of what the borrower had identified as “extraordinary expenses” separate and apart from the reconciliation of operating expenses, some of which the tenant disputes are eligible for pass-through. The draft estoppel also stated that after the borrower’s installation of an updated sprinkler system, there had been two leaks which resulted in damages in excess of $350,000, and that the tenant was looking to the borrower to repair the sprinkler system and reimburse the tenant for its damages.

In addition, with respect to the Rentar Plaza Mortgage Loan (9.5%), the borrower is party to a revocable consent agreement between the New York City Department of Transportation, as grantor, and the borrower, as grantee, which consents to the borrower’s use and maintenance of certain structures including a retaining wall, 14 light poles, snow melting pipes, 2 stairways and 5

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planted areas located on city property in front of the Mortgaged Property. The agreement expires June 30, 2026 and the borrower may petition the city for a renewal of the consent. The grantor’s consent is revocable at any time. Upon expiration or termination of such agreement, the borrower is required, at its own cost, to cause the structures to be removed or deactivated at the discretion of the grantor and the affected streets to be restored to their proper condition to the satisfaction of the grantor. The borrower represented in the loan agreement that the failure to renew, or any termination of, such agreement will not have consequences that would materially and adversely affect the condition (financial or other) or operations of borrower or its properties (or the value thereof) or might have consequences that would adversely affect its performance under the loan agreement.

●	With respect to the 29-33 Ninth Avenue Mortgage Loan (2.4%), in order to maintain compliance with the ADA, the borrower installed and maintains a platform lift with metal stairs and platforms at the Mortgaged Property. The foregoing equipment is partially located on a public sidewalk which required the borrower to enter into a consent agreement with the New York City Department of Transportation so that the borrower has the right to maintain such equipment on the sidewalk. Pursuant to the consent agreement, the New York City Department of Transportation has authorized the construction, maintenance and use of the foregoing platform lift with metal stairs and platforms. The borrower pays a per annum fee for the right to use the sidewalk pursuant to the consent agreement. The consent agreement is revocable by the New York City Department of Transportation and expires by its terms on June 30, 2028 unless the borrower renews the same. If the consent agreement is not renewed, the borrower is required to cure any non-compliance with the ADA within 90 days of the expiration or termination of the consent agreement, which 90 days may be extended under certain conditions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio, Takeda.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

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Parking Properties

With respect to the parking properties set forth in the above chart:

●	With respect to the Chatham Center Garage Mortgage Loan (7.1%), as of July 30, 2025 there were 1,122 spaces under contract generating an annual total of $2,595,600 of revenue. One of the contract parties, Duquesne University, has previously entered into one year contracts. Duquesne University is in the process of negotiating its contract for the upcoming school year. The proposed terms of the new contract would reduce Duquesne University’s space allocation from 450 spaces to 200 spaces at a rate of $215/space for 200 spaces ($43,000 per month) down from $91,200 per month for its most recent contract. We cannot assure you that Duquesne University will enter into a new contract, or that any new contract will not reduce its rent further than the rent based on the current proposed terms.
●	In addition, with respect to the Chatham Center Garage Mortgage Loan (7.1%), the Chatham Center Garage Mortgaged Property has three buildings built on top of it, two of which have certain rights to lease parking spaces at the Mortgaged Property, as described under “Condominium Interests and Other Shared Interests.” One of such buildings is a residential condominium known as the Chatham Tower Condominium. In an estoppel delivered at origination (the “Condominium Estoppel”) in connection with a reciprocal easement agreement to which the borrower and the Chatham Tower Condominium are parties (the “Chatham Center REA”), the related condominium association noted maintenance issues with respect to the Mortgaged Property, including concrete spalling and exposed rebar in need of repair, drain pipe that has not been repaired, missing ceiling tiles, main entrance gate breaking down regularly, portions of the floor lifting, markings designating handicapped parking and yellow parking lines being worn and almost invisible, electrical wires falling, and garage area not having been cleaned or swept, and stated that the condominium association is considering legal and remedial options. At origination, $100,000 was reserved in connection with the issues identified in the Condominium Estoppel, which may be released to the borrower (or if then applicable, to the cash management account) upon delivery to the lender of an estoppel or other written confirmation from the Chatham Tower Condominium board confirming that there are no breaches under the Chatham Center REA by the borrower and that the Chatham Center REA has not been amended (a “Revised Condominium Estoppel”). The borrower is required under the loan documents (i) to complete specified work to address the issues in the Condominium Estoppel and (ii) deliver to the lender a Revised Condominium Estoppel, in each case within one year of the origination date (subject to consecutive six-month extensions so long as the borrower provides reasonably satisfactory evidence that it is using commercially reasonable efforts to diligently pursue completion). In addition, $77,500 was reserved at origination to address issues identified in the property condition report for the Mortgaged Property, including $75,000 for parking garage foundation repairs and $2,500 for graffiti removal and sealant renewal. The property condition report recommended that deteriorated areas in the parking garage, including cracking and spalling concrete at isolated areas in various locations throughout the structure, some with exposed reinforcing bar, be evaluated by a licensed structural engineer to determine the scope of work to repair these deficiencies. In connection with the Condominium Estoppel the borrower obtained a proposal from a contractor for $61,010 for various concrete repairs at the Mortgaged Property. The borrower has stated that the scope of work was reviewed and approved by a structural engineer.
●	See “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks”.

Leased Fee Properties

With respect to leased fee properties set forth in the above chart:

●	With respect to the 32 Old Slip – Leased Fee Mortgage Loan (3.3%), the non-collateral improvements on the Mortgaged Property are operated as an office property. The tenant under
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the related ground lease obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the non-collateral improvements on the Mortgaged Property, and is scheduled to mature in December 2025. We cannot assure you that the tenant under the related ground lease will be able to repay or refinance such loan or that additional debt will not be imposed on the non-collateral improvements on the Mortgaged Property.

●	See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart:

●	With respect to the Central Coast Mini Storage Mortgage Loan (1.6%), of the 993 storage units at the related Mortgaged Property, 91 are climate-controlled wine storage units. In addition, approximately 4.9% of effective gross income is from an office/warehouse lease to Meathead Movers, Inc. (“MMI”), which is owned by two brothers who have ownership interests in the borrower. Neither of such ownership interests is a controlling interest; however, one of the two brothers is involved in the day to day management of the Mortgaged Property. The two brothers are involved in several legal disputes with each other, arising from a settlement agreement pursuant to which MMI and the brother who is involved in operating the Mortgaged Property agreed to buy out the other brother’s interest in MMI and another entity, and three assets owned jointly by the brothers would be sold to repay MMI debt before MMI purchased such interests.
●	Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties and mixed use properties with industrial components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hampton Inn Cleveland Airport	$6,000,000	1.0%	7/31/2030	8/6/2035

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●	In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.
●	Hotel properties may be particularly affected by seasonality. The Hampton Inn Cleveland Airport (1.0%) requires seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents. We cannot assure that these reserves will be sufficient to offset any seasonal fluctuations in revenue.
●	With respect to the Hampton Inn Cleveland Airport Mortgage Loan (1.0%), the borrower has been conditionally approved for an extension of the franchise agreement with Hilton Worldwide Holdings, Inc. to July 31, 2040, to be effective upon execution of documentation evidencing such extension and completion of current PIP work at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the borrower and guarantor guarantee (x) the performance and timely lien-free completion of the initial PIP work and (y) payment of all costs and expenses of performing the timely lien-free completion of the current PIP work, in order to obtain an extension of the franchise agreement. However, we cannot assure you that the borrower will complete any such PIP work as expected or at all.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	9	16.4%
Grocery Store	2	10.7%
Gym, Fitness Center or Health Club	2	6.2%
Entertainment Center	2	2.7%
Theater	1	2.4%
Restaurant	2	1.5%

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the

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chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

The Walkers Village Shopping Center Mortgaged Property (1.2%) has a dry cleaner tenant with on-site processing operations.

With respect to the Honolulu FBI Office Mortgaged Property (2.4%), the sole tenant operates a portion of its space as an on-site automobile repair and servicing facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Space/Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
BioMed MIT Portfolio	$63,000,000	9.98%	$478.74	2.75x	35.3%	Mixed Use
Rentar Plaza	60,000,000	9.5	$104.24	2.92x	32.3%	Mixed Use
Washington Square	54,783,334	8.7	$341.86	2.07x	51.9%	Retail
Chatham Center Garage	45,000,000	7.1	$19,702.28	1.48x	63.6%	Other
Vista Apartments	45,000,000	7.1	$47,418.34	1.45x	61.8%	Multifamily
Shoppes at Dadeland	40,500,000	6.4	$386.82	1.30x	67.8%	Retail
Ballantyne Tower	40,000,000	6.3	$153.28	2.06x	55.7%	Office
Audible – Amazon	29,975,041	4.7	$377.24	1.97x	43.1%	Office
The Hollywood Collection	24,000,000	3.8	$274.78	1.48x	71.8%	Retail
32 Old Slip - Leased Fee	21,000,000	3.3	$3,959.60	1.10x	74.2%	Other
Top 5 Total/Weighted Average	$267,783,334	42.4%		2.22x	47.2%
Top 10 Total/Weighted Average	$423,258,375	67.1%		2.00x	52.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include three (3) Mortgage Loans (14.4%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two (2) or more properties.

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The table below shows each individual Mortgage Loan that is secured by two (2) or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
BioMed MIT Portfolio	$63,000,000	9.98%
Plymouth Meeting Executive Campus	$16,000,000	2.5%
Mason Suites & Parkview Center	$11,825,000	1.9%
Total	$90,825,000	14.4%

In some cases, an individual Mortgaged Property may be comprised of two (2) or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the BioMed MIT Portfolio – 65 Landsdowne Mortgaged Property (1.2%) and the Superior Mini Storage Mortgaged Property (1.6%), the related Mortgaged Property is comprised of more than one parcel.

One (1) group of Mortgage Loans (5.9%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 5.9% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
The Hollywood Collection	$ 24,000,000	3.8%
Lakeside Commerce Center	12,985,000	2.1
Total for Group 1:	$ 36,985,000	5.9%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	26	$188,364,427	29.8%
Ohio	3	$63,985,000	10.1%
Massachusetts	8	$63,000,000	9.98%
Pennsylvania	6	$61,000,000	9.7%
Oregon	1	$54,783,334	8.7%
Florida	1	$40,500,000	6.4%
North Carolina	1	$40,000,000	6.3%
California	2	$34,000,000	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout five (5) other states, with no more than approximately 4.7% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, California, Florida and North Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.
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●	Four (4) Mortgaged Properties (15.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13%.

Mortgaged Properties With Limited Prior Operating History

Two (2) of the Mortgaged Properties (9.7%) have a limited operating history (i.e., less than 18 most recent months of recent historical financials), as follows:

●	The 32 Old Slip – Leased Fee Mortgage Loan (3.3%) is secured, in whole or in part, by a Mortgaged Property that was constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.
●	The Ballantyne Tower Mortgage Loan (6.3%) is secured by a Mortgaged Property that was acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

Tenancies-in-Common or Diversified Ownership

The 32 Old Slip – Leased Fee Mortgage Loan (3.3%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the 29-33 Ninth Avenue Mortgage Loan (2.4%) and the 477 Equities Corp. Mortgage Loan (0.4%) is secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the 477 Equities Corp. Mortgage Loan (0.4%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 20 residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of four (4) members appointed by the related borrower and one (1) member appointed by the commercial condominium unit owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner may be required.
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In addition, with respect to the Chatham Center Garage Mortgage Loan (7.1%), there are three buildings built on top of the Chatham Center Garage Mortgaged Property: (1) One Chatham Center, which contains the Pittsburgh Marriott City Center Hotel, offices and apartments (converted from offices) (the “Office/Apartment Space”), (2) Two Chatham Center, a 16 story office building under common ownership with the Chatham Center Garage Mortgaged Property and (3) the Chatham Tower Condominium (a residential condominium with approximately 180 units). The rights and obligations of the owners of the various connected structures are set forth in reciprocal easement agreements. The Marriott Hotel and the Office/Apartment Space at One Chatham Center, the office building at Two Chatham Center, and the Chatham Tower Condominium have the right to use a number of parking spaces at the Chatham Center Garage Mortgaged Property (400 spaces for the hotel, and 700 spaces for the Office/Apartment Space at One Chatham Center, 991 spaces for the office building at Two Chatham Center and 180 spaces for the Chatham Tower Condominium) upon payment to the borrower for such spaces at rates not to exceed those charged to the general public . The owners of the hotel and Office/Apartment Space spaces at One Chatham Center are generally obligated to maintain certain service facilities (facilities for boilers, chilling equipment and other heating, ventilation and air conditioning services, the kitchen, laundry, linen, storage, restroom and other facilities used to operate their property and located on 4 floors of the Chatham Center Garage Mortgaged Property and other floors within the One Chatham Center building) (collectively, the “Chatham One Service Facilities”), certain commercial facilities (a theater and theater lobby areas) and the elevators and escalators connecting the Mortgaged Property and the One Chatham Center building. The owner of the Chatham Center Garage Mortgaged Property is obligated to maintain such Mortgaged Property (other than the Chatham One Service Facilities), supporting structures for the Two Chatham Center building, and the slab of the lobby for the One Chatham Center building, and the owner of the Chatham Two office building is obligated to maintain the plaza area and driveways and walkways. Certain owners of One Chatham Center are required to reimburse the owners of Two Chatham Center (including the Mortgaged Property) for a portion of landscaping (42.0% for the hotel and 29.0% for the Office/Apartment Space) and grounds (31.5% for the hotel and 23.0% for the Office/Apartment Space) expenses. In addition, the owners of the complex other than the Chatham Tower Condominium (collectively, the “Commercial Owner”) are obligated to maintain the utilities provided to the Chatham Tower Condominium and maintain the total property outside of the buildings. The owner of the Chatham Tower Condominium is required to pay 27.0% of the costs incurred for outdoor maintenance and to reimburse the Commercial Owner for utilities provided to the Chatham Tower Condominium. Each of the owner of the Chatham Tower Condominium and the Commercial Owner has the right to enter the property of the other party to cure a failure by the other party to maintain or repair utilities located on the other party’s property that benefit such owner’s property, and to charge the other party for the costs of doing so. Upon a casualty, each owner in the complex is generally obligated to restore its portion of the complex, subject to receiving proceeds from its mortgagee, and excluding a casualty as to which there is damage to such an extent that restoration would not be a reasonably economic investment or result in an economically viable operating property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium and Other Shared Interest Ownership May Limit Use and Improvements”.

Residential Cooperatives

Each of the Mortgage Loans being sold to the Depositor by National Cooperative Bank, N.A. (collectively, 15.0%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties” for additional information.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

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Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	46	$561,088,170	88.9%
Sub-Leasehold	8	63,000,000	9.98
Leasehold	1	6,994,632	1.1
Total	55	$631,082,802	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee” or “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases, except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 located on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), each individual Mortgaged Property is subject to a prime ground lease (or in the case of 65 Landsdowne Street, two prime ground leases) (collectively, the “Prime Leases”) with Massachusetts Institute of Technology, a Massachusetts educational corporation (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne Street, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each borrower has fully prepaid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024, and ending on June 30, 2032 (the “Eight Year Period”), and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the applicable Mortgaged Property that is owned by the applicable borrower or an affiliate and located within 70 miles of the applicable Mortgaged Property and the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% on a

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percentage of the gross revenues received by the borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the applicable Mortgaged Property in excess of the applicable percentage rent threshold, which is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area (the “Percentage Rent Threshold”). Under certain Ground Leases, gross revenues exclude, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate plus 1.50%. The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of (a) the allocable share of a direct or indirect financing or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease less the greater of (i) outstanding mortgage debt on the leasehold interests or (ii) the purchase price paid by the Ground Lessee to a previous ground lessee which occurs within 10 days prior to such refinancing, and less certain other deductions set forth in the Ground Leases.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in Ground Lessee (other than certain upper-tier non-controlling minority interests) less the greater of (a) outstanding mortgage debt or (b) the purchase price paid by the Ground Lessee to a previous ground lessee, and less certain other deductions set forth in the Ground Leases.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the Mortgaged Properties. The Ground Leases also provide certain mortgagee protections for mortgage lender provided that such lenders qualify as “Approved First Mortgagees” (as defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the Whole Loan, each Ground Lessor acknowledged each mortgage lender as an Approved First Mortgagee, as applicable. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, as applicable, includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

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Transfers of the sub-leasehold interest are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor is required to, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the borrower is not in default of the Ground Lease beyond all applicable notice and cure periods of borrower and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for additional information.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fourteen (14) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor abatements, additional testing and/or remediation depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have

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reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), the related ESAs identified controlled recognized environmental conditions (“CRECs”) at two of the related Mortgaged Properties, as follows:

●	With respect to the 45-75 Sidney Mortgaged Property (2.1%), the review of the historical data available for the Mortgaged Property and the regulatory database identified that an industrial cable and wire manufacturer was located at the Mortgaged Property and southeast and northwest adjoining properties from at least the 1880s to the late 1960s. Additionally, a City of Cambridge Water & Sewer Department storage and vehicle/equipment maintenance yard was located on the Mortgaged Property between Auburn and Pilgrim Streets from the 1880s to the 1940s before use by the cable and wire manufacturer. Historical operations included the use of underground storage tanks (USTs), hazardous materials and substances, hazardous waste generation and wastewater treatment areas. The cable and wire manufacturing facility reportedly ceased operations by 1969 with structures on the northeast, south and southeast portions demolished in the 1970s and the remaining portions demolished in the late 1980s. Soil and groundwater impacts associated with historical uses were identified and two release cases were assigned to the Mortgaged Property, by the Massachusetts Department of Environmental Protection (“MassDEP”). A Response Action Outcome (RAO) (i.e., a permanent solution indicating that regulatory closure has been achieved) was filed with MassDEP for each case in 1998 and 1999, respectively, with an activity and use limitation in place. Based on this information, the former use of the Mortgaged Property as an industrial facility represents a CREC. The ESA recommended continued compliance with the activity and use limitations. Otherwise, no further action or investigation was recommended in the ESA.
●	With respect to the 88 Sidney Mortgaged Property (1.0%), such Mortgaged Property was historically part of the above-described wire and cable manufacturing facility from approximately the 1920s to 1969. Soil and groundwater impacts, including lead in soil and DCE in groundwater, was identified during redevelopment of the Mortgaged Property in the early 2000s. Approximately 2,950 cubic yards of lead-impacted soil were excavated and disposed offsite, and the current building was constructed with a vapor barrier. A Notice of Activity and Use Limitation (AUL) was filed in 2006 to restrict certain activities and exposure to the remaining subsurface impacts. In addition, sub-slab soil gas and indoor air sampling were conducted in 2010 and constituents of concern were not identified in indoor air above method detection limits, which were set well below the applicable regulatory standards. A Method 3 Risk Characterization was also conducted in 2010 and indicated a level of No Significant Risk for present and future land uses based on the implementation of the AUL. A Class A-3 RAO was filed with MassDEP in 2010. Based on this information, the former use of the Mortgaged Property represents a CREC. The ESA recommended continued compliance with the activity and use limitation. Otherwise, no further action or investigation was recommended in the ESA.

With respect to the Rentar Plaza Mortgage Loan (9.5%), the related ESA identified two business environmental risks (each a “BER”), relating, respectively, to (i) four underground storage tanks (“USTs”) abandoned in place in 1997-1998, and (ii) the prior occupancy of the Mortgaged Property, from circa 1939 to 1973, by Western Electric, a business of a type that typically uses hazardous materials and petroleum products and generates hazardous wastes. The ESA noted that although the consultant could not completely dismiss the potential impacts from BERs, (i) in the case of the USTs, tank removal documentation was provided to the New York State Department of Environmental Conservation and the USTs are listed as closed with no action required and (ii) in the case of the occupancy by Western Electric, there are no documented releases, the Mortgaged Property has been substantially redeveloped

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and greater than 50 years have elapsed. The consultant concluded that based on the above factors, further action does not appear to be warranted at the time. The borrower obtained a Beazley ECLIPSE (Enviro Covered Location Insurance Policy (Site Environmental) policy for the Mortgaged Property which names the borrower as named insured and the lender as an additional named insured. The policy also covers several other (non-collateral) properties and several other insured parties. Accordingly such policy provides less protection than would a dedicated policy; however, pursuant to the environmental indemnity, the borrower has agreed that no additional properties may be added to the policy. The policy has limits of $10 million per pollution condition in the aggregate, a $50,000 deductible per pollution condition and expires June 10, 2035 (prior to the loan maturity date of July 6, 2035). Pursuant to the environmental indemnity executed by the borrower, the borrower is required to (i) maintain such policy during the loan term, and (ii) at least two years prior to the end of the policy term, either renew such policy or bind replacement environmental insurance coverage, which in either case (A) has coverages, terms and conditions no less favorable to the lender than those provided under such policy, (B) has a policy term that extends at least three years beyond the end of the loan term, and (C) has a premium for such policy term that has been fully funded at renewal or binding, as the case may be.

With respect to the Washington Square Mortgage Loan (8.7%), the related ESA identified a REC at the related Mortgaged Property in connection with the operation of a dry cleaner 200 feet northeast of the Mortgaged Property and 400 feet from the closest occupied building on the Mortgaged Property. Based on these distances, the environmental consultant determined the risk for a vapor encroachment condition to exist in the subsurface of the Mortgaged Property to be minimal. Since (a) no releases were confirmed from the dry cleaning facility and (b) the responsible party for any impacts to the Mortgaged Property would fall on the owner of the dry cleaning facility, the environmental consultant did not recommend further investigation. Under the related environmental indemnity agreement, the borrower sponsor is required to take certain actions, including effectuating remediation of any release of a hazardous substance as required by environmental law and performing any environmental site assessment or other investigation of environmental conditions, if the REC becomes an issue for the Mortgaged Property.

With respect to the Superior Mini Storage Mortgage Loan (1.6%), the related ESA identified a CREC related to soil contamination from an underground storage tank removed from the Mortgaged Property in 2003. Diesel fuel (TPH-d) was identified in the soil, as well as concentrations of ethylbenzene, toluene and xylenes. Following removal of contaminated soil, confirmation sampling reported TPH-d at the base of the excavation, approximately 12 feet below ground surface. Further excavation was not possible due to refusal at the bottom of the excavation. The Nevada Division of Environmental Protection, Bureau of Corrective Actions granted regulatory closure in 2003 and the excavation was backfilled with clean fill. The environmental consultant concluded that based on the removal of the tanks, the confirmation sampling results and the regulatory closure, the historical release of the former fuel oil tank is considered a CREC, and that further assessment was not warranted.

With respect to the Walkers Village Shopping Center Mortgage Loan (1.2%), the related ESA identified a CREC in connection with the Mortgaged Property being listed as an Underground Storage Tank (UST) and Oil Control Program (OCP) site with an OCP case opened on August 8, 2023. The OCP case was associated with the closure of a commercial heating oil UST. During the removal of the tank, perforations were observed and soil sampling was conducted. According to the Maryland Department of the Environment (MDE), all soil sampling analytical results were either non-detect or less than MDE's non-residential soil clean-up standards, with the exception of one petroleum hydrocarbon, TPH-DRO, exceeding MDE standards. Pursuant to a May 1, 2025 MDE Site Status and Case Closure Letter, the MDE closed the case based on current land use and available information. If a change in land use is proposed or occurs, a risk assessment may be warranted at that time. The environmental consultant recommended no further investigation with respect to the CREC as of the date of the related ESA. Pursuant the Mortgage Loan documents, the borrower has covenanted and agrees to, and to cause any tenant or other person that enters the Mortgaged Property to, comply with the terms and conditions of the Site Status and Case Closure Letter, including without limitation addressing disturbed contaminated soils in accordance with applicable environmental laws and notifying the MDE of any proposed change to the use of the Mortgaged Property or installation of any wells. The environmental consultant determined that no further action was warranted. The ESA also identified a BER in connection with the Mortgaged

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Property being listed in several dry cleaners databases related to the historical and current operations of a dry cleaner tenant, including generating a small amount of hazardous waste since 1986. No violations were observed or were reported. According to the MDE documentation, the tenant no longer operates a tetrachloroethylene (PCE) drycleaner machine and now operates a hydrocarbon dry-cleaning machine, which was installed on February 26, 2008. A subsurface investigation was conducted in September 2015 and no indicators of significant subsurface impacts were identified in groundwater or soil gas at the Mortgaged Property. Based on the results of the subsurface investigation conducted after the cessation of PCE use and the lack of reported releases and cleanups, the ESA determined that the on-site drycleaner is not expected to represent a significant environmental concern.

With respect to the 2166 Bronx Park East Owners, Inc. Mortgage Loan (0.8%), the related ESA disclosed the existence of an active spill case identified on the New York State Department of Environmental Conservation (“NYSDEC”) Spill Database as an active/open spill (Spill# 1703039). The Borrower and its environmental consultant are required to complete annual monitoring and complete final groundwater sampling and prepare and submit a spill closure report to the NYSDEC to obtain closure for the spill case. At closing, the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $34,000 to collaterally secure its obligation to cause the closure of spill case in accordance with applicable law.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

●	With respect to the Rentar Plaza Mortgage Loan (9.5%), The City of New York Department of Transportation, which leases 120,000 square feet at the Mortgaged Property (7.8% of net rentable area), as part of space leased by the largest tenant, The City of New York, aggregating 43.9% of net rentable area, has the right under its lease, by no later than November 1, 2028 (the “Request Deadline”), to request that the landlord make alterations and improvements (the “Work”) to the tenant’s demised premises with a scope to be reasonably agreed upon by the parties, and with a landlord’s contribution no lower than $900,000. The lease further provides that the tenant will reimburse the landlord for its “Reimbursable Costs” which are defined to include all costs and expenses (other than construction loan interest and financing costs) charged to the landlord for design services fees, filing fees for submission of plans to governmental authorities, Work costs for all items of Work performed in accordance with the approved final plans, and certain contractor’s fees; provided that the landlord must pay the first $900,000 as the landlord’s contribution, and must initially pay the Reimbursable Costs subject to reimbursement by the tenant upon substantial completion (as determined pursuant to the lease). The Mortgage Loan documents require that, within ten business days following receipt of notice from the tenant of such a request, the borrower must deposit $900,000 into a reserve for such alterations and improvements. In the event that the borrower fails to deposit such amount, such failure will not constitute an event of default, but all excess cash will be required to be deposited into such reserve (unless another cash trap period is in effect requiring a different application of excess cash flow), until the amount on deposit in such reserve equals $900,000. In the event that the issuing entity took title to the Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure prior to the Request Deadline, and the tenant subsequently requested such alterations and improvements, we cannot assure you that the issuing entity would have the funds or otherwise have the ability to pay for or perform any such alterations or improvements. In such event the tenant may seek remedies against the issuing entity, such as offsetting the required
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tenant allowance against its rent, seeking specific performance or terminating its lease. In addition, in the event that the tenant does not request that the Work be performed by the Request Deadline, the tenant will be entitled to a rent abatement of $900,000, and if the Work is performed and the final Reimbursable Costs are less than $900,000, the tenant will be entitled to a rent abatement in the amount of the excess of $900,000 over the Reimbursable Costs.

●	In addition, with respect to the Rentar Plaza Mortgage Loan (9.5%), the Mortgaged Property is currently undergoing retail and common area upgrades totaling approximately $9.6 million scheduled to be completed by January 2026. Such upgrades are not required or reserved for under the related Whole Loan documents.
●	With respect to the Washington Square Mortgage Loan (8.7%), the borrower and/or borrower sponsor is renovating a vacant former Sears (approximately 60,000 square feet) for the construction of a two-level, approximately 141,980 square foot DICK’s House of Sport with an additional 20,000 square feet for an exterior playing field adjacent to the improvements. Such renovations are not required or reserved for under the related loan documents. We cannot assure you as to the timing of such construction or as to whether or when such new store will open.
●	With respect to The Hollywood Collection Mortgage Loan (3.8%), the Mortgaged Property is subject to a City of Los Angeles seismic retrofit program, which requires properties built with nonductile concrete before 1978 (such segment being a 61,316 square-foot portion (formerly called the Peterson Building; tenants are La La Land and Marshalls), of the total 180,797 square-foot Mortgaged Property) to perform structural upgrades to enhance protection during earthquakes. The retrofit program requires three actions for compliance from the date that the Initial Determination Order was sent on January 4, 2018: (i) completion of the Los Angeles Department of Building and Safety ("LADBS") non-ductile concrete building checklist within three years (e.g. January 4, 2021), (ii) submission of retrofit plans to LADBS within 10 years (i.e., January 4, 2028) and (iii) completion of the retrofit work within 25 years (e.g. January 4, 2043) which date will occur eight years beyond loan maturity. The Mortgaged Property prior owner provided the LADBS checklist on October 16, 2020 and the borrower is required to submit plans for the retrofit work on January 4, 2028. Failure to meet the deadline will trigger an event of default under the Mortgage Loan documents and recourse for any related losses. The Mortgage Loan is also structured with a springing payment guaranty in the event of a default during the loan term. The guaranty would be equal to the amount required to complete the work, currently estimated by a third-party contractor to be approximately $2.4 million.
●	With respect to certain of the residential cooperative mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds. For example:
o	With respect to the Waterview Towers Inc. Mortgage Loan (2.2%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work relating to the Mortgaged Property’s facade. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $5,000,000 (equating to 35.7% of the original principal amount of the Mortgage Loan), to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $5,000,000 escrowed amount, the borrower is obligated to pay such excess amount.
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o	With respect to The Towers Cooperative Corporation Mortgage Loan (2.1%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work relating to the Mortgaged Property’s facade. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $7,000,000 (equating to 53.8% of the original principal amount of the Mortgage Loan), to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $7,000,000 escrowed amount, the borrower is obligated to pay such excess amount.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within four (4) months of the origination date of the Mortgage Loan), full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within fourteen (14) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards”, “—German American Capital Corporation—

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DB Originators’ Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

With respect to the Lakeside Commerce Center Mortgage Loan (2.1%), the certificate of occupancy for the Mortgaged Property includes a condition that the property owner maintain a lease for a neighboring parcel to provide egress to a portion of the Mortgaged Property. The neighboring parcel includes two points of legal access to public rights of way. The egress requirement only relates to the certificate of occupancy. The related borrower is required to maintain such lease during the term of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1, representation and warranty number 24 on Annex E-1 and representation and warranty number 26 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation or condemnation proceedings.

With respect to the 32 Old Slip – Leased Fee Mortgage Loan (3.3%), the related borrower sponsor and non-recourse carveout guarantor, Leon Melohn (“Melohn”), entered into a settlement agreement with the United States Department of Justice and the Department of Health and Human Services in February 2023 to resolve allegations of installing unlicensed operators who oversaw the provision of “worthless services” at a nursing home owned by Melohn and a family trust in which Melohn was a trustee, as well as knowingly presenting false and fraudulent claims for payment to the Medicaid Program. The New York State Department of Health cited the nursing home for failing to, among other things, ensure that residents were free of significant medical errors, prevent unnecessary falls and injuries, provide sufficient staffing and maintain adequate pest control, which conditions “placed the residents’ health and safety in immediate jeopardy”. In March 2019 the nursing home was placed on the Center for Medicare Services’ Special Focus Facilities list, which represents the facilities in each state that received the highest number of deficiency citations and/or whose deficiency citations were greater in scope of severity as compared to other facilities in the same state. Melohn and the other settling parties agreed to pay $4,750,000 to settle the civil claims, and Leon Melohn was placed on a list of excluded individuals and entities that may not participate in Medicaid and all other federal healthcare programs for 10 years.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

With respect to certain of the Mortgage Loans, the related borrower, borrower sponsor, guarantor and/or their respective affiliates may be subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance. We cannot assure you that any such insurance will be adequate to cover litigation, disputes and related expenses. In addition, certain types of litigation may not be covered by insurance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

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Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Thirty-eight (38) of the Mortgage Loans (76.6%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

One (1) of the Mortgage Loans (8.7%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Four (4) of the Mortgage Loans (14.7%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans prior to the date of origination, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, short sale, loan restructuring, forbearance agreement, or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring or provided acquisition financing for the related borrower's purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), the Washington Square Mortgage Loan (8.7%), the Shoppes at Dadeland Mortgage Loan (6.4%), The Hollywood Collection Mortgage Loan (3.8%), and the Lakeside Commerce Center Mortgage Loan (2.1%), the related borrower sponsor or affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults and foreclosures, deeds-in-lieu of foreclosure or discounted payoffs on loans secured by such projects within the last 10 years.
●	With respect to the Chatham Center Garage Mortgage Loan (7.1%), one of the non-recourse carveout guarantors, TEI LLC, the affiliated borrower sponsors, and their affiliates, have been involved in multiple defaults, and foreclosures or deeds-in-lieu thereof. In addition, a prior loan secured by an office property that is located on top of the related Mortgaged Property (which is a parking garage) was foreclosed on in 2015.
●	With respect to the Shoppes at Dadeland Mortgage Loan (6.4%), the borrower sponsor previously acted as borrower sponsor of a commercial mortgage loan which was subject to a deed-in-lieu of foreclosure.
●	With respect to the Ballantyne Tower Mortgage Loan (6.3%), Estein Holdings, Ltd. (“Estein”), the borrower sponsor and non-recourse carveout guarantor and other affiliates were subject to a prior foreclosure during the COVID-19 pandemic. UST Prime III Hotel Owner, LP (“UST Prime III”), the entity that owned a JW Marriott hotel, entered into a forbearance agreement with its existing lenders in May of 2020, deferring the payment of debt service for the months of June, July, and August 2020 due to the ongoing pandemic, which was extended through January, 2021. At the end of the forbearance period, UST Prime III was unable to make the required debt service payments. In March 2021, the UST Prime III lenders issued a notice of default, and in May 2021,
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an acceleration notice. On July 14, 2021, UST Prime III was advised by the lender foreclosure proceedings had begun. A foreclosure complaint was filed in Cook County, Illinois on July 14, 2021. The foreclosure sale was concluded on July 8, 2022, and the deed was transferred to a lender appointed entity thereafter. UST Prime III, Estein and affiliates were not subject to any financial obligations as a result of the foreclosure proceedings, and no contingent liabilities have been or are expected to be incurred as a result of the foregoing.

●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (3.3%), an entity in which the related borrower sponsor owned a 1% interest and a trust in which he was the trustee owned a property that was subject to a deed-in-lieu of foreclosure in 2020. In addition, the borrower sponsor is the borrower sponsor of a loan that was transferred into special servicing but has been returned to the related master servicer.

Three (3) of the Mortgage Loans (10.6%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property, as described below:

●	With respect to the Chatham Center Garage Mortgage Loan (7.1%), the Mortgage Loan refinanced a prior securitized mortgage loan secured by both the related garage Mortgaged Property and an office property located on top of the Mortgaged Property (which is not part of the collateral for the current mortgage loan). The prior Mortgage Loan matured on July 6, 2025. On July 6, 2025 a forbearance agreement was entered into with respect to the prior mortgage loan pursuant to which the master servicer agreed to forbear from enforcing remedies through August 6, 2025 in exchange for payment of a forbearance fee and legal fees. The current Mortgage Loan, together with borrower equity, refinanced the prior mortgage loan in full on August 5, 2025.
●	With respect to the 29-33 Ninth Avenue Mortgage Loan (2.4%), the prior mezzanine lender agreed to waive $1,000,000 of accrued interest at pay off. A portion of proceeds from the Mortgage Loan were used to repay the prior mezzanine loan in full on February 4, 2025.
●	With respect to the Nagle House, Inc. Mortgage Loan (1.1%), the prior loan to the borrower matured on May 1, 2025 and was not extended. The Nagle House, Inc. Mortgage Loan closed on July 23, 2025, and the proceeds of the loan were utilized to refinance, in full and without a discounted payoff, the prior defaulted loan.

With respect to certain of the Mortgage Loans, related borrowers, borrower sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

In addition, certain borrower sponsors of mortgage loans secured by office properties have been the subject of concentrated and material stress-related events with respect to their office properties in the recent past that, in the aggregate, pose a unique risk to such sponsor.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Six (6) of the Mortgaged Properties (12.8%) securing, in whole or in part, three (3) Mortgage Loans, are leased to a single tenant.
●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 4.7% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five (5) largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 5.0% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	Takeda is a tenant at each of the 35 Landsdowne, the 40 Landsdowne and the 45 - 75 Sidney Mortgaged Properties (collectively, 5.6%).
●	CVS or CVS Pharmacy is a tenant at each of The Hollywood Collection and the Walkers Village Shopping Center Mortgaged Properties (collectively, 5.0%).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the office Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
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●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or within one year of, the maturity date of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date
BioMed MIT Portfolio – 40 Landsdowne	1.8%	6/30/2030	6/9/2035
BioMed MIT Portfolio – 35 Landsdowne	1.7%	6/30/2030	6/9/2035
BioMed MIT Portfolio – 65 Landsdowne	1.2%	8/31/2026	6/9/2035
BioMed MIT Portfolio – 88 Sidney	1.0%	2/29/2028	6/9/2035
Honolulu FBI Office	2.4%	10/21/2032	7/6/2035

●	With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant set forth in the bullet above) expire in a single calendar year prior to, or within one year of the maturity date of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to the maturity date of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date
Shoppes at Dadeland	6.4%	84.7%	2030	8/6/2035
Ballantyne Tower	6.3%	54.7%	2032	8/6/2035
29-33 Ninth Avenue	2.4%	79.9%	2034	2/6/2035
BioMed MIT Portfolio – 45 - 75 Sidney	2.1%	50.2%	2029	6/9/2035
660 West Germantown Pike	0.9%	55.6%	2027	10/6/2034
●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain, reduce exposure, relocate stores, offices or locations, or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. For example, in the case of the Washington Square Mortgage Loan (8.7%), (i) the largest tenant at the related Mortgaged Property, JCPenney, filed for Chapter 11 bankruptcy in May 2020 and (ii) the related Mortgaged Property has a Macy’s, Inc. (“Macy’s”) store as a shadow anchor. On February 27, 2024, Macy’s announced the closure of approximately 150 locations through 2026 but did not identify the locations that would be closed. Further, on January 9, 2025, Macy’s announced that it plans to cease operations at 66 specified locations. We cannot assure you that the JCPenney or Macy’s stores will remain open for business or that the closing of either or both will not trigger co-tenancy provisions or otherwise adversely impact the Mortgaged Property. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, offices or locations.

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We cannot assure you that any other tenant or anchor tenant or shadow anchor at a Mortgaged Property will not close stores, offices or locations, including stores, offices or locations at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property, or the Mortgaged Property is not (or is estimated not to be) capable of being rebuilt, within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant, effective prior to (or within one year of) the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date of the related lease. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Shoppes at Dadeland Mortgage Loan (6.4%), the third largest tenant, Old Navy, which leases 17.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease, from and after September 1, 2025, provided it gives 365 days' prior notice to the landlord.
●	With respect to The Hollywood Collection (3.8%), the fifth largest tenant, CVS Pharmacy, occupies 10,985 square feet (approximately 6.1% of the net rentable area at the Mortgaged Property, under an original 35-year lease that commenced in July 2006 and expires in January 2041. Beginning in lease year 15 (August 1, 2020 through July 31, 2021) and again each five lease years thereafter, CVS has the option to terminate its lease with at least 180 days' written notice prior to the then applicable termination date, which is the last day of the month of February during the next applicable termination year.
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Certain of the tenant leases may permit the related tenant, effective prior to (or within one year of) the maturity date of the related Mortgage Loan, to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

For example, with respect to the Shoppes at Dadeland Mortgage Loan (6.4%), the third largest tenant, Old Navy, which leases 17.7% of the net rentable area at the Mortgaged Property, has the right to pay the lesser of 5% of gross sales and the amount of rent otherwise due if any two of Brandsmart, Container Store or Office Depot (which is no longer a tenant), or certain substitute tenants, fail to open for business during designated hours, and to terminate its lease if such co-tenancy failure continues for 12 months. The fourth largest tenant, Five Below, which leases 9.4% of the net rentable area at the Mortgaged Property, has the right to pay 50% of fixed rent if less than two of Container Store, Old Navy or Brandsmart are open for business for 30 days or more, and to terminate its lease if such co-tenancy failure continues for 12 months.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●	With respect to the Shoppes at Dadeland Mortgage Loan (6.4%), of the five tenants at the Mortgaged Property, the second largest tenant, The Container Store, Inc., which leases 24.4 % of the net rentable area, is not required to continuously operate, and the third largest tenant, Old Navy, which leases 17.7% of the net rentable area at the Mortgaged Property, and the fourth largest tenant, Five Below, which leases 9.4% of the net rentable area, each has an express right to go dark in its lease.
●	With respect to The Hollywood Collection Mortgage Loan (3.8%), (a) the largest tenant, L.A. Fitness Sports Clubs, representing approximately 23.8% of the net rentable area at the Mortgaged Property, has the right to go dark at any time by providing 30 days’ notice. The second largest tenant, Target, representing approximately 21.5% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. The third largest tenant, Marshalls, representing approximately 17.7% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. The fourth largest tenant, La La Land, representing approximately 16.3% of the net rentable area at the Mortgaged Property, has the right to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at

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the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
Rentar Plaza(1)	9.5%	City of New York	43.9%	42.1%
Parkview Center(2)	0.3%	Illinois Secretary of State/DMV	5.9%	5.6%
Parkview Center(2)	0.3%	Illinois Department of Central Management Services	5.1%	6.9%

(1)      The City of New York Department of Citywide Administrative Services, which leases 516,115 square feet at the Rentar Plaza Mortgaged Property, may terminate its lease without penalty as of February 10, 2031 with notice no later than February 10, 2030. The City of New York Department of Transportation, which leases 120,000 square feet at the Mortgaged Property, may terminate its lease without penalty at any time on or after September 30, 2028 upon 180 days’ notice given no earlier than March 31, 2028. The City of New York Department of Correction, which leases 38,478 square feet at the Mortgaged Property, may terminate its lease without penalty on or after November 12, 2028 upon 180 days’ notice.

(2)      Each of the Illinois Secretary of State/DMV and the Illinois Department of Central Management Services has the right to terminate its lease at the Parkview Center Mortgaged Property at any time upon 90 days’ notice. In addition, each such tenant has the right to terminate its lease immediately if funds are not appropriated for such lease.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable square footage at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable square footage at any Mortgaged Property:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), certain of the tenants at the Mortgaged Properties are currently dark with respect to, in aggregate, 69,658 square feet, representing approximately 5.3% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), with respect to 12,995 square feet of its leased space at the 38 Sidney Mortgaged Property and 35,157 square feet of its leased space at the 64 Sidney Mortgaged Property.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), certain of the tenants at the Mortgaged Properties are currently subleasing their respective spaces to third-party subtenants with respect to, in aggregate, 53,992 square feet, representing approximately 4.1% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties currently occupying 201,593 square feet (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), which is subleasing 7,407 square feet of its leased space to Watershed Informatics in suite 100 at the 64 Sidney Mortgaged Property at a sublease rate of $50.00 per square foot. The underwritten base rent per square foot under the prime lease is $100.36.
●	With respect to the Washington Square Mortgage Loan (8.7%), one of the anchor tenants, DICK’s Sporting Goods, is currently leasing its space pursuant to a month-to-month lease. A ground lease with DICK’s Sporting Goods dated May 20, 2025 was entered into after origination, for
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which the leased premises comprise a to-be-constructed two story DICK’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. DICK’s Sporting Goods was underwritten based on the current month-to-month lease. We cannot assure you that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open.

●	With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the fourth largest tenant at the Mortgaged Properties, Auxilior Capital Partners, Inc., is entitled to a free rent period from July 2027 to October 2027 for several leased units. The free rent amount of $244,832.28 is required to be reserved in 12 equal monthly installments from November 2024 to October 2025 for such free rent periods.
●	With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the fifth largest tenant at the Mortgaged Properties, Horst Krekstein, is currently entitled to a free rent period from January 2025 to December 2025 for several of its leased units, followed by a reduced rent period on such units from January 2026 to December 2027. Furthermore, Horst Krekstein is entitled to another free rent period from February 2026 to December 2026 for several other of its leased units, followed by a reduced rent period on such units from January 2027 to December 2028. The free rent amount of $760,670.34 was reserved in connection with the origination of the Mortgage Loan for such free rent period.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding tenant issues as discussed under “Description of the Mortgage Pool—Tenant Issues” has not been addressed for commercial tenancies at the related residential cooperative properties. Nevertheless, certain residential cooperative properties are heavily dependent on income from commercial tenancies. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable Mortgaged Property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan, and (ii) a right of first refusal to purchase the leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in
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foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. The Sub-Landlord assigned its rights of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing rights of first refusal, granted in favor of MIT, which does not apply in connection with the borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Prime Lessee’s interest in the Prime Ground Lease, respectively. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (3.3%), provided that the tenant under the related ground lease is not in default under such ground lease, the tenant under the related ground lease has a right of first offer in respect of the sale of the Mortgaged Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the tenant under the related ground lease has an option to purchase the land (together with the landlord’s reversionary interest) with 180 days’ written notice and delivery of a required deposit amount under the related ground lease to the borrowers. The tenant under the related ground lease has no assets other than its leasehold interest under the ground lease and its ownership of the non-collateral improvements on the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Chatham Center Garage Property Mortgage Loan (7.1%), there are two master leases with affiliates of the borrower relating to the Mortgaged Property. The first master lease is with TEI LLC, one of the non-recourse carveout guarantors, and covers 200 spaces at $215 per space ($43,000 monthly). The master lease terminates August 6, 2030, provided that if the trailing twelve months’ net operating income and effective gross income excluding the master lease (each as calculated in accordance with the master lease) are not equal to or greater than $5.29 million and $6.5 million respectively (the “Financial Targets”), the term of the master lease will automatically renew for five additional one year periods unless the Financial Targets have been achieved as of the respective renewal date; provided that if the master lease has not terminated previously and the Chatham Center Garage Mortgage Loan has not been satisfied in full by August 6, 2035, then the term of the master lease will continue until the Chatham Center Garage Mortgage Loan has been satisfied in full. Rent under such master lease represents approximately 7.5% of underwritten base rent. In addition, the borrower executed a separate master lease with the owner of the Two Chatham Center office building (the “Two Chatham Owner”), which is an affiliate of the borrower, for the duration of the loan term that provides for the Two Chatham Owner to pay to the borrower any funds received from its tenants at the Two Chatham office building in exchange for parking rights in the Chatham Center Garage Property. As of August 1, 2025, there were 44 parking spaces applicable to such master lease and the rent for August 1, 2025 was $12,329 (which if paid annually would be $147,948 or 2.1% of underwritten rent). Rent under such master lease may fluctuate significantly as the tenants at the Two Chatham office building may change the amount of spaces they lease.
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●	With respect to the 29-33 Ninth Avenue Mortgage Loan (2.4%), the second largest tenant at the Mortgaged Property, HC Leaseco LLC (Chez Margaux), representing 11% of the net rentable square footage at the Mortgaged Property, is an affiliate of the borrower sponsor. The lease expires on February 28, 2035.
●	With respect to the Mason Suites & Parkview Center Mortgage Loan (1.9%), as to the Parkview Center Mortgaged Property (0.3%), borrower-affiliated tenants represent 30.0% of the net rentable area and 53.8% of underwritten rent at such Mortgaged Property, including the largest tenant, Lopalooza, an indoor entertainment venue with sports simulators, which leases 28.6% of the net rentable area and represents 52.1% of the underwritten rent.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans do not require earthquake insurance. Four (4) of the Mortgaged Properties (15.7%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13%.

In the case of eighteen (18) Mortgaged Properties (56.7%) which secure in whole or in part eleven (11) Mortgage Loans (56.7%), the related borrowers maintain insurance under blanket policies.

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Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrowers, as ground lessor, to rely on the insurance maintained by the related ground lessee provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the related ground lease. The ground lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than $15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the ground lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the terms of the Mortgage Loan documents, following a casualty the borrower is obligated to (upon its receipt) furnish either such insurance proceeds (which such insurance proceeds would be treated as loss proceeds under the terms of the Mortgage Loan documents) or such letter of credit to the lender (which such letter of credit is to be held by the lender as additional collateral for the loan, subject to the terms of the ground lease).
●	With respect to the 29-33 Ninth Avenue Mortgage Loan (2.4%), the insurance required under the Mortgage Loan documents may be maintained by the condominium association or Midtown Equities LLC, an affiliate of the borrower.
●	With respect to the 477 Equities Corp. Mortgage Loan (0.4%), certain components of the insurance required under the Mortgage Loan documents may be maintained by the condominium association.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to The Hollywood Collection Mortgage Loan (3.8%), the related Mortgaged Property has a historic landmark designation and is therefore subject to certain oversight by the City of Los Angeles with regard to any significant alterations at the Mortgaged Property.
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●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (3.3%), certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrowers to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current ground lease ceases to be in full force and effect and the borrower has not entered into a replacement ground lease in accordance with the terms of the related loan agreement, the borrowers are required to promptly pay, satisfy or otherwise fully discharge such violations.
●	With respect to The Towers Cooperative Corporation Mortgage Loan (2.1%), the 323-325-327 West 11th Street Owners Corp. Mortgage Loan (0.5%), the 838 Greenwich St. Corp. Mortgage Loan (0.3%), the 547 Broadway Realty, Inc. Mortgage Loan (0.2%), the Grand Loft Corp. Mortgage Loan (0.2%) and the 133 Mercer St. Housing Corp. Mortgage Loan (0.2%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.
●	With respect to the 216 East 6th Street Mortgage Loan (1.4%), the related Mortgaged Property is a multifamily property with two ground floor retail units. One of the retail units is leased to a tenant which offers acupuncture, aromatherapy, back and body massages and acupressure. The New York City Department of Buildings issued a violation in July 2024 that noted the illegal occupancy of an unlicensed massage parlor by such tenant. The borrower has a hearing on November 24th, 2025 to contest this ruling. The borrower has advised that it intends to contest this ruling on the grounds that the tenant does have a license, although it was not presented to the inspector during the inspection. In an expeditor’s letter provided to the lender, the expeditor stated that “a massage parlor can legally operate in the district of the Mortgaged Property as it is considered a “health & fitness establishment” which per the Board of Standard & Appeals (zoning resolution from April 12, 2022) can be applied in “use group 6” which is designated for retail use (216 East 6th, per the historical I-card is designated as retail).” According to the related zoning report, the retail use is legal non-conforming. The tenant represents approximately 8.7% of effective gross income at the Mortgaged Property. We cannot assure you that the contest of such violation will be successful or that the tenant will be able to continue to operate at the Mortgaged Property. In addition, the second retail tenant at the Mortgaged Property is not yet in occupancy.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are or may be subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to continue to comply with applicable law and/or to use commercially reasonable efforts to maintain the TCO, or cause the borrower sponsor of the Mortgage Loan to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy is obtained for the related Mortgaged Property or contain general covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1, representation and warranty numbers 24 and 25 on Annex E-1 and representation and warranty numbers 26 and 28 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

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Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Maturity Date/ARD LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value. With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Cut-off Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value.

In the case of Mortgage Loans secured by residential cooperative properties (other than the loan-to-value information for the residential cooperative properties securing the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan), information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Gill Park Cooperative Mortgage Loan (1.8%) and the Nagle House, Inc. Mortgage Loan (1.1%), the “Appraised Value” is based upon the assumption that such Mortgaged Property is operated as a multifamily rental property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the Appraised Value may be based on certain “extraordinary assumptions”, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies. For example:

●	With respect to the Washington Square Mortgage Loan (8.7%), the appraisal is based on the extraordinary assumption that DICK’s Sporting Goods (the third largest tenant), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a DICK’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by DICK’s Sporting Goods. A lease with DICK’s Sporting Goods dated May 20, 2025 for the land on which the former Sears store was located was entered into after origination. DICK’s Sporting Goods is continuing to lease 90,000 square feet on a month-to-month basis while its new store is constructed. However, we cannot assure you that such month-to-month lease will continue in effect or as to whether or when the new store will open.
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Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2 and the exceptions thereto for additional information.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), there is no separate environmental indemnitor aside from the related borrowers. The borrowers have obtained an environmental insurance coverage (the “PLL Policy”) with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. The borrowers are required to maintain the PLL Policy for terms of at least two years past the then-current maturity date of the related Whole Loan, provided that the borrowers may obtain the PLL Policy for shorter terms so long as the borrowers continue to renew, replace or extend such policy for the required term. In the event that the borrowers fail to renew the PLL Policy as required, the non-recourse carveout guarantor will have loss recourse liability for certain environmental matters capped at the aggregate PLL Policy minimum limits applicable to the related properties. In addition, the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by the lender in connection with its enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.
●	With respect to the Rentar Plaza Mortgage Loan (9.5%), and the related Whole Loan, there is no non-recourse carveout guarantor or separate environmental indemnitor. Only the single-purpose entity borrower is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.
●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action. In addition, certain Mortgage Loans may require the lender to seek payment from an environmental insurance policy prior to seeking payment under an environmental indemnity.

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Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the Mortgaged Property, whereas payment at maturity is primarily dependent upon the market value of the Mortgaged Property or the related borrower’s ability to refinance the Mortgage Loan. Moreover, the absence of a guarantor may increase likelihood that the related borrower will take actions triggering recourse liability under such non-recourse carveout provisions than if there was a guarantor that would become liable were such non-recourse carveout provisions triggered.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), any related individual borrower has the right, without the consent of the lender, to enter into a payment-in-lieu-of-taxes (“PILOT”) lease (“PILOT Lease”) with respect to the entirety of such fee interest to provide the applicable individual Mortgaged Property with the benefit of PILOT (any such arrangement, a “Permitted PILOT Arrangement”), certain conditions, including, among others, (a) the form of PILOT Lease is substantially in the form of a PILOT Lease previously approved by the lender or subject to the lender’s reasonable approval, (b) if customarily provided (in the borrower’s reasonable determination) by the lessee under such PILOT Lease (in such capacity, “PILOT Lessee”) or if expressly provided in the PILOT Lease, the PILOT lessor enters into a fee Mortgage or a joinder to a PILOT leasehold mortgage encumbering the PILOT lessor’s fee interest under the PILOT Lease, and (c) if the Permitted PILOT Arrangement includes a bond financing, all PILOT bonds are required to be pledged to the lender; provided, however, at any time, a PILOT Lessee is permitted, without the consent of the lender, to redeem, terminate or cancel any PILOT Lease and the related documents in connection with the acquisition of the fee interest held by the applicable PILOT lessor in accordance with the terms of the PILOT Lease and the Whole Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1, representation and warranty number 17 on Annex E-1 and representation and warranty number 19 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Twenty (20) Mortgage Loans (71.7%) are interest only until the maturity date or Anticipated Repayment Date and therefore have an expected Maturity/ARD Balance at the related maturity date or Anticipated Repayment Date.
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●	Three (3) Mortgage Loans (14.4%) provide for payments of interest-only for the first 24 – 116 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Maturity/ARD Balance at the related maturity date or Anticipated Repayment Date.
●	Nineteen (19) Mortgage Loans (12.1%) are amortizing until the maturity date and therefore have an expected Maturity/ARD Balance at the related maturity date or Anticipated Repayment Date.
●	One (1) Mortgage Loan (1.8%) provides for amortization in full during its term.
●	With respect to the Audible – Amazon Mortgage Loan (4.7%), the whole loan includes an A/B structure. The approximately $29,975,041 A-Note has an Anticipated Repayment Date of August 6, 2035 and a final maturity date of January 6, 2039. The B-Note is in the principal amount of approximately $10,424,959. Both notes bear interest at an initial interest rate of 6.991%. The monthly debt service payments on the whole loan are based on the initial interest rate of 6.991% and a 261-month amortization schedule on the whole loan set forth on Annex H. Principal amortization (prior to an event of default, to the extent provided in the Audible – Amazon Co-Lender Agreement) is allocated to the B-Note, which will result in the B-Note amortizing on a 116-month schedule (i.e., the monthly payment date four months prior to the Anticipated Repayment Date, and the A-Note being interest-only through that period; if the B-Note is not paid in full by such date, then the borrower is required to make an additional principal payment sufficient to satisfy the B-Note on such date. Following the repayment in full of the B-Note, all principal amortization on the whole loan is allocated to the A-Note. Commencing on the Anticipated Repayment Date and each payment date thereafter, the A-Note will accrue interest at an adjusted interest rate, as defined in the Mortgage Loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
1	10	23	15.0%
6	0	19	75.0
9	0	1	9.9	8
Total		43	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple, sub-leasehold and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

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All of the Mortgage Loans (100.0%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to 23 Mortgage Loans (15.0%) secured by residential cooperative properties, the related borrower does not have independent directors, and no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

With respect to the Vista Apartments Mortgage Loan (7.1%), the Mortgage Loan is recourse to the borrower and guarantor in an amount equal to (1) (a) $22,500,000 (50% of the original principal balance) plus (b) the difference, if any, obtained by subtracting (i) the sum of (A) the aggregate amount of coverage of all insurance policies and (B) proceeds received by the lender from the sale of the Mortgaged Property pursuant to a foreclosure, from (ii) the outstanding amount of the debt prior to the application of any net proceeds in prepayment thereof (the “Recourse Amount”) or (2) the entire outstanding amount of the Mortgage Loan whenever the outstanding amount of the Mortgage Loan is equal to or less than the Recourse Amount (the “Payment Guaranty”). At origination, the borrower provided a counsel’s opinion regarding non-consolidation of the related borrower; however, such opinion expresses no opinion with respect to the Payment Guaranty. We cannot assure you that the Payment Guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the related guarantor.

With respect to the Honolulu FBI Office Mortgage Loan (2.4%), the Mortgage Loan will become recourse to the borrower, the guarantor and the individual which controls the guarantor entity in an amount equal to $12,000,000, representing 25.4% of the original principal balance of the Whole Loan (the “Payment Guaranty”), if 12 months prior to the expiration of the lease of the Federal Bureau of Investigation (GSA), the sole tenant at the Mortgaged Property, the borrower fails to (i) deposit $12,000,000 into a tenant rollover reserve held by the lender or (ii) deliver a letter of credit in the amount of $12,000,000. At origination, the borrower provided a counsel’s opinion regarding non-consolidation of the related borrower; however, such opinion expresses no opinion with respect to the Payment Guaranty. We cannot assure you that the Payment Guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the related guarantor.

With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the borrower sponsor provided a guaranty for a portion of the indebtedness in an amount equal to $4,100,000, representing 10.0% of the original principal balance of the Mortgage Loan, until the earlier of (x) the date the Mortgaged Properties have achieved (i) occupancy of at least 80% (provided that to the extent the Inovio space remains vacant, and not re-leased pursuant to the Mortgage Loan documents, the lender is required to exclude such dark space from its occupancy calculations, and (ii) a debt yield of at least 18.0% for two consecutive quarters, or (y) the Mortgage Loan is paid in full.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loans

The Audible – Amazon Mortgage Loan (4.7%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for each Anticipated Repayment Date and the Revised Rates for each ARD Loan. “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related

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Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

On or after the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments on the related Mortgage Loan and any related Companion Loan(s) required under the terms of the related Mortgage Loan documents, payments of debt service on any related mezzanine indebtedness (if any) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on such ARD Loan. While interest at the related Initial Rate continues to accrue and be payable on a current basis on such ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan (and any related Companion Loan) has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, prepayment fee, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt

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Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	With respect to one (1) Mortgage Loan (8.7%) (the “YM/Defeasance Loan”):
●	One (1) Mortgage Loan (8.7%) permits the related borrower after a lockout period of 28 payments following the origination date, for a specified period of time, (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two (2) years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount, subject to a lockout, and prior to the open prepayment period.
●	One (1) Mortgage Loan (6.3%) permits the related borrower after a lockout period of 23 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1%, as applicable, of the prepaid amount if such repayment occurs prior to the related open prepayment period.
●	Twenty-three (23) Mortgage Loans (15.0%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a yield maintenance charge or prepayment premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a prepayment premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out periods as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period
Washington Square	$54,783,334	8.7%	28
Ballantyne Tower	$40,000,000	6.3%	23

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The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	1.9%
4	25	23.3
5	7	20.4
7	10	54.4
Total	43	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the issuing entity that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
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●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the issuing entity that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”

Defeasance; Collateral Substitution

The terms of eighteen (18) of the Mortgage Loans (the “Defeasance Loans”) (70.0%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two (2) years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, one (1) of the Mortgage Loans (8.7%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the

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issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance or Prepayment

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.98%), the related borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the Whole Loan and (b) the third anniversary of the loan origination date, obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the borrowers have completed defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount (as defined below), plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the borrowers have paid the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the Mortgaged Property as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the debt service coverage ratio at loan origination (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the Whole Loan in accordance with the Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the Whole Loan, in accordance with the Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the Mortgaged Property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a fund entity affiliated with Blackstone (as more fully described in the Whole Loan documents) that controls, or is, the borrower sponsor, the borrowers may release such Release Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any mezzanine loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the related mezzanine borrower
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will partially defease the related mezzanine loan equal to the applicable release amount under the mezzanine loan (or, if applicable, the Alternate Release Price (as defined in the mezzanine loan agreement)) applicable to such individual Mortgaged Property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the mezzanine loan agreement; (iv) the absence of a Whole Loan event of default on the date that the related individual Mortgaged Property is released from the lien of the Whole Loan (except as expressly permitted in the Whole Loan documents); and (v) compliance with REMIC related provisions. As used herein, “Release Amount”, means, for a Mortgaged Property, the lesser of: (a) the outstanding Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (“Mortgage ALA”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, a partial release may be made to cure an event of default relating to an individual Mortgaged Property (a “BioMed MIT Portfolio Default Release”), provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed MIT Portfolio Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above.

Further, a partial release may be made in order to cure an event of default related to the related ground lease (a “Ground Lease Default Release”), provided that (i) the default relates to an event of default under the related ground lease and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a Ground Lease Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above, and further provided that with respect to any transfer of a BioMed MIT Portfolio Ground Lease related to such Ground Lease Default Release to an affiliate of the borrower, the borrower provides an additional insolvency opinion addressing such transfer to an affiliate.

Further, so long as no event of default is continuing, the borrower at its sole option and sole cost and expense, may deliver to the lender a new appraisal (or an update to the existing appraisal) of each individual Mortgaged Property, indicating the value of such individual Mortgaged Properties which are then secured by the mortgages. Upon receipt of such appraisals (or updates to existing appraisals), at the borrower’s request, the lender is required to use reasonable efforts to agree with the borrower, in their reasonable discretion, to reallocate the then outstanding allocated mortgage loan amounts related to such individual Mortgaged Properties based on the “as-is” values of such individual Mortgaged Properties (inclusive of any portfolio premium) identified in such appraisals (or updates to such appraisals) so long as after giving effect to such reallocation (i) the aggregate allocated mortgage loan amounts with respect to the Whole Loan are equal to such aggregate amounts immediately prior to such reallocation and (ii) the lender has received an opinion of counsel that, after giving effect to such reallocation, the securitization will not fail to maintain its status as a REMIC trust or be subject the imposition of a tax and the tax on prohibited contributions as a result of such reallocation.

In addition, solely with respect to a partial release of a portion (each, a “Portfolio Release Property”) of any of the Mortgaged Properties that were not separately described in the surveys delivered at origination (each, a “Portfolio Property”), as described in the loan agreement, the borrower will also be required to deliver, among other things, (i) a new survey reasonably acceptable to the lender, (ii) evidence reasonably acceptable to the lender that (a) the Portfolio Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the

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remaining Portfolio Property or has been legally subdivided from the remaining Portfolio Property or that the borrower has taken all action necessary under applicable legal requirements in order for such remaining Portfolio Property to be designated as one or more tax parcels separate from the Portfolio Release Property and (b) such partial release does not materially disrupt the operations of the tenants’ businesses pursuant to leases at the remaining Portfolio Property and/or such tenants’ existing use of the remaining Portfolio Property prior to giving effect to such release. To the extent that a subdivision and tax lot split required in order to release such Portfolio Release Property allocates taxes or other shared obligations as between the Portfolio Release Property and the remaining Portfolio Property in a manner such that the obligations of the remaining Portfolio Property varies by an amount of 10% or more from the assumed allocation of obligations in the appraisals delivered on the origination date, the borrower may (1) deliver an appraisal (or update to the existing appraisal), indicating the value of the applicable Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property or (2) request that the lender reasonably determine the value of the Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property, and, in each case, the Mortgage ALA for the remaining Portfolio Property will each be adjusted to reflect 100% of the difference in the value of the applicable Portfolio Property including the Portfolio Release Property, and excluding the Portfolio Release Property, as set forth in the appraisal or as reasonably determined by the lender, provided that the sum of the Mortgage ALA of the remaining Portfolio Property and the Portfolio Release Property following such adjustment equals the Mortgage ALA of the Portfolio Property prior to such determination.

●	With respect to the Washington Square Mortgage Loan (8.7%), the borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Mortgaged Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, which has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use, which has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Mortgaged Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Mortgaged Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Mortgaged Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii)
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the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Mortgaged Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

●	With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the related Whole Loan documents permit the borrower to obtain the release of one or more individual Plymouth Meeting Executive Campus Mortgaged Properties from the lien of the Plymouth Meeting Executive Campus Whole Loan upon satisfaction of the terms and conditions set forth in the Plymouth Meeting Executive Campus Mortgage Loan documents (any such event being a “Partial Release Event”), which include but are not limited to: (i) no event of default exists, unless the completion of such Partial Release Event will result in the cure of all events of default, as applicable and in each case, as determined by the lender in its reasonable discretion, (ii) the borrower either prepays the Plymouth Meeting Executive Campus Whole Loan in accordance with the Plymouth Meeting Executive Campus Mortgage Loan documents or, after the expiration of the lockout period, partially defease the Plymouth Meeting Executive Campus Whole Loan, in each case in an amount equal to the applicable release price for the applicable individual Mortgaged Property, (iii) the borrower delivers a REMIC opinion and a rating agency confirmation, (iv) the borrower delivers evidence, satisfactory to the lender, such that after giving effect to such Partial Release Event, the in-place occupancy of the remaining Mortgaged Properties is 85% or greater as of the date of the proposed Partial Release Event, (v) after giving effect to such Partial Release Event, (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio as of origination or (2) the debt service coverage ratio of the Mortgaged Properties immediately prior to such Partial Release Event, (b) the debt yield for the remaining Mortgaged Properties is no less than the greater of (1) the debt yield as of origination or (2) the debt yield immediately prior to such Partial Release Event, (vi) the borrower has paid all reasonable costs and out-of-pocket expenses of the lender actually incurred in connection with the Partial Release Event and (vi) satisfaction of customary REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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Escrows

Nine (9) of the Mortgage Loans (58.3%) secured by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, industrial and mixed use properties only.

Twenty-seven (27) of the Mortgage Loans (66.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fourteen (14) of the Mortgage Loans (54.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eight (8) of the Mortgage Loans (28.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

The Hampton Inn Cleveland Airport Mortgage Loan (1.0%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	11	$377,243,375	59.8%
Springing	9	159,325,000	25.2
None	23	94,514,427	15.0
Total	43	$631,082,802	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman

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Originator’s Disclosed Underwriting Guidelines”, “—UBS AG—UBS AG New York Branch’s Underwriting Guidelines Standards—Exceptions”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Guidelines and Processes—Exceptions” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”.

With respect to the 133 Mercer St. Housing Corp. (0.2%), the financial statements received from the related borrower were on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria requires, at a minimum, reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 4.3% and 4.9%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 13.59x, 101.1% and 101.5%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited or reviewed financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 133 Mercer St. Housing Corp. Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.
●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured
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Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.

Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
BioMed MIT Portfolio	$63,000,000	65.0%	1.63x	N/A	Yes
Ballantyne Tower	$40,000,000	55.7%	2.03x	16.1%	Yes

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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. The intercreditor agreement required to be entered into in connection with any future mezzanine loan, other than the BioMed MIT Portfolio Mortgage Loan, will be subject to receipt of a Rating Agency Confirmation. Other than in the case of the BioMed MIT Portfolio Mortgage Loan, the intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. In the case of each of the Ballantyne Tower Mortgage Loan, it is a condition to obtaining such future mezzanine loan that, if required by the lender, the lender receives a Rating Agency Confirmation with respect to such future mezzanine loan. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

With respect to the Washington Square Mortgage Loan (8.7%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without lender consent or rating agency confirmation. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness

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secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Non-Trust Mortgage Loan Maximum Balance Allowed(1)	Non-Trust Mortgage Loan Balance as of 8/6/2025	Total Cut-off Date Debt Balance(2)	Total Maximum Debt Balance(3)	Total Maximum Debt LTV Ratio(3)	Non-Trust Mortgage Interest Rate	Total maximum Debt UW NCF DSCR(4)
Waterview Towers Inc.	$13,996,501	$500,000	$0	$13,996,501	$14,496,501	11.9%	Greater of (A) 5.00% or (B) Prime Rate	5.78x
The Towers Cooperative Corporation	$12,990,569	$500,000	$0	$12,990,569	$13,490,569	12.8%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	2.87x
Nagle House, Inc.	$7,000,000	$500,000	$0	$7,000,000	$7,500,000	15.7%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	5.69x
Linden Towers Cooperative #5, Inc.	$6,994,632	$1,000,000	$0	$6,994,632	$7,994,632	10.5%	Greater of (A) 5.00% or (B) Prime Rate	6.52x
2166 Bronx Park East Owners, Inc.	$4,798,925	$250,000	$0	$4,798,925	$5,048,925	31.4%	Greater of (A) 5.25% or (B) Prime Rate+0.25%	2.53x
303 E. 37 Owners Corp.	$3,600,000	$500,000	$0	$3,600,000	$4,100,000	8.9%	Greater of (A) 5.00% or (B) Prime Rate	7.29x
2155 Bay Owner's Corp.	$3,500,000	$500,000	$0	$3,500,000	$4,000,000	14.2%	Greater of (A) 5.00% or (B) Prime Rate	5.19x
323-325-327 West 11th Street Owners Corp.	$3,299,190	$500,000	$0	$3,299,190	$3,799,190	9.2%	Greater of (A) 5.00% or (B) Prime Rate	5.15x
Briar Hill Owners Corp.	$3,197,844	$500,000	$0	$3,197,844	$3,697,844	15.3%	Greater of (A) 5.00% or (B) Prime Rate	5.86x
Croyden Apts. Inc.	$2,997,630	$500,000	$0	$2,997,630	$3,497,630	9.3%	Greater of (A) 5.00% or (B) Prime Rate	6.69x
240-79 Owners Corp.	$2,750,000	$500,000	$0	$2,750,000	$3,250,000	5.1%	Greater of (A) 5.00% or (B) Prime Rate	7.94x
Palisade Gardens Apartments Corp.	$2,350,000	$500,000	$0	$2,350,000	$2,850,000	18.6%	Greater of (A) 5.00% or (B) Prime Rate	5.27x
240 West 23rd Owners Corp.	$1,996,773	$250,000	$0	$1,996,773	$2,246,773	7.8%	Greater of (A) 5.00% or (B) Prime Rate	6.86x
838 Greenwich St. Corp.	$1,647,281	$1,000,000	$0	$1,647,281	$2,647,281	8.0%	Greater of (A) 5.00% or (B) Prime Rate	6.08x
Fairfax House Owners, Inc.	$1,448,912	$250,000	$0	$1,448,912	$1,698,912	7.4%	Greater of (A) 5.00% or (B) Prime Rate	8.05x
Grand Loft Corp.	$1,398,867	$500,000	$0	$1,398,867	$1,898,867	1.4%	Greater of (A) 5.00% or (B) Prime Rate	39.43x
221 W. 20th Owners Corp.	$1,299,041	$250,000	$0	$1,299,041	$1,549,041	20.3%	Greater of (A) 5.00% or (B) Prime Rate	1.91x
100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	$1,299,025	$250,000	$0	$1,299,025	$1,549,025	9.4%	Greater of (A) 5.00% or (B) Prime Rate	12.10x
133 Mercer St. Housing Corp.	$999,237	$250,000	$0	$999,237	$1,249,237	5.4%	Greater of (A) 5.00% or (B) Prime Rate	10.82x
(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of August 6, 2025.
(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt UW NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of August 6, 2025 and giving effect to any applicable interest rate floor), and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Gill Park Cooperative Mortgage Loan and the Nagle House, Inc. Mortgage Loan, such loan-to-value ratio will be determined based on the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of

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proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s

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Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Plymouth Meeting Executive Campus Mortgage Loan (2.5%), the Plymouth Meeting Executive Campus Mortgage Loan documents permit future preferred equity in the maximum amount of $15,500,000 subject to the satisfaction of certain conditions (the “Plymouth Permitted Preferred Equity”) including, among others, (i) no event of default exists, (ii) the lender's reasonable pre-approval of the language to be contained in the sole member's organizational documents and any other documentation as evidence of the Plymouth Permitted Preferred Equity and the rights of the holder in relation thereto, including those provisions which detail the holder's ability to assume ownership control of the borrower, (iii) the holder is not permitted at any time the Plymouth Meeting Executive Campus Whole Loan remains outstanding to sell or transfer its rights in the Plymouth Permitted Preferred Equity except as otherwise permitted pursuant to the Plymouth Meeting Executive Campus Mortgage Loan documents and any other documents entered in relation thereto with or in favor of the lender, (iv) if required by the lender, the holder of the Plymouth Permitted Preferred Equity and the lender enter into and execute a recognition agreement in form and substance reasonably acceptable to the lender, (v) the holder of the Plymouth Permitted Preferred Equity may not exercise its rights in relation thereto without satisfying the requirements under the Plymouth Meeting Executive Campus Mortgage Loan documents, (vi) the outside redemption date for such Plymouth Permitted Preferred Equity is 10 years from the origination date, (vii) the maximum return rate for such Plymouth Permitted Preferred Equity is (a) 8.25% for years 1 through 5, (b) 9.5% for years 6 and 7, and (c) during years 8 through 10, an amount equivalent to principal and interest payments that would be due based upon an 11% interest rate, and an amortization schedule of 25 years, (viii) as a condition to exercising any right to cause a change in control of the borrower, there is an assumption of guaranties and indemnities made in relation to the Plymouth Meeting Executive Campus Whole Loan by a party acceptable to the lender in its sole discretion (it being understood that the borrower sponsors’ (a) guaranty of the “recourse portion” (within the meaning of the Plymouth Meeting Executive Campus Mortgage Loan documents), and (b) their covenants and obligations to the lender under the guaranty will survive any such assumption of ownership control of the borrower by the holder of any Plymouth Permitted Preferred Equity), (ix) the repayment of the Plymouth Permitted Preferred Equity and the rights which may be exercised in relation thereto will be expressly subordinate to the Plymouth Meeting Executive Campus Whole Loan, and (x) delivery of a rating agency confirmation.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower (or an affiliate thereof) to incur certain other subordinate indebtedness as described below:

●	With respect to the Audible – Amazon Mortgage Loan (4.7%), the sole member of the related borrower has unsecured debts in the approximate aggregate amount of $9,393,771, due to three borrower affiliates (the “Audible Subordinate Lenders”) for which intercreditor and standstill agreements (the “Audible Standstill Agreements”) were executed at origination. Pursuant to the Audible Standstill Agreements, the Audible Subordinate Lenders have each agreed that, provided no trigger period under the Audible Standstill Agreements exists, the Audible Subordinate Lenders may receive from excess cash distributed by borrower as permitted by the Mortgage Loan Documents (i) scheduled payments of principal and interest on the subordinate debts which amounts may be paid and disbursed to the Audible Subordinate Lenders and (y) any other prepayments of principal and interest that the sole member is permitted to pay to the Audible Subordinate Lenders in accordance with the terms and conditions of the subordinate loan documents.
●	The Mortgage Loans secured by residential cooperative properties generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents.
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Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the BioMed MIT Portfolio Mortgage Loan, the Rentar Plaza Mortgage Loan, the Washington Square Mortgage Loan, the Audible – Amazon Mortgage Loan, the Hollywood Collection Mortgage Loan, the 32 Old Slip – Leased Fee Mortgage Loan, the Plymouth Meeting Executive Campus Mortgage Loan, the Honolulu FBI Office Mortgage Loan and the 29-33 Ninth Avenue Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the BioMed MIT Portfolio Whole Loan, the Plymouth Meeting Executive Campus Whole Loan and the Audible – Amazon Whole Loan.

“Audible – Amazon Subordinate Companion Loan” means, with respect to the Audible – Amazon Whole Loan, Note B.

“BBCMS 2025-C35 PSA” means the pooling and servicing agreement governing the servicing of the Rentar Plaza Whole Loan, The Hollywood Collection Whole Loan and the 29-33 Ninth Avenue Whole Loan.

“BMO 2025-C12 PSA” means the pooling and servicing agreement governing the servicing of the Washington Square Whole Loan and the Plymouth Meeting Executive Campus Whole Loan.

“BX 2025-LIFE TSA” means the trust and servicing agreement governing the servicing of the BioMed MIT Portfolio Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the related Servicing Shift PSA entered into in connection with such securitization. For the avoidance of doubt, there is no “Controlling Companion Loan” in relation to the issuing entity.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“MSBAM 2025-C35 PSA” means the pooling and servicing agreement governing the servicing of the Honolulu FBI Office Whole Loan.

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“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the BioMed MIT Portfolio Whole Loan and the Plymouth Meeting Executive Campus Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related Co-Lender Agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements, as applicable, identified under the column titled “Non-Serviced PSA/TSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loans.

“Serviced AB Mortgage Loan” means the Audible – Amazon Mortgage Loan.

“Serviced AB Whole Loan” means the Audible – Amazon Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Serviced Pari Passu Companion Loans related to the issuing entity.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan. For the avoidance of doubt, there are no Serviced Pari Passu Mortgage Loans related to the issuing entity.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans and no Serviced Subordinate Companion Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan. For the avoidance of doubt, there are no Serviced Pari Passu Whole Loans related to the issuing entity.

“Serviced Subordinate Companion Loan” means the Audible – Amazon Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Servicing Shift Mortgage Loans related to the issuing entity.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement governing the servicing of such Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

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“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, there are no Servicing Shift Whole Loans related to the issuing entity.

“Subordinate Companion Loan” means with respect to any AB Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Co-Lender Agreement.

“Whole Loan” means each of the BioMed MIT Portfolio Whole Loan, the Rentar Plaza Whole Loan, the Washington Square Whole Loan, the Audible – Amazon Whole Loan, The Hollywood Collection Whole Loan, the 32 Old Slip - Leased Fee Whole Loan, the Plymouth Meeting Executive Campus Whole Loan, the Honolulu FBI Office Whole Loan and the 29-33 Ninth Avenue Whole Loan, as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
BioMed MIT Portfolio	$63,000,000	9.98%	$784,000,000	$478,000,000	35.3%	55.2%	2.75x	1.66x
Rentar Plaza	$60,000,000	9.5%	$100,000,000	NAP	32.3%	32.3%	2.92x	2.92x
Washington Square	$54,783,334	8.7%	$285,216,666	NAP	51.9%	51.9%	2.07x	2.07x
Audible – Amazon	$29,975,041	4.7%	NAP	$10,424,959	43.1%	58.0%	1.97x	1.15x
The Hollywood Collection	$24,000,000	3.8%	$25,680,000	NAP	71.8%	71.8%	1.48x	1.48x
32 Old Slip – Leased Fee	$21,000,000	3.3%	$146,000,000	NAP	74.2%	74.2%	1.10x	1.10x
Plymouth Meeting Executive Campus	$16,000,000	2.5%	$20,000,000	$5,000,000	51.9%	59.2%	2.02x	2.02x
Honolulu FBI Office	$15,000,000	2.4%	$32,200,000	NAP	54.0%	54.0%	1.62x	1.62x
29-33 Ninth Avenue	$15,000,000	2.4%	$120,000,000	NAP	58.4%	58.4%	1.30x	1.30x

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
BioMed MIT Portfolio	Non-Serviced	BX 2025-LIFE	A1-S	Control Note	Pari Passu	$87,400,000	BX 2025-LIFE
			A2-S	Non-Control Note	Pari Passu	$87,400,000	BX 2025-LIFE
			A3-S	Non-Control Note	Pari Passu	$87,400,000	BX 2025-LIFE
			A4-S	Non-Control Note	Pari Passu	$87,400,000	BX 2025-LIFE
			A5-S	Non-Control Note	Pari Passu	$87,400,000	BX 2025-LIFE
			A1-C1-A	Non-Control Note	Pari Passu	$18,750,000	BBCMS 2025-C35
			A1-C1-B	Non-Control Note	Pari Passu	$22,250,000	JPMCB
			A1-C2	Non-Control Note	Pari Passu	$41,000,000	JPMCB
			A2-C1	Non-Control Note	Pari Passu	$41,000,000	MSBAM 2025-C35
			A2-C2-A	Non-Control Note	Pari Passu	$18,500,000	MSBAM 2025-C35
			A2-C2-B	Non-Control Note	Pari Passu	$22,500,000	Benchmark 2025-B41
			A3-C1-A	Non-Control Note	Pari Passu	$18,750,000	BBCMS 2025-C35
			A3-C1-B	Non-Control Note	Pari Passu	$20,250,000	Benchmark 2025-B41
			A3-C1-C	Non-Control Note	Pari Passu	$2,000,000	Deutsche Bank AG, New York Branch
			A3-C2	Non-Control Note	Pari Passu	$41,000,000	Deutsche Bank AG, New York Branch
			A4-C1-A	Non-Control Note	Pari Passu	$18,750,000	BBCMS 2025-C35
			A4-C1-B	Non-Control Note	Pari Passu	$20,250,000	Benchmark 2025-B41
			A4-C1-C	Non-Control Note	Pari Passu	$2,000,000	Goldman Sachs Bank USA
			A4-C2	Non-Control Note	Pari Passu	$41,000,000	Goldman Sachs Bank USA
			A5-C1-A	Non-Control Note	Pari Passu	$18,750,000	BBCMS 2025-C35
			A5-C1-B	Non-Control Note	Pari Passu	$22,250,000	SGFC
			A5-C2	Non-Control Note	Pari Passu	$41,000,000	SGFC
			B-1	Subordinate	Subordinate	$38,280,000	BX 2025-LIFE
			B-2	Subordinate	Subordinate	$38,280,000	BX 2025-LIFE
			B-3	Subordinate	Subordinate	$38,280,000	BX 2025-LIFE
			B-4	Subordinate	Subordinate	$38,280,000	BX 2025-LIFE
			B-5	Subordinate	Subordinate	$38,280,000	BX 2025-LIFE
			C-1	Subordinate	Subordinate	$38,460,000	BX 2025-LIFE
			C-2	Subordinate	Subordinate	$38,460,000	BX 2025-LIFE
			C-3	Subordinate	Subordinate	$38,460,000	BX 2025-LIFE
			C-4	Subordinate	Subordinate	$38,460,000	BX 2025-LIFE
			C-5	Subordinate	Subordinate	$38,460,000	BX 2025-LIFE
			D-1	Subordinate	Subordinate	$18,860,000	BX 2025-LIFE
			D-2	Subordinate	Subordinate	$18,860,000	BX 2025-LIFE
			D-3	Subordinate	Subordinate	$18,860,000	BX 2025-LIFE
			D-4	Subordinate	Subordinate	$18,860,000	BX 2025-LIFE
			D-5	Subordinate	Subordinate	$18,860,000	BX 2025-LIFE
Rentar Plaza	Non-Serviced	BBCMS 2025-C35	A-1	Control Note	Pari Passu	$40,000,000	BBCMS 2025-C35
			A-2-1	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2025-B41
			A-2-2	Non-Control Note	Pari Passu	$10,000,000	DBRI
			A-3-1	Non-Control Note	Pari Passu	$5,000,000	BBCMS 2025-C35
			A-3-2	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2025-B41
			A-4	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2025-C35
			A-5	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2025-B41
			A-6	Non-Control Note	Pari Passu	$20,000,000	BBCMS 2025-C35
			A-7-1	Non-Control Note	Pari Passu	$6,000,000	UBS AG
			A-7-2	Non-Control Note	Pari Passu	$4,000,000	BBCMS 2025-C35
			A-8	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2025-B41
			A-9	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2025-B41
			A-10	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2025-B41
			A-11	Non-Control Note	Pari Passu	$5,000,000	UBS AG
Washington Square	Non-Serviced	BMO 2025-C12	A-1-1	Control Note	Pari Passu	$29,100,000	BMO 2025-C12
			A-1-2	Non-Control Note	Pari Passu	$10,900,000	BBCMS 2025-C35
			A-1-3	Non-Control Note	Pari Passu	$15,000,000	BBCMS 2025-C35
			A-1-4	Non-Control Note	Pari Passu	$15,000,000	BBCMS 2025-C35
			A-1-5	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2025-B41
			A-1-6	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2025-B41
			A-1-7	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2025-B41
			A-1-8	Non-Control Note	Pari Passu	$8,333,334	Benchmark 2025-B41
			A-2-1	Non-Control Note	Pari Passu	$17,000,000	BMO 2025-C12
			A-2-2-1-A	Non-Control Note	Pari Passu	$11,450,000	Benchmark 2025-B41
			A-2-2-1-B	Non-Control Note	Pari Passu	$5,100,000	GSMC
			A-2-2-2	Non-Control Note	Pari Passu	$450,000	BMO 2025-C12
			A-2-3	Non-Control Note	Pari Passu	$17,000,000	BBCMS 2025-C35
			A-2-4-1	Non-Control Note	Pari Passu	$12,100,000	BBCMS 2025-C35
			A-2-4-2	Non-Control Note	Pari Passu	$4,900,000	GSMC
			A-3-1A	Non-Control Note	Pari Passu	$24,500,000	BANK 2025-BNK50
			A-3-1B	Non-Control Note	Pari Passu	$15,500,000	JPMCB
			A-3-2	Non-Control Note	Pari Passu	$5,333,333	JPMCB
			A-4-1	Non-Control Note	Pari Passu	$17,450,000	BMO 2025-C12
			A-4-2	Non-Control Note	Pari Passu	$12,000,000	BMO
			A-4-3	Non-Control Note	Pari Passu	$3,550,000	BMO
			A-4-4	Non-Control Note	Pari Passu	$9,000,000	BMO
			A-4-5	Non-Control Note	Pari Passu	$9,000,000	BMO

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Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			A-4-6	Non-Control Note	Pari Passu	$6,000,000	BMO
			A-4-7	Non-Control Note	Pari Passu	$6,000,000	BMO
			A-4-8	Non-Control Note	Pari Passu	$5,000,000	BMO
			A-5-1-1	Non-Control Note	Pari Passu	$24,500,000	BANK 2025-BNK50
			A-5-1-2	Non-Control Note	Pari Passu	$20,833,333	MSBAM 2025-C35
Audible – Amazon	Serviced	NAP	A	Non-Control Note(2)	Senior	$29,975,041	Benchmark 2025-B41
			B	Control Note(2)	Subordinate	$10,424,958	New York State Teachers’ Retirement System
The Hollywood Collection	Non-Serviced	BBCMS 2025-C35	A-1	Control Note	Pari Passu	$25,680,000	BBCMS 2025-C35
			A-2	Non-Control Note	Pari Passu	$24,000,000	Benchmark 2025-B41
32 Old Slip – Leased Fee	Non-Serviced	BMO 2025-C12	A-1	Control Note	Pari Passu	$40,000,000	BMO 2025-C12
			A-2-1	Non-Control Note	Pari Passu	$21,000,000	Benchmark 2025-B41
			A-2-2	Non-Control Note	Pari Passu	$10,000,000	GSBI
			A-3	Non-Control Note	Pari Passu	$24,000,000	BMO 2025-C12
			A-4	Non-Control Note	Pari Passu	$25,000,000	BBCMS 2025-C35
			A-5	Non-Control Note	Pari Passu	$11,000,000	BBCMS 2025-C35
			A-6	Non-Control Note	Pari Passu	$26,000,000	MSBAM 2025-C35
			A-7	Non-Control Note	Pari Passu	$10,000,000	MSBAM 2025-C35
Plymouth Meeting Executive Campus	Non-Serviced	BMO 2025-C12	A-1	Control Note	Pari Passu	$20,000,000	BMO 2025-C12
			A-2	Non-Control Note	Pari Passu	$16,000,000	Benchmark 2025-B41
			B-1	Non-Control Note	Subordinate	$5,000,000	GSBI
Honolulu FBI Office	Non-Serviced	MSBAM 2025-C35	A-1	Control Note	Pari Passu	$27,200,000	MSBAM 2025-C35
			A-2-A	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2025-B41
			A-2-B	Non-Control Note	Pari Passu	$5,000,000	GSBI
29-33 Ninth Avenue	Non-Serviced	BBCMS 2025-C35	A-1	Control Note	Pari Passu	$40,000,000	BBCMS 2025-C35
			A-2	Non-Control Note	Pari Passu	$30,000,000	BMO 2025-C11
			A-3	Non-Control Note	Pari Passu	$20,000,000	BBCMS 2025-C35
			A-4	Non-Control Note	Pari Passu	$10,000,000	BMO 2025-C11
			A-5	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2025-C35
			A-6	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2025-B41
			A-7	Non-Control Note	Pari Passu	$5,000,000	BMO 2025-C11
			A-8	Non-Control Note	Pari Passu	$5,000,000	BBCMS 2025-C35
			A-9	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2025-B41

(1)	The identification of a “Non-Serviced PSA/TSA” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus, or preliminary offering circular or final offering circular, as applicable, has printed, or otherwise based on publicly available information, and that has included, or is expected to include, the related controlling note for such whole loan.
(2)	The Audible - Amazon Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related Audible – Amazon Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

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Control Rights with respect to the Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Holder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, a related Non-Control Note will be included in the issuing entity, and, prior to the related Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire in a specified period (generally five or ten business days) (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

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In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to each Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

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Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.
●	Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with

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respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Controlling Class Representative, if no Consultation Termination Event is continuing, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire five or ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such five business day or ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such

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Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the related Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The Audible – Amazon Whole Loan

General

The Audible – Amazon Mortgage Loan (4.7%) is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Audible – Amazon Whole Loan was originated by UBS AG New York Branch.

The Audible – Amazon Mortgage Loan is evidenced by one promissory note A with a Cut-off Date Balance of $29,975,041.27 (the “Audible – Amazon Mortgage Loan” or the “Audible – Amazon Senior Loan”). There is also one subordinate companion loan (the “Audible – Amazon Subordinate Companion Loan”), evidenced by the subordinate promissory note B with an original principal balance of $10,424,958.73 (the “Audible – Amazon Subordinate Companion Loan”). The Audible – Amazon Subordinate Companion Loan will not be included in the issuing entity. The Audible – Amazon Subordinate Companion Loan and the Audible – Amazon Mortgage Loan are referred to in this prospectus as the “Audible – Amazon Whole Loan”. The Audible – Amazon Subordinate Companion Loan is currently held by New York State Teachers’ Retirement System.

The rights of the issuing entity, as the holder of the Audible – Amazon Mortgage Loan and the rights of the holder of the Audible – Amazon Subordinate Companion Loan are subject to the terms of a Co-Lender Agreement (the “Audible – Amazon Co-Lender Agreement”).

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Servicing

The Audible – Amazon Whole Loan and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “The Pooling and Servicing Agreement”, but subject to the terms of the Audible – Amazon Co-Lender Agreement. See “The Pooling and Servicing Agreement”. In servicing the Audible – Amazon Whole Loan, the Servicing Standard will require the master servicer and the special servicer to take into account the interests of the Certificateholders, the RR Interest Owner and the holder of the Audible – Amazon Subordinate Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Audible – Amazon Mortgage Loan pursuant to the Audible – Amazon Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Audible – Amazon Co-Lender Agreement sets forth the respective rights of the holders of the Audible – Amazon Mortgage Loan and the Audible – Amazon Subordinate Companion Loan with respect to distributions of funds received in respect of the Audible – Amazon Whole Loan, and provides, in general, that:

●	the Audible – Amazon Subordinate Companion Loan is, generally, junior, subject and subordinate to the Audible – Amazon Senior Loan, and the rights of the holder of the Audible – Amazon Subordinate Companion Loan to receive payments with respect to the Audible – Amazon Whole Loan are, at all times, junior, subject and subordinate to the rights of the holder of the Audible – Amazon Senior Loan to receive payments with respect to the Audible – Amazon Whole Loan;
●	all expenses and losses relating to the Audible – Amazon Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the Audible – Amazon Subordinate Companion Loan, and second to the issuing entity, as holder of the Audible – Amazon Mortgage Loan, on a pro rata and pari passu basis.
●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon.
●	If no Audible – Amazon Sequential Pay Event has occurred and is continuing with respect to the Audible – Amazon Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Audible – Amazon Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the holder of the Audible – Amazon Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance for such note at the applicable net note rate;

(b)       second, to the holder of the Audible – Amazon Senior Loan in an amount equal to the principal payments received (other than any scheduled principal amortization payment (as set forth on Annex H) and the Note B Curtailment Payment, in each case, payable on the Audible – Amazon Subordinate Companion Loan pursuant to the related loan agreement), if any, with respect to such payment date with respect to the Audible – Amazon Mortgage Loan, until such principal balance for the Audible – Amazon Senior Loan has been reduced to zero;

(c)       third, to the holder of the Audible – Amazon Senior Loan up to the amount of any unreimbursed costs and expenses paid by such holder of the Audible – Amazon Senior Loan including any unreimbursed trust fund expenses not previously reimbursed to such holder of the Audible – Amazon Senior Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed)

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with respect to the Audible – Amazon Mortgage Loan pursuant to the Audible – Amazon Co-Lender Agreement or the PSA;

(d)       fourth, to the holder of the Audible – Amazon Senior Loan in an amount equal to any prepayment premium with respect to the Audible – Amazon Senior Loan to the extent paid by the borrower;

(e)       fifth, if, as a result of a workout the principal balance of the Audible – Amazon Senior Loan has been reduced, to the holder of the Audible – Amazon Senior Loan in an amount up to the reduction of the Senior Note principal balance as a result of such workout, plus interest on such amount at the related Audible – Amazon Senior Loan note rate;

(f)       sixth, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Audible – Amazon Subordinate Companion Loan principal balance at the Audible – Amazon Subordinate Companion Loan note rate;

(g)       seventh, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to (i) any scheduled principal amortization payment (as set forth on Annex H) and the Note B Curtailment Payment, in each case, payable on the Audible – Amazon Subordinate Companion Loan pursuant to the related loan agreement and (ii) any principal payments remaining after allocation of principal pursuant to clause (b) above, in each case, received, if any, with respect to such monthly payment date with respect to the Audible – Amazon Whole Loan, until the Audible – Amazon Subordinate Companion Loan principal balance has been reduced to zero;

(h)       eighth, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to any prepayment premium with respect to the Audible – Amazon Subordinate Companion Loan to the extent paid by the borrower;

(i)       ninth, to the extent the holder of the Audible – Amazon Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to Audible – Amazon Co-Lender Agreement, to reimburse the holder of the Audible – Amazon Subordinate Companion Loan for all such cure payments;

(j)       tenth, if any excess amount is available to be distributed in respect of the Audible – Amazon Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(i), any remaining amount will be paid pro rata to the holder of the Audible – Amazon Senior Loan and the holder of the Audible – Amazon Subordinate Companion Loan in accordance with their respective initial percentage interests;

(k)       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Audible – Amazon Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Audible – Amazon Senior Loan and the holder of the Audible – Amazon Subordinate Companion Loan, pro rata, based on their respective initial percentage interests; and

(l)       twelfth, if any excess amount is available to be distributed in respect of the Audible – Amazon Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount will be paid pro rata to the holder of the Audible – Amazon Senior Loan and the holder of the Audible – Amazon Subordinate Companion Loan in accordance with their respective initial percentage interests.

“Note B Curtailment Payment” means an amount equal to the outstanding principal balance of Note B as of the monthly payment date that is four (4) months prior to the anticipated repayment date of August 6, 2035 (the “Note B Curtailment Date”). For the avoidance of doubt, if the borrower timely pays the monthly debt service payment amount due on the Note B Curtailment Date, then such Note B Curtailment Payment will be determined after giving effect to such payment.

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Upon the occurrence and continuance of (i) a monetary event of default with respect to the Audible – Amazon Whole Loan or (ii) a non-monetary event of default as to which the Audible – Amazon Whole Loan becomes a Specially Serviced Loan, in each case provided that the default that led to the occurrence of such event of default has not otherwise been cured or waived (a “Audible – Amazon Sequential Pay Event”), amounts tendered by the borrower or otherwise available for payment on the Audible – Amazon Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the holder of the Audible – Amazon Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance for the Audible – Amazon Senior Loan at the net senior note rate;

(b)       second, to the holder of the Audible – Amazon Senior Loan in an amount equal to the Senior Note principal balance, until the Audible – Amazon Senior Loan principal balance has been reduced to zero;

(c)       third, to the holder of the Audible – Amazon Senior Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Audible – Amazon Senior Loan including any unreimbursed trust fund expenses not previously reimbursed to such holder of the Audible – Amazon Senior Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Audible – Amazon Mortgage Loan pursuant to the Audible – Amazon Co-Lender Agreement or the PSA;

(d)       fourth, to the holder of the Audible – Amazon Senior Loan in an amount equal to the any prepayment premium with respect to the Audible – Amazon Senior Loan, to the extent paid by the borrower;

(e)       fifth, if, as a result of a workout the principal balance of the Audible – Amazon Senior Loan has been reduced, to the holder of the Audible – Amazon Senior Loan in an amount up to the reduction of the Audible – Amazon Senior Loan principal balance as a result of such workout, plus interest on such amount at the related Audible – Amazon Senior Loan rate;

(f)       sixth, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Audible – Amazon Subordinate Companion Loan principal balance at the net Audible – Amazon Subordinate Companion Loan rate;

(g)       seventh, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to the Audible – Amazon Subordinate Companion Loan principal balance, until the Audible – Amazon Subordinate Companion Loan principal balance has been reduced to zero;

(h)       eighth, to the holder of the Audible – Amazon Subordinate Companion Loan in an amount equal to any prepayment premium with respect to the Audible – Amazon Subordinate Companion Loan to the extent paid by the borrower;

(i)       ninth, to the extent the holder of the Audible – Amazon Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Audible – Amazon Co-Lender Agreement, to reimburse the holder of the Audible – Amazon Subordinate Companion Loan for all such cure payments;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of the Audible – Amazon Mortgage Loan or Audible – Amazon Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a workout the principal balance of the Audible – Amazon Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Audible – Amazon Subordinate Companion Loan in an amount up to the reduction, if any, of the Audible – Amazon Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the related Audible – Amazon Subordinate Companion Loan rate;

(k)       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case

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provided that such reimbursements or payments relate to the Audible – Amazon Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Audible – Amazon Senior Loan and the holder of the Audible – Amazon Subordinate Companion Loan, pro rata, based on their respective initial percentage interests; and

(l)       twelfth, if any excess amount is available to be distributed in respect of the Audible – Amazon Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount will be paid pro rata to the holder of the Audible – Amazon Senior Loan and the holder of the Audible – Amazon Subordinate Companion Loan in accordance with their respective initial percentage interests.

Certain Rights of the Holder of the Audible – Amazon Subordinate Companion Loan

The master servicer and the special servicer will be required to notify the holder of the Audible – Amazon Subordinate Companion Loan (or its designee) in writing and receive written or deemed approval from the Audible – Amazon Directing Holder (as defined below) with respect to the following actions (“Audible – Amazon Major Decisions”):

(i)                      any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO property) of the ownership of the property or properties securing the Audible – Amazon Whole Loan if it comes into and continues in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Audible – Amazon Whole Loan Documents or any extension of the maturity date of the Audible – Amazon Whole Loan;

(iii)                following a default or an event of default with respect to the Audible – Amazon Whole Loan documents, any exercise of remedies, including the acceleration of the Audible – Amazon Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Audible – Amazon Whole Loan documents;

(iv)                 any sale of the Audible – Amazon Whole Loan (when it is a defaulted mortgage loan) or REO property for less than the applicable Purchase Price (as defined in the PSA);

(v)                    any determination to bring the Mortgaged Property or an REO property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Mortgaged Property or an REO Property;

(vi)                 any release of material collateral or any acceptance of substitute or additional collateral for the Audible – Amazon Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mo Audible – Amazon Whole Loan documents and for which there is no lender discretion;

(vii)              any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Audible – Amazon Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)           any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Audible – Amazon Whole Loan documents);

(ix)               any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Audible – Amazon Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto (in

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each case, if the lender is required to consent or approve such changes under the Audible – Amazon Whole Loan documents);

(x)                  any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Audible – Amazon Whole Loan documents);

(xi)               any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Audible – Amazon Whole Loan documents and for which there is no lender discretion;

(xii)            any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Audible – Amazon Whole Loan other than pursuant to the specific terms of the Audible – Amazon Whole Loan documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Audible – Amazon Whole Loan documents (in each case, if the lender is required to consent or approve such changes under the Audible – Amazon Whole Loan documents);

(xiii)         any determination of an acceptable insurance default;

(xiv)          any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Mortgaged Property (in each case, if the lender is required to consent or approve such changes under the Audible – Amazon Whole Loan documents);

(xv)             any determination by the Master Servicer to transfer the Audible – Amazon Whole Loan to the Special Servicer pursuant to the reasonably foreseeable default servicing transfer event set forth in the PSA;

(xvi)          any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the Audible – Amazon Whole Loan documents;

(xvii)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xviii)    the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent lender approval is required under the Audible – Amazon Whole Loan documents;

(xix)        any proposed material modification or waiver of the insurance requirements set forth in the Audible – Amazon Whole Loan documents, other than pursuant to the specific terms of such Audible – Amazon Whole Loan documents and for which there is no lender discretion;

(xx)           any material change in the standards contained in the Audible – Amazon Whole Loan documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

(xxi)        any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of

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procedure in an insolvency proceeding or making an § 1111(b)(2) election on behalf of the Audible – Amazon noteholders;

(xxii)     any waiver of a covenant of the borrower relating to maintaining its status as a special purpose entity; or

(xxiii)  if the Mortgaged Property is an REO Property, approval of operating and business plans.

The Audible – Amazon Directing Holder.

Pursuant to the Audible – Amazon Whole Loan Co-Lender Agreement, the directing holder (the “Audible – Amazon Directing Holder”) with respect to the Audible Amazon Whole Loan, as of any date of determination, will be:

●	the holder of the Audible – Amazon Subordinate Companion Loan, unless (i) an Audible – Amazon Control Appraisal Period has occurred and is continuing or (ii) the Audible – Amazon Subordinate Companion Loan or any interest in the Audible – Amazon Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower; and
●	if an event in subclause (i) or (ii) of the preceding bullet is continuing, the Controlling Class Representative.

An “Audible – Amazon Control Appraisal Period” will exist with respect to the Mortgage Loan, if and for so long as (a)(1) the initial Audible – Amazon Subordinate Companion Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as scheduled principal, principal prepayments or otherwise) allocated to, and received on, the Audible – Amazon Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Audible – Amazon Whole Loan that is allocated to the Audible – Amazon Subordinate Companion Loan and any Collateral Deficiency Amount that is allocated to the Audible – Amazon Subordinate Companion Loan pursuant to the PSA and (z) any losses realized with respect to any Mortgaged Property or the Audible – Amazon Whole Loan that are allocated to the Audible – Amazon Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial Audible – Amazon Subordinate Companion Loan principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Audible – Amazon Subordinate Companion Loan on the Audible – Amazon Subordinate Companion Loan.

The holder of the Audible – Amazon Subordinate Companion Loan is entitled to avoid an Audible – Amazon Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the amount of the Audible – Amazon Additional Collateral Amount and in the form of either (x) cash collateral acceptable to the master servicer and the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Audible – Amazon Co-Lender Agreement (either (x) or (y), the “Audible – Amazon Threshold Event Collateral”). “Audible – Amazon Additional Collateral Amount” means an amount which, when added to the appraised value of the related mortgaged property as used to calculate any Appraisal Reduction for the 2 Audible – Amazon Whole Loan pursuant to the PSA, would (if possible) reduce such Appraisal Reduction enough to cause the applicable Audible – Amazon Control Appraisal Event not to occur.

If the Audible – Amazon Subordinate Companion Loan’s principal balance is notionally reduced by Appraisal Reduction Amounts allocated thereto and an Audible – Amazon Control Appraisal Period results due to the allocation of an Appraisal Reduction Amount, the holder of the Audible – Amazon Subordinate Companion Loan will have the right, at its sole expense, to obtain and deliver to the Servicer, or require the Special Servicer to order a supplemental Appraisal prepared on an “as-is” basis of the Mortgage Loan (such Noteholder, the “Audible Amazon Requesting Holder”), within 30 days from receipt of the Audible Amazon Requesting Holder’s written request. The holder of the Audible – Amazon Subordinate Companion Loan challenging the Appraisal Reduction Amount determination will be

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permitted to exercise any rights of the Audible – Amazon Directing Holder, upon such time, if any, as an Audible – Amazon Control Appraisal Period no longer exists and the rights of the Audible – Amazon Directing Holder will be exercised by the holder or holders of a majority of the Audible – Amazon Senior Loan during such Audible – Amazon Control Appraisal Period. Upon receipt of any such supplemental Appraisal, the Special Servicer will determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount based upon such supplemental Appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer, to the extent such information is in the possession of the Master Servicer, and is reasonably necessary to make such recalculation. If required by any such recalculation, the holder of the Audible – Amazon Subordinate Companion Loan will be reinstated as the Audible – Amazon Directing Holder.

If the issuing entity is the Audible – Amazon Directing Holder, then, for so long as no Consultation Termination Event is continuing, the Controlling Class Representative will be entitled to exercise the rights of the Audible – Amazon Directing Holder with respect to the Audible – Amazon Whole Loan. In its capacity as representative of the Audible – Amazon Directing Holder under the Audible – Amazon Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Audible – Amazon Directing Holder under the Audible – Amazon Co-Lender Agreement as well as the rights set forth under “Pooling and Servicing Agreement—The Directing Holder” with respect to the Audible – Amazon Whole Loan during a for so long as no Consultation Termination Event is continuing, and the implementation of any recommended actions outlined in an asset status report with respect to the Audible – Amazon Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “Pooling and Servicing Agreement—The Directing Holder”. Pursuant to the terms of the PSA, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Audible – Amazon Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the issuing entity that are not part of a whole loan.

If an event of default with respect to the Audible – Amazon Whole Loan has occurred and is continuing, the holder of the Audible – Amazon Subordinate Companion Loan will have the option to purchase the Audible – Amazon Mortgage Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Audible – Amazon Mortgage Loan, (b) accrued and unpaid interest on the Audible – Amazon Mortgage Loan through the end of the related interest accrual period, (c) any other amounts due under the Audible – Amazon Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the related mortgage loan documents, including among other items, property advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable with respect to the Audible – Amazon Whole Loan, if (i) the Audible – Amazon Whole Loan borrower or borrower related party is the purchaser or (ii) if the Audible – Amazon Whole Loan is not purchased within ninety (90) days after the first such option first becomes exercisable pursuant to the Audible – Amazon Co-Lender Agreement, and (g) certain additional amounts to the extent provided for in the Audible – Amazon Co-Lender Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

In the event that the Audible – Amazon borrower fails to make any payment of principal or interest on the Audible – Amazon Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Audible – Amazon Whole Loan, the holder of the Audible – Amazon Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Audible – Amazon Co-Lender Agreement. The holder of the Audible – Amazon Subordinate Companion Loan will be limited to six cures over the life of the Audible – Amazon Whole Loan, and, with respect to monetary events of default, no more than four of which may be consecutive.

Pursuant to the Audible – Amazon Co-Lender Agreement, the holder of the Audible – Amazon Subordinate Companion Loan (unless (i) an Audible – Amazon Control Appraisal Period has occurred

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and is continuing or (ii) the Audible – Amazon Subordinate Companion Loan or any interest in the Audible – Amazon Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the PSA, to replace the special servicer then acting with respect to the Audible – Amazon Whole Loan and appoint a replacement special servicer in lieu of such special servicer. After the occurrence of an Audible – Amazon Control Appraisal Event or if the Audible – Amazon Subordinate Companion Loan or any interest in the Audible – Amazon Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower, the controlling class representative under the PSA (during a Subordinate Control Period), or the applicable Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period and any Senior Consultation Period) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the PSA, to replace the special servicer then acting with respect to the Audible – Amazon Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Sale of a Defaulted Whole Loan

Upon the Audible – Amazon Whole Loan becoming a defaulted mortgage loan, if the special servicer decides to sell the Audible – Amazon Mortgage Loan, such special servicer will not be required to sell the Audible – Amazon Mortgage Loan and the Audible – Amazon Subordinate Companion Loan together as notes evidencing one whole loan in accordance with the terms of the PSA.

The Non-Serviced AB Whole Loans

The BioMed MIT Portfolio Whole Loan

General

The BioMed MIT Portfolio Mortgage Loan (9.98%) is part of a split loan structure (the “BioMed MIT Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the BioMed MIT Portfolio Mortgage Loan, (b) five senior promissory notes held by the BX 2025-LIFE trust in the aggregate principal amount of $437,000,000 (the “BioMed MIT Portfolio SASB Pari Passu Companion Loans”), (c) 14 other senior promissory notes held by various parties in the aggregate principal amount of $347,000,000 (the “BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans”) and collectively, with the BioMed MIT Portfolio SASB Pari Passu Companion Loans, the “BioMed MIT Portfolio Pari Passu Companion Loans”; and, the BioMed MIT Portfolio Pari Passu Companion Loans together with the BioMed MIT Portfolio Mortgage Loan, the “BioMed MIT Portfolio Senior Loans”), (d) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “B” notes in the aggregate principal amount of $191,400,000 (the “BioMed MIT Portfolio B Notes”), (e) five subordinate promissory notes held by the BX 2025-LIFE trust designed as “C” notes in the aggregate principal amount of $192,300,000 (the “BioMed MIT Portfolio C Notes”), and (f) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “D” notes in the aggregate principal amount of $94,300,000 (the “BioMed MIT Portfolio D Notes” and, collectively with the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Subordinate Companion Loans”).

The BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “BioMed MIT Portfolio Whole Loan”, and the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein as the “BioMed MIT Portfolio Companion Loans”. The BioMed MIT Portfolio Mortgage Loan and the BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “BioMed MIT Portfolio Non-SASB Loans”. The BioMed MIT Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the BioMed MIT Portfolio Mortgage Loan. The BioMed MIT Portfolio B Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans. The BioMed MIT Portfolio C Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans and the BioMed MIT Portfolio B Notes. The BioMed MIT Portfolio D Notes are subordinate in right of payment to

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the BioMed MIT Portfolio Senior Loans, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes.

As of the Closing Date, the interest rate of the BioMed MIT Portfolio Senior Loans is 5.89283%, the interest rate of the BioMed MIT Portfolio B Notes is 6.34313%, the interest rate of the BioMed MIT Portfolio C Notes is 6.96993%, the interest rate of the BioMed MIT Portfolio D Notes is 7.93133% and the weighted average interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

The holders of each promissory note evidencing the BioMed MIT Portfolio Whole Loan are each a “Note Holder”, and are collectively the “Note Holders”. The holders of the BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders” , the holders of the BioMed MIT Portfolio B Notes are collectively referred to as the “BioMed MIT Portfolio B Note Holders”, the holders of the BioMed MIT Portfolio C Notes are collectively referred to as the “BioMed MIT Portfolio C Note Holders”, and the holders of the BioMed MIT Portfolio D Notes are collectively referred to as the “BioMed MIT Portfolio D Note Holders”.

The holders of the BioMed MIT Portfolio Non-SASB Loans are collectively referred to as the “BioMed MIT Portfolio Non-SASB Loan Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $1,325,000,000.

Only the BioMed MIT Portfolio Mortgage Loan is included in the issuing entity. The BioMed MIT Portfolio SASB Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans (collectively, the “BioMed MIT Portfolio SASB Loans”) have been contributed to a securitization trust (the “BX 2025-LIFE Securitization”) governed by the BX 2025-LIFE TSA. The BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the BioMed MIT Portfolio Whole Loan are subject to a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed MIT Portfolio Co-Lender Agreement.

Servicing

The BioMed MIT Portfolio Co-Lender Agreement provides that the administration of the BioMed MIT Portfolio Whole Loan will be governed by the BioMed MIT Portfolio Co-Lender Agreement and the BX 2025-LIFE TSA . The BioMed MIT Portfolio Whole Loan and any related foreclosed BioMed MIT Portfolio Mortgaged Property will be serviced and administered pursuant to the BX 2025-LIFE TSA by the master servicer acting thereunder (the “BX 2025-LIFE Master Servicer”) or (if the BioMed MIT Portfolio Whole Loan is a Specially Serviced Loan, by the special servicer acting thereunder (the “BX 2025-LIFE Special Servicer”). The BX 2025-LIFE Master Servicer and the BX 2025-LIFE Special Servicer will be required to service and administer the BioMed MIT Portfolio Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), taking into account the interests of the certificateholders under the BX 2025-LIFE trust, the owners of the RR Interest under the BX 2025-LIFE trust, and the BioMed MIT Portfolio Non-SASB Loan Holders.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the BioMed MIT Portfolio Whole Loan or the BioMed MIT Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the Balloon Payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed MIT Portfolio Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the BioMed MIT Portfolio Mortgaged Properties or released to the borrowers in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents, to the extent permitted by the REMIC

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provisions, (2) all amounts for required reserves or escrows required by the BioMed MIT Portfolio Whole Loan documents (to the extent and in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-LIFE Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the BX 2025-LIFE Whole Loan under the BX 2025-LIFE TSA, (4) penalty charges and all amounts that are then due, payable or reimbursable to the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the certificate administrator under the BX 2025-LIFE TSA (the “BX 2025-LIFE Certificate Administrator”) or the trustee under the BX 2025-LIFE TSA (the “BX 2025-LIFE Trustee”) with respect to the BioMed MIT Portfolio Whole Loan pursuant to the BX 2025-LIFE TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the BioMed MIT Portfolio Whole Loan and debt services advances on the BioMed MIT Portfolio SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to any securitization trust holding a BioMed MIT Portfolio Non-SASB Loan (each, a “BioMed MIT Portfolio Non-SASB Trust”) in respect of any debt services advances and interest thereon in respect of any BioMed MIT Portfolio Non-SASB Loan (pursuant to a pooling and servicing agreement governing the applicable BioMed MIT Portfolio Non-SASB Trust)) will be applied and distributed by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-LIFE TSA):

(i)                 first, to pay accrued and unpaid interest on the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio Senior Loan in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(ii)             second, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;
(iii)           third, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan in accordance with the terms BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(iv)           fourth, to pay accrued and unpaid interest on the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio B Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(v)              fifth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(vi)           sixth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio B Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio B Note, such amount to be allocated to such Note Holder of a B Note (on a pro rata and

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pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(vii)        seventh, to pay accrued and unpaid interest on the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio C Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(viii)     eighth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(ix)         ninth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio C Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio C Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(x)            tenth, to pay accrued and unpaid interest on the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio D Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(xi)         eleventh, to each Note Holder of a BioMed MIT Portfolio D note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(xii)      twelfth, to each Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such BioMed MIT Portfolio Note Holder of a D note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio D Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(xiii)   thirteenth, to pay yield maintenance default premiums then due and payable in respect of first, the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis), second, the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis), third, the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis), and fourth, the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis);

(xiv)    fourteenth, to pay default interest and late payment charges then due and owing under the BioMed MIT Portfolio Whole Loan, all of which will be applied in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement; and

(xv)       fifteenth, if any excess amount is available to be distributed in respect of the BioMed MIT Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder based on their respective principal balances prior to the application of payments in accordance with the foregoing clauses (i)- (xiv).

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Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the BioMed MIT Portfolio Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and BioMed MIT Portfolio Whole Loan documents must be allocated to reduce the principal balance of the BioMed MIT Portfolio Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the BioMed MIT Portfolio Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the BioMed MIT Portfolio Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrowers for payment of such amounts have been applied to pay such amounts and any principal and interest collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts.

In the event that the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer has determined that expected proceeds of the BioMed MIT Portfolio Whole Loans or any foreclosed BioMed MIT Portfolio Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), and any collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts, each BioMed MIT Portfolio Non-SASB Loan will be required to, promptly following notice from the BX 2025-LIFE Master Servicer, pay the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the BX 2025-LIFE Certificate Administrator, the BX 2025-LIFE Trustee or the BX 2025-LIFE trust, as applicable, such BioMed MIT Portfolio Non-SASB Loan Holder’s pro rata share of the insufficiency and if such BioMed MIT Portfolio Non-SASB Loan Holder is a securitization trust, then such BioMed MIT Portfolio Non-SASB Loan Holder will be required to use general collections on the other mortgage loans in the securitization of the related BioMed MIT Portfolio Non-SASB Loan. Any such amounts paid by the BioMed MIT Portfolio Non-SASB Loan Holders pursuant to this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes or BioMed MIT Portfolio D Notes.

Workout

Subject to the terms and conditions of the BX 2025-LIFE TSA, and the obligation to act in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), if the BX 2025-LIFE Special Servicer, in connection with a workout or proposed workout of the BioMed MIT Portfolio Whole Loan, modifies the terms thereof such that (i) the Principal Balance of the BioMed MIT Portfolio Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the BioMed MIT Portfolio Whole Loan, such modification will not alter, and any modification of the BioMed MIT Portfolio Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each BioMed MIT Portfolio Senior Loan remaining the same as they were on the closing date of the BX 2025-LIFE trust, and the full economic

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effect of all waivers, reductions or deferrals of amounts due on the BioMed MIT Portfolio Whole Loan attributable to such workout will be borne, first, by the Note Holders of the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio D Notes, as applicable), second, by the Note Holders of the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio C Notes, as applicable), third, by the Note Holders of the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio B Notes, as applicable) and fourth, by the Note Holders of the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio Senior Loans, as applicable).

Sale of Specially Serviced Whole Loan

Upon the BioMed MIT Portfolio Whole Loan becoming a Specially Serviced Loan, the BX 2025-LIFE Special Servicer may sell the BioMed MIT Portfolio Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-LIFE TSA.

However, the BX 2025-LIFE Special Servicer will not be permitted to sell a the BioMed MIT Portfolio Whole Loan if it becomes a specially serviced loan without the written consent of each of the BioMed MIT Portfolio Non-SASB Loan Holders (other than those that are borrower affiliates); provided that no consent of the BioMed MIT Portfolio Non-SASB Loan Holders will be required if the BX 2025-LIFE Special Servicer has delivered to each BioMed MIT Portfolio Non-SASB Loan Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the BioMed MIT Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-LIFE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed MIT Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such BioMed MIT Portfolio Non-SASB Loan Holder that are material to the price of the BioMed MIT Portfolio Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that the BioMed MIT Portfolio Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-LIFE TSA, each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the BioMed MIT Portfolio Whole Loan.

Control and Consultation Rights of the Controlling Class

The BioMed MIT Portfolio Co-Lender Agreement provides that the holder of Note A1-S (which is one of the BioMed MIT Portfolio SASB Pari Passu Companion Loans) (the “BioMed MIT Portfolio Controlling Holder”) will have certain control rights under the BioMed MIT Portfolio Co-Lender Agreement. For so long as such Note A1-S is held by the BX 2025-LIFE trust, the directing certificateholder under the BX 2025-LIFE TSA will be entitled to exercise the rights of the BioMed MIT Portfolio Controlling Holder.

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, neither the BioMed MIT Portfolio Controlling Holder (i.e., the BX 2025-LIFE trust) nor its representative (i.e., BX 2025-LIFE directing certificateholder) will have liability to the other BioMed MIT Portfolio Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the BioMed MIT Portfolio Co-Lender Agreement or the BX 2025-LIFE TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

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The BioMed MIT Portfolio Controlling Holder will be entitled to advise (1) the BX 2025-LIFE Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-LIFE TSA) and (2) the BX 2025-LIFE Special Servicer with respect to all major decisions for which the BX 2025-LIFE Master Servicer must obtain the consent or deemed consent of the BX 2025-LIFE Special Servicer, and except as described below, (i) the BX 2025-LIFE Master Servicer will not be permitted to implement any major decision unless it has obtained the prior consent of the BX 2025-LIFE Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the BX 2025-LIFE TSA), the BX 2025-LIFE Special Servicer will not be permitted to consent to the BX 2025-LIFE Master Servicer’s implementing any major decisions nor will the BX 2025-LIFE Special Servicer itself be permitted to implement any Major Decision as to which the BioMed MIT Portfolio Controlling Holder has objected in writing within 10 Business Days after receipt of the written analysis and such additional information requested by the BioMed MIT Portfolio Controlling Holder as may be necessary in the reasonable judgment of the BioMed MIT Portfolio Controlling Holder in order to make a judgment with respect to such major decision. The BioMed MIT Portfolio Controlling Holder may also direct the BX 2025-LIFE Special Servicer to take, or to refrain from taking, such other actions with respect to the BioMed MIT Portfolio Whole Loan as the BioMed MIT Portfolio Controlling Holder may deem advisable.

In the event that the BX 2025-LIFE Special Servicer or the BX 2025-LIFE Master Servicer (if it is otherwise authorized by the BX 2025-LIFE TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BioMed MIT Portfolio Controlling Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-LIFE Special Servicer has made a reasonable effort to contact the BioMed MIT Portfolio Controlling Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as the case may be, may take any such action without waiting for the BioMed MIT Portfolio Controlling Holder’s response.

Consultation Rights of the Companion Loan Holders

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, the BX 2025-LIFE Special Servicer will be required (1) to provide to each BioMed MIT Portfolio Non-SASB Loan Holder (provided that the BX 2025-LIFE Special Servicer is not aware that none of such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event) and (ii) a summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan (at the same time as it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event); and (2) to consult with each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan, and consider alternative actions recommended by the related BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 Business Days from the delivery to a BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) by the BX 2025-LIFE Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Special Servicer will no longer be obligated to consult with such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) whether or not such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) has responded within such 10 Business Days (unless the BX 2025-LIFE Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-Business Day period will begin anew from the date of such proposal and delivery of all information relating thereto).

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Despite the consultation rights of any BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, may make any major decision or take any action set forth in the Asset Status Report before the expiration of the 10 Business Day period if the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the BioMed MIT Portfolio Non-SASB Loan Holder (or its representative).In addition, each BioMed MIT Portfolio Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable) with the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer at the offices of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in which servicing issues related to the BioMed MIT Portfolio Whole Loan are discussed. However, each BioMed MIT Portfolio Non-SASB Loan Holder , at the request of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such BioMed MIT Portfolio Non-SASB Loan Holder , the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, and the BX 2025-LIFE trust.

Notwithstanding anything to the contrary stated in the BioMed MIT Portfolio Co-Lender Agreement, a BioMed MIT Portfolio Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-LIFE Special Servicer following a servicer termination event if such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate.

Special Servicer Appointment Rights

The BioMed MIT Portfolio Co-Lender Agreement provides that the BioMed MIT Portfolio Controlling Holder may, with or without cause, replace the BX 2025-LIFE Special Servicer and appoint a replacement special servicer at any time.

Any designation by the BioMed MIT Portfolio Controlling Holder of a person to serve as BX 2025-LIFE Special Servicer will be made by delivering to the BioMed MIT Portfolio Non-SASB Loan Holders, the BX 2025-LIFE Master Servicer, the then existing BX 2025-LIFE Special Servicer and other parties to the BX 2025-LIFE TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-LIFE TSA (including a Rating Agency Confirmation if required by the BX 2025-LIFE TSA). The BioMed MIT Portfolio Controlling Holder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a servicer termination event has occurred with respect to the BX 2025-LIFE Special Servicer that affects a BioMed MIT Portfolio Non-SASB Loan Holder, such BioMed MIT Portfolio Non-SASB Loan Holder will have the right to direct the BX 2025-LIFE Trustee to terminate the BX 2025-LIFE Special Servicer under the BX 2025-LIFE TSA. Any successor special servicer appointed to replace the BX 2025-LIFE Special Servicer that was terminated for cause at any BioMed MIT Portfolio Non-SASB Loan Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such BioMed MIT Portfolio Non-SASB Loan Holder. The applicable BioMed MIT Portfolio Non-SASB Loan Holder will be solely responsible for reimbursing the BX 2025-LIFE Trustee’s or the BioMed MIT Portfolio Controlling Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the BX 2025-LIFE Trustee, that would otherwise be reimbursed to the BX 2025-LIFE Trustee from amounts on deposit in the collection account under the BX 2025-LIFE TSA or a subaccount maintained for the benefit of the BioMed MIT Portfolio Non-SASB Loan Holders.

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The Plymouth Meeting Executive Campus Whole Loan

General

The Plymouth Meeting Executive Campus Mortgage Loan (2.5%) is part of a split loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties. The Plymouth Meeting Executive Campus Whole Loan was originated by GS Bank.

The Plymouth Meeting Executive Campus Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $16,000,000 (the “Plymouth Meeting Executive Campus Mortgage Loan”). There is also one (1) pari passu companion loan (the “Plymouth Meeting Executive Campus Senior Companion Loan” and, together with the Plymouth Meeting Executive Campus Mortgage Loan, the “Plymouth Meeting Executive Campus Senior Loans”), evidenced by the pari passu promissory note A-1 with an original principal balance of $20,000,000, and one (1) subordinate companion loan (the “Plymouth Meeting Executive Campus Subordinate Companion Loan”), evidenced by the subordinate promissory note B with an original principal balance of $5,000,000 (the “Plymouth Meeting Executive Campus Subordinate Companion Loan”). Neither the Plymouth Meeting Executive Campus Senior Companion Loan nor the Plymouth Meeting Executive Campus Subordinate Companion Loan will be included in the issuing entity. The Plymouth Meeting Executive Campus Senior Companion Loan, together with the Plymouth Meeting Executive Campus Subordinate Companion Loan and the Plymouth Meeting Executive Campus Mortgage Loan, are referred to in this prospectus as the “Plymouth Meeting Executive Campus Whole Loan”.

The rights of the holders of the promissory notes evidencing the Plymouth Meeting Executive Campus Senior Loans and the rights of the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan are subject to the terms of a Co-Lender Agreement (the “Plymouth Meeting Executive Campus Co-Lender Agreement”). The following summaries describe certain provisions of the Plymouth Meeting Executive Campus Co-Lender Agreement.

Servicing

The Plymouth Meeting Executive Campus Whole Loan and any related REO Property are being serviced and administered pursuant to the terms of the BMO 2025-C12 pooling and servicing agreement (the “BMO 2025-C12 PSA”) by Trimont LLC, as master servicer (the “Plymouth Meeting Executive Campus Master Servicer”) and KeyBank National Association, as special servicer (the “Plymouth Meeting Executive Campus Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Plymouth Meeting Executive Campus Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the Plymouth Meeting Executive Campus Whole Loan (including the Plymouth Meeting Executive Campus Mortgage Loan) pursuant to the terms of the BMO 2025-C12 PSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Plymouth Meeting Executive Campus Mortgage Loan (but not on the Plymouth Meeting Executive Campus Senior Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the back-up advancing agent, as applicable, determines that such an advance would not be recoverable from collections on the Plymouth Meeting Executive Campus Mortgage Loan.

Property protection advances in respect of the Plymouth Meeting Executive Campus Mortgage Whole Loan will be made by Plymouth Meeting Executive Campus Master Servicer or the trustee under the BMO

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2025-C12 PSA, as applicable, unless a determination of non-recoverability is made under BMO 2025-C12 PSA.

Application of Payments

The Plymouth Meeting Executive Campus Co-Lender Agreement sets forth the respective rights of the holders of the Plymouth Meeting Executive Campus Mortgage Loan, the Plymouth Meeting Executive Campus Senior Companion Loan and the Plymouth Meeting Executive Campus Subordinate Companion Loan with respect to distributions of funds received in respect of the Plymouth Meeting Executive Campus Whole Loan, and provides, in general, that:

●	the Plymouth Meeting Executive Campus Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to the Plymouth Meeting Executive Campus Senior Loans, and the rights of the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan to receive payments with respect to the Plymouth Meeting Executive Campus Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Plymouth Meeting Executive Campus Senior Loans to receive payments with respect to the Plymouth Meeting Executive Campus Whole Loan;
●	all expenses and losses relating to the Plymouth Meeting Executive Campus Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan, and second to the issuing entity, as holder of the Plymouth Meeting Executive Campus Mortgage Loan, and the holder of the Plymouth Meeting Executive Campus Senior Companion Loan on a pro rata and pari passu basis.
●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;
●	If no Plymouth Meeting Executive Campus Sequential Pay Event has occurred and is continuing with respect to the Plymouth Meeting Executive Campus Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Plymouth Meeting Executive Campus Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, on a pro rata and pari passu basis, to each holder of the Plymouth Meeting Executive Campus Senior Loans in an amount equal to the accrued and unpaid interest on the principal balance for each such note at the applicable net note rate;

(b)   second, on a pro rata and pari passu basis based on the outstanding principal balances of each of the Plymouth Meeting Executive Campus Senior Loans, to each holder of the Plymouth Meeting Executive Campus Senior Loans in an amount equal to the principal payments received, if any, with respect to such payment date with respect to the Plymouth Meeting Executive Campus Mortgage Loan, until such principal balance for each of the Plymouth Meeting Executive Campus Senior Loans has been reduced to zero;

(c)   third, on a pro rata and pari passu basis, to each holder of the Plymouth Meeting Executive Campus Senior Loans up to the amount of any unreimbursed costs and expenses paid by such holder of the Plymouth Meeting Executive Campus Senior Loans including any unreimbursed trust fund expenses not previously reimbursed to such holder of the Plymouth Meeting Executive Campus Senior Loans (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Plymouth Meeting Executive Campus Mortgage Loan pursuant to the Plymouth Meeting Executive Campus Co-Lender Agreement or the BMO 2025-C12 PSA;

(d)   fourth, if the proceeds of any foreclosure sale or any liquidation of the Plymouth Meeting Executive Campus Mortgage Loan or Plymouth Meeting Executive Campus Mortgaged Properties

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exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(c) and, as a result of a workout the principal balance of any Plymouth Meeting Executive Campus Senior Loan has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, to the holders of each such Plymouth Meeting Executive Campus Senior Loan in an amount up to the reduction, if any, of the principal balance of such Plymouth Meeting Executive Campus Senior Loan as a result of such workout, plus interest on such amount at the applicable note rate;

(e)   fifth, any prepayment premium, to the extent paid by the borrower, will be paid, on a pro rata and pari passu basis, to the holder of each Plymouth Meeting Executive Campus Senior Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(f)    sixth, to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to such payment date with respect to the Plymouth Meeting Executive Campus Mortgage Loan, until the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan has been reduced to zero;

(g)   seventh, any prepayment premium, to the extent paid by the borrower, be paid to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(h)   eighth, if the proceeds of any foreclosure sale or any liquidation of the Plymouth Meeting Executive Campus Mortgage Loan or Plymouth Meeting Executive Campus Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(g) and, as a result of a workout the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable note rate;

(i)    ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMO 2025-C12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Plymouth Meeting Executive Campus Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to each holder of the Plymouth Meeting Executive Campus Senior Loans and the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(j)    tenth, if any excess amount is available to be distributed in respect of the Plymouth Meeting Executive Campus Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount will be paid pro rata to each holder of the Plymouth Meeting Executive Campus Senior Loans and the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in accordance with their respective initial percentage interests.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the Plymouth Meeting Executive Campus Whole Loan or (ii) a non-monetary event of default as to which the Plymouth Meeting Executive Campus Whole Loan becomes a Specially Serviced Loan, in each case provided that the default that led to the occurrence of such event of default has not otherwise been cured or waived (a “Plymouth Meeting Executive Campus Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the Plymouth Meeting Executive Campus Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, on a pro rata and pari passu basis, to each holder of the Plymouth Meeting Executive Campus Senior Loans in an amount equal to the accrued and unpaid interest on the principal balance for each such Plymouth Meeting Executive Campus Senior Loan at the applicable net note rate;

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(b)   second, on a pro rata and pari passu basis, to each holder of the Plymouth Meeting Executive Campus Senior Loans in an amount equal to all amounts allocated as principal, if any, with respect to such payment date with respect to the Plymouth Meeting Executive Campus Mortgage Loan, until the principal balance for each Plymouth Meeting Executive Campus Senior Loan has been reduced to zero;

(c)   third, on a pro rata and pari passu basis, to each holder of the Plymouth Meeting Executive Campus Senior Loans up to the amount of any unreimbursed costs and expenses paid by such holder of the Plymouth Meeting Executive Campus Senior Loans including any unreimbursed trust fund expenses not previously reimbursed to such holder of the Plymouth Meeting Executive Campus Senior Loans (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Plymouth Meeting Executive Campus Mortgage Loan pursuant to the Plymouth Meeting Executive Campus Co-Lender Agreement or the BMO 2025-C12 PSA;

(d)   fourth, any prepayment premium, to the extent paid by the borrower, will be paid to each holder of the Plymouth Meeting Executive Campus Senior Loans in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(e)   fifth, to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount equal to all amounts allocated as principal, if any, with respect to such payment date with respect to the Plymouth Meeting Executive Campus Mortgage Loan, until the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan has been reduced to zero;

(f)    sixth, any prepayment premium, to the extent paid by the borrower, will be paid to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(g)   seventh, if the proceeds of any foreclosure sale or any liquidation of the Plymouth Meeting Executive Campus Mortgage Loan or Plymouth Meeting Executive Campus Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(f) and, as a result of a workout the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Plymouth Meeting Executive Campus Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable note rate;

(h)   eighth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMO 2025-C12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Plymouth Meeting Executive Campus Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holders of the Plymouth Meeting Executive Campus Senior Loans and the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(i)    ninth, if any excess amount is available to be distributed in respect of the Plymouth Meeting Executive Campus Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(h), any remaining amount will be paid pro rata to the holders of the Plymouth Meeting Executive Campus Senior Loans and the holder of the Plymouth Meeting Executive Campus Subordinate Companion Loan in accordance with their respective initial percentage interests.

“Relative Spread Fraction” means a fraction whose numerator is the amount of principal distributed to such note on such payment date and whose denominator is the total amount of principal distributed to all of notes on such payment date.

Notwithstanding the foregoing, if a principal and interest advance is made with respect to the Plymouth Meeting Executive Campus Mortgage Loan, then that principal and interest advance may only

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be reimbursed out of future payments and collections on the Plymouth Meeting Executive Campus Mortgage Loan or, as and to the extent described in the BMO 2025-C12 PSA. Interest on principal and interest advances made with respect to the Plymouth Meeting Executive Campus Mortgage Loan may only be reimbursed out of future payments and collections on the Plymouth Meeting Executive Campus Mortgage Loan or, as and to the extent described in the BMO 2025-C12 PSA, but not out of payments or other collections on the Plymouth Meeting Executive Campus Subordinate Companion Loan.

Consultation and Control

The controlling noteholder under the Plymouth Meeting Executive Campus Co-Lender Agreement (the “Plymouth Meeting Executive Campus Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BMO 2025-C12 securitization. Pursuant to the terms of the BMO 2025-C12 PSA, such controlling class representative, which is initially RREF V - D AIV RR L, LLC, will have consent and/or consultation rights with respect to the Plymouth Meeting Executive Campus Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the BMO 2025-C12 PSA (a “Plymouth Meeting Executive Campus Consultation Termination Event”), the consent and consultation rights of the Plymouth Meeting Executive Campus Directing Holder will terminate and there will be no controlling noteholder for so long as the Plymouth Meeting Executive Campus Whole Loan is serviced pursuant to the BMO 2025-C12 PSA. A Plymouth Meeting Executive Campus Consultation Termination Event will generally exist at any time that (i) the Class F-RR certificates issued pursuant to the BMO 2025-C12 PSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class F-RR certificates, (ii) the Plymouth Meeting Executive Campus Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate or (iii) RREF V - D AIV RR L, LLC, or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the BMO 2025-C12 PSA (the “Plymouth Meeting Executive Campus Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the Plymouth Meeting Executive Campus Certificate Registrar receives either such notice. In addition, pursuant to the terms of the Plymouth Meeting Executive Campus Co-Lender Agreement, the issuing entity, as holder of the Plymouth Meeting Executive Campus Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the Plymouth Meeting Executive Campus Master Servicer or the Plymouth Meeting Executive Campus Special Servicer, as applicable, is required to provide to the Plymouth Meeting Executive Campus (within the same time frame such notices, information and reports to the Plymouth Meeting Executive Campus Directing Holder) with respect to any major decisions to be taken with respect to the Plymouth Meeting Executive Campus Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Plymouth Meeting Executive Campus Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Plymouth Meeting Executive Campus Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the Plymouth Meeting Executive Campus Master Servicer nor the Plymouth Meeting Executive Campus Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Plymouth Meeting Executive Campus Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the Plymouth Meeting Executive Campus Co-Lender Agreement, if the Plymouth Meeting Executive Campus Whole Loan becomes a defaulted mortgage loan, and if the Plymouth Meeting Executive Campus Special Servicer decides to sell the Plymouth Meeting Executive Campus Mortgage Loan, then the Plymouth Meeting Executive Campus Special Servicer will be required to sell the

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Plymouth Meeting Executive Campus Senior Loans (but not the Plymouth Meeting Executive Campus Subordinate Companion Loan) as a single whole loan.

Special Servicer Appointment Rights

Pursuant to the Plymouth Meeting Executive Campus Co-Lender Agreement and the BMO 2025-C12 PSA, the Plymouth Meeting Executive Campus Controlling Note Holder (or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the Plymouth Meeting Executive Campus Whole Loan and appoint a replacement special servicer in lieu thereof.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2025 and ending on the hypothetical Determination Date in August 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, UBS AG New York Branch, German American Capital Corporation, National Cooperative Bank, N.A. Citi Real Estate Funding Inc. are sponsors and mortgage loan sellers in this securitization transaction.

None of the mortgage loan sellers nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against any mortgage loan seller for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the cure, repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by each mortgage loan seller in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is the initial Risk Retention Consultation Party and an affiliate of the depositor, GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,443 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $179.9 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 501 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2024, GSMC securitized approximately $110.1 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

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A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Washington Square Whole Loan (8.7%), which was co-originated by Goldman Sachs Bank USA, German American Capital Corporation, Bank of Montreal, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A., portions of which are being sold by Goldman Sachs Mortgage Company and German American Capital Corporation, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

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After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such
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escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must

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meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the
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Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Washington Square Mortgage Loan (8.7%) was (together with any related Companion Loans) co-originated by Goldman Sachs Bank USA, German American Capital Corporation, Bank of Montreal, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

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The 32 Old Slip – Leased Fee Mortgage Loan (3.3%) was (together with any related Companion Loans) co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2022 to and including June 30, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

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Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the RR Interest. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GSMC (or its MOA) will be required to retain the RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch” or “UBS AG”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,550,957,594 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue of the Americas, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization

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transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties (set forth on Annex E-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex E-4), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

With respect to the Rentar Plaza Whole Loan (9.5%), which was co-originated by DBRI Investments Co. Limited and UBS AG, portions of which are being sold by GACC and UBS AG, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS

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AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan

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based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure

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and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

None of the UBS AG New York Branch Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were

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included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG” has been provided by UBS AG New York Branch.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”) and Deutsche Bank AG, New York Branch (“DBNY”), each an affiliate of GACC, or GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

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GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) Deutsche Bank Securities Inc., an underwriter and (iii) DBNY, an originator. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is also expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and GS Mortgage Securities Corporation II and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2025 is approximately $118.756 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

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For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-3), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the sponsor and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus except as provided in the following paragraph.

With respect to the BioMed MIT Portfolio Whole Loan (9.98%), which was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation, portions of which are being sold by Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and German American Capital Corporation, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
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●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI, DBNY and GACC are each an originator and are affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI, DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that

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are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for

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interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the

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time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be

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released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
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●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the applicable DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2022 to and including June 30, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

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National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. (“NCB”) is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 90th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2025, National Cooperative Bank, N.A. and its affiliates sold approximately $8.3 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2025,

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National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $5.0 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Eighteen (18) of the twenty-three (23) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 11.7% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some

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instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is

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valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

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Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

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Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. National Cooperative Bank, N.A. engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s

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representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2025. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2022 to June 30, 2025, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

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The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

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Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans except as provided in the following paragraph.

With respect to the BioMed MIT Portfolio Whole Loan (9.98%), which was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation, portions of which are being sold by Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and German American Capital Corporation, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.
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Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
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●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the

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related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below.

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However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such

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mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

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Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2022 to and including June 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of CREFI will purchase the Class R certificates. However, CREFI and/or its affiliates may acquire in the future certain other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

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(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans (other than the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A.), over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each such Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to such Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE: GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor, the initial Risk Retention Consultation Party, and a mortgage loan seller, GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders and the RR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC and Grantor Trust administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, Benchmark 2025-B41 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

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The Trustee and Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as trustee, certificate administrator and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

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As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as custodian, and in most case as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

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The foregoing information regarding Computershare Trust Company set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s and the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer with respect to twenty (20) of the Mortgage Loans, representing approximately 85.0% of the Initial Pool Balance, and in this capacity will initially be responsible for the master servicing and administration of such Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

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In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing

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criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but in each case which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer under the BBCMS 2025-C35 PSA, pursuant to which the Rentar Plaza, The Hollywood Collection and the 29-33 Ninth Avenue Whole Loans are being serviced, and (ii) the master servicer under the MSBAM 2025-C35 PSA, pursuant to which the Honolulu FBI Office Whole Loan is being serviced.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of June 30, 2025, Midland was master and primary servicing approximately 19,224 commercial and multifamily mortgage loans with a principal balance of approximately $435 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,803 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS

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and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of June 30, 2025, Midland was named the special servicer in approximately 306 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $112 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 219 assets with an outstanding principal balance of approximately $5.5 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Midland may enter into one or more arrangements with the Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a

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third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the master servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as master servicer), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Appraisal Reduction Amounts” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Midland may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Midland, in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Midland’s rights and obligations with respect to indemnification, and certain limitations on Midland’s liability under the PSA are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between Midland and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The information provided in this prospectus concerning Midland Loan Services, a Division of PNC Bank, National Association has been provided by it.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty-three (23) of the Mortgage Loans, representing approximately 15.0% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2025, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $5.08 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2025, National Cooperative Bank, N.A. had total assets of $4,036.4 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to

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Risk Weighted Assets ratio of 13.31%. For the six months ended June 30, 2025, National Cooperative Bank, N.A. reported net income of $18.8 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(1)	2025(2)
By Approximate Number:	3,509	3,596	3,625	3,648
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.9 billion	$6.4 billion	$6.5 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2025.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2025, are approximately 1,321 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2025, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

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The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2022	$3,115,144,567	$ 900,020.02	0.029%
Calendar Year 2023	$2,997,811,633	$1,263,458.00	0.042%
Calendar Year 2024	$3,283,728,637	$3,297,461.34	0.100%
Calendar Year 2025**	$3,257,853,706	$3,931,012.00	0.121%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of June 30, 2025.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans for which it is acting as master servicer will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure

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by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

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The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

In addition to the appointment herein, CWCAM has been appointed the special servicer for Rentar Plaza, The Hollywood Collection and 29-33 Ninth Avenue loans under the BBCMS 2025-C35 PSA. Except as disclosed in the previous sentence, CWCAM nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, after the Closing Date, CWCAM or its affiliates may elect to own certificates. Any such party will have the right to dispose of any such certificates at any time.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;
●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2022, CWCAM acted as special servicer with respect to 312 domestic CMBS pools containing approximately 10,865 loans secured by properties throughout the United States with a then current unpaid balance of $214.0 Billion. As of December 31, 2023, CWCAM acted as special servicer with respect to 332 domestic CMBS pools containing approximately 10,778 loans secured by properties throughout the United States with a then current unpaid balance of $217 Billion. As of December 31, 2024, CWCAM acted as special servicer with respect to 336 domestic CMBS pools containing approximately 10,183 loans secured by properties throughout the United States with a then current unpaid balance of $211 Billion. As of June 30, 2025, CWCAM acted as special servicer with respect to 335 domestic CMBS pools containing approximately 9,928 loans secured by properties throughout the United States with a then current unpaid balance of $207 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2025, CWCAM had 58 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2025,

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within the CMBS pools described in the preceding paragraph, 151 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants,

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including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its motion to dismiss the amended complaint on October 28, 2019. The court heard argument on the motion to dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. Discover (both fact and expert) concluded on March 1, 2024. CWCAM and CWCI filed a motion for summary judgment on March 29, 2024, seeking dismissal of all the claims in their entirety. On that same date, the plaintiff cross moved for summary judgment on one of the claims asserted against only CWCI. Summary judgment briefing is scheduled to conclude on June 18, 2024. Oral argument was heard on October 22, 2024 and the court has taken the arguments under consideration. The timing of a decision is unknown. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

On January 13, 2025, in the Supreme Court of the State of New York, ROC Debt Strategies II Bond Investments LLC (“Bridge”), as directing certificateholder filed suit against CWCAM, alleging breach of the subject FREMF 2016-KS06 pooling and servicing agreement (“KS06 PSA”) and violation of the servicing standard under the KS06 PSA while acting as special servicer for the FREMF 2016-KS06 pool. It is alleged that CWCAM was negligent in the servicing of a portfolio of 9 loans (the “Ranger Portfolio”) that were in special servicing starting in 2022. The suit demands unspecified compensatory damages and a declaratory judgment that CWCAM is not entitled to indemnification or payment for expenses from the trust under the KS06 PSA. CWCAM disagrees vehemently with these allegations and a motion to dismiss was filed by CWCAM on March 14, 2025. The motion has been fully briefed and argument has been scheduled for August 25, 2025. CWCAM believes that it has performed its obligations under the KS06 PSA in good faith and the allegations are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Trust and Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

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No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. The special servicer ratings of CWCAM are “STRONG” by S&P, “MOR CS1” by DBRS Morningstar and “CSS-” by Fitch.

The foregoing information regarding the special servicer set forth in this section entitled “—CWCapital Asset Management LLC” has been provided by CWCAM.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” and (d) “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of twenty-three (23) Mortgage Loans (15.0%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2025, National Cooperative Bank, N.A. had total assets of $4,036.4 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.31%. For the six months ended June 30, 2025, National Cooperative Bank, N.A. reported net income of $18.8 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(1)	2025(2)
By Approximate Number:	3,509	3,596	3,625	3,648
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.9 billion	$6.4 billion	$6.5 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2025.
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Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2025, are approximately 1,321 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2025, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2025, National Cooperative Bank, N.A. was named the special servicer in approximately 54 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.26 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2022 to June 30, 2025.

Portfolio Size – CMBS Special Servicing (000’s)	2022(1)	2023(1)	2024(1)	2025(2)
Total	$2,965,465	$2,950,819	$3,282,391	$3,256,748

(1)	Size of portfolio in thousands for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of June 30, 2025.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

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National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

National Cooperative Bank, N.A. may be terminated, with respect to the National Cooperative Bank, N.A. Mortgage Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Holder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

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National Cooperative Bank, N.A. may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of National Cooperative Bank, N.A. as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. National Cooperative Bank, N.A.’s ability to waive or modify any terms, fees, penalties or payments on the National Cooperative Bank, N.A. Mortgage Loans and the potential effect of that ability on the potential cash flows from the National Cooperative Bank, N.A. Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

National Cooperative Bank, N.A. and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by National Cooperative Bank, N.A. as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A. will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding National Cooperative Bank, N.A.’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. National Cooperative Bank, N.A.’s rights and obligations with respect to indemnification, and certain limitations on National Cooperative Bank, N.A.’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The foregoing information regarding National Cooperative Bank, N.A. set forth in this section entitled “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A. None of the depositor, the underwriters, the general master servicer, the general special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan and each Serviced Whole Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $418.4 billion issued in 482 transactions.

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As of June 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $181.2 billion issued in 203 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. Goldman Sachs Mortgage Company has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “RR Interest” is an interest in the issuing entity representing the right to receive approximately 3.850% (the “VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Certificates (other than the Class R certificates) on each Distribution Date). The type of interest comprising the RR Interest will be the uncertificated interest retained by GSMC (or its MOA) as described below as described below. The RR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial RR Interest Balance of $24,296,688. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner”.
●	The Retaining Sponsor (or GS Bank, as its MOA) is expected to retain the RR Interest, with a VRR Interest Balance equal to $24,296,688 (the “Original RR Interest Balance”) and representing 100.0% of the RR Interest on the Closing Date.
●	BREC Securities Holdings, LLC, a limited liability company formed in Delaware (the “Retaining Third-Party Purchaser”) will purchase the Class J-RR certificates (collectively, the “HRR Certificates”), with an initial Certificate Balance of $21,238,114, representing approximately 1.204% of the aggregate fair value of the certificates (other than the Class R Certificates) and the
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RR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed to the certificates (other than the Class R certificates) and the RR Interest, represented by the RR Interest (which is approximately 3.850%) and the percentage of the aggregate fair value of all Classes of certificates (other than the Class R certificates) and the RR Interest represented by the HRR Certificates (which is approximately 1.204%) will equal at least 5%, in the aggregate, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The RR Interest

General

The right to payment of RR Interest Owner is pro rata and pari passu with the right to payment of holders of the Certificates (other than the Class R certificates) (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the RR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Certificates (other than the Class R certificates) will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the RR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

RR Available Funds

The aggregate amount available for distribution to the RR Interest Owner on each Distribution Date will, in general, equal the sum of (i) the VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the RR Interest Gain-on-Sale Remittance Amount (collectively, the “RR Available Funds”).

The “RR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will equal the lesser of, (i) the amount on deposit in the RR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the RR Interest Gain-on-Sale Reserve Account.

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Priority of Distributions on the RR Interest

On each Distribution Date, for so long as the aggregate RR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the RR Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the RR Interest, plus interest on that amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any RR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each Trust REMIC, in compliance with the Code and applicable Treasury regulations.

Except for tax reporting purposes, the RR Interest does not have a specified pass-through rate; however, the effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

Reimbursement of previously allocated VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the VRR Interest Balance in respect of which a reimbursement is made.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the RR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the RR Interest Balance of the RR Interest.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount distributed to the Certificates (other than the Class S and Class R certificates) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount distributed to the

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Certificates (other than the Class S and Class R certificates) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Non-VRR Realized Losses distributed to the Certificates (other than the Class S and Class R certificates) according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Allocation of VRR Realized Losses

On each Distribution Date, the certificate administrator will be required to reduce the VRR Interest Balance of the RR Interest by the amount of any VRR Realized Losses for such Distribution Date.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the RR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, the RR Interest Owner may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The RR Interest—Priority of Distributions on the RR Interest”.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the RR Interest Owner will be entitled to the VRR Percentage of any yield maintenance charge and prepayment premium collected on the Mortgage Loans as of the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Material Terms

For a description of the material terms of the RR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

HRR Certificates

General

The purchase price and fair value of the HRR Certificates is equal to approximately $7,958,025, representing approximately 1.204% of the aggregate fair value of the certificates (other than the Class R certificates) and the RR Interest. The aggregate fair value of all the certificates (other than the Class R certificates) and the RR Interest is approximately $660,949,070 (excluding accrued interest).

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $33,047,453 representing 5% of the

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aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and the RR Interest.

The sponsors determined that the Class S certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received and, if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is a limited or no market for the Class S certificates.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes and (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

BREC Securities Holdings, LLC, a limited liability company formed in Delaware (the “Third-Party Purchaser”), will purchase for cash consideration the Class X-F, Class X-G, Class F, Class G and Class J-RR Certificates and it or an affiliate may purchase additional certificates. The Third-Party Purchaser has previously purchased in excess of $100 million of commercial mortgage-backed securities. The Third-Party Purchaser is an indirect subsidiary of Blackstone Private Real Estate Credit and Income Fund, a Delaware statutory trust (“BREC”). As of June 30, 2025, BREC holds and manages over $450 million of commercial real estate investments (including CMBS investments). BREC is advised by an affiliate of The Blackstone Group Inc. (NYSE: BX), a global investment firm.

For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

Solely for its own purposes and benefit, the Retaining Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, the Retaining Third-Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own

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interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third-Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third-Party Purchaser for having so acted.

Any review by the Retaining Third-Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Retaining Third-Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third-Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Material Terms

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement”. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “third-party purchaser” (as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the date that is 5 years following the Closing Date or such earlier or later date that such transfer is first permitted under the Credit Risk Retention Rules then in effect, to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the total outstanding Certificate Balance of the certificates as of the Closing Date; or (c) two years after the Closing Date, (ii) with respect to the HRR Certificates only, the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Credit Risk Retention Rules, or (iii) the date on which the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser are modified, amended, withdrawn or repealed such that the Credit Risk Retention Rules are no longer applicable to the HRR Certificates or the Retaining Third-Party Purchaser, as determined by the Retaining Sponsor in its good faith discretion (collectively, the “HRR Transfer Restriction End Date”).

In the event that any restriction or limitation under the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser (including those restrictions and limitations described in this prospectus) is withdrawn, repealed, modified or amended to be less restrictive, the parties to the underlying risk retention agreement have agreed to modify any corresponding terms of such agreement to reflect any such withdrawal, repeal or modification.

None of the RR Interest Owner or its affiliates will be permitted to transfer the RR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective RR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

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Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of GSMC, UBS AG, GACC, CREFI and NCB will make the representations and warranties identified on Annex D-1, Annex E-1 or Annex F-1, as applicable, to this prospectus with respect to the Mortgage Loans, subject to certain exceptions to such representations and warranties set forth on Annex D-2 and Annex E-2, Annex E-3, Annex E-3, and Annex F-2, respectively, to this prospectus.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the UBS AG Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that

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gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-4 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the NCB Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex F-2 to

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this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2025-B41 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates
“Principal Balance Certificates”	The Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates
“HRR Certificates”	The Class J-RR certificates
“Regular Certificates”	The Senior Certificates and the Subordinate Certificates
“Residual Certificates”	The Class R certificates

The certificates and the RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts

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collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC.

As further described in this prospectus, the primary source for payments of principal and interest on the certificates and the RR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$8,365,000
Class A-4	$50,750,000
Class A-5	$354,250,000
Class A-SB	$11,385,000	(1)
Class X-A	$424,750,000	(2)
Class X-B	$122,115,000	(2)
Class X-D	$17,446,000	(2)
Class X-F	$12,135,000	(2)
Class X-G	$9,102,000	(2)
Class A-S	$73,573,000
Class B	$28,822,000
Class C	$19,720,000
Class D	$11,378,000
Class E	$6,068,000
Class F	$12,135,000
Class G	$9,102,000
Class J-RR	$21,238,114

(1)	The Class A-SB certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance, as described in this prospectus.
(2)	Notional Amount.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of certificates, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each,

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a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$424,750,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$122,115,000	Class A-S, Class B and Class C certificates
Class X-D	$17,446,000	Class D and Class E certificates
Class X-F	$12,135,000	Class F certificates
Class X-G	$9,102,000	Class G certificates

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal but the Class S certificates will represent the right to receive any Excess Interest received on an ARD Loan, as described under “—Distributions—Excess Interest”.

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2025.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs; provided, however, the Record Date with respect to the Distribution Date in September 2025 will be the Closing Date. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

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Available Funds

The aggregate amount available for distribution to holders of the certificates and the RR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;
●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the RR Interest Owner as described under “—Excess Interest”);
●	all yield maintenance charges and prepayment premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   solely with respect to the Distribution Date occurring in September 2025, the Closing Date Deposit Amount.

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The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest (other than any Excess Interest) on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default and without regard to any Excess Interest.

“Non-VRR Available Funds” means, as to any Distribution Date, an amount equal to the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount withdrawn from the Non-VRR Gain-on-Sale Reserve Account for distribution on such Distribution Date.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Non-VRR Gain-on-Sale Reserve Account.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-VRR Available Funds, in the following order of priority:

First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date,

(a)           to the Class A-SB certificates, in an amount equal of the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the scheduled principal balance set forth on Annex G with respect to the Class A-SB certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(b)           to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

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(c)           to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(d)           to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(e)           to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates, without regard to the Class A-SB Scheduled Principal Balance, is reduced to zero.

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

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Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

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Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 4.40064%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to 5.09786%.

The Pass-Through Rate on the Class A-5 certificates is a per annum rate equal to 5.40721%.

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The Pass-Through Rate on the Class A-SB certificates is a per annum rate equal to 5.24281%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to the lesser of 5.75448% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to the lesser of 6.00483% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the lesser of 6.13645% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to 4.50000%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to 4.50000%.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to 3.50000%.

The Pass-Through Rate on the Class G certificates is a per annum rate equal to 3.50000%.

The Pass-Through Rate on the Class J-RR certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the RR Interest will be the VRR Interest Rate.

The Pass-Through Rate for each class of Class X Certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of an ARD Loan after its respective Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution

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Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided, further, that with respect to each Mortgage Loan for which the Closing Date Deposit Amount was made, the Closing Date Deposit Amount will be included in determining the Mortgage Rate relating to the initial Distribution Date. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan or Whole Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Non-VRR Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

“Non-VRR Excess Prepayment Interest Shortfall” means, for any Distribution Date, the Non-VRR Percentage of the Excess Prepayment Interest Shortfall for such Distribution Date.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Aggregate Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

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(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

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The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the

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operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the certificates, other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the (i) holders of the Class S certificates the Non-VRR Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the RR Interest Owner, the remainder of such Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or VRR Interest Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of

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accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

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“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

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Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the classes of certificates and the RR Interest Owner as described below.

On each Distribution Date, the VRR Percentage of any yield maintenance charge or prepayment premium collected on the Mortgage Loans during the one month period ending on the related Determination Date is required to be distributed to the RR interest Owner, and the Non-VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class A-S, Class B and Class C certificates, (iii) the group (the “YM Group D”) of the Class X-D, Class D and Class E certificates, (iv) the group (the “YM Group F”) of the Class X-F and Class F certificates and (iv) the group (together with the YM Group A, the YM Group B, the YM Group D and the YM Group F, the “YM Groups”) of the Class X-G and Class G certificates based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Principal Balance Certificates in each YM Group in the following manner: (i) each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class S or Class R certificates. Instead, after the Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G certificates, and the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, the Non-VRR Percentage of all prepayment premiums and yield maintenance charges with respect to Mortgage Loans allocated to the Certificateholders will be distributed by the certificate administrator to holders of the Class J-RR certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates is a fraction (a) whose numerator is the amount, if any,

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by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the Discount Rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a yield maintenance charge or prepayment premium—

●	if a discount rate was used in the calculation of the applicable yield maintenance charge or prepayment premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable yield maintenance charge or prepayment premium pursuant to the terms of a Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519) – Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	August 2030
Class A-4	April 2035
Class A-5	August 2035
Class A-SB	September 2034
Class X-A	August 2035
Class X-B	August 2035
Class A-S	August 2035
Class B	August 2035
Class C	August 2035

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPP prepayment rate and the Modeling Assumptions. Since the rate of payment (including

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prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2068. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or if the special servicer allowed a prepayment on such Mortgage Loan or Serviced Pari Passu Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)             the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan

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is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders and the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date, to the extent of the Non-VRR Percentage thereof, will be allocated on such Distribution Date among each class of Regular Certificates pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the RR Interest.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class J-RR certificates.

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This subordination will be effected in two (2) ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

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second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

VRR Realized Losses will be allocated to the RR Interest. Non-VRR Realized Losses will be allocated to the Principal Balance Certificates.

The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses are required thereafter to be made to a class of Principal Balance Certificates and the RR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The RR Interest”.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on

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that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate and the RR Interest Owner, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the RR Interest Balance of the RR Interest, as applicable, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or the RR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, the RR Interest Owner or a Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

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(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated).

With respect to the initial Distribution Date in September 2025, the master servicer may not provide a complete CREFC® Investor Reporting Package.

No later than two (2) business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related
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Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) commencing for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. The special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, the Risk Retention Consultation Party or the RR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with

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terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to take separate action to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan solely because it is an Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be a party selected by Goldman Sachs Bank USA, as the RR Interest Owner. The depositor will promptly provide the name and contact information for the initial Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from the RR Interest Owner. Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. GSMC (or its affiliate) is expected to be the initial Risk Retention Consultation Party.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, the BioMed MIT Portfolio Mortgage Loan will be an Excluded Controlling Class Loan based on the fact that Blackstone Real Estate Services LLC is a Borrower Party with respect to such Mortgage Loan.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

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“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (ii) a Risk Retention Consultation Party, any Mortgage Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party. As of the Closing Date, the BioMed MIT Portfolio Mortgage Loan is an Excluded Loan as it relates to the Controlling Class and the Controlling Class Representative.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, RR Interest Owner, the Directing Holder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than the Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information relating to an Excluded Controlling Class Loan applicable to such party as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed to be not outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed to be not outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the

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named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices with respect to such Distribution Date Statements and CREFC® Reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealX, Fintech Data LLC, d.b.a. CRED iQ and redIQ LLC (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls (or, with respect to residential cooperative properties, maintenance schedules) and financial statements (in each case, solely relating to the Serviced AB Whole Loan, if requested by the holder of a Subordinate Companion Loan) obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, the RR Interest Owner or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:

o    any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);
o	the CREFC® appraisal reduction amount template;
o	the annual reports prepared by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report or, prior to an Audible – Amazon Control Appraisal Period, summaries of Asset Status Reports approved by the holder of the related Subordinate Companion Loan, as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;

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●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;
o	notice of final payment on the certificates or the RR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or the special servicer;
o	any notice of resignation or termination of the master servicer or the special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any document provided by the master servicer or the depositor directing the certificate administrator to post same;
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o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder or any Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder or any Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder or any Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

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Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

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The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

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(2)       99% in the case of the Principal Balance Certificates, allocated among the holders of such respective classes of certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class S certificates nor the Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate

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the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit

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distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

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Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Until the HRR Transfer Restriction End Date, the HRR Certificates may only be issued as Definitive Certificates and held by the custodian on behalf of the related investor pursuant to the PSA. Any request for release of an HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2025-B41
with a copy to: trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. Each of the Joint Mortgage Loans are being sold by two or more mortgage loan sellers. For purposes of the respective MLPAs pursuant to which the applicable mortgage loan sellers are selling Mortgage Loans and the related discussion below, each Joint Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by such mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                    the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit

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of the registered Certificateholders and the RR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)                 an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)              an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)               an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the RR Interest Owner and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)                  an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates and the RR Interest Owner and the holder of any related Companion Loan, as their interests may appear;

(vi)               originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)            the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)         an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)             an original or copy of the related Mortgage Loan agreement, if any;

(x)                an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)             an original or copy of the environmental indemnity from the related mortgagor, if any;

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(xii)          an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)       an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders and the RR Interest Owner and the holder of the related Companion Loan, as their interests may appear;

(xiv)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)           an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)        in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)     an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)  a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)      copies of any franchise agreement, property management agreement (other than with respect to the Mortgage Loans secured by residential cooperative properties) or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)         in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the Joint Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

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“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)                    (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                 the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iii)              any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)               final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                  the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               the related ground lease, if any, and any ground lessor estoppel;

(vii)            the related loan agreement, if any;

(viii)         the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)             the related lockbox agreement or cash management agreement, if any;

(x)                the environmental indemnity from the related borrower, if any;

(xi)             the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)          in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

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(xiv)        any mezzanine loan intercreditor agreement;

(xv)           any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)     any related franchise agreement, property management agreement (other than with respect to the Mortgage Loans secured by residential cooperative properties) or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of origination settlement statement;

(r)    a copy of insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

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(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)  unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth on Annex D-1, Annex E-1 and Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2, Annex E-3, Annex E-4 and Annex F-2.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included by (or on behalf of) the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders or the RR Interest Owner in the Mortgage Loan or REO Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the special servicer may (but will not be obligated to) consult with the master servicer or the special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)       in the case of such Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury

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Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable portion thereof) at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller and the special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller to the issuing entity that would be deemed sufficient to

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compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum, without duplication, of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees, unpaid Asset Representations Reviewer Asset Review Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan is being purchased by a mortgage loan seller pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicer, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the Material Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the applicable mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset

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Review Fee to the extent not previously paid by such mortgage loan seller, and (7) if a mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee. With respect to each of the Joint Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is a Member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends (or has the effect of extending) to a date that is after the date five (5) years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event is continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two (2) years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders and the RR Interest Owner in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so. We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan,

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(ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related intercreditor agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related intercreditor agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loans only while the PSA governs the

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servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Relating to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on or after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder or the RR Interest Owner with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event is continuing and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)       the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

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(2)       the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or special servicer, as the case may be, or any of their affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related

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borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Notwithstanding anything to the contrary, each of the initial master servicer and any initial special servicer may delegate certain of its duties and obligations under the PSA to an affiliate of the master servicer or a special servicer, as applicable, or a sub-contractor or vendor. Such delegation will not be considered a sub-servicing agreement under the PSA, and the requirements and obligations set forth in the PSA applicable to sub-servicing agreements, sub-servicers or servicing function participants will not be applicable to such arrangement. Notwithstanding any such delegation, the master servicer and a special servicer, as applicable, will remain obligated and liable for the performance of their respective obligations and duties under the PSA in accordance with the provisions thereof to the same extent and

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under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required by the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or Excess Interest or with respect to any Companion Loan.

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Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Property Protection Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines, would, if made, be non-recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in

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accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable or non-recoverable. In the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner. For the avoidance of doubt, any non-recoverability determination with respect to a Serviced Subordinate Companion Loan will take into account, among other things, the subordinate nature of such Serviced Subordinate Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its

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own funds from any amounts collected in respect of a Mortgage Loan (including a Non-Serviced Mortgage Loan) or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such

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amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%), compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Under the PSA, the master servicer will be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments. Additionally, the master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all properly identified payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or ledger account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related

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Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Non-VRR Available Funds to the holders of the Certificates (other than the Class R certificates) and (ii) VRR Available Funds to the RR Interest Owner, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The RR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the RR Interest Owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Certificates and the RR Interest Owner, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such gains.

Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Principal Balance Certificates up to an amount equal to all Non-VRR Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Non-VRR Available Funds for such Distribution Date, and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the RR Interest Owner up to an amount equal to all VRR Realized Losses, if any, previously deemed allocated to the RR Interest and unreimbursed after application of the RR Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Upon termination of the issuing entity, any remaining amounts in the Non-VRR Gain-on-Sale Reserve

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Account and the VRR Interest Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account, the Loss of Value Reserve Fund and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

The party maintaining any of the foregoing accounts is authorized (but not required) to direct the investment of amounts on deposit in such account into certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds, except as set forth in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, or (C) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                 to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)              to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)               to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                  to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

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(vi)               to reimburse the trustee, the special servicer and the master servicer, as applicable, for Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)            to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)         to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)             to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)             to recoup any amounts deposited in the Collection Account in error;

(xii)          to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)        to pay any applicable federal, state or local taxes imposed on each Trust REMIC, the Grantor Trust or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)           to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)        to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such

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person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xvii) above;

(xix)      to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xx)         to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to the Audible – Amazon Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the Audible – Amazon Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan (and any related Pari Passu Companion Loans on a pro rata basis), and then, from general collections in respect of all other Mortgage Loans and REO Properties.

As used in clause (xviii) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments

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and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses
General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its name and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees, loan service transaction fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan, identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Property Protection Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Property Protection Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate, compounded annually, calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.
With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.
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In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to (i) other than with respect to any Mortgage Loan sold to the depositor by National Cooperative Bank, N.A., a per annum rate ranging from 0.00135% to 0.06250%, and (ii) with respect to each Mortgage Loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve a Master Servicer Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Major Decisions (whether or not processed by the master servicer);
●	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision (regardless of who processes the matter), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and similar fees;
●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not
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prohibited by the related Co-Lender Agreement) which involve a Major Decision (whether or not processed by the master servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date;
●	with respect to accounts held by the master servicer, 100% of the charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the master servicer; and
●	any Prepayment Interest Excesses arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are (1) not prohibited under the related Mortgage Loan documents and (2) actually paid by or on behalf of the related borrower.

The master servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the master servicer; provided, however, that such fees will not be deemed a substitute for or in lieu of any fee that is to be split between the special servicer and the master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account or Loss of Value Reserve Fund in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, review fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan for which it acts as the master servicer and, to the extent provided for in the related Co-Lender Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to the rate set forth under the table titled “Non-Serviced Mortgage Loans” under “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (i) with respect to the general special servicer (other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Property and (ii) with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., (a) 0.25% per annum or (b) if such rate in clause (ii)(a) would result in a Special

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Servicing Fee with respect to a Specially Serviced Loan or REO Property with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. that would be less than $2,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $2,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% (or 0.50% with respect to the Audible – Amazon Whole Loan) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Special Servicing Transfer Event” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Special Servicing Transfer Event” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain commercially reasonable fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.00% with respect to each Mortgage Loan (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) (or 0.50% with respect to the Audible – Amazon Whole Loan) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)                    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may

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be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)                 the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)              the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)                with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                  the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)               if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Special Servicing Transfer Event” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain commercially reasonable fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), in the following amounts to the extent collected from the related borrower:

(i)                   100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans for which the special servicer is processing the underlying assumption related transaction,

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(iii)             100% of assumption, waiver, consent and earnout fees and similar fees or certain other similar fees paid by the related borrower on any Specially Serviced Loan,

(iv)               50% of all Excess Modification Fees and 50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or any other action requiring the consent (or deemed consent) of the special servicer regardless of whether the master servicer or the special servicer processes such Major Decision,

(v)                  with respect to accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vi)              100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the special servicer.

Notwithstanding anything to the contrary, with respect to penalty charges (part of which accrued when any Mortgage Loan was not subject to a Special Servicing Transfer Event and part of which accrued when such Mortgage Loan was subject to a Special Servicing Transfer Event), (a) the master servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is not subject to a Special Servicing Transfer Event and the special servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is subject to a Special Servicing Transfer Event, and (b) if either the master servicer or the special servicer has partially waived any such penalty charges, any collections in respect of such penalty charges will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

The special servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the special servicer; provided, however, that such fees will not be deemed a substitute for or in lieu of any fee that is to be split between the special servicer and the master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

With respect to any of the preceding fees under “—Master Servicing Compensation” and this “—Special Servicing Compensation” as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

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The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

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Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the special servicer under the PSA or (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fee, title insurance and/or other insurance commissions and fees and title agency fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans will be equal to the product of a rate equal to 0.01494% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. The Certificate Administrator/Trustee Fee includes the trustee fee.

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Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.002496%, and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.000396% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other

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similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes

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effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the special servicer;

(2)       the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)       solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), within 60 days beyond the date on which that balloon payment was due, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)       the date on which the related Mortgaged Property became an REO Property;

(5)       the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)       the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)       the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, and in consultation with the operating advisor (during the continuance of an Operating Advisor Consultation Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of
a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the
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special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clauses (ii) or (iii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Gill Park Cooperative Mortgaged Property and the Nagle House, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over
2.	the sum as of the Due Date occurring in the month of the date of determination of
a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and, with respect to the Audible – Amazon Whole Loan, any accrued and unpaid interest on the related Subordinate Companion Loan at a per annum rate equal to its related mortgage interest rate),
b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable); and
d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.
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Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of the Audible – Amazon Whole Loan will be allocated, first, to the to the Audible – Amazon Subordinate Companion Loan (until the principal balance of such Audible – Amazon Subordinate Companion Loan is notionally reduced to zero by such related Appraisal Reduction Amounts), and second, to the related Mortgage Loan. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the special servicer, to the extent not previously provided by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of, or reasonably obtainable by, the master servicer that is reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and calculate or

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recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, and appraisal reduction amounts calculated under the related Non-Serviced PSA will be applied to such Non-Serviced Mortgage Loan in a manner that is similar to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist. Similarly, when a Non-Serviced Mortgage Loan is no longer subject to appraisal reduction amounts under the related Non-Serviced PSA, then such appraisal reduction amounts will no longer be applied to such Non-Serviced Mortgage Loan.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the RR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates; then, to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) to the extent of the Non-VRR Percentage of the reduction in such P&I Advance, on the other hand. See “Pooling and Servicing Agreement—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the certificates (other than the Class R certificates), on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a

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Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. Upon reasonable prior written request, the master servicer will be required to use reasonable efforts to assist the special servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan in the event that the special servicer is unsuccessful in obtaining such information from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer (with respect to Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the special servicer, the Non-Serviced Special Servicer or the Non-Serviced Master Servicer.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer from the Non-Serviced Special Servicer or the Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master

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servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor (unless an Operating Advisor Consultation Event is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the master servicer will be entitled to conclusively rely on the special servicer’s determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

A “Cumulative Appraisal Reduction Amount” with respect to each Mortgage Loan as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

For purposes of determining the Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to the RR Interest to notionally reduce (to not less than zero) to the VRR Interest Balance thereof, and the Non-VRR Percentage of any the Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, if the Audible – Amazon Mortgage Loan becomes an AB Modified Loan, then for purposes of determining the Audible – Amazon Whole Loan Directing Holder, any Collateral Deficiency Amounts allocated to the Audible-Amazon AB Mortgage Loan will be allocated to the Audible – Amazon Subordinate Companion Loan until its principal balance is notionally reduced to zero. In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero. For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or

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as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer (for Appraisal Reduction Amounts on Mortgage Loans other than Non-Serviced Mortgage Loans and for Collateral Deficiency Amounts on all Mortgage Loans) and the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class. The rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged

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Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined ((i) prior to the occurrence and continuance of any Control Termination Event and (ii) other than with respect to any applicable Excluded Loan, any determination that such insurance coverage is not available or not available at commercially reasonable rates to be made with the consent of the Directing Holder) by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) (i) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event is continuing) the consent of the Directing Holder and (ii) (other than with respect to any applicable Excluded Loan) after consultation by the special servicer with the Risk Retention Consultation Party. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y)

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contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the special servicer). If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Party or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood

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hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any applicable Excluded Loan) and in consultation with the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Specially Serviced Loan and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that are non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Subject to the immediately succeeding

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paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Holder or the special servicer:

(i)                  grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or with respect to any applicable Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event, the Directing Holder’s consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements);

(ii)               consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)            approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)             grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, for so long as no Control Termination Event is continuing and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)             consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior

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to the occurrence and continuance of any Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A. and other than in the case of any applicable Excluded Loan, (a) the Directing Holder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the master servicer will be required to deliver notice to the Directing Holder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)          approve annual operating budgets for Mortgage Loans;

(viii)       consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)           grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (a) such extension or forbearance does not extend beyond 120 days after the related maturity date and (b) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)              any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Serviced Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any applicable Excluded Loan and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Holder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other while a Control Termination Event is continuing, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)           any determination of an Acceptable Insurance Default, except that, for so long as no Control Termination Event is continuing and other than in the case of any applicable Excluded Loan, the Directing Holder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)        approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)     any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)       with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

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(xv)         grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (a) any such action would not in any way affect a payment term of the Certificates, (b) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or the Grantor Trust to fail to qualify as a “grantor trust” (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (c) agreeing to such action would be consistent with the Servicing Standard, and (d) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Co-Lender Agreement;

provided that, with respect to the Audible – Amazon Whole Loan for so long as no Audible – Amazon Control Appraisal Period is continuing, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Co-Lender Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Holder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Holder, and reasonably available to master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (v) the restrictions and limitations described below, (w) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, for so long as no Control Termination Event is continuing, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Directing Holder) and the consultation of the Risk Retention Consultation Party, as provided in the PSA and described in this prospectus, (x) with respect to any Major Decision, after the occurrence and during the continuance of an Operating Advisor Consultation Event, consultation with the operating advisor, (y) with respect to the Audible – Amazon Whole Loan, subject to any rights of the Audible – Amazon Directing Holder to consent to such modification, waiver or amendment; and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement; provided that with respect to the Audible – Amazon Whole Loan, for so long as no Audible – Amazon Control Appraisal Period is continuing, the Audible – Amazon Directing Holder will be required to consent to the extent set forth in the related Co-Lender Agreement and the Directing Holder will have no consent or consultation rights regarding the matter.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the

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special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan if that modification, waiver, amendment or forbearance would:

(1)       extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five (5) years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder, (B) after the occurrence and during the continuance of an Operating Advisor Consultation Event, after consulting with the operating advisor if and to the extent required under the PSA and (C) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Party (in each case other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (unless, with respect to the Audible – Amazon Directing Holder, an Audible – Amazon Control Appraisal Period has occurred), the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan), the operating advisor and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the special servicer (and, the special servicer will forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan), the holder of any related Companion Loan (unless, with respect to the Audible – Amazon Directing Holder, an Audible – Amazon Control Appraisal Period has occurred) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

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The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer will be permitted to enter into any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Serviced Whole Loan, restructure any Mortgage Loan or Serviced Whole Loan, or restructure any borrower equity (in each case, including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise) in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that in each case is a non-Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i)(x) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Holder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Holder, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), or (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, has consulted with the operating advisor on a non-binding basis, and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not

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result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that in each case is a non-Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, that (subject to the last paragraph of this section) (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Holder's receipt of the special servicer's written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Holder, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), or (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, has consulted with the operating advisor on a non-binding basis, and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (or 1.00x in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is a non-Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Non-Specially Serviced Mortgage Loan in accordance with the terms and conditions reasonably agreed to by the master servicer, the special servicer will be required to process such request (including, without limitation, interfacing with the related borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance or the related Major Decision. If such action with respect to a Non-Specially Serviced Mortgage Loan is not a Major Decision, the master servicer will process the related

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request and will have no obligation to obtain the consent of or consult with the special servicer, Directing Holder or operating advisor. With respect to such request, the master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Holder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Loan Holder under a related Co-Lender Agreement, the special servicer’s consent to such matter will be deemed granted.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of (i) the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, or (ii) with respect to the Audible – Amazon Whole Loan, first, from the related Subordinate Companion Loan and then, from the related Mortgage Loan (and any Pari Passu Companion Loans, on a pro rata basis) to the extent provided in the related Co-Lender Agreement). The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

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Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements beginning with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2025, of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing (each, a “Special Servicing Transfer Event”):

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer or the special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event and Consultation Termination Event”) and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)       as to which any Periodic Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a

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decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the Directing Holder, unless a Control Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower makes an assignment for the benefit of its creditors, has admitted in writing its inability to pay its debts generally as they become due, or voluntarily suspends payment of its obligations;

(4)       as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or the special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”), a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or the special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the RR Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer or the special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the RR Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest

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Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) and any related REO Loan at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three (3) consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event is continuing);
●	The Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than any applicable Excluded Loan)
●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an applicable Excluded Loan, only after the occurrence and continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.
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A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders and the RR Interest Owner (taken as a collective whole), the special servicer will be required to implement the

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recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the RR Interest Owner (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable, and labeled or otherwise communicated as being “final”. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process.

While an Operating Advisor Consultation Event is continuing, the operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class certificates) and the RR Interest Owner, as a collective whole. The special servicer will be required to consider such alternative courses of action on a non-binding basis, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event is continuing. The special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner, as a collective whole. If the special servicer determines to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”.

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For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but for so long as no Consultation Termination Event is continuing, the Directing Holder (except with respect to any applicable Excluded Loan) will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. In addition, during the continuance of an Operating Advisor Consultation Event, the operating advisor will consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

Notwithstanding the foregoing, with respect to the Audible – Amazon Whole Loan, for so long as an Audible – Amazon Control Appraisal Period is not continuing, the Audible – Amazon Directing Holder, rather than the Controlling Class Representative, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Audible – Amazon Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred and such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six (6) months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

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(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and the RR Interest Owner and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and the RR Interest Owner and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the Grantor Trust, cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents

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from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders, the RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net

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present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event is continuing and (ii) after consultation with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder (but only for so long as no Consultation Termination Event is continuing) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer if it is not evident that a copy has been delivered to the special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event and Consultation Termination Event”) and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two (2) other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for

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any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the RR Interest Owner and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties, and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Risk Retention Consultation Party, the Directing Holder, any borrower sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The

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special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

Notwithstanding the foregoing, with respect to the Audible – Amazon Whole Loan, pursuant to the terms of the related Co-Lender Agreement, the holder of the Audible – Amazon Subordinate Companion Loan will have the right to purchase the related Mortgage Loan (such right being extinguished by a foreclosure, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Whole Loan). The right of such Serviced Subordinate Companion Loan holder will be given priority over any provision described above as and to the extent set forth in the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—Audible – Amazon Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to the Servicing Shift Mortgage Loans, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder (a) will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Mortgage Loans (other than any Non-Serviced Mortgage

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Loan and other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan) and (2) the master servicer to the extent the Directing Holder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and (b) will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be Blackstone Real Estate Services LLC or its affiliate.

The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “Directing Holder” means (1) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan, the Audible – Amazon Mortgage Loan for so long as no Audible – Amazon Control Appraisal Period is continuing and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan, the Audible – Amazon Whole Loan for so long as no Audible – Amazon Control Appraisal Period is continuing and any applicable Excluded Loan), the Controlling Class Representative, (2) with respect to any Servicing Shift Mortgage Loan, prior to the occurrence of the related Servicing Shift Securitization Date, the related Loan-Specific Directing Holder; and (3) with respect to the Audible – Amazon Whole Loan, the Audible – Amazon Directing Holder.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement.

Prior to the applicable Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to a Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan. For the avoidance of doubt, there is no Loan-Specific Directing Holder related to the issuing entity.

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On or after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder or the RR Interest Owner may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Controlling Class Representative, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or the special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Holder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Holder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Holder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Holder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is

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continuing, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to an Acceptable Insurance Default) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”) (A) with respect to each Mortgage Loan or Whole Loan (other than the Audible – Amazon Whole Loan):

(i)                   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) that comes into and continues in default;

(ii)                any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive without Directing Holder approval pursuant to the PSA) and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decision”;

(iii)             any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)              any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                 any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiii), (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, (a) the waiver of a “due-on-encumbrance” clause with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related Mortgaged Property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)         other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

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(vii)       other than in the case of any non-Specially Serviced Loan or Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loan) on a schedule to the PSA will also constitute Major Decisions) (for the avoidance of doubt, any routine and/or customary escrow and reserve fundings or disbursements will not constitute a Major Decision);

(viii)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(ix)            other than in the case of a non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)               other than in the case of a non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)            other than in the case of a non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Serviced Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; provided, further, that any amendment to split notes or re-allocate note balance of Pari Passu Companion Loans effected in accordance with the terms of the related Co-Lender Agreement will not constitute a "Major Decision";

(xii)         any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property, as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)      requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)       other than in the case of a non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

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(xv)          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)    other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)     other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)        the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

(B) with respect to the Audible – Amazon Whole Loan, any Audible – Amazon Major Decision.

Subject to the terms and conditions of this section, the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loan, unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent. Upon receiving a request for any matter that constitutes a Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the applicable master servicer and the applicable special servicer, the applicable master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that

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constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Co-Lender Agreement. The foregoing consent rights of the Directing Holder will not apply to any applicable Excluded Loan.

As used in clause (vii) of the definition of “Major Decision”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve that is taken (in whole or in part) at the origination of the related Mortgage Loan or Whole Loan or in connection with any loan modification, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event, in each case as set forth in the related Mortgage Loan documents and related to the related borrower or Mortgaged Property.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide any Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package. During the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the special servicer, to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision which it is processing, a written report by the master servicer or the special servicer (which in the discretion of the special servicer may be in the form of an Asset Status Report), as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

In connection with any Major Decision processed by the special servicer, the special servicer will provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Holder's approval of such final Major Decision Reporting Package.

Asset Status Report

So long as no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event is continuing, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports.

With respect to the Audible – Amazon Whole Loan, for so long as no Audible – Amazon Control Appraisal Period is continuing, the Audible – Amazon Directing Holder, rather than the Controlling Class Representative, will have certain approval rights over any related Asset Status Report.

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Replacement of a Special Servicer

So long as no Control Termination Event is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan or any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the master servicer or the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur

(a) with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan) and the Audible – Amazon Whole Loan, when one or more of the following is true: (i) there is no Class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class, or (ii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b) with respect to the Audible – Amazon Whole Loan, when an Audible – Amazon Control Appraisal Period has occurred and is continuing and one or more of the following is true: (i) there is no Class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class, or (ii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan;

provided, that no Control Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that, if at any time, the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

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A “Consultation Termination Event” will occur:

(a) with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan) and the Audible – Amazon Whole Loan, when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, or (ii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b) with respect to the Audible – Amazon Whole Loan, when an Audible – Amazon Control Appraisal Period has occurred and is continuing and when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, or (ii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan;

provided that, no Consultation Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that if at any time, the Certificate Balance of each Class of Principal Balance Certificates other than the Control Eligible Certificates has been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action. Similarly, with respect to the Audible – Amazon Whole Loan, following the occurrence of an extraordinary event with respect to any related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as applicable, may take actions with respect to such Mortgaged Property before obtaining the consent of the Audible – Amazon Directing Holder if the master servicer or the special servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Certificateholders and the holders of any related Serviced Companion Loan, as a collective whole (taking into account the subordinate

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nature of the Subordinate Companion Loan), and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Audible – Amazon Directing Holder.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan or each Servicing Shift Whole Loan, as applicable, and, other than in respect of any applicable Excluded Loan, so long as no Consultation Termination Event is continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event is continuing, the special servicer will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to the Audible – Amazon Whole Loan, for so long as no Audible – Amazon Control Appraisal Period is continuing, the Controlling Class Representative will not be entitled to exercise the above described rights, and those rights will be exercisable by the Audible – Amazon Directing Holder in accordance with the PSA and the related Co-Lender Agreement. For so long as no Audible – Amazon Control Appraisal Period is continuing, the consent of the Audible – Amazon Directing Holder will be required to be obtained by the master servicer or the special servicer, as applicable, for any Major Decision. However, during an Audible – Amazon Control Appraisal Period, the Controlling Class Representative will have the same rights (including the rights described above) with respect to the Audible – Amazon Whole Loan as it does for the other Serviced Mortgage Loans included in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan— Audible – Amazon Whole Loan—Consultation and Control”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

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However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or the RR Interest, as applicable, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class or the RR Interest;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates or the RR Interest; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder or the RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, the RR Interest or the RR Interest Owner. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not

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an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor In General

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing (i) the actions of the special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan and (ii) during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions processed by the special servicer or for which the special servicer’s consent is required relating to any Mortgage Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   promptly recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (to the extent that the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)   preparing an annual report (if, at any time during the prior calendar year (i) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to a Major Decision) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator (and made available through the certificate administrator’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

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In connection with the performance of the duties described in clause (c) above:

(i)            after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation in any material respect, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)      if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor review will be limited to an after-the-action review of the reports and material described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value, Collateral Deficiency Amount and Appraisal Reduction Amount calculations as described above, the operating advisor's recalculation will not take into account the reasonableness of the special servicer's property and borrower performance assumptions or other similar discretionary portions of the net present value calculation, Collateral Deficiency Amount and Appraisal Reduction Amount calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice pursuant to the PSA (which includes notices posted to the certificate administrator’s website), and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the RR Interest Owner or any of their respective affiliates.

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Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in each case, during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans in each case processed by the special servicer or for which its consent is required) during the prior calendar year on an “asset-level basis”, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial, and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion. Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (during an Operating Advisor Consultation Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year (together with any additional information and material reviewed by the operating advisor) (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer, if during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

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The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a)   to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b)   to consult (on a non-binding basis) with the master servicer or the special servicer to the extent it has received a Major Decision Reporting Package, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the master servicer or the special servicer, as applicable, will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of any class of HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any Mortgage Loan or Serviced Whole Loan, a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition thereof).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

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Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)            that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)         that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)      that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

(iv)       that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)          that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, and (y) has at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights, or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any

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Asset Status Report or Final Asset Status Report and (iv) information subject to attorney-client privilege (and which has been labeled, identified or otherwise communicated as privileged information) .

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including the RR Interest Owner and the Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by

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operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)	any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
(b)	any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;
(c)	any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;
(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;
(e)	the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or
(f)	the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will

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be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing), any Companion Loan noteholder, the Certificateholders, the Risk Retention Consultation Parties, the RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders, the RR Interest Owner and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders, the RR Interest Owner and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder, the RR Interest Owner and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder, the RR Interest Owner and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or the RR Interest Owner for the reasonable expenses of posting notices of such requests.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Party, if the operating advisor

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has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Controlling Class Representative, all Certificateholders and the RR Interest Owner in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static

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Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 217 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 31 of such 217 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2020 and June 30, 2025 was approximately 40.1%; however, the average of the delinquency percentages based on the aggregate outstanding principal balance of 60-day delinquent mortgage loans in the 217 reviewed transactions was approximately 12.4%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the pool represent approximately 19.5% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and the RR Interest Owner, and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Risk Retention Consultation Party, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent

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Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such

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Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or the RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in

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which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) a sponsor, a mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, the Risk Retention Consultation Party, or any of their respective Risk Retention Affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Risk Retention Consultation Party, the Controlling Class Representative or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to

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disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the

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asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the

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certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the RR Interest Owner that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the RR Interest Owner.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and the RR Interest Owner with respect to the RR Interest, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest Owner other than the RR Interest Owner;

(b)   may act solely in the interests of the RR Interest Owner;

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(c)   does not have any liability or duties to the holders of any class of certificates other than the RR Interest Owner;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates or, the RR Interest Owner, over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the RR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, the holders of the Principal Balance Certificates may generally replace the special servicer without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to notify the Special Servicer by e-mail, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of certificates evidencing at least 75% of a Quorum or holders of certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or the RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or the RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

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A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Voting Rights evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests” means any class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

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A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (a) has been appointed and currently serves as a special servicer on a “transaction level” basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement special servicer prior to the time of determination and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder and the RR Interest Owner of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates representing at least a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing 20% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three (3) Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Principal Balance Certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are

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different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to the Audible – Amazon Whole Loan unless an Audible – Amazon Control Appraisal Period is continuing. The Audible – Amazon Directing Holder will have the right, for so long as no Audible – Amazon Control Appraisal Period is continuing, to replace the special servicer solely with respect to the Audible – Amazon Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the applicable REO Account within two (2) business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

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(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders, the RR Interest Owner or holders of any Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)   either of Moody’s (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(h)   such master servicer or such special servicer, as applicable, has failed to maintain a ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates in this securitization or placed one or more classes of certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special

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servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(i)    any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of certificates evidencing at least 25% of the Voting Rights, or (ii) for so long as no Control Termination Event is continuing, the Directing Holder (solely with respect to the special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of certificates evidencing at least 25% of the Voting Rights, or for so long as no Control Termination Event is continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as no Control Termination Event is continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the

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direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the special servicer upon five (5) business days’ notice if the master servicer or the special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and

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receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event is continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or the special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the

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result of Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced

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Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or the special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or the special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

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The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan

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seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, information, documents and records, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, the RR Interest Owner and Certificate Owners by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the

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certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder, Certificate Owner (each of clauses (i) or (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner or the RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

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If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates (except for any holders of the Controlling Class) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential

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damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that no Consultation Termination Event is continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the
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related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Property Protection Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2025-B41 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.
●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.
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●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less); except that, in the case of the Non-Serviced PSAs for the BioMed MIT Portfolio Whole Loan, the related Non-Serviced PSAs do not provide for compensating interest payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2025-B41 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced
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Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for “risk retention consultation parties” with certain consultation rights.
●	With respect to the BioMed MIT Portfolio Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the BioMed MIT Portfolio Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA or (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Notwithstanding the foregoing, the servicing of each Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the BioMed MIT Portfolio Whole Loan

The BioMed MIT Portfolio Mortgage Loan is being serviced pursuant to the BX 2025-LIFE TSA. The servicing terms of the BX 2025-LIFE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such

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agreements may differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BX 2025-LIFE TSA will earn a primary servicing fee with respect to the BioMed MIT Portfolio Mortgage Loan equal to 0.00010% per annum.
●	Upon the BioMed MIT Portfolio Mortgage Loan becoming a specially serviced loan under the BX 2025-LIFE TSA, the related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will earn a special servicing fee payable monthly with respect to the BioMed MIT Portfolio Mortgage Loan accruing at a rate equal to 0.15% per annum.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BioMed MIT Portfolio Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) (a) it has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) it is not a master servicer or special servicer, as applicable, that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or

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placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, or (iii) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or the special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any

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such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting
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forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or the RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder or RR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and (c) the master servicer is paid a fee equal to (i) the product of (x) the Prime Rate, (y) the aggregate Certificate Balance and the RR Interest Balance (as applicable) of the then-outstanding

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certificates (other than the Class X Certificates, Class S certificates and Class R certificates) and the RR Interest as of the date of the exchange and (z) three (3), divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer and special servicer related to such purchase, unless such master servicer or special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where a master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicers, the master servicers or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans (solely for the purposes of this calculation, if an ARD Loan is still an asset of the issuing entity and such right is being exercised after its respective Anticipated Repayment Date, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers, wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

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On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

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(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Retaining Third-Party Purchaser under the PSA or the related risk retention agreement without the consent of the Retaining Third-Party Purchaser.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner, as applicable, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates

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of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) and, if required under the related Co-Lender Agreement, the consent of the holder of the Audible – Amazon Subordinate Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affect the RR Interest Owner without the consent of the RR Interest Owner

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects the RR Interest Owner without the consent of the RR Interest Owner.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority, an entity that is not on the depositor’s “prohibited party” list, and (ii)(A) in the case of the trustee (1) will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be) and (2) an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (x) “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s as long as either (1) the master servicer maintains a long-term senior unsecured debt or an issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the trustee maintains an agreement approved by Moody’s with a national banking association that maintains a long-term senior unsecured debt or an issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unable to do so; provided, further, that the trustee will notify Moody’s within thirty (30) days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes that may limit the

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agreement), (y) “A” by Fitch (or short-term debt rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of “BBB-” by Fitch as long as either (1) the master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement approved by Fitch with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (z) “A” by Morningstar DBRS (provided, however, that the trustee may maintain a long term senior unsecured debt rating or an issuer credit rating of at least “BBB(low)” by Morningstar DBRS as long as either (I) master servicer maintains a long-term senior unsecured debt rating of at least “A” by Morningstar DBRS, or (II) the trustee maintains an agreement with a national banking association with a rating of at least “A” by Morningstar DBRS on its long-term senior unsecured debt or issuer credit rating, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, is unable to do so or; provided, further, that the trustee will be required to notify Morningstar DBRS within 30 days in the event there is a downgrade of such banking association’s Morningstar DBRS rating, the agreement is terminated, or any other changes may limit the agreement), (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s and, if rated by Morningstar DBRS, “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then an equivalent rating (or higher) by at least two other NRSROs (which may include Moody’s or Fitch)) (C) in the case of each of the certificate administrator and the trustee, as otherwise acceptable to each Rating Agency as evidenced by the receipt of a Rating Agency Confirmation.

In the event that either (a)(1) neither the trustee nor the master servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (2) the trustee submitted a request for a Rating Agency Confirmation but Fitch did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, or (b)(1) neither the trustee nor the master servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s and (2) the trustee submitted a request for a Rating Agency Confirmation but Moody’s did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, then the trustee is required to either (i) resign immediately in the manner specified in the PSA or (ii) within 30 days after the trustee has actual knowledge or received notice of such event, appoint an advancing agent that has (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (B) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A) or (B) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation) to perform the trustee’s obligation to make Advances as described under the heading“—Advances” above.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Twenty-six (26) Mortgaged Properties (29.8%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of

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the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Ohio

Three (3) Mortgaged Properties (10.1%) are located in Ohio. Commercial mortgage loans in Ohio are generally secured by mortgages on the related real estate, and such mortgages are foreclosed judicially. A suit to foreclose a mortgage is initiated with the filing, in the county in which the real estate is located, of a complaint against, and the service of a summons and complaint upon, the owner of the real estate and all parties with a recorded interest in the real estate. Not later than 14 days after the complaint is filed, the filing plaintiff must include a preliminary judicial lien report or a commitment of an owner’s fee policy of title insurance (practice varies from county to county) that is prepared by a title company and includes, among other things, a complete legal description of each parcel of real estate to be sold at the judicial sale as well as the home and addresses of all record owners and lienholders; that title work cannot be over 30 days old when filed. After service of the complaint on the fee owner and before the sale, the “preliminary judicial report” must be updated by the filing of a final judicial report which confirms that no party obtained an interest in the mortgaged property before lis pendens attached by service on the fee owner. If a judicial title commitment was used, best practice requires that it likewise be updated for the same reason. In many counties, the plaintiff must also file proof of ownership of the original note. If no answers to the complaint are filed, a judgment by default foreclosing the mortgage may be filed. If an answer is filed, any disputes raised by the answer must be determined judicially by summary disposition, if appropriate, or by trial. Once a judgment foreclosing the mortgage has been filed, the plaintiff files a praecipe with the clerk of courts requesting that an order and notice of sale of the real estate be issued by the clerk of the courts to the sheriff of the county in which the foreclosure judgment was entered. Upon receipt of the sale request from the clerk of court, the sheriff appoints three disinterested feeholders who must agree on the value of the related property. An advertisement of the foreclosure sale is published once a week for three to five consecutive weeks (practice varies from county to county) beginning at least 30 days prior to the sale in a newspaper of general circulation in the county in which the judgment was entered and in which the real estate is located. The notice of the sale, with a copy of the advertisement of sale that is to be published, is normally sent by restricted and regular mail to the owner of the real estate and all parties claiming an interest in the real estate. In addition, plaintiff serves the sale information on the plaintiff and files proof of that event with the court. The sale is conducted by the sheriff’s office at the courthouse in the county in which the judgment was rendered, on the property or elsewhere as ordered by the court. The property must sell for at least two-thirds of the appraised value; and if the minimum bid is not received, the property must be reappraised and auctioned again. A party may petition the court for relief from the minimum bid requirement after an unsuccessful sale and for a private sale instead of another sheriff’s sale. Any delinquent real estate taxes and taxes through the sale confirmation date on the real estate must be paid out of the proceeds of the sheriff’s sale. If the mortgagee credit bids its judgment, the mortgagee is not required to pay the purchase price, but is required to pay off prior liens, taxes and sheriff’s costs. After the sale, a return is filed by the sheriff conducting the sale. A motion to confirm the sale must be filed with the court issuing the order of sale. If the court finds that the sale was performed in conformity with law and equity, the court will issue an order confirming the sale, which cuts off the equity of redemption. Upon the entry of an order confirming the sale, the sheriff conducting the sale will issue a sheriff’s deed to the real estate to the successful purchaser at the sale.

Massachusetts

Eight (8) Mortgaged Properties (9.98%) are located in Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power

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of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti-deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two (2) parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two (2) parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the

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income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five (5) years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two (2) primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the

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foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other

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things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference

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between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that

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the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

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Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its

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leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

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In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long-term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written

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provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available

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to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6%

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per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, a sponsor and the Retaining Sponsor and the initial Risk Retention Consultation Party, is an affiliate of GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates. GS Bank currently holds the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

UBS AG, an originator and a sponsor, is an affiliate of UBS Securities LLC, an underwriter for the offering of the offered certificates. UBS AG currently holds the Companion Loans (if any) for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GACC, a sponsor and an originator, is an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates, DBNY, an originator and DBRI, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GACC” or “DBRI”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates. CREFI currently holds the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Midland Loan Services, a Division of PNC Bank, National Association is also (i) the master servicer under the BBCMS 2025-C35 PSA, pursuant to which the Rentar Plaza, The Hollywood Collection and the 29-33 Ninth Avenue Whole Loans are being serviced, and (ii) the master servicer under the MSBAM 2025-C35 PSA, pursuant to which the Honolulu FBI Office Whole Loan is being serviced.

Computershare Trust Company, National Association, the trustee, certificate administrator and custodian, is also (i) the trustee, the certificate administrator and the custodian under the BBCMS 2025-C35 PSA with respect to the Rentar Plaza Whole Loan, The Hollywood Collection Whole Loan and the 29-33 Ninth Avenue Whole Loan (iii) the trustee, the certificate administrator and the custodian under the MSBAM 2025-C35 PSA with respect to the Honolulu FBI Office Whole Loan and (iii) the trustee, the certificate administrator and the custodian under the BX 2025-LIFE TSA with respect to the BioMed MIT Portfolio Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the MSBAM 2025-C35 PSA with respect to the Honolulu FBI Office Whole Loan.

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Blackstone Real Estate Services LLC is also the directing holder (or equivalent party) under the BBCMS 2025-C35 PSA, which the Rentar Plaza Whole Loan, The Hollywood Collection Whole Loan and the 29-33 Ninth Avenue Whole Loan are serviced.

CWCapital Asset Management LLC is expected to act as special servicer with respect to any Serviced Mortgage Loans (other than any Excluded Special Servicer Loan, any non-serviced mortgage loan and each mortgage loan sold to the depositor by National Cooperative Bank, N.A.) and any related Companion Loans and it or an affiliate assisted Blackstone Real Estate Services LLC, or its affiliate, with its due diligence of the Mortgage Loans prior to the Closing Date.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans, the CREFI Mortgage Loans and the GACC Mortgage Loans except with respect to any GSMC Mortgage Loan, CREFI Mortgage Loan or GACC Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan, with respect to which Computershare Trust Company, National Association holds only the related promissory note(s) being contributed to this securitization.

See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the respective Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans will depend in

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part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the related borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss (and a corresponding VRR Realized Loss) occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the RR Interest Balance. Realized Losses and the corresponding VRR Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated in the table below

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as a result of the application of Non-RR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$424,750,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$122,115,000	Class A-S, Class B and Class C certificates
Class X-D	$17,446,000	Class D and Class E certificates
Class X-F	$12,135,000	Class F Certificates
Class X-G	$9,102,000	Class G Certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the certificates and the RR Interest to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than

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proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$424,750,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$122,115,000	Class A-S, Class B and Class C certificates
Class X-D	$17,446,000	Class D and Class E certificates
Class X-F	$12,135,000	Class F Certificates
Class X-G	$9,102,000	Class G Certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the RR Interest will be made as set forth under “Description of the Certificates—

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Distributions—Priority of Distributions” and “Credit Risk Retention—The RR Interest—Priority of Distributions on the RR Interest”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPP” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period or prepayment penalty period has expired. Unless otherwise specified, the model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume prepayments on the Mortgage Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day (each assumed to be a business day) of the related month, beginning in September 2025;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate which, in the case of the Mortgage Loans that are componentized assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment;
●	there are no delinquencies;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner the special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPP set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification;
●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;
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●	the Closing Date occurs on September 4, 2025;
●	each ARD Loan prepays in full on its respective Anticipated Repayment Date (in the case of a 0% CPP scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;
●	with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loan, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s); and
●	with respect to the Audible – Amazon Mortgage Loan (4.7%), it is assumed that a monthly debt service of $301,578.11 will commence in May 2035.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	85%	85%	85%	85%	85%
August 2027	66%	66%	66%	66%	66%
August 2028	45%	45%	45%	45%	45%
August 2029	23%	23%	23%	23%	23%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.69	2.69	2.69	2.69	2.69
First Principal Payment Date	September 2025	September 2025	September 2025	September 2025	September 2025
Last Principal Payment Date	August 2030	August 2030	August 2030	August 2030	August 2030

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	97%	93%	88%	73%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.42	9.31	9.24	9.16	8.98
First Principal Payment Date	September 2034	April 2034	April 2034	April 2034	April 2034
Last Principal Payment Date	April 2035	March 2035	February 2035	January 2035	October 2034

Percentages of the Initial Certificate Balance of
the Class A-5 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.83	9.80	9.75	9.68	9.38
First Principal Payment Date	April 2035	March 2035	February 2035	January 2035	October 2034
Last Principal Payment Date	August 2035	August 2035	August 2035	July 2035	March 2035

515

Percentages of the Initial Certificate Balance of
the Class A-SB certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	78%	78%	78%	78%	78%
August 2032	54%	54%	54%	54%	54%
August 2033	29%	29%	29%	29%	29%
August 2034	2%	2%	2%	2%	3%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.12	7.12	7.12	7.12	7.12
First Principal Payment Date	August 2030	August 2030	August 2030	August 2030	August 2030
Last Principal Payment Date	September 2034	September 2034	September 2034	September 2034	October 2034

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.95	9.95	9.91	9.58
First Principal Payment Date	August 2035	August 2035	August 2035	July 2035	March 2035
Last Principal Payment Date	August 2035	August 2035	August 2035	August 2035	April 2035

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.95	9.95	9.95	9.61
First Principal Payment Date	August 2035	August 2035	August 2035	August 2035	April 2035
Last Principal Payment Date	August 2035	August 2035	August 2035	August 2035	April 2035

516

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.95	9.95	9.95	9.69
First Principal Payment Date	August 2035	August 2035	August 2035	August 2035	April 2035
Last Principal Payment Date	August 2035	August 2035	August 2035	August 2035	May 2035

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

517

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class A-1 certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.37498%	4.62735%	4.62735%	4.62735%	4.62735%	4.62735%
99.49998%	4.57593%	4.57593%	4.57593%	4.57593%	4.57593%
99.62498%	4.52461%	4.52461%	4.52461%	4.52461%	4.52461%
99.74998%	4.47339%	4.47339%	4.47339%	4.47339%	4.47339%
99.87498%	4.42227%	4.42227%	4.42227%	4.42227%	4.42227%
99.99998%	4.37124%	4.37124%	4.37124%	4.37124%	4.37124%
100.12498%	4.32031%	4.32031%	4.32031%	4.32031%	4.32031%
100.24998%	4.26948%	4.26948%	4.26948%	4.26948%	4.26948%
100.37498%	4.21874%	4.21874%	4.21874%	4.21874%	4.21874%
100.49998%	4.16810%	4.16810%	4.16810%	4.16810%	4.16810%
100.62498%	4.11756%	4.11756%	4.11756%	4.11756%	4.11756%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class A-4 certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.37493%	5.07418%	5.07345%	5.07298%	5.07245%	5.07115%
100.49993%	5.05722%	5.05633%	5.05576%	5.05511%	5.05354%
100.62493%	5.04029%	5.03924%	5.03857%	5.03780%	5.03595%
100.74993%	5.02338%	5.02217%	5.02140%	5.02052%	5.01838%
100.87493%	5.00649%	5.00513%	5.00426%	5.00326%	5.00084%
100.99993%	4.98964%	4.98812%	4.98714%	4.98603%	4.98333%
101.12493%	4.97280%	4.97113%	4.97005%	4.96882%	4.96585%
101.24993%	4.95600%	4.95417%	4.95298%	4.95164%	4.94839%
101.37493%	4.93922%	4.93723%	4.93594%	4.93448%	4.93096%
101.49993%	4.92246%	4.92031%	4.91893%	4.91736%	4.91355%
101.62493%	4.90573%	4.90343%	4.90194%	4.90025%	4.89617%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class A-5 certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.37498%	5.12658%	5.12574%	5.12440%	5.12256%	5.11414%
102.49998%	5.11032%	5.10944%	5.10803%	5.10611%	5.09729%
102.62498%	5.09408%	5.09316%	5.09169%	5.08968%	5.08046%
102.74998%	5.07787%	5.07691%	5.07538%	5.07328%	5.06366%
102.87498%	5.06168%	5.06068%	5.05909%	5.05690%	5.04688%
102.99998%	5.04552%	5.04448%	5.04282%	5.04055%	5.03013%
103.12498%	5.02938%	5.02830%	5.02658%	5.02422%	5.01340%
103.24998%	5.01327%	5.01215%	5.01036%	5.00792%	4.99670%
103.37498%	4.99718%	4.99602%	4.99417%	4.99164%	4.98002%
103.49998%	4.98111%	4.97991%	4.97800%	4.97538%	4.96337%
103.62498%	4.96507%	4.96383%	4.96186%	4.95915%	4.94674%
518

Pre-Tax Yield to Maturity (CBE) for the Class A-SB certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class A-SB certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.37499%	4.86108%	4.86108%	4.86108%	4.86108%	4.86121%
102.49999%	4.84014%	4.84014%	4.84014%	4.84014%	4.84027%
102.62499%	4.81922%	4.81922%	4.81922%	4.81922%	4.81936%
102.74999%	4.79834%	4.79834%	4.79834%	4.79834%	4.79848%
102.87499%	4.77748%	4.77748%	4.77748%	4.77748%	4.77763%
102.99999%	4.75666%	4.75666%	4.75666%	4.75666%	4.75682%
103.12499%	4.73587%	4.73587%	4.73587%	4.73587%	4.73603%
103.24999%	4.71511%	4.71511%	4.71511%	4.71511%	4.71528%
103.37499%	4.69438%	4.69438%	4.69438%	4.69438%	4.69455%
103.49999%	4.67368%	4.67368%	4.67368%	4.67368%	4.67386%
103.62499%	4.65302%	4.65302%	4.65302%	4.65302%	4.65320%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Notional Amount of Class X-A certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.60094%	6.49038%	6.41371%	6.32031%	6.20040%	5.69997%
7.61094%	6.45950%	6.38277%	6.28928%	6.16926%	5.66837%
7.62094%	6.42869%	6.35189%	6.25831%	6.13818%	5.63682%
7.63094%	6.39794%	6.32106%	6.22740%	6.10716%	5.60534%
7.64094%	6.36725%	6.29030%	6.19655%	6.07620%	5.57392%
7.65094%	6.33662%	6.25960%	6.16577%	6.04530%	5.54257%
7.66094%	6.30604%	6.22896%	6.13504%	6.01447%	5.51127%
7.67094%	6.27553%	6.19838%	6.10438%	5.98369%	5.48004%
7.68094%	6.24508%	6.16786%	6.07377%	5.95297%	5.44886%
7.69094%	6.21469%	6.13740%	6.04323%	5.92232%	5.41775%
7.70094%	6.18436%	6.10700%	6.01274%	5.89172%	5.38670%

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Notional Amount of Class X-B certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.05624%	6.75651%	6.76745%	6.78245%	6.73688%	6.22132%
4.06624%	6.70044%	6.71139%	6.72641%	6.68077%	6.16430%
4.07624%	6.64457%	6.65554%	6.67058%	6.62486%	6.10750%
4.08624%	6.58891%	6.59989%	6.61496%	6.56915%	6.05090%
4.09624%	6.53345%	6.54445%	6.55954%	6.51365%	5.99451%
4.10624%	6.47819%	6.48921%	6.50432%	6.45836%	5.93832%
4.11624%	6.42313%	6.43417%	6.44931%	6.40326%	5.88234%
4.12624%	6.36828%	6.37933%	6.39449%	6.34837%	5.82656%
4.13624%	6.31362%	6.32469%	6.33988%	6.29367%	5.77098%
4.14624%	6.25916%	6.27025%	6.28545%	6.23917%	5.71560%
4.15624%	6.20490%	6.21600%	6.23123%	6.18487%	5.66042%
519

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class A-S certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.37495%	5.47744%	5.47744%	5.47744%	5.47653%	5.46759%
102.49995%	5.46105%	5.46105%	5.46105%	5.46010%	5.45074%
102.62495%	5.44469%	5.44469%	5.44469%	5.44369%	5.43391%
102.74995%	5.42835%	5.42835%	5.42835%	5.42731%	5.41711%
102.87495%	5.41204%	5.41204%	5.41204%	5.41096%	5.40033%
102.99995%	5.39575%	5.39575%	5.39575%	5.39463%	5.38358%
103.12495%	5.37949%	5.37949%	5.37949%	5.37832%	5.36685%
103.24995%	5.36325%	5.36325%	5.36325%	5.36204%	5.35015%
103.37495%	5.34703%	5.34703%	5.34703%	5.34578%	5.33348%
103.49995%	5.33084%	5.33084%	5.33084%	5.32955%	5.31682%
103.62495%	5.31468%	5.31468%	5.31468%	5.31334%	5.30020%
Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class B certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.37496%	5.72842%	5.72842%	5.72842%	5.72842%	5.71946%
102.49996%	5.71184%	5.71184%	5.71184%	5.71184%	5.70245%
102.62496%	5.69528%	5.69528%	5.69528%	5.69528%	5.68547%
102.74996%	5.67874%	5.67874%	5.67874%	5.67874%	5.66852%
102.87496%	5.66223%	5.66223%	5.66223%	5.66223%	5.65159%
102.99996%	5.64575%	5.64575%	5.64575%	5.64575%	5.63468%
103.12496%	5.62929%	5.62929%	5.62929%	5.62929%	5.61780%
103.24996%	5.61286%	5.61286%	5.61286%	5.61286%	5.60095%
103.37496%	5.59645%	5.59645%	5.59645%	5.59645%	5.58412%
103.49996%	5.58006%	5.58006%	5.58006%	5.58006%	5.56732%
103.62496%	5.56371%	5.56371%	5.56371%	5.56371%	5.55054%

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPPs Set Forth Below:

	Prepayment Assumption (CPP)
Assumed Price (% of Initial Certificate Balance of Class C certificates)	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.37493%	6.13103%	6.13103%	6.13103%	6.13103%	6.12940%
100.49993%	6.11392%	6.11392%	6.11392%	6.11392%	6.11196%
100.62493%	6.09684%	6.09684%	6.09684%	6.09684%	6.09455%
100.74993%	6.07978%	6.07978%	6.07978%	6.07978%	6.07717%
100.87493%	6.06275%	6.06275%	6.06275%	6.06275%	6.05981%
100.99993%	6.04575%	6.04575%	6.04575%	6.04575%	6.04248%
101.12493%	6.02877%	6.02877%	6.02877%	6.02877%	6.02518%
101.24993%	6.01183%	6.01183%	6.01183%	6.01183%	6.00791%
101.37493%	5.99490%	5.99490%	5.99490%	5.99490%	5.99066%
101.49993%	5.97801%	5.97801%	5.97801%	5.97801%	5.97344%
101.62493%	5.96114%	5.96114%	5.96114%	5.96114%	5.95624%
520

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates and the regular interests that correspond in the aggregate to the RR Interest (in the case of the RR Interest, excluding the entitlement to Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (1) the portion of the issuing entity consisting of (i) the entitlement to any Excess Interest and the Excess Interest Distribution Account and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the RR Interest and distributions thereon will be treated as a grantor trust (the “Grantor Trust”) under subpart E, part I of subchapter J of the Code, (2) the Class S certificates and the RR interest will represent undivided beneficial ownership of the Excess Interest and the Excess Interest Distribution Account and (3) the RR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the RR Interest and distributions thereon.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the

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close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two (2) years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

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In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two (2) or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, twenty-six (26) of the Mortgaged Properties (25.1%) securing twenty-six (26) Mortgage Loans (in whole or in part) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered

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Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first

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Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPP of 0%; provided that it is assumed that each ARD Loan prepays on its respective Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

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Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except

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with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges or prepayment premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a yield maintenance charge or prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

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Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Interest has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of the RR Interest, the related RR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two (2) years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the related Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to

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the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they

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have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder or the RR Interest Owner (i) is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Tax Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person

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designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class S certificates and RR Interest Owner who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders of the Class S certificates and RR Interest Owner who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

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You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Deutsche Bank Securities Inc.	UBS Securities LLC	Citigroup Global Markets Inc.
Class A-1	$1,639,643	$3,155,985	$2,458,272	$1,111,100
Class A-4	$9,947,626	$19,147,188	$14,914,203	$6,740,983
Class A-5	69,437,362	133,653,035	104,105,546	47,054,057
Class A-SB	$2,231,601	$4,295,384	$3,345,777	$1,512,238
Class X-A	$83,256,231	$160,251,592	$124,823,798	$56,418,379
Class X-B	$23,936,044	$46,072,097	$35,886,658	$16,220,201
Class A-S	$14,421,214	$27,757,953	$21,621,333	$9,772,500
Class B	$5,649,467	$10,874,094	$8,470,092	$3,828,347
Class C	$3,865,363	$7,440,050	$5,795,233	$2,619,354

Class	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$0	$0
Class A-4	$0	$0
Class A-5	$0	$0
Class A-SB	$0	$0
Class X-A	$0	$0
Class X-B	$0	$0
Class A-S	$0	$0
Class B	$0	$0
Class C	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.6% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2025, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates,

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the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $5,400,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 1 business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor and the Retaining Sponsor and the initial Risk Retention Consultation Party), and an affiliate of GS Bank (an originator, the initial RR Interest Owner and the holder of the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) GACC (a sponsor and an originator), (ii) DBNY (an originator) and (iii) DBRI (an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GACC” or “DBRI”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, a sponsor, an originator and holder of the Companion Loans (if any) for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co.

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LLC, Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GSMC, (ii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GACC, (iii) the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by UBS AG, and (iv) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by CREFI. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286173-01) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Scott Epperson, or by telephone at (212) 902-1000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286173) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their

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affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four (4) highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any

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underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four (4) highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

539

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

540

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicer, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two (2) highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two (2) highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that even certain classes of Offered Certificates that may be specified in this prospectus to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four (4) rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

541

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in July 2068. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-Anticipated Repayment Date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage

542

Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three (3) of the NRSROs to rate certain classes of the certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for those classes of certificates. If the depositor had selected such NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to

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engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	361
1986 Act	523
1996 Act	503
3
30/360 basis	35
30/360 Basis	396
4
401(c) Regulations	540
A
A.M. Best	5
AB Modified Loan	409
AB Whole Loan	229
Acceptable Insurance Default	413
Accrued AB Loan Interest	344
Actual/360 Basis	35, 213
Actual/360 Loans	385
ADA	505
Additional Exclusions	413
Administrative Cost Rate	339
ADR	165
Advances	381
Affiliate	14
Affirmative Asset Review Vote	453
Aggregate Available Funds	333
Aggregate Principal Distribution Amount	339
Aggregate Principal Shortfall	341
Allocated Cut-off Date Loan Amount	165
Alternate Release Price	218
Annual Debt Service	166
Anticipated Repayment Date	213
Appraisal Reduction Amount	405
Appraisal Reduction Event	404
Appraised Value	166
Approved Exchange	20
Approved First Mortgagee	189
ARD Loan	213
ASR Consultation Process	426
Assessment of Compliance	482
Asset Representations Reviewer Asset Review Fee	404
Asset Representations Reviewer Fee	403

Asset Representations Reviewer Fee Rate	403
Asset Representations Reviewer Termination Event	458
Asset Review	455
Asset Review Notice	454
Asset Review Quorum	454
Asset Review Report	456
Asset Review Report Summary	456
Asset Review Standard	455
Asset Review Trigger	452
Asset Review Vote Election	453
Asset Status Report	424
Assumed Final Distribution Date	346
Assumed Scheduled Payment	341
Attestation Report	483
Audible – Amazon Co-Lender Agreement	240
Audible – Amazon Control Appraisal Period	246
Audible – Amazon Directing Holder	246
Audible – Amazon Major Decisions	244
Audible – Amazon Mortgage Loan	240
Audible – Amazon Senior Loan	240
Audible – Amazon Sequential Pay Event	243
Audible – Amazon Subordinate Companion Loan	229, 240
Audible – Amazon Threshold Event Collateral	246
Audible – Amazon Whole Loan	240
Audible Amazon Requesting Holder	246
B
Bankruptcy Code	68
Base Interest Fraction	345
BBCMS 2025-C35 PSA	229
BER	191
BioMed MIT Portfolio Co-Lender Agreement	249
BioMed MIT Portfolio Companion Loans	248
BioMed MIT Portfolio Controlling Holder	253
BioMed MIT Portfolio Default Release	219
BioMed MIT Portfolio Non-SASB Loans	248
BioMed MIT Portfolio Non-SASB Loans Holders	249
BioMed MIT Portfolio Note Holders	249

545

BioMed MIT Portfolio SASB Pari Passu Companion Loans	248
BioMed MIT Portfolio Senior Loan Holders	249
BioMed MIT Portfolio Whole Loan	248
BMO 2025-C12 PSA	256
Borrower Party	354
Borrower Party Affiliate	354
BREC	326
Bridge	317
Bridge Bank	118
BX 2025-LIFE Certificate Administrator	250
BX 2025-LIFE Securitization	249
BX 2025-LIFE Trustee	250
BX 2025-LIFE TSA	229
C
CERCLA	503
Certificate Administrator/Trustee Fee	402
Certificate Administrator/Trustee Fee Rate	402
Certificate Balance	331
Certificate Owners	363
Certificateholder	355
CGMRC	294
Chatham Center REA	180
Chatham One Service Facilities	187
CityFHEPS	73
Class A-SB Scheduled Principal Balance	334
Class X certificates	3
Class X Certificates	330
Clearstream	362
Clearstream Participants	364
Closing Date	164
Closing Date Deposit Amount	176
CMBS	156, 307
CNBV	22
Code	58, 155, 521
Collateral Deficiency Amount	409
Collection Account	384
Collection Period	334
Commercial Owner	187
Communication Request	366
Companion Loan	162
companion loans	48
Compensating Interest Payment	347
Computershare	305
Computershare Limited	305
Computershare Trust Company	305
Condominium Estoppel	180
Constant Prepayment Rate	513
Consultation Termination Event	441

Control Eligible Certificates	434
Control Note	229
Control Termination Event	440
Controlling Class	434
Controlling Class Certificateholder	434
Controlling Class Representative	29, 433
Controlling Companion Loan	229
Controlling Holder	229
corrected loan	36
Corrected Loan	424
CPP	513
CPR	513
CRECs	191
Credit Risk Retention Rules	323
CREFC®	351
CREFC® Intellectual Property Royalty License Fee	404
CREFC® Intellectual Property Royalty License Fee Rate	404
CREFC® Investor Reporting Package	389
CREFC® Reports	351
CREFI	294
CREFI Data File	295
CREFI Mortgage Loans	294
CREFI Securitization Database	295
Crossed Group	167
Cross-Over Date	337
CRR	158
CTS	305
Cumulative Appraisal Reduction Amount	410
Cure/Contest Period	456
Cut-off Date	162
Cut-off Date Balance	167
Cut-off Date DSCR	168
Cut-off Date Loan-to-Value Ratio	167
Cut-off Date LTV Ratio	167
D
DBNY	278
DBRI	278
DBRS Morningstar	307
Debt Service Coverage Ratio	168
Debt Yield on Underwritten NCF	167
Debt Yield on Underwritten Net Cash Flow	167
Debt Yield on Underwritten Net Operating Income	167
Debt Yield on Underwritten NOI	167
Defaulted Loan	430
Defeasance	11
Defeasance Deposit	217
Defeasance Loans	217
Defeasance Lock-Out Period	217

546

Defeasance Option	217
Definitive Certificate	362
Delegated Directive	15
Delinquent Loan	453
Depositaries	362
Determination Date	332
Deutsche Bank	279
Diligence File	369
Direct Lease	190
Directing Holder	433
Directing Holder Approval Process	426
Disclosable Special Servicer Fees	402
Discount Rate	346
Dispute Resolution Consultation	474
Dispute Resolution Cut-off Date	474
Distribution Accounts	385
Distribution Date	332
Distribution Date Statement	350
Distributor	15, 16
DMARC	279
Dodd-Frank Act	160
DOJ	279
DOL	538
DSCR	168
DTC	362
DTC Participants	363
DTC Rules	363
Due Date	212, 334
Due Diligence Questionnaire	296
Due Diligence Requirements	158
E
EDGAR	537
EEA	15
Eight Year Period	188
Eligible Asset Representations Reviewer	457
Eligible Operating Advisor	448
Enforcing Party	472
Enforcing Servicer	472
Environmental Condition	14
ERISA	537
ESA	190, 283, 14
Escrow/Reserve Mitigating Circumstances	286
Estein	197
EU Due Diligence Requirements	158
EU Institutional Investor	158
EU PRIIPs Regulation	15
EU Prospectus Regulation	15
EU Retention Requirements	158
EU Securitization Regulation	17
EU Transparency Requirements	159
EU/UK Risk Retention Requirements	159

Euroclear	362
Euroclear Operator	364
Euroclear Participants	364
EUWA	15, 17
Excess Interest	213
Excess Interest Distribution Account	385
Excess Modification Fees	401
Excess Prepayment Interest Shortfall	348
Exchange Act	261, 286
Excluded Controlling Class Holder	359
Excluded Controlling Class Loan	354
Excluded Information	354
Excluded Loan	355
Excluded Special Servicer	462
excluded special servicer loan	26
Excluded Special Servicer Loan	462
Exemption	538
Exemption Rating Agency	538
Extension Term	188
F
FATCA	531
FDIA	151
FDIC	152
FDIC Safe Harbor	152
FETL	21
FIEL	21
Final Asset Status Report	426
Final Dispute Resolution Election Notice	474
Financial Market Publisher	356
Financial Promotion Order	18
Financial Targets	205
FIRREA	153, 195, 283
Fitch	457, 481
Fixed	3
Former Acting General Counsel’s Letter	153
FPO Persons	18
FSMA	16, 17
G
GACC	278
GACC Data Tape	280
GACC Deal Team	280
GACC Mortgage Loans	280
Garn Act	504
Goldman Originator	264
grantor trust	59
Grantor Trust	521
Ground Lease	11
Ground Lease Default Release	219

547

Ground Leases	188
Ground Lessor	188
GS Bank	262
GSMC	262
GSMC Data Tape	263
GSMC Deal Team	262
GSMC Mortgage Loans	262
H
Hard Lockbox	168
HFC	73
House Bill 21	73
HRR Certificates	322, 330
HRR Transfer Restriction End Date	327
HSTP Act	72
I
Impermissible Asset Representations Reviewer Affiliate	468
Impermissible Operating Advisor Affiliate	468
Impermissible Risk Retention Affiliate	468
Impermissible TPP Affiliate	468
Indirect Participants	363
Initial Delivery Date	424
Initial Pool Balance	162
Initial Rate	213
Initial Requesting Certificateholder	472
In-Place Cash Management	168
Institutional Investor	20
Insurance and Condemnation Proceeds	384
Insurance Ratings Requirements	5
Interest Accrual Amount	339
Interest Accrual Period	339
Interest Distribution Amount	339
Interest Reserve Account	385
Interest Shortfall	339
Interested Person	431
Investor Certification	355
IRS	155
J
Japanese Retention Requirement	21
Joint Mortgage Loan	164
JRR Rule	21
K
KBRA	457
KS06 PSA	317

L
LADBS	194
Largest Tenant	168
Largest Tenant Lease Expiration	168
Liquidation Fee	398
Liquidation Fee Rate	398
Liquidation Proceeds	384
Loan Per Unit	168
Loan-Specific Directing Holder	433
Local Law 97	98
Loss of Value Payment	373
Loss of Value Reserve Fund	384
Low DSCR Release Amount	218
Lower-Tier Regular Interests	521
lower-tier REMIC	59
Lower-Tier REMIC	521
Lower-Tier REMIC Distribution Account	385
LTV Ratio at Maturity/ARD	168
M
Macy’s	200
MAI	374
Major Decision	435
Major Decision Reporting Package	438
MAS	20
Master Servicer Proposed Course of Action Notice	473
Master Servicer Remittance Date	380
Material Defect	371
Maturity Date/ARD Loan-to-Value Ratio	168
Maturity Date/ARD LTV Ratio	168
Maturity/ARD Balance	169
Melohn	196
Midland	307
MiFID II	15, 16
MIT	188, 204
MLPA	366
MMI	181
MOA	323
Modeling Assumptions	513
Modification Fees	395
Moody’s	457, 5
Morningstar DBRS	457, 481
Mortgage	163
Mortgage ALA	219
Mortgage File	366
mortgage loan	48
mortgage loan sellers	23
Mortgage Loans	162
Mortgage Note	163
Mortgage Pool	162
Mortgage Rate	339

548

Mortgaged Property	163
Mortgagor	15
Most Recent NOI	169
N
National Cooperative Bank, N.A. Data Tape	292
National Cooperative Bank, N.A. Deal Team	292
National Cooperative Bank, N.A. Mortgage Loans	288
NCB	287
Net Cash Flow	171
Net Mortgage Rate	338
New Complaint	316
NFIP	101
NI 33-105	22
Non-Conforming Policy	1
Non-Control Note	230
Non-Controlling Holder	230
non-offered certificates	33
Nonrecoverable Advance	381
Non-Reduced Interests	462
Non-Serviced AB Whole Loan	230
Non-Serviced Certificate Administrator	230
Non-Serviced Co-Lender Agreement	230
non-serviced companion loan	50
Non-Serviced Companion Loan	230
non-serviced companion loans	50
Non-Serviced Custodian	230
Non-Serviced Directing Holder	230
Non-Serviced Master Servicer	230
Non-Serviced Mortgage Loan	230
Non-Serviced Pari Passu Companion Loan	230
Non-Serviced Pari Passu Whole Loan	230
Non-Serviced PSA	230
Non-Serviced Securitization Trust	231
Non-Serviced Special Servicer	231
Non-Serviced Trustee	231
non-serviced whole loan	50
Non-Serviced Whole Loan	231
Non-U.S. Tax Person	531
Non-VRR Available Funds	334
Non-VRR Excess Prepayment Interest Shortfall	339
Non-VRR Gain-on-Sale Remittance Amount	334
Non-VRR Gain-on-Sale Reserve Account	385
Non-VRR Percentage	324

Non-VRR Principal Distribution Amount	340
Non-VRR Realized Loss	349
Note B Curtailment Date	242
Note B Curtailment Payment	242
Notional Amount	332
NRSRO	353
NRSRO Certification	356
NYSDEC	193
O
Occupancy	169
Occupancy Date	170
Offered Certificates	330
Office/Apartment Space	187
OID Regulations	524
OLA	153
Operating Advisor Annual Report	446
Operating Advisor Consultation Event	447
Operating Advisor Consulting Fee	403
Operating Advisor Expenses	403
Operating Advisor Fee	403
Operating Advisor Fee Rate	403
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Original Balance	170
Original Complaint	316
Original RR Interest Balance	322
Owner Repurchase Request	472
P
P&I Advance	380
PACE	118
PACE Loan	225
Pads	172
PAR	284
pari passu companion loan	48
Pari Passu Companion Loans	162
Park Bridge Financial	321
Park Bridge Lender Services	321
Partial Release Event	221
Participants	362
Parties in Interest	537
Pass-Through Rate	337
Patriot Act	506
Payment Guaranty	213, 1
PCR	269, 302
percentage allocation entitlement	39
Percentage Interest	332
Percentage Rent	188
Percentage Rent Threshold	189
Periodic Payment	334

549

Permitted Encumbrances	3
Permitted Investments	386
Permitted PILOT Arrangement	211
Permitted Special Servicer/Affiliate Fees	402
PILOT	211
PILOT Lease	211
PILOT Lessee	211
PIPs	94, 193
Plans	537
PLL Policy	210
Plymouth Meeting Executive Campus Certificate Registrar	260
Plymouth Meeting Executive Campus Co-Lender Agreement	256
Plymouth Meeting Executive Campus Consultation Termination Event	260
Plymouth Meeting Executive Campus Directing Holder	260
Plymouth Meeting Executive Campus Master Servicer	256
Plymouth Meeting Executive Campus Mortgage Loan	256
Plymouth Meeting Executive Campus Senior Companion Loan	256
Plymouth Meeting Executive Campus Senior Loans	256
Plymouth Meeting Executive Campus Sequential Pay Event	258
Plymouth Meeting Executive Campus Special Servicer	256
Plymouth Meeting Executive Campus Subordinate Companion Loan	256
Plymouth Meeting Executive Campus Whole Loan	256
Plymouth Permitted Preferred Equity	228
PML	269, 6
PNC Bank	310
Portfolio Property	219
Portfolio Release Property	219
PRASR	18
PRC	19
Preliminary Asset Review Report	456
Preliminary Dispute Resolution Election Notice	474
Prepayment Assumption	525
Prepayment Interest Excess	347
Prepayment Interest Shortfall	347
Prepayment Penalty Description	170
Prepayment Provision	170
Prime Ground Lease	204
Prime Leases	188
Prime Lessee	188, 204

Prime Lessor	188
Prime Rate	47, 384
principal balance certificates	3
Principal Balance Certificates	330
Privileged Information	448
Privileged Information Exception	449
Privileged Person	353
Prohibited Prepayment	348
Promotion Of Collective Investment Schemes Exemptions Order	18
Property Partial Defeasance	218
Property Protection Advances	381
Proposed Course of Action	473
Proposed Course of Action Notice	473
PSA	330
PSA Party Repurchase Request	472
PTCE	540
Purchase Price	373
Q
QOZ	170
Qualified Opportunity Zone	170
Qualified Replacement Special Servicer	463
Qualified Substitute Mortgage Loan	374
Qualifying CRE Loan Percentage	323
Quorum	462
R
RAC No-Response Scenario	480
Ranger Portfolio	317
Rated Final Distribution Date	347
Rating Agencies	481
Rating Agency Confirmation	481
REA	76
Realized Losses	350
REC	191
Record Date	332
Registration Statement	537
Regular Certificates	330
Regular Interestholder	524
Regular Interestholders	533
Regular Interests	521
Regulation AB	483
Reimbursement Rate	384
related Class X class	3
Related Class X Class	332
Related Group	170
Related Proceeds	383
Relative Spread Fraction	259
Release Amount	219
Release Date	217
Release DSCR	218
Release DSCR Test	218

550

Release Property	218
Relevant Persons	18
Relief Act	505
REMIC	4, 521
REMIC Regulations	521
REO Account	386
REO Loan	341
REO Property	424
Repurchase Request	472
Request Deadline	193
Requesting Certificateholder	474
Requesting Holders	411
Requesting Investor	366
Requesting Party	480
Required Risk Retention Percentage	323
Requirements	506
Residual Certificates	330
Resolution Failure	472
Resolved	472
Restricted Group	538
Restricted Mezzanine Holder	355
Restricted Party	449
Retaining Sponsor	322
Retaining Third-Party Purchaser	134
Retaining Third-Party Purchaser	322
Review Materials	454
Revised Condominium Estoppel	180
Revised Rate	213
RevPAR	170
Risk Retention Affiliate	448
Risk Retention Consultation Party	354
RNV	22
Rooms	172
RR Available Funds	323
RR Interest	322
RR Interest Balance	324
RR Interest Gain-on-Sale Remittance Amount	323
RR interest owner	4
RR Interest Owner	322
Rule 17g-5	356
S
S&P	307, 457, 5
Scheduled Principal Distribution Amount	340
SEC	261, 286
SECN	17
Securities Act	482
Securitization Accounts	331, 386
SEL	269
Senior Certificates	330
Serviced AB Mortgage Loan	231
serviced AB whole loan	49

Serviced AB Whole Loan	231
serviced companion loan	49
Serviced Companion Loan	231
Serviced Mortgage Loan	231
serviced pari passu companion loan	49
Serviced Pari Passu Companion Loan	231
Serviced Pari Passu Mortgage Loan	231
Serviced Pari Passu Whole Loan	231
serviced subordinate companion loan	49
Serviced Subordinate Companion Loan	231
serviced whole loan	49
Serviced Whole Loan	231
Serviced Whole Loan Custodial Account	384
Servicer Termination Event	464
Servicing Fee	394
Servicing Fee Rate	394
Servicing Shift Mortgage Loan	231
servicing shift pooling and servicing agreement	49
Servicing Shift PSA	231
servicing shift securitization date	29, 49
Servicing Shift Securitization Date	232
servicing shift whole loan	49
Servicing Shift Whole Loan	232
Servicing Standard	378
SF	170
SFA	20
SFO	19
Similar Law	537
Single Purpose Entity	11
SMMEA	541
Soft Lockbox	170
Spaces	172
Special Servicing Fee	396
Special Servicing Fee Rate	396
Special Servicing Transfer Event	422
Specially Serviced Loans	422
Specially Serviced Whole Loan	254
Springing Cash Management	170
Springing Lockbox	170
Sq. Ft.	170
Square Feet	170
Standard Qualifications	2
Startup Day	522
Stated Principal Balance	341
static pool data	106
Sub-Ground Lease	204
Subject 2024 Computershare CMBS Annual Statement of Compliance	306

551

Subject Loan	403
Sub-Landlord	204
Subordinate Certificates	330
subordinate companion loan	48
Subordinate Companion Loan	162, 232
Subordinate LOC	174
Subsequent Asset Status Report	424
Sub-Servicing Agreement	379
SVB	118
T
TCO	208
Terms and Conditions	364
Tests	455
Third-Party Purchaser	326
Title Exception	2
Title Policy	3
Title V	505
Trailing 12 NOI	169
Transfer	10
TRIPRA	102, 10
trust REMIC	59
Trust REMICs	521
Two Chatham Owner	205
U
U.S. Tax Person	531
UBS AG	23, 271
UBS AG, New York Branch	271
UBS AG, New York Branch Data Tape	272
UBS AG, New York Branch Deal Team	272
UBS AG, New York Branch Mortgage Loans	272
UBS Qualification Criteria	274
UCC	492
UK	15, 17
UK CRR	158
UK Due Diligence Requirements	158
UK Institutional Investor	158
UK MIFIR Product Governance Rules	16
UK PRIIPs Regulation	16
UK Prospectus Regulation	16
UK Retail Investor	15
UK Retention Requirements	159
UK SECURITIZATION FRAMEWORK	18
Uncovered Amount	388
Underwriter Entities	125
Underwriting Agreement	534
Underwritten EGI	172
Underwritten Expenses	171

Underwritten NCF	171
Underwritten NCF DSCR	168
Underwritten Net Cash Flow	171
Underwritten Net Operating Income	171
Underwritten NOI	171
Underwritten Revenues	172
Units	172
Unscheduled Principal Distribution Amount	340
Unsolicited Information	455
upper-tier REMIC	59
Upper-Tier REMIC	521
Upper-Tier REMIC Distribution Account	385
UST Prime III	197
USTs	191
UW NCF DSCR	168
UW NOI Debt Yield	167
V
Volcker Rule	160
Voting Rights	361
VRR Allocation Percentage	324
VRR Interest Balance	324
VRR Interest Distribution Amount	324
VRR Interest Gain-on-Sale Reserve Account	385
VRR Interest Rate	324
VRR Percentage	322
VRR Principal Distribution Amount	324
VRR Realized Loss	325
VRR Realized Loss Interest Distribution Amount	325
W
WAC Rate	338
Wells Fargo	305
Wells Fargo Bank	305
whole loan	48
Whole Loan	162, 232
Withheld Amounts	385
Work	193
Workout Fee	397
Workout Fee Rate	397
Workout-Delayed Reimbursement Amount	384
Y
YM Group A	345
YM Group B	345
YM Group F	345
YM Groups	345
YM/Defeasance Loan	215

552

Z
Zoning Regulations	8

553

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	9.98%		JPMCB, CREFI, GSBI, DBNY, SGFC	GSMC, GACC, CREFI	NAP
1.01	Property		1	45 - 75 Sidney	2.1%	21.3%
1.02	Property		1	40 Landsdowne	1.8%	18.0%
1.03	Property		1	35 Landsdowne	1.7%	16.8%
1.04	Property		1	65 Landsdowne	1.2%	11.7%
1.05	Property		1	88 Sidney	1.0%	10.2%
1.06	Property		1	64 Sidney	0.8%	8.1%
1.07	Property		1	38 Sidney	0.8%	7.8%
1.08	Property		1	26 Landsdowne	0.6%	6.2%
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	9.5%	100.0%	DBRI, UBS AG	GACC, UBS AG	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	8.7%	100.0%	GACC, GSBI, BMO, JPMCB, MSBNA	GACC, GSMC	NAP
4	Loan	39	1	Vista Apartments	7.1%	100.0%	UBS AG	UBS AG	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	7.1%	100.0%	GACC	GACC	NAP
6	Loan	44	1	Shoppes at Dadeland	6.4%	100.0%	CREFI	CREFI	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	6.3%	100.0%	GSBI	GSMC	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	4.7%	100.0%	UBS AG	UBS AG	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	3.8%	100.0%	UBS AG	UBS AG	Group 1
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	3.3%	100.0%	GSBI, Barclays, MSMCH	GSMC	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	2.5%		GSBI	GSMC	NAP
11.01	Property		1	660 West Germantown Pike	0.9%	35.9%
11.02	Property		1	620 West Germantown Pike	0.5%	18.5%
11.03	Property		1	630 West Germantown Pike	0.4%	16.5%
11.04	Property		1	600 West Germantown Pike	0.4%	14.9%
11.05	Property		1	610 West Germantown Pike	0.4%	14.3%
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	2.4%	100.0%	GSBI, AREF2	GSMC	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	2.4%	100.0%	UBS AG	UBS AG	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	2.2%	100.0%	NCCB	NCB	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	2.1%	100.0%	NCCB	NCB	NAP
16	Loan	74	1	Lakeside Commerce Center	2.1%	100.0%	UBS AG	UBS AG	Group 1
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	1.9%		CREFI	CREFI	NAP
17.01	Property		1	Mason Suites	1.6%	83.1%
17.02	Property		1	Parkview Center	0.3%	16.9%
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	1.8%	100.0%	NCB	NCB	NAP
19	Loan	79	1	Superior Mini Storage	1.6%	100.0%	GACC	GACC	NAP
20	Loan	80	1	Central Coast Mini Storage	1.6%	100.0%	GACC	GACC	NAP
21	Loan	81, 82	1	216 East 6th Street	1.4%	100.0%	CREFI	CREFI	NAP
22	Loan	74	1	Walkers Village Shopping Center	1.2%	100.0%	UBS AG	UBS AG	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	1.1%	100.0%	NCCB	NCB	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	1.1%	100.0%	NCCB	NCB	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	1.0%	100.0%	UBS AG	UBS AG	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0.8%	100.0%	NCCB	NCB	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0.6%	100.0%	NCB	NCB	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0.6%	100.0%	NCCB	NCB	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0.5%	100.0%	NCCB	NCB	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0.4%	100.0%	NCCB	NCB	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0.4%	100.0%	NCB	NCB	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0.4%	100.0%	NCCB	NCB	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0.3%	100.0%	NCB	NCB	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0.2%	100.0%	NCCB	NCB	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0.2%	100.0%	NCB	NCB	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0.2%	100.0%	NCCB	NCB	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0.2%	100.0%	NCCB	NCB	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0.2%	100.0%	NCCB	NCB	NAP

A-1-1

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Crossed Group	Address	City

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	Various	Cambridge
1.01	Property		1	45 - 75 Sidney		45-75 Sidney Street	Cambridge
1.02	Property		1	40 Landsdowne		40 Landsdowne Street	Cambridge
1.03	Property		1	35 Landsdowne		35 Landsdowne Street	Cambridge
1.04	Property		1	65 Landsdowne		65 Landsdowne Street	Cambridge
1.05	Property		1	88 Sidney		88 Sidney Street	Cambridge
1.06	Property		1	64 Sidney		64 Sidney Street	Cambridge
1.07	Property		1	38 Sidney		38 Sidney Street	Cambridge
1.08	Property		1	26 Landsdowne		26 Landsdowne Street	Cambridge
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	66-26 Metropolitan Avenue	Middle Village
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	9585 Southwest Washington Square Road	Portland
4	Loan	39	1	Vista Apartments	NAP	26151 Lakeshore Boulevard	Euclid
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	112 Washington Place	Pittsburgh
6	Loan	44	1	Shoppes at Dadeland	NAP	7200-7260 North Kendall Drive	Miami
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	13320 Ballantyne Corporate Place	Charlotte
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	7-17 James Street and 23-27 Washington Street	Newark
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	7021 and 7001-7013 Hollywood Boulevard	Hollywood
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	32 Old Slip	New York
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP	Various	Plymouth Meeting
11.01	Property		1	660 West Germantown Pike		660 West Germantown Pike	Plymouth Meeting
11.02	Property		1	620 West Germantown Pike		620 West Germantown Pike	Plymouth Meeting
11.03	Property		1	630 West Germantown Pike		630 West Germantown Pike	Plymouth Meeting
11.04	Property		1	600 West Germantown Pike		600 West Germantown Pike	Plymouth Meeting
11.05	Property		1	610 West Germantown Pike		610 West Germantown Pike	Plymouth Meeting
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	91-1300 Enterprise Avenue	Kapolei
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	29-33 Ninth Avenue	New York
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	2630 Cropsey Avenue and 1935 Shore Parkway	Brooklyn
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	33-15 80th Street	Jackson Heights
16	Loan	74	1	Lakeside Commerce Center	NAP	5300 Lakeside Avenue East	Cleveland
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	Various	DeKalb
17.01	Property		1	Mason Suites		301-365 Deerpath Lane	DeKalb
17.02	Property		1	Parkview Center		1500 Sycamore Road	DeKalb
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	810 West Grace Street	Chicago
19	Loan	79	1	Superior Mini Storage	NAP	7750 West 4th Street and 7795 White Fir Street	Reno
20	Loan	80	1	Central Coast Mini Storage	NAP	3600 South Higuera Street	San Luis Obispo
21	Loan	81, 82	1	216 East 6th Street	NAP	216 East 6th Street	New York
22	Loan	74	1	Walkers Village Shopping Center	NAP	110 Walkers Village Way	Walkersville
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	240-250 Nagle Avenue	New York
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	29-10 137 Street, 29-30 137 Street and 29-50 137 Street	Flushing
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	10305 Cascade Crossing	Brooklyn
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	2166-2168 Bronx Park East	Bronx
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	303 East 37th Street	New York
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	2155 82nd Street	Brooklyn
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	323-325-327 West 11th Street	New York
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	300-360 North State Road and 207-225 Schrade Road	Briarcliff Manor
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	83-37 Saint James Avenue	Elmhurst
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	477 Broome Street	New York
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	240 East 79th Street a/k/a 236/240 East 79th Street	New York
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	150 and 166 Glenwood Avenue	Yonkers
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	240 West 23rd Street	New York
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	838/840 Greenwich Street	New York
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	547 Broadway	New York
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	89-02/89-10 35th Avenue a/k/a 35-01 89th Street a/k/a 35-02/35-08 90th Street	Jackson Heights
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	243 78th Street	Brooklyn
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	75-85 Grand Street	New York
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	221 West 20th Street	New York
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	100 South Ocean Avenue	Freeport
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	133 Mercer Street	New York

A-1-2

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Middlesex	MA	02139	Mixed Use	Lab/Office	Various
1.01	Property		1	45 - 75 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office	1999
1.02	Property		1	40 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office	2002
1.03	Property		1	35 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office	2002
1.04	Property		1	65 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office	2001
1.05	Property		1	88 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office	2002
1.06	Property		1	64 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office	1989
1.07	Property		1	38 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office	1989
1.08	Property		1	26 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office	1997
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	Queens	NY	11379	Mixed Use	Retail/Industrial	1973
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	Washington	OR	97223	Retail	Super Regional Mall	1974, 2005
4	Loan	39	1	Vista Apartments	Cuyahoga	OH	44132	Multifamily	High Rise	1970
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	Allegheny	PA	15219	Other	Parking Garage	1966
6	Loan	44	1	Shoppes at Dadeland	Miami-Dade	FL	33156	Retail	Anchored	1999
7	Loan	45, 46, 47	1	Ballantyne Tower	Mecklenburg	NC	28277	Office	Suburban	2011
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Essex	NJ	07102	Office	CBD	1933
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Los Angeles	CA	90028	Retail	Anchored	1929, 1990
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	New York	NY	10005	Other	Leased Fee	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Montgomery	PA	19462	Office	Suburban	Various
11.01	Property		1	660 West Germantown Pike	Montgomery	PA	19462	Office	Suburban	1987
11.02	Property		1	620 West Germantown Pike	Montgomery	PA	19462	Office	Suburban	1990
11.03	Property		1	630 West Germantown Pike	Montgomery	PA	19462	Office	Suburban	1988
11.04	Property		1	600 West Germantown Pike	Montgomery	PA	19462	Office	Suburban	1986
11.05	Property		1	610 West Germantown Pike	Montgomery	PA	19462	Office	Suburban	1986
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Honolulu	HI	96707	Office	Suburban	2011
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	New York	NY	10014	Mixed Use	Retail	1903
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Kings	NY	11214	Multifamily	Cooperative	1927
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	Queens	NY	11372	Multifamily	Cooperative	1923
16	Loan	74	1	Lakeside Commerce Center	Cuyahoga	OH	44114	Industrial	Warehouse/Distribution	1934
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	DeKalb	IL	60115	Various	Various	Various
17.01	Property		1	Mason Suites	DeKalb	IL	60115	Multifamily	Garden	2004
17.02	Property		1	Parkview Center	DeKalb	IL	60115	Retail	Anchored	1972-1987
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	Cook	IL	60613	Multifamily	Cooperative	1968
19	Loan	79	1	Superior Mini Storage	Washoe	NV	89523	Self Storage	Self Storage	1996, 2004
20	Loan	80	1	Central Coast Mini Storage	San Luis Obispo	CA	93401	Self Storage	Self Storage	2010
21	Loan	81, 82	1	216 East 6th Street	New York	NY	10003	Multifamily	Mid-Rise	1940
22	Loan	74	1	Walkers Village Shopping Center	Frederick	MD	21793	Retail	Anchored	1986
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	New York	NY	10034	Multifamily	Cooperative	1960
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	Queens	NY	11354	Multifamily	Cooperative	1960
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	Cuyahoga	OH	44144	Hospitality	Limited Service	2002
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	Bronx	NY	10462	Multifamily	Cooperative	1936
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	New York	NY	10016	Multifamily	Cooperative	1941
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	Kings	NY	11214	Multifamily	Cooperative	1962
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	New York	NY	10014	Multifamily	Cooperative	1900
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	Westchester	NY	10510	Multifamily	Cooperative	1955
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	Queens	NY	11373	Multifamily	Cooperative	1956
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	New York	NY	10013	Multifamily	Cooperative	1873
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	New York	NY	10075	Multifamily	Cooperative	1929
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	Westchester	NY	10703	Multifamily	Cooperative	1970
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	New York	NY	10011	Multifamily	Cooperative	1898
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	New York	NY	10014	Multifamily	Cooperative	1872
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	New York	NY	10012	Multifamily	Cooperative	1888
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	Queens	NY	11372	Multifamily	Cooperative	1927
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	Kings	NY	11209	Multifamily	Cooperative	1940
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	New York	NY	10013	Multifamily	Cooperative	1872
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	New York	NY	10011	Multifamily	Cooperative	1887
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	Nassau	NY	11520	Multifamily	Cooperative	1959
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	New York	NY	10012	Multifamily	Cooperative	1900

A-1-3

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Various	1,314,481	SF	478.74	63,000,000
1.01	Property		1	45 - 75 Sidney	2018	277,174	SF		13,396,272
1.02	Property		1	40 Landsdowne	NAP	214,638	SF		11,335,340
1.03	Property		1	35 Landsdowne	2016	202,423	SF		10,554,616
1.04	Property		1	65 Landsdowne	NAP	122,410	SF		7,356,118
1.05	Property		1	88 Sidney	2016	146,034	SF		6,402,464
1.06	Property		1	64 Sidney	2019	126,371	SF		5,103,761
1.07	Property		1	38 Sidney	2019	122,554	SF		4,934,540
1.08	Property		1	26 Landsdowne	2019	102,877	SF		3,916,888
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	2008, 2025	1,534,964	SF	104.24	60,000,000
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	1995, 2008, 2018-2019	994,568	SF	341.86	54,783,334
4	Loan	39	1	Vista Apartments	2019-2025	949	Units	47,418.34	45,000,000
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	2,284	Spaces	19,702.28	45,000,000
6	Loan	44	1	Shoppes at Dadeland	NAP	104,700	SF	386.82	40,500,000
7	Loan	45, 46, 47	1	Ballantyne Tower	2024	260,958	SF	153.28	40,000,000
8	Loan	48, 49, 50, 51	1	Audible - Amazon	2016-2019	79,459	SF	377.24	29,975,041
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	2014	180,797	SF	274.78	24,000,000
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	42,176	SF	3,959.60	21,000,000
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Various	521,288	SF	69.06	16,000,000
11.01	Property		1	660 West Germantown Pike	2014	161,521	SF		5,748,683
11.02	Property		1	620 West Germantown Pike	2022	90,183	SF		2,955,317
11.03	Property		1	630 West Germantown Pike	2022	89,870	SF		2,632,195
11.04	Property		1	600 West Germantown Pike	2022	89,626	SF		2,378,146
11.05	Property		1	610 West Germantown Pike	2022	90,088	SF		2,285,659
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	150,365	SF	313.90	15,000,000
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	2003	87,537	SF	1,542.21	15,000,000
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	2008	321	Units	43,602.81	14,000,000
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	2005	111	Units	117,032.15	13,000,000
16	Loan	74	1	Lakeside Commerce Center	2021	334,162	SF	38.86	12,985,000
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	Various	210,678	SF	56.13	11,825,000
17.01	Property		1	Mason Suites	NAP	65	Units		9,825,000
17.02	Property		1	Parkview Center	2019	45,448	SF		2,000,000
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	2018	260	Units	42,884.62	11,150,000
19	Loan	79	1	Superior Mini Storage	NAP	191,588	SF	52.20	10,000,000
20	Loan	80	1	Central Coast Mini Storage	NAP	110,136	SF	90.80	10,000,000
21	Loan	81, 82	1	216 East 6th Street	2025	8	Units	1,125,000.00	9,000,000
22	Loan	74	1	Walkers Village Shopping Center	2008	76,925	SF	97.50	7,500,000
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	2000	179	Units	39,106.15	7,000,000
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	2006	207	Units	33,790.49	7,000,000
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	2023	81	Rooms	74,074.07	6,000,000
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	2005	60	Units	79,982.09	4,800,000
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	2021	82	Units	43,902.44	3,600,000
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	2017	85	Units	41,176.47	3,500,000
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	2006	38	Units	86,820.78	3,300,000
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	2015	78	Units	40,998.00	3,200,000
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	2010	122	Units	24,570.74	3,000,000
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	1980	20	Units	140,000.00	2,800,000
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	2006	64	Units	42,968.75	2,750,000
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	2020	60	Units	39,166.67	2,350,000
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	2007	18	Units	110,931.82	2,000,000
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	1981	27	Units	61,010.41	1,650,000
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	2015	10	Units	150,000.00	1,500,000
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	2005	81	Units	18,518.52	1,500,000
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	2000	59	Units	24,557.84	1,450,000
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	2005	26	Units	53,802.57	1,400,000
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	2010	10	Units	129,904.09	1,300,000
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	2008	76	Units	17,092.43	1,300,000
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	2012	7	Units	142,748.19	1,000,000
A-1-4

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
								1
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	63,000,000	63,000,000	5.89283%	0.019682%	5.873148%
1.01	Property		1	45 - 75 Sidney	13,396,272	13,396,272
1.02	Property		1	40 Landsdowne	11,335,340	11,335,340
1.03	Property		1	35 Landsdowne	10,554,616	10,554,616
1.04	Property		1	65 Landsdowne	7,356,118	7,356,118
1.05	Property		1	88 Sidney	6,402,464	6,402,464
1.06	Property		1	64 Sidney	5,103,761	5,103,761
1.07	Property		1	38 Sidney	4,934,540	4,934,540
1.08	Property		1	26 Landsdowne	3,916,888	3,916,888
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	60,000,000	60,000,000	5.58100%	0.020832%	5.560168%
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	54,783,334	54,783,334	5.57700%	0.020832%	5.556168%
4	Loan	39	1	Vista Apartments	45,000,000	42,376,981	6.51600%	0.020832%	6.495168%
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	45,000,000	45,000,000	7.05200%	0.020832%	7.031168%
6	Loan	44	1	Shoppes at Dadeland	40,500,000	40,500,000	6.74000%	0.020832%	6.719168%
7	Loan	45, 46, 47	1	Ballantyne Tower	40,000,000	40,000,000	6.93900%	0.020832%	6.918168%
8	Loan	48, 49, 50, 51	1	Audible - Amazon	29,975,041	29,597,802	6.99100%	0.020832%	6.970168%
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	24,000,000	24,000,000	6.68000%	0.020832%	6.659168%
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	21,000,000	21,000,000	5.65000%	0.020832%	5.629168%
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	16,000,000	14,150,785	7.80138888888889%	0.020832%	7.78055688888889%
11.01	Property		1	660 West Germantown Pike	5,748,683	5,084,273
11.02	Property		1	620 West Germantown Pike	2,955,317	2,613,753
11.03	Property		1	630 West Germantown Pike	2,632,195	2,327,977
11.04	Property		1	600 West Germantown Pike	2,378,146	2,103,290
11.05	Property		1	610 West Germantown Pike	2,285,659	2,021,491
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	15,000,000	15,000,000	7.25300%	0.020832%	7.232168%
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	15,000,000	15,000,000	6.44000%	0.020832%	6.419168%
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	13,996,501	13,162,930	6.55000%	0.098332%	6.451668%
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	12,990,569	11,181,628	6.49000%	0.098332%	6.391668%
16	Loan	74	1	Lakeside Commerce Center	12,985,000	12,985,000	6.57200%	0.020832%	6.551168%
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	11,825,000	11,825,000	6.71000%	0.020832%	6.689168%
17.01	Property		1	Mason Suites	9,825,000	9,825,000
17.02	Property		1	Parkview Center	2,000,000	2,000,000
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	11,150,000	80,103	6.07000%	0.098332%	5.971668%
19	Loan	79	1	Superior Mini Storage	10,000,000	10,000,000	6.21400%	0.020832%	6.193168%
20	Loan	80	1	Central Coast Mini Storage	10,000,000	10,000,000	5.76000%	0.080832%	5.679168%
21	Loan	81, 82	1	216 East 6th Street	9,000,000	9,000,000	6.26000%	0.020832%	6.239168%
22	Loan	74	1	Walkers Village Shopping Center	7,500,000	7,500,000	6.32800%	0.079582%	6.248418%
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	7,000,000	6,559,223	6.39000%	0.098332%	6.291668%
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	6,994,632	5,986,906	6.29000%	0.098332%	6.191668%
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	6,000,000	6,000,000	6.71200%	0.020832%	6.691168%
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	4,798,925	4,529,248	6.73000%	0.098332%	6.631668%
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	3,600,000	3,364,135	6.26000%	0.098332%	6.161668%
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	3,500,000	2,979,338	6.13000%	0.098332%	6.031668%
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	3,299,190	3,104,571	6.58000%	0.098332%	6.481668%
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	3,197,844	3,010,842	6.59000%	0.098332%	6.491668%
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	2,997,630	2,557,715	6.18000%	0.098332%	6.081668%
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	2,800,000	2,800,000	6.68000%	0.098332%	6.581668%
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	2,750,000	2,750,000	6.55000%	0.098332%	6.451668%
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	2,350,000	2,001,574	6.15000%	0.098332%	6.051668%
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	1,996,773	1,722,962	6.55000%	0.098332%	6.451668%
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	1,647,281	1,417,876	6.46000%	0.098332%	6.361668%
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	1,500,000	1,500,000	6.13000%	0.098332%	6.031668%
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	1,500,000	1,295,048	6.63000%	0.098332%	6.531668%
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	1,448,912	1,242,973	6.37000%	0.098332%	6.271668%
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	1,398,867	1,190,482	6.09000%	0.098332%	5.991668%
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	1,299,041	1,116,280	6.43000%	0.098332%	6.331668%
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	1,299,025	1,114,389	6.37000%	0.098332%	6.271668%
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	999,237	855,761	6.31000%	0.098332%	6.211668%
A-1-5

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
					2		2
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	313,670.43	NAP	3,764,045.16
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	282,925.69	NAP	3,395,108.28
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	258,141.73	NAP	3,097,700.76
4	Loan	39	1	Vista Apartments	284,904.28	247,743.75	3,418,851.36	2,972,925.00
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	268,122.92	NAP	3,217,475.04
6	Loan	44	1	Shoppes at Dadeland	NAP	230,634.38	NAP	2,767,612.56
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	234,512.50	NAP	2,814,150.00
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0.00	177,055.01	0.00	2,124,660.12
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	135,455.56	NAP	1,625,466.72
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	100,248.26	NAP	1,202,979.12
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	119,402.79	105,463.22	1,432,833.48	1,265,558.64
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	91,921.70	NAP	1,103,060.40
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	81,618.06	NAP	979,416.72
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	82,463.14	NAP	989,557.68	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	82,083.37	NAP	985,000.44	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	72,102.22	NAP	865,226.64
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	67,039.81	NAP	804,477.72
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	124,180.17	57,183.76	1,490,162.04	686,205.12
19	Loan	79	1	Superior Mini Storage	NAP	52,502.55	NAP	630,030.60
20	Loan	80	1	Central Coast Mini Storage	NAP	48,666.67	NAP	584,000.04
21	Loan	81, 82	1	216 East 6th Street	NAP	47,602.08	NAP	571,224.96
22	Loan	74	1	Walkers Village Shopping Center	NAP	40,099.31	NAP	481,191.72
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	40,434.67	NAP	485,216.04	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	43,282.48	NAP	519,389.76	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	34,026.11	NAP	408,313.32
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	28,892.08	NAP	346,704.96	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	20,464.01	NAP	245,568.12	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	21,277.69	NAP	255,332.28	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	19,508.46	NAP	234,101.52	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	18,940.17	NAP	227,282.04	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	18,335.15	NAP	220,021.80	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	15,803.15	NAP	189,637.80
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	15,218.89	NAP	182,626.68
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	14,316.86	NAP	171,802.32	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	12,707.20	NAP	152,486.40	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	10,385.76	NAP	124,629.12	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	7,768.92	NAP	93,227.04
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	9,609.62	NAP	115,315.44	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	9,041.37	NAP	108,496.44	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	8,474.89	NAP	101,698.68	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	8,157.13	NAP	97,885.56	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	8,106.06	NAP	97,272.72	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	6,196.25	NAP	74,355.00	NAP

A-1-6

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Interest Only	No	Actual/360	120
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	Interest Only	No	Actual/360	120
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	Interest Only	No	Actual/360	120
4	Loan	39	1	Vista Apartments	Interest Only, Amortizing Balloon	No	Actual/360	60
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	Interest Only	No	Actual/360	120
6	Loan	44	1	Shoppes at Dadeland	Interest Only	No	Actual/360	120
7	Loan	45, 46, 47	1	Ballantyne Tower	Interest Only	No	Actual/360	120
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Interest Only, Amortizing Balloon - ARD	Yes	Actual/360	116
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Interest Only	No	Actual/360	120
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	Interest Only	No	Actual/360	120
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Interest Only, Amortizing Balloon	No	Actual/360	24
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Interest Only	No	Actual/360	120
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Interest Only	No	Actual/360	120
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Amortizing Balloon	No	Actual/360	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	Amortizing Balloon	No	Actual/360	0
16	Loan	74	1	Lakeside Commerce Center	Interest Only	No	Actual/360	120
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	Interest Only	No	Actual/360	120
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	Fully Amortizing	No	Actual/360	1
19	Loan	79	1	Superior Mini Storage	Interest Only	No	Actual/360	120
20	Loan	80	1	Central Coast Mini Storage	Interest Only	No	Actual/360	120
21	Loan	81, 82	1	216 East 6th Street	Interest Only	No	Actual/360	120
22	Loan	74	1	Walkers Village Shopping Center	Interest Only	No	Actual/360	120
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	Amortizing Balloon	No	Actual/360	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	Amortizing Balloon	No	Actual/360	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	Interest Only	No	Actual/360	120
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	Amortizing Balloon	No	Actual/360	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	Amortizing Balloon	No	Actual/360	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	Amortizing Balloon	No	Actual/360	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	Amortizing Balloon	No	Actual/360	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	Amortizing Balloon	No	Actual/360	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	Amortizing Balloon	No	Actual/360	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	Interest Only	No	Actual/360	120
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	Interest Only	No	Actual/360	120
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	Amortizing Balloon	No	Actual/360	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	Amortizing Balloon	No	Actual/360	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	Amortizing Balloon	No	Actual/360	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	Interest Only	No	Actual/360	120
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	Amortizing Balloon	No	Actual/360	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	Amortizing Balloon	No	Actual/360	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	Amortizing Balloon	No	Actual/360	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	Amortizing Balloon	No	Actual/360	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	Amortizing Balloon	No	Actual/360	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	Amortizing Balloon	No	Actual/360	0

A-1-7

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	118	120	118	0	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	119	120	119	0	0
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	116	120	116	0	0
4	Loan	39	1	Vista Apartments	60	120	120	360	360
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	120	120	120	0	0
6	Loan	44	1	Shoppes at Dadeland	120	120	120	0	0
7	Loan	45, 46, 47	1	Ballantyne Tower	120	120	120	0	0
8	Loan	48, 49, 50, 51	1	Audible - Amazon	116	120	120	261	261
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	119	120	119	0	0
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	117	120	117	0	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	14	120	110	328	328
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	119	120	119	0	0
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	114	120	114	0	0
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	120	119	480	479
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	120	119	360	359
16	Loan	74	1	Lakeside Commerce Center	120	120	120	0	0
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	120	120	120	0	0
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	1	121	121	120	120
19	Loan	79	1	Superior Mini Storage	118	120	118	0	0
20	Loan	80	1	Central Coast Mini Storage	120	120	120	0	0
21	Loan	81, 82	1	216 East 6th Street	120	120	120	0	0
22	Loan	74	1	Walkers Village Shopping Center	120	120	120	0	0
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	120	120	480	480
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	120	119	360	359
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	120	120	120	0	0
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	120	119	480	479
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	120	120	480	480
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	120	120	360	360
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	120	119	480	479
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	120	118	480	478
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	120	119	360	359
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	119	120	119	0	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	118	120	118	0	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	120	120	360	360
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	120	118	360	358
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	120	118	360	358
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	117	120	117	0	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	120	120	360	360
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	120	119	360	359
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	120	119	360	359
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	120	119	360	359
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	120	119	360	359
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	120	119	360	359

A-1-8

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	6/5/2025	2	9	7/9/2025	NAP
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	6/26/2025	1	6	8/6/2025	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	3/27/2025	4	6	5/6/2025	NAP
4	Loan	39	1	Vista Apartments	8/6/2025	0	6	9/6/2025	9/6/2030
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	8/5/2025	0	6	9/6/2025	NAP
6	Loan	44	1	Shoppes at Dadeland	7/30/2025	0	6	9/6/2025	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	7/10/2025	0	6	9/6/2025	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	7/16/2025	0	6	9/6/2025	5/6/2035
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	6/23/2025	1	6	8/6/2025	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	5/5/2025	3	6	6/6/2025	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	9/26/2024	10	6	11/6/2024	11/6/2026
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	7/1/2025	1	6	8/6/2025	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	2/4/2025	6	6	3/6/2025	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	6/25/2025	1	1	8/1/2025	8/1/2025
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	6/26/2025	1	1	8/1/2025	8/1/2025
16	Loan	74	1	Lakeside Commerce Center	7/31/2025	0	6	9/6/2025	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	7/25/2025	0	6	9/6/2025	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	8/5/2025	0	1	9/1/2025	10/1/2025
19	Loan	79	1	Superior Mini Storage	6/6/2025	2	6	7/6/2025	NAP
20	Loan	80	1	Central Coast Mini Storage	7/31/2025	0	6	9/6/2025	NAP
21	Loan	81, 82	1	216 East 6th Street	8/4/2025	0	6	9/6/2025	NAP
22	Loan	74	1	Walkers Village Shopping Center	8/4/2025	0	6	9/6/2025	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	7/23/2025	0	1	9/1/2025	9/1/2025
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	6/18/2025	1	1	8/1/2025	8/1/2025
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	7/31/2025	0	6	9/6/2025	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	6/10/2025	1	1	8/1/2025	8/1/2025
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	7/30/2025	0	1	9/1/2025	9/1/2025
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	7/29/2025	0	1	9/1/2025	9/1/2025
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	6/25/2025	1	1	8/1/2025	8/1/2025
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	5/30/2025	2	1	7/1/2025	7/1/2025
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	6/30/2025	1	1	8/1/2025	8/1/2025
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	6/27/2025	1	1	8/1/2025	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	5/28/2025	2	1	7/1/2025	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	7/30/2025	0	1	9/1/2025	9/1/2025
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	5/29/2025	2	1	7/1/2025	7/1/2025
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	5/30/2025	2	1	7/1/2025	7/1/2025
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	4/29/2025	3	1	6/1/2025	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	7/30/2025	0	1	9/1/2025	9/1/2025
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	6/30/2025	1	1	8/1/2025	8/1/2025
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	6/27/2025	1	1	8/1/2025	8/1/2025
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	6/23/2025	1	1	8/1/2025	8/1/2025
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	6/26/2025	1	1	8/1/2025	8/1/2025
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	6/25/2025	1	1	8/1/2025	8/1/2025

A-1-9

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
									3
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	6/9/2035	NAP	0	0	L(26),D(87),O(7)
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	7/6/2035	NAP	0	0	L(25),D(90),O(5)
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	4/6/2035	NAP	5	0	L(28),DorYM1(85),O(7)
4	Loan	39	1	Vista Apartments	8/6/2035	NAP	0	0	L(24),D(89),O(7)
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	8/6/2035	NAP	0	0	L(24),D(92),O(4)
6	Loan	44	1	Shoppes at Dadeland	8/6/2035	NAP	0	0	L(24),D(89),O(7)
7	Loan	45, 46, 47	1	Ballantyne Tower	8/6/2035	NAP	0	0	L(23),YM1(90),O(7)
8	Loan	48, 49, 50, 51	1	Audible - Amazon	8/6/2035	1/6/2039	0	0	L(24),D(89),O(7)
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	7/6/2035	NAP	0	0	L(25),D(88),O(7)
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	5/6/2035	NAP	0	0	L(27),D(86),O(7)
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	10/6/2034	NAP	0	0	L(34),D(79),O(7)
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	7/6/2035	NAP	0	0	L(25),D(90),O(5)
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	2/6/2035	NAP	0	0	L(30),D(85),O(5)
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
16	Loan	74	1	Lakeside Commerce Center	8/6/2035	NAP	0	0	L(24),D(91),O(5)
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	8/6/2035	NAP	0	0	L(24),D(93),O(3)
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	9/1/2035	NAP	10	10	YM1(114),1%(3),O(4)
19	Loan	79	1	Superior Mini Storage	6/6/2035	NAP	0	0	L(26),D(89),O(5)
20	Loan	80	1	Central Coast Mini Storage	8/6/2035	NAP	0	0	L(24),D(91),O(5)
21	Loan	81, 82	1	216 East 6th Street	8/6/2035	NAP	0	0	L(24),D(89),O(7)
22	Loan	74	1	Walkers Village Shopping Center	8/6/2035	NAP	0	0	L(24),D(92),O(4)
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	8/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	8/6/2035	NAP	0	0	L(24),D(91),O(5)
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	8/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	8/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	6/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	6/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	8/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	6/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	6/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	5/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	8/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	7/1/2035	NAP	10	10	YM1(113),1%(3),O(4)

A-1-10

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	175,871,308	44,899,369	130,971,938	2/28/2025	T-12
1.01	Property		1	45 - 75 Sidney	41,553,368	12,255,620	29,297,748	2/28/2025	T-12
1.02	Property		1	40 Landsdowne	25,790,563	5,914,848	19,875,716	2/28/2025	T-12
1.03	Property		1	35 Landsdowne	24,533,713	5,763,317	18,770,396	2/28/2025	T-12
1.04	Property		1	65 Landsdowne	27,637,235	5,260,138	22,377,096	2/28/2025	T-12
1.05	Property		1	88 Sidney	17,611,487	4,015,330	13,596,157	2/28/2025	T-12
1.06	Property		1	64 Sidney	16,215,004	3,911,501	12,303,502	2/28/2025	T-12
1.07	Property		1	38 Sidney	9,348,721	3,722,623	5,626,098	2/28/2025	T-12
1.08	Property		1	26 Landsdowne	13,181,218	4,055,992	9,125,226	2/28/2025	T-12
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	42,947,760	16,927,455	26,020,305	3/31/2025	T-12
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	50,385,345	10,332,954	40,052,391	12/31/2024	T-12
4	Loan	39	1	Vista Apartments	8,897,808	3,746,252	5,151,556	6/30/2025	T-12
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	6,561,910	1,267,903	5,294,007	6/30/2025	T-12
6	Loan	44	1	Shoppes at Dadeland	5,115,802	1,609,867	3,505,934	5/31/2025	T-12
7	Loan	45, 46, 47	1	Ballantyne Tower	NAV	NAV	NAV	NAV	NAV
8	Loan	48, 49, 50, 51	1	Audible - Amazon	4,175,000	0	4,175,000	5/31/2025	T-12
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	8,600,471	3,472,110	5,128,361	3/31/2025	T-12
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAV	NAV	NAV	NAV	NAV
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	13,457,410	5,779,191	7,678,219	3/31/2025	T-12
11.01	Property		1	660 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	620 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	630 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	600 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	610 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	9,429,617	2,802,826	6,626,791	5/31/2025	T-12
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	10,334,878	2,196,366	8,138,512	11/30/2024	T-12
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAV	NAV	NAV	NAV	NAV
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAV	NAV	NAV	NAV	NAV
16	Loan	74	1	Lakeside Commerce Center	2,465,203	1,077,540	1,387,663	6/30/2025	T-12
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	2,071,439	820,439	1,251,000	2/28/2025	T-12
17.01	Property		1	Mason Suites	1,560,050	634,140	925,911	2/28/2025	T-12
17.02	Property		1	Parkview Center	511,389	186,300	325,089	2/28/2025	T-12
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAV	NAV	NAV	NAV	NAV
19	Loan	79	1	Superior Mini Storage	1,829,845	533,793	1,296,052	3/31/2025	T-12
20	Loan	80	1	Central Coast Mini Storage	2,185,870	473,900	1,711,970	5/31/2025	T-12
21	Loan	81, 82	1	216 East 6th Street	273,015	66,030	206,985	6/30/2025	T-12
22	Loan	74	1	Walkers Village Shopping Center	1,431,305	381,293	1,050,013	6/30/2025	T-12
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAV	NAV	NAV	NAV	NAV
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAV	NAV	NAV	NAV	NAV
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	3,540,058	2,436,350	1,103,708	6/30/2025	T-12
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAV	NAV	NAV	NAV	NAV
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAV	NAV	NAV	NAV	NAV
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAV	NAV	NAV	NAV	NAV
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAV	NAV	NAV	NAV	NAV
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAV	NAV	NAV	NAV	NAV
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAV	NAV	NAV	NAV	NAV
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAV	NAV	NAV	NAV	NAV
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAV	NAV	NAV	NAV	NAV
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAV	NAV	NAV	NAV	NAV
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAV	NAV	NAV	NAV	NAV
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAV	NAV	NAV	NAV	NAV
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAV	NAV	NAV	NAV	NAV
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAV	NAV	NAV	NAV	NAV
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAV	NAV	NAV	NAV	NAV
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAV	NAV	NAV	NAV	NAV
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAV	NAV	NAV	NAV	NAV
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAV	NAV	NAV	NAV	NAV
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAV	NAV	NAV	NAV	NAV

A-1-11

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	176,733,917	46,671,196	130,062,720	12/31/2024	T-12
1.01	Property		1	45 - 75 Sidney	41,408,214	12,536,787	28,871,427	12/31/2024	T-12
1.02	Property		1	40 Landsdowne	25,600,810	6,077,135	19,523,675	12/31/2024	T-12
1.03	Property		1	35 Landsdowne	24,359,988	5,915,644	18,444,344	12/31/2024	T-12
1.04	Property		1	65 Landsdowne	27,913,006	5,702,624	22,210,383	12/31/2024	T-12
1.05	Property		1	88 Sidney	17,446,719	4,113,632	13,333,087	12/31/2024	T-12
1.06	Property		1	64 Sidney	16,109,379	4,100,376	12,009,003	12/31/2024	T-12
1.07	Property		1	38 Sidney	10,840,792	4,128,744	6,712,048	12/31/2024	T-12
1.08	Property		1	26 Landsdowne	13,055,008	4,096,254	8,958,755	12/31/2024	T-12
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	41,762,274	16,609,619	25,152,655	12/31/2024	T-12
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	47,936,177	10,001,861	37,934,316	12/31/2023	T-12
4	Loan	39	1	Vista Apartments	8,608,176	3,730,445	4,877,731	12/31/2024	T-12
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	6,253,785	1,287,522	4,966,263	12/31/2024	T-12
6	Loan	44	1	Shoppes at Dadeland	5,187,855	1,565,207	3,622,648	12/31/2024	T-12
7	Loan	45, 46, 47	1	Ballantyne Tower	NAV	NAV	NAV	NAV	NAV
8	Loan	48, 49, 50, 51	1	Audible - Amazon	4,175,000	0	4,175,000	12/31/2024	T-12
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	8,671,100	3,664,600	5,006,500	12/31/2024	T-12
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAV	NAV	NAV	NAV	NAV
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	13,869,202	5,745,846	8,123,356	12/31/2024	T-12
11.01	Property		1	660 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	620 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	630 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	600 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	610 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	9,404,509	2,744,561	6,659,948	12/31/2024	T-12
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	12,702,059	2,056,483	10,645,576	12/31/2023	T-12
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAV	NAV	NAV	NAV	NAV
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAV	NAV	NAV	NAV	NAV
16	Loan	74	1	Lakeside Commerce Center	2,228,301	1,020,025	1,208,276	12/31/2024	T-12
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	2,069,454	799,135	1,270,319	12/31/2024	T-12
17.01	Property		1	Mason Suites	1,561,163	621,384	939,779	12/31/2024	T-12
17.02	Property		1	Parkview Center	508,291	177,751	330,540	12/31/2024	T-12
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAV	NAV	NAV	NAV	NAV
19	Loan	79	1	Superior Mini Storage	1,829,921	539,221	1,290,700	12/31/2024	T-12
20	Loan	80	1	Central Coast Mini Storage	2,204,368	476,513	1,727,855	12/31/2024	T-12
21	Loan	81, 82	1	216 East 6th Street	NAV	NAV	NAV	NAV	NAV
22	Loan	74	1	Walkers Village Shopping Center	1,305,100	332,724	972,375	12/31/2024	T-12
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAV	NAV	NAV	NAV	NAV
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAV	NAV	NAV	NAV	NAV
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	3,527,791	2,445,359	1,082,432	12/31/2024	T-12
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAV	NAV	NAV	NAV	NAV
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAV	NAV	NAV	NAV	NAV
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAV	NAV	NAV	NAV	NAV
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAV	NAV	NAV	NAV	NAV
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAV	NAV	NAV	NAV	NAV
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAV	NAV	NAV	NAV	NAV
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAV	NAV	NAV	NAV	NAV
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAV	NAV	NAV	NAV	NAV
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAV	NAV	NAV	NAV	NAV
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAV	NAV	NAV	NAV	NAV
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAV	NAV	NAV	NAV	NAV
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAV	NAV	NAV	NAV	NAV
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAV	NAV	NAV	NAV	NAV
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAV	NAV	NAV	NAV	NAV
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAV	NAV	NAV	NAV	NAV
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAV	NAV	NAV	NAV	NAV
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAV	NAV	NAV	NAV	NAV
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAV	NAV	NAV	NAV	NAV

A-1-12

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	173,447,650	49,851,854	123,595,795	12/31/2023	T-12
1.01	Property		1	45 - 75 Sidney	39,535,268	13,105,185	26,430,083	12/31/2023	T-12
1.02	Property		1	40 Landsdowne	24,543,095	6,332,943	18,210,152	12/31/2023	T-12
1.03	Property		1	35 Landsdowne	23,362,188	6,133,796	17,228,392	12/31/2023	T-12
1.04	Property		1	65 Landsdowne	25,908,903	6,548,980	19,359,923	12/31/2023	T-12
1.05	Property		1	88 Sidney	16,644,554	4,300,594	12,343,960	12/31/2023	T-12
1.06	Property		1	64 Sidney	15,402,242	4,275,564	11,126,679	12/31/2023	T-12
1.07	Property		1	38 Sidney	15,628,120	4,881,993	10,746,127	12/31/2023	T-12
1.08	Property		1	26 Landsdowne	12,423,280	4,272,800	8,150,480	12/31/2023	T-12
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	36,275,927	15,229,402	21,046,525	12/31/2023	T-12
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	49,977,230	9,169,354	40,807,876	12/31/2022	T-12
4	Loan	39	1	Vista Apartments	8,012,531	3,657,835	4,354,696	12/31/2023	T-12
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	5,141,154	969,770	4,171,384	12/31/2023	T-12
6	Loan	44	1	Shoppes at Dadeland	5,034,590	1,397,881	3,636,709	12/31/2023	T-12
7	Loan	45, 46, 47	1	Ballantyne Tower	NAV	NAV	NAV	NAV	NAV
8	Loan	48, 49, 50, 51	1	Audible - Amazon	4,175,000	0	4,175,000	12/31/2023	T-12
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	8,582,700	3,334,800	5,247,900	12/31/2023	T-12
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAV	NAV	NAV	NAV	NAV
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	13,615,828	5,669,397	7,946,431	12/31/2023	T-12
11.01	Property		1	660 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	620 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	630 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	600 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	610 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	9,350,882	2,828,624	6,522,258	12/31/2023	T-12
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	12,514,437	2,033,346	10,481,090	12/31/2022	T-12
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAV	NAV	NAV	NAV	NAV
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAV	NAV	NAV	NAV	NAV
16	Loan	74	1	Lakeside Commerce Center	2,223,988	958,526	1,265,462	12/31/2023	T-12
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	1,969,524	785,481	1,184,042	12/31/2023	T-12
17.01	Property		1	Mason Suites	1,429,955	607,892	822,062	12/31/2023	T-12
17.02	Property		1	Parkview Center	539,569	177,589	361,980	12/31/2023	T-12
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAV	NAV	NAV	NAV	NAV
19	Loan	79	1	Superior Mini Storage	1,823,518	526,776	1,296,742	12/31/2023	T-12
20	Loan	80	1	Central Coast Mini Storage	2,250,145	435,983	1,814,162	12/31/2023	T-12
21	Loan	81, 82	1	216 East 6th Street	NAV	NAV	NAV	NAV	NAV
22	Loan	74	1	Walkers Village Shopping Center	1,212,953	314,508	898,445	12/31/2023	T-12
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAV	NAV	NAV	NAV	NAV
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAV	NAV	NAV	NAV	NAV
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	1,691,163	1,338,331	352,832	12/31/2023	T-12
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAV	NAV	NAV	NAV	NAV
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAV	NAV	NAV	NAV	NAV
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAV	NAV	NAV	NAV	NAV
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAV	NAV	NAV	NAV	NAV
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAV	NAV	NAV	NAV	NAV
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAV	NAV	NAV	NAV	NAV
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAV	NAV	NAV	NAV	NAV
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAV	NAV	NAV	NAV	NAV
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAV	NAV	NAV	NAV	NAV
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAV	NAV	NAV	NAV	NAV
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAV	NAV	NAV	NAV	NAV
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAV	NAV	NAV	NAV	NAV
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAV	NAV	NAV	NAV	NAV
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAV	NAV	NAV	NAV	NAV
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAV	NAV	NAV	NAV	NAV
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAV	NAV	NAV	NAV	NAV
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAV	NAV	NAV	NAV	NAV
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAV	NAV	NAV	NAV	NAV

A-1-13

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	96.6%	182,951,992	42,158,762	140,793,230	197,172
1.01	Property		1	45 - 75 Sidney	100.0%	42,926,154	11,652,405	31,273,749	41,576
1.02	Property		1	40 Landsdowne	100.0%	27,577,180	5,530,397	22,046,783	32,196
1.03	Property		1	35 Landsdowne	100.0%	26,214,627	5,404,895	20,809,732	30,363
1.04	Property		1	65 Landsdowne	100.0%	28,027,439	4,819,787	23,207,652	18,362
1.05	Property		1	88 Sidney	100.0%	18,448,942	3,663,173	14,785,769	21,905
1.06	Property		1	64 Sidney	99.9%	16,656,167	3,529,887	13,126,280	18,956
1.07	Property		1	38 Sidney	62.1%	9,630,596	3,661,066	5,969,530	18,383
1.08	Property		1	26 Landsdowne	100.0%	13,470,887	3,897,152	9,573,734	15,432
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	95.0%	45,477,495	17,070,675	28,406,820	230,245
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	93.7%	52,293,715	11,301,353	40,992,362	198,914
4	Loan	39	1	Vista Apartments	86.8%	8,862,797	3,666,785	5,196,012	237,250
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	90.0%	6,262,458	1,443,507	4,818,951	57,100
6	Loan	44	1	Shoppes at Dadeland	95.0%	5,077,429	1,346,666	3,730,763	18,990
7	Loan	45, 46, 47	1	Ballantyne Tower	88.6%	9,785,714	3,716,953	6,068,761	101,774
8	Loan	48, 49, 50, 51	1	Audible - Amazon	100.0%	4,175,000	0	4,175,000	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	87.7%	8,208,271	2,972,767	5,235,504	27,120
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	100.0%	10,481,490	0	10,481,490	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	67.5%	12,621,708	5,463,157	7,158,551	130,322
11.01	Property		1	660 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	620 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	630 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	600 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	610 West Germantown Pike	NAV	NAV	NAV	NAV	NAV
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	95.0%	9,016,515	3,219,997	5,796,518	30,073
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	95.0%	14,653,657	2,513,592	12,140,065	17,507
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	98.0%	10,929,484	4,908,831	6,020,653	81,250
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	98.0%	5,102,997	2,122,297	2,980,700	45,600
16	Loan	74	1	Lakeside Commerce Center	94.3%	2,929,989	1,347,140	1,582,849	50,124
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	90.0%	2,072,442	850,723	1,221,719	26,059
17.01	Property		1	Mason Suites	95.0%	1,540,423	644,669	895,754	14,697
17.02	Property		1	Parkview Center	78.9%	532,018	206,054	325,964	11,362
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	96.0%	6,021,542	3,156,646	2,864,896	91,000
19	Loan	79	1	Superior Mini Storage	95.0%	1,837,565	669,607	1,167,958	19,159
20	Loan	80	1	Central Coast Mini Storage	94.4%	2,348,495	609,199	1,739,296	11,014
21	Loan	81, 82	1	216 East 6th Street	96.0%	901,349	95,317	806,032	2,248
22	Loan	74	1	Walkers Village Shopping Center	95.0%	1,394,335	371,070	1,023,265	12,258
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	96.0%	5,738,976	2,703,496	3,035,480	49,500
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	98.0%	6,720,389	2,781,992	3,938,397	57,200
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	82.2%	3,542,483	2,501,883	1,040,600	141,699
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	95.0%	1,691,864	747,688	944,176	17,200
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	95.0%	3,815,026	1,728,384	2,086,642	20,000
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	97.4%	2,431,185	885,613	1,545,572	23,650
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	96.0%	2,246,392	830,429	1,415,963	15,050
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	95.0%	2,684,213	1,109,005	1,575,208	21,600
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	95.0%	3,288,512	1,525,111	1,763,401	36,900
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	97.2%	2,137,008	605,952	1,531,056	7,600
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	97.0%	3,799,968	2,028,635	1,771,333	19,200
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	95.0%	1,731,603	610,041	1,121,562	15,200
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	95.4%	1,815,008	633,336	1,181,672	4,500
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	96.5%	1,756,010	526,907	1,229,103	8,100
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	94.8%	2,668,525	681,375	1,987,150	4,000
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	98.1%	2,584,696	865,023	1,719,673	22,825
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	95.0%	1,603,158	560,949	1,042,209	15,500
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	93.0%	7,764,989	2,177,864	5,587,125	78,000
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	95.0%	384,351	159,225	225,126	2,100
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	97.0%	2,113,404	683,659	1,429,745	23,100
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	97.1%	1,361,492	347,659	1,013,833	3,200

A-1-14

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
							4	4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	1,314,481	139,281,577	2.78	2.75	16.6%
1.01	Property		1	45 - 75 Sidney	277,174	30,954,999
1.02	Property		1	40 Landsdowne	214,638	21,799,950
1.03	Property		1	35 Landsdowne	202,423	20,576,945
1.04	Property		1	65 Landsdowne	122,410	23,066,881
1.05	Property		1	88 Sidney	146,034	14,617,830
1.06	Property		1	64 Sidney	126,371	12,980,953
1.07	Property		1	38 Sidney	122,554	5,828,593
1.08	Property		1	26 Landsdowne	102,877	9,455,426
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	1,765,209	26,411,367	3.14	2.92	17.8%
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	994,568	39,798,880	2.13	2.07	12.1%
4	Loan	39	1	Vista Apartments	0	4,958,762	1.52	1.45	11.5%
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	4,761,851	1.50	1.48	10.7%
6	Loan	44	1	Shoppes at Dadeland	104,518	3,607,254	1.35	1.30	9.2%
7	Loan	45, 46, 47	1	Ballantyne Tower	163,350	5,803,637	2.16	2.06	15.2%
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0	4,175,000	1.97	1.97	13.9%
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	227,283	4,981,102	1.56	1.48	10.5%
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	10,481,490	1.10	1.10	6.3%
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	526,252	6,501,978	2.22	2.02	19.9%
11.01	Property		1	660 West Germantown Pike	NAV	NAV
11.02	Property		1	620 West Germantown Pike	NAV	NAV
11.03	Property		1	630 West Germantown Pike	NAV	NAV
11.04	Property		1	600 West Germantown Pike	NAV	NAV
11.05	Property		1	610 West Germantown Pike	NAV	NAV
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	150,365	5,616,080	1.67	1.62	12.3%
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	678,700	11,443,857	1.38	1.30	9.0%
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	5,939,403	6.08	6.00	43.0%
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	2,935,100	3.03	2.98	22.9%
16	Loan	74	1	Lakeside Commerce Center	82,961	1,449,764	1.83	1.68	12.2%
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	22,724	1,172,936	1.52	1.46	10.3%
17.01	Property		1	Mason Suites	0	881,058
17.02	Property		1	Parkview Center	22,724	291,878
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0	2,773,896	1.92	1.86	25.7%
19	Loan	79	1	Superior Mini Storage	0	1,148,799	1.85	1.82	11.7%
20	Loan	80	1	Central Coast Mini Storage	0	1,728,282	2.98	2.96	17.4%
21	Loan	81, 82	1	216 East 6th Street	4,457	799,327	1.41	1.40	9.0%
22	Loan	74	1	Walkers Village Shopping Center	114,385	896,623	2.13	1.86	13.6%
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	2,985,980	6.26	6.15	43.4%
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	3,881,197	7.58	7.47	56.3%
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0	898,900	2.55	2.20	17.3%
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	926,976	2.72	2.67	19.7%
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	2,066,642	8.50	8.42	58.0%
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	1,521,922	6.05	5.96	44.2%
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	1,400,913	6.05	5.98	42.9%
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	1,553,608	6.93	6.84	49.3%
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	1,726,501	8.01	7.85	58.8%
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0	1,523,456	8.07	8.03	54.7%
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0	1,752,133	9.70	9.59	64.4%
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	1,106,362	6.53	6.44	47.7%
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	1,177,172	7.75	7.72	59.2%
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	1,221,003	9.86	9.80	74.6%
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0	1,983,150	21.32	21.27	132.5%
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	1,696,848	14.91	14.71	114.6%
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	1,026,709	9.61	9.46	71.9%
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	5,509,125	54.94	54.17	399.4%
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	223,026	2.30	2.28	17.3%
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	1,406,645	14.70	14.46	110.1%
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	1,010,633	13.64	13.59	101.5%
A-1-15

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	16.4%	2,400,000,000	As Portfolio	3/5/2025	35.3%
1.01	Property		1	45 - 75 Sidney		501,300,000	As Is	3/5/2025
1.02	Property		1	40 Landsdowne		378,100,000	As Is	3/5/2025
1.03	Property		1	35 Landsdowne		356,900,000	As Is	3/5/2025
1.04	Property		1	65 Landsdowne		358,400,000	As Is	3/5/2025
1.05	Property		1	88 Sidney		224,900,000	As Is	3/5/2025
1.06	Property		1	64 Sidney		183,700,000	As Is	3/5/2025
1.07	Property		1	38 Sidney		170,600,000	As Is	3/5/2025
1.08	Property		1	26 Landsdowne		156,400,000	As Is	3/5/2025
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	16.5%	495,000,000	As Is	4/21/2025	32.3%
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	11.7%	655,000,000	As Is	3/1/2025	51.9%
4	Loan	39	1	Vista Apartments	11.0%	72,800,000	As Is	7/15/2025	61.8%
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	10.6%	70,700,000	As Is	6/10/2025	63.6%
6	Loan	44	1	Shoppes at Dadeland	8.9%	59,750,000	As Is	4/26/2025	67.8%
7	Loan	45, 46, 47	1	Ballantyne Tower	14.5%	71,800,000	As Is	6/17/2025	55.7%
8	Loan	48, 49, 50, 51	1	Audible - Amazon	13.9%	69,600,000	As Is	5/2/2025	43.1%
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	10.0%	69,200,000	As Is	5/20/2025	71.8%
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	6.3%	225,000,000	As Is	3/24/2025	74.2%
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	18.1%	69,300,000	As Portfolio	7/11/2024	51.9%
11.01	Property		1	660 West Germantown Pike		24,800,000	As Is	7/11/2024
11.02	Property		1	620 West Germantown Pike		12,800,000	As Is	7/11/2024
11.03	Property		1	630 West Germantown Pike		11,400,000	As Is	7/11/2024
11.04	Property		1	600 West Germantown Pike		10,300,000	As Is	7/11/2024
11.05	Property		1	610 West Germantown Pike		9,900,000	As Is	7/11/2024
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	11.9%	87,400,000	As Is	3/18/2025	54.0%
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	8.5%	231,000,000	As Is	12/5/2024	58.4%
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	42.4%	122,000,000	As Is	5/16/2025	11.5%
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	22.6%	105,750,000	As Is	3/5/2025	12.3%
16	Loan	74	1	Lakeside Commerce Center	11.2%	20,300,000	As Is	5/29/2025	64.0%
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	9.9%	17,600,000	As Is	4/18/2025	67.2%
17.01	Property		1	Mason Suites		14,600,000	As Is	4/18/2025
17.02	Property		1	Parkview Center		3,000,000	As Is	4/18/2025
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	24.9%	44,400,000	As Is	5/29/2025	25.1%
19	Loan	79	1	Superior Mini Storage	11.5%	20,900,000	As Is	4/7/2025	47.8%
20	Loan	80	1	Central Coast Mini Storage	17.3%	27,000,000	As Is	6/6/2025	37.0%
21	Loan	81, 82	1	216 East 6th Street	8.9%	13,800,000	As Is	6/12/2025	65.2%
22	Loan	74	1	Walkers Village Shopping Center	12.0%	13,300,000	As Is	5/1/2025	56.4%
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	42.7%	47,800,000	As Is	3/20/2025	14.6%
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	55.5%	76,000,000	As Is	6/2/2025	9.2%
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	15.0%	11,000,000	As Is	5/21/2025	54.5%
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	19.3%	16,100,000	As Is	3/14/2025	29.8%
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	57.4%	46,100,000	As Is	6/16/2025	7.8%
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	43.5%	28,100,000	As Is	5/13/2025	12.5%
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	42.5%	41,100,000	As Is	5/20/2025	8.0%
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	48.6%	24,200,000	As Is	4/10/2025	13.2%
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	57.6%	37,700,000	As Is	5/22/2025	8.0%
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	54.4%	38,100,000	As Is	5/28/2025	7.3%
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	63.7%	64,300,000	As Is	4/17/2025	4.3%
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	47.1%	15,300,000	As Is	6/10/2025	15.4%
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	59.0%	28,900,000	As Is	4/10/2025	6.9%
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	74.1%	33,000,000	As Is	3/19/2025	5.0%
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	132.2%	43,000,000	As Is	3/13/2025	3.5%
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	113.1%	38,300,000	As Is	6/5/2025	3.9%
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	70.9%	23,100,000	As Is	5/5/2025	6.3%
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	393.8%	140,100,000	As Is	6/2/2025	1.0%
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	17.2%	7,630,000	As Is	4/29/2025	17.0%
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	108.3%	16,500,000	As Is	4/28/2025	7.9%
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	101.1%	23,100,000	As Is	4/25/2025	4.3%

A-1-16

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						5
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	35.3%	95.9%
1.01	Property		1	45 - 75 Sidney		100.0%	4/1/2025	No	Blueprint Medicines
1.02	Property		1	40 Landsdowne		100.0%	4/1/2025	Yes	Takeda
1.03	Property		1	35 Landsdowne		100.0%	4/1/2025	Yes	Takeda
1.04	Property		1	65 Landsdowne		100.0%	4/1/2025	Yes	Brigham & Women's Hospital
1.05	Property		1	88 Sidney		100.0%	4/1/2025	Yes	Agios Pharmaceuticals
1.06	Property		1	64 Sidney		99.6%	4/1/2025	No	Vericel Corporation
1.07	Property		1	38 Sidney		56.4%	4/1/2025	No	Blueprint Medicines
1.08	Property		1	26 Landsdowne		100.0%	4/1/2025	No	Beam Therapeutics
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	32.3%	96.6%	6/1/2025	No	City of New York
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	51.9%	85.6%	3/27/2025	No	JCPenney
4	Loan	39	1	Vista Apartments	58.2%	87.0%	7/15/2025	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	63.6%	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	67.8%	100.0%	6/26/2025	No	Brandsmart USA Dadeland, LLC
7	Loan	45, 46, 47	1	Ballantyne Tower	55.7%	99.5%	7/1/2025	No	Sirona Dental, Inc.
8	Loan	48, 49, 50, 51	1	Audible - Amazon	42.5%	100.0%	8/6/2025	Yes	Audible, Inc.
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	71.8%	86.0%	5/31/2025	No	L.A. Fitness Sports Clubs
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	74.2%	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	45.9%	67.2%
11.01	Property		1	660 West Germantown Pike		89.7%	3/31/2025	No	Accolade
11.02	Property		1	620 West Germantown Pike		81.2%	3/31/2025	No	Auxilior Capital Partners, Inc.
11.03	Property		1	630 West Germantown Pike		60.4%	3/31/2025	No	Harmony Biosciences, LLC
11.04	Property		1	600 West Germantown Pike		34.3%	3/31/2025	No	American Executive Centers, Inco
11.05	Property		1	610 West Germantown Pike		52.1%	3/31/2025	No	Horst Krekstein
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	54.0%	100.0%	7/6/2025	Yes	FBI - Honolulu (GSA)
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	58.4%	100.0%	11/30/2024	No	Soho House New York LLC
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	10.8%	98.0%	5/16/2025	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	10.6%	98.0%	3/5/2025	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	64.0%	88.3%	6/20/2025	No	Sandvik
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	67.2%	93.2%
17.01	Property		1	Mason Suites		98.5%	5/16/2025	NAP	NAP
17.02	Property		1	Parkview Center		74.2%	4/2/2025	No	Lopalooza
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0.2%	96.0%	5/29/2025	NAP	NAP
19	Loan	79	1	Superior Mini Storage	47.8%	97.5%	5/30/2025	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	37.0%	94.9%	7/25/2025	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	65.2%	100.0%	7/21/2025	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	56.4%	100.0%	6/11/2025	No	Safeway
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	13.7%	96.0%	3/20/2025	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	7.9%	98.0%	6/2/2025	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	54.5%	82.2%	5/31/2025	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	28.1%	95.0%	3/14/2025	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	7.3%	95.0%	6/16/2025	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	10.6%	97.4%	5/13/2025	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	7.6%	96.0%	5/20/2025	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	12.4%	95.0%	4/10/2025	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	6.8%	95.0%	5/22/2025	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	7.3%	97.2%	5/28/2025	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	4.3%	97.0%	4/17/2025	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	13.1%	95.0%	6/10/2025	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	6.0%	95.4%	4/10/2025	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	4.3%	96.5%	3/19/2025	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	3.5%	94.8%	3/13/2025	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	3.4%	98.1%	6/5/2025	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	5.4%	95.0%	5/5/2025	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0.8%	93.0%	6/2/2025	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	14.6%	95.0%	4/29/2025	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	6.8%	97.0%	4/28/2025	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	3.7%	97.1%	4/25/2025	NAP	NAP

A-1-17

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
							6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	139,216	50.2%	11/30/2029	Takeda
1.02	Property		1	40 Landsdowne	214,638	100.0%	6/30/2030	NAP
1.03	Property		1	35 Landsdowne	202,423	100.0%	6/30/2030	NAP
1.04	Property		1	65 Landsdowne	122,410	100.0%	8/31/2026	NAP
1.05	Property		1	88 Sidney	146,034	100.0%	2/29/2028	NAP
1.06	Property		1	64 Sidney	57,159	45.2%	2/29/2032	Agios Pharmaceuticals
1.07	Property		1	38 Sidney	39,114	31.9%	11/30/2029	Agios Pharmaceuticals
1.08	Property		1	26 Landsdowne	38,203	37.1%	9/30/2028	Repertoire Immune Medicine
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	674,593	43.9%	2/9/2041	Amazon.com Services LLC
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	210,585	21.2%	8/31/2030	Nordstrom
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	44,648	42.6%	12/10/2030	The Container Store, Inc.
7	Loan	45, 46, 47	1	Ballantyne Tower	142,625	54.7%	3/31/2032	Columbus McKinnon
8	Loan	48, 49, 50, 51	1	Audible - Amazon	79,459	100.0%	1/31/2039	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	43,000	23.8%	4/5/2031	Target
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	89,878	55.6%	6/30/2027	Inovio
11.02	Property		1	620 West Germantown Pike	22,727	25.2%	8/31/2031	Aerotek
11.03	Property		1	630 West Germantown Pike	35,781	39.8%	MTM	Bio-Medical Applications of Penns
11.04	Property		1	600 West Germantown Pike	14,958	16.7%	5/31/2028	Facilities Management Services
11.05	Property		1	610 West Germantown Pike	20,884	23.2%	8/31/2035	ConcertAI LLC
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	150,365	100.0%	10/22/2032	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	69,984	79.9%	1/31/2034	HC Leaseco LLC (Chez Margaux)
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	119,672	35.8%	10/31/2032	All Freight
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	13,000	28.6%	6/30/2038	Communications Services Inc.
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	38,410	49.9%	7/31/2032	CVS Pharmacy
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP

A-1-18

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
							6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	78,655	28.4%	1/31/2032	BioNTech
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	42,564	33.7%	2/29/2028	Voyager Therapeutics
1.07	Property		1	38 Sidney	12,995	10.6%	2/29/2028	General Hospital Corp
1.08	Property		1	26 Landsdowne	35,943	34.9%	9/30/2028	Fulcrum Therapeutics
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	298,650	19.5%	7/31/2030	Raymours Furniture Company, Inc.
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	180,000	18.1%	2/28/2035	DICK'S Sporting Goods
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	25,522	24.4%	6/30/2030	Old Navy
7	Loan	45, 46, 47	1	Ballantyne Tower	55,300	21.2%	6/30/2036	SERC Reiliability Corporation
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	38,839	21.5%	1/31/2037	Marshalls
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	22,755	14.1%	12/31/2029	Nationwide Mutual Insurance Company
11.02	Property		1	620 West Germantown Pike	7,997	8.9%	11/30/2027	Berkshire Hathaway
11.03	Property		1	630 West Germantown Pike	11,624	12.9%	6/30/2026	Intepros Incorporated
11.04	Property		1	600 West Germantown Pike	5,349	6.0%	5/31/2027	Philadelphia Mortgage Advisors
11.05	Property		1	610 West Germantown Pike	8,109	9.0%	4/30/2029	Apex Systems, LLC
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	9,617	11.0%	2/28/2035	European Crystal (Baccarat)
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	116,737	34.9%	2/28/2030	American Iron & Metal
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	7,342	16.2%	3/31/2026	REDJEPI LLC Zanas Pizza
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	11,995	15.6%	11/30/2030	Wine & Spirits
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP

A-1-19

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
							6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	59,303	21.4%	3/22/2026	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	26,148	20.7%	11/30/2026	NAP
1.07	Property		1	38 Sidney	11,054	9.0%	8/31/2026	Siena Construction
1.08	Property		1	26 Landsdowne	28,731	27.9%	6/30/2028	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	174,000	11.3%	3/31/2034	BJ'S Wholesale Club, Inc.
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	90,000	9.0%	MTM	Pottery Barn
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	18,502	17.7%	8/31/2030	Five Below, Inc.
7	Loan	45, 46, 47	1	Ballantyne Tower	28,525	10.9%	9/30/2037	SPX Flow
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	31,916	17.7%	1/31/2026	La La Land
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	10,160	6.3%	10/31/2025	Wood Group USA, Inc.
11.02	Property		1	620 West Germantown Pike	6,930	7.7%	7/31/2029	Kimley-Horn
11.03	Property		1	630 West Germantown Pike	3,397	3.8%	12/31/2026	Implico, Inc.
11.04	Property		1	600 West Germantown Pike	4,641	5.2%	MTM	Shah Vision Institute, P.C.
11.05	Property		1	610 West Germantown Pike	6,487	7.2%	1/31/2027	United Anesthesia Services, P.C.
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	3,995	4.6%	5/31/2035	Tourneau, LLC (Rolex)
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	83,700	25.0%	1/31/2031	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	3,000	6.6%	1/11/2028	Secretary of State
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	4,000	5.2%	9/30/2035	Walkersville Diner
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP

A-1-20

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant
							6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP
1.07	Property		1	38 Sidney	5,990	4.9%	2/28/2029	NAP
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	135,254	8.8%	1/31/2045	Abco Refrigeration Supply Corp.
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	21,246	2.1%	1/31/2026	H&M
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	9,831	9.4%	7/31/2031	VCA Animal Hospitals, Inc.
7	Loan	45, 46, 47	1	Ballantyne Tower	656	0.3%	7/1/2026	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	29,400	16.3%	6/30/2029	CVS Pharmacy
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	7,023	4.3%	12/31/2026	Fidelity
11.02	Property		1	620 West Germantown Pike	6,730	7.5%	11/30/2028	Tech USA, LLC
11.03	Property		1	630 West Germantown Pike	1,599	1.8%	10/31/2027	Broadband Office, Inc.
11.04	Property		1	600 West Germantown Pike	4,141	4.6%	MTM	Eye Plastic Surgery, Ltd.
11.05	Property		1	610 West Germantown Pike	5,195	5.8%	8/31/2026	Eye Plastic Surgery, Ltd.
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	3,941	4.5%	8/31/2030	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	2,680	5.9%	6/30/2027	Illinois Department of Central Management Services
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	3,350	4.4%	1/31/2029	Village Tavern
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP

A-1-21

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
							6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	4/2/2025	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	4/2/2025	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	4/2/2025	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	4/2/2025	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	4/2/2025	NAP
1.06	Property		1	64 Sidney	NAP	NAP	NAP	4/2/2025	NAP
1.07	Property		1	38 Sidney	NAP	NAP	NAP	4/2/2025	NAP
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP	4/2/2025	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	86,500	5.6%	12/31/2028	4/29/2025	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	19,481	2.0%	1/31/2027	1/10/2025	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	12/3/2024	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	5/29/2025	NAP
6	Loan	44	1	Shoppes at Dadeland	6,197	5.9%	4/30/2033	5/13/2025	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	6/5/2025	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	5/9/2025	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	10,985	6.1%	1/31/2041	6/4/2025	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	3/27/2025	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	6,583	4.1%	3/31/2029	7/18/2024	NAP
11.02	Property		1	620 West Germantown Pike	6,373	7.1%	MTM	7/18/2024	NAP
11.03	Property		1	630 West Germantown Pike	171	0.2%	MTM	7/18/2024	NAP
11.04	Property		1	600 West Germantown Pike	434	0.5%	7/31/2026	7/18/2024	NAP
11.05	Property		1	610 West Germantown Pike	4,352	4.8%	7/31/2026	7/18/2024	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	3/14/2025	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP	12/11/2024	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	5/23/2025	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	3/7/2025	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	6/3/2025	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	NAP	NAP	NAP	4/29/2025	NAP
17.02	Property		1	Parkview Center	2,307	5.1%	8/14/2029	4/30/2025	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	6/3/2025	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	4/15/2025	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	6/16/2025	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	7/2/2025	NAP
22	Loan	74	1	Walkers Village Shopping Center	2,460	3.2%	2/28/2027	5/14/2025	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	4/2/2025	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	6/6/2025	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	6/2/2025	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	4/11/2025	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	6/24/2025	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	5/23/2025	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	5/28/2025	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	4/16/2025	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	6/4/2025	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	6/2/2025	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	4/25/2025	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	6/17/2025	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	4/15/2025	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	4/3/2025	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	3/26/2025	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	6/18/2025	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	5/27/2025	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	6/17/2025	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	5/12/2025	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	5/13/2025	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	5/7/2025	NAP

A-1-22

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.02	Property		1	40 Landsdowne	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.03	Property		1	35 Landsdowne	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.04	Property		1	65 Landsdowne	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.05	Property		1	88 Sidney	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.06	Property		1	64 Sidney	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.07	Property		1	38 Sidney	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
1.08	Property		1	26 Landsdowne	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	4/29/2025	NAP	NAP	No	Fee	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	1/10/2025	2/24/2025	13%	No	Fee	NAP
4	Loan	39	1	Vista Apartments	12/3/2024	NAP	NAP	No	Fee	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	5/29/2025	NAP	NAP	No	Fee	NAP
6	Loan	44	1	Shoppes at Dadeland	5/13/2025	NAP	NAP	No	Fee	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	6/5/2025	NAP	NAP	No	Fee	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	6/25/2025	NAP	NAP	No	Fee	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	6/16/2025	5/27/2025	8%	No	Fee	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	3/27/2025	NAP	NAP	Yes - AE	Fee	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike	7/18/2024	NAP	NAP	No	Fee	NAP
11.02	Property		1	620 West Germantown Pike	7/18/2024	NAP	NAP	No	Fee	NAP
11.03	Property		1	630 West Germantown Pike	7/18/2024	NAP	NAP	No	Fee	NAP
11.04	Property		1	600 West Germantown Pike	7/18/2024	NAP	NAP	No	Fee	NAP
11.05	Property		1	610 West Germantown Pike	7/18/2024	NAP	NAP	No	Fee	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	3/13/2025	3/14/2025	4%	No	Fee	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	12/11/2024	NAP	NAP	No	Fee	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	5/28/2025	NAP	NAP	No	Fee	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	3/11/2025	NAP	NAP	No	Fee	NAP
16	Loan	74	1	Lakeside Commerce Center	6/3/2025	NAP	NAP	No	Fee	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites	4/30/2025	NAP	NAP	No	Fee	NAP
17.02	Property		1	Parkview Center	4/30/2025	NAP	NAP	No	Fee	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	6/4/2025	NAP	NAP	No	Fee	NAP
19	Loan	79	1	Superior Mini Storage	4/14/2025	4/15/2025	6%	Yes - A	Fee	NAP
20	Loan	80	1	Central Coast Mini Storage	6/13/2025	6/16/2025	5%	No	Fee	NAP
21	Loan	81, 82	1	216 East 6th Street	7/17/2025	NAP	NAP	No	Fee	NAP
22	Loan	74	1	Walkers Village Shopping Center	5/13/2025	NAP	NAP	No	Fee	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	4/3/2025	NAP	NAP	No	Fee	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	6/10/2025	NAP	NAP	Yes - AE	Leasehold	3/1/2059
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	6/2/2025	NAP	NAP	No	Fee	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	4/17/2025	NAP	NAP	No	Fee	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	6/26/2025	NAP	NAP	No	Fee	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	5/28/2025	NAP	NAP	No	Fee	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	5/27/2025	NAP	NAP	No	Fee	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	4/24/2025	NAP	NAP	No	Fee	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	6/4/2025	NAP	NAP	No	Fee	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	6/2/2025	NAP	NAP	No	Fee	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	4/29/2025	NAP	NAP	No	Fee	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	6/18/2025	NAP	NAP	No	Fee	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	4/21/2025	NAP	NAP	No	Fee	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	4/2/2025	NAP	NAP	No	Fee	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	3/26/2025	NAP	NAP	No	Fee	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	6/24/2025	NAP	NAP	No	Fee	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	5/28/2025	NAP	NAP	No	Fee	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	6/18/2025	NAP	NAP	Yes - AE	Fee	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	5/14/2025	NAP	NAP	No	Fee	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	5/16/2025	NAP	NAP	No	Fee	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	5/12/2025	NAP	NAP	No	Fee	NAP

A-1-23

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio				0
1.01	Property		1	45 - 75 Sidney	None	0	No
1.02	Property		1	40 Landsdowne	None	0	No
1.03	Property		1	35 Landsdowne	None	0	No
1.04	Property		1	65 Landsdowne	None	0	No
1.05	Property		1	88 Sidney	None	0	No
1.06	Property		1	64 Sidney	None	0	No
1.07	Property		1	38 Sidney	None	0	No
1.08	Property		1	26 Landsdowne	None	0	No
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	NAP	NAP	555,723
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	NAP	NAP	0
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	299,887
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	19,894
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	345,534
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	341,687
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	NAP	NAP	456,241
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus				122,917
11.01	Property		1	660 West Germantown Pike	NAP	NAP	NAP
11.02	Property		1	620 West Germantown Pike	NAP	NAP	NAP
11.03	Property		1	630 West Germantown Pike	NAP	NAP	NAP
11.04	Property		1	600 West Germantown Pike	NAP	NAP	NAP
11.05	Property		1	610 West Germantown Pike	NAP	NAP	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	458,609
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP	212,776
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	67,500
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	37,664
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center				30,409
17.01	Property		1	Mason Suites	NAP	NAP	NAP
17.02	Property		1	Parkview Center	NAP	NAP	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	105,884
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	17,746
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	0
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	8,348
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	6,650
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	52,013
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	1, 99-year extension option	21,803	No	96,870
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	44,032
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	25,500
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	66,000
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	126,413
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	60,000
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	61,938
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	22,250
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	70,500
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	10,595
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	0

A-1-24

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Springing	0	Springing	0	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	555,723	0	Springing	0	19,187
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	Springing	0	Springing	0	Springing
4	Loan	39	1	Vista Apartments	83,302	315,852	47,856	307,760	29,656
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	3,979	0	Springing	0	4,758
6	Loan	44	1	Shoppes at Dadeland	69,107	0	Springing	0	1,583
7	Loan	45, 46, 47	1	Ballantyne Tower	42,711	0	6,288	0	8,481
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Springing	72,510	Springing	0	Springing
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	104,642	27,899	10,730	0	3,013
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	Springing	0	Springing	0	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	122,917	0	Springing	0	10,860
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	70,555	0	Springing	0	Springing
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	81,837	0	Springing	0	1,459
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Springing	0	Springing	0	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	33,750	0	Springing	0	0
16	Loan	74	1	Lakeside Commerce Center	23,540	14,097	8,810	0	2,785
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	30,409	0	Springing	142,640	2,172
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	17,647	0	Springing	0	0
19	Loan	79	1	Superior Mini Storage	8,873	37,659	3,138	0	1,597
20	Loan	80	1	Central Coast Mini Storage	Springing	0	Springing	0	Springing
21	Loan	81, 82	1	216 East 6th Street	2,783	7,073	1,415	0	187
22	Loan	74	1	Walkers Village Shopping Center	11,084	0	Springing	0	962
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	17,338	0	Springing	0	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	48,435	0	Springing	0	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	16,936	18,759	7,215	0	11,679
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	12,750	0	Springing	0	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	Springing	0	Springing	0	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	22,000	0	Springing	0	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	Springing	0	Springing	0	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	24,103	0	Springing	0	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	30,000	0	Springing	0	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	Springing	0	Springing	0	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	Springing	0	Springing	0	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	11,882	0	Springing	0	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	Springing	0	Springing	0	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	22,250	0	Springing	0	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	Springing	0	Springing	0	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	23,500	0	Springing	0	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	Springing	0	Springing	0	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	Springing	0	Springing	0	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	5,297	0	Springing	0	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	Springing	0	Springing	0	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	Springing	0	Springing	0	0
A-1-25

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	0	0	Springing
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0	494,695	147,101
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	An amount equal to twenty-four (24) times the required monthly deposit.	0	Springing
4	Loan	39	1	Vista Apartments	0	0	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	0	0
6	Loan	44	1	Shoppes at Dadeland	0	0	8,710
7	Loan	45, 46, 47	1	Ballantyne Tower	0	0	41,667
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0	0	Springing
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	0	500,000	Springing
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	0	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	0	5,000,000	Springing
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0	0	Springing
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	0	0	14,590
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	0	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	0	0
16	Loan	74	1	Lakeside Commerce Center	0	0	6,962
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	0	100,000	Springing
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0	0	0
19	Loan	79	1	Superior Mini Storage	38,318	0	0
20	Loan	80	1	Central Coast Mini Storage	0	0	0
21	Loan	81, 82	1	216 East 6th Street	0	0	0
22	Loan	74	1	Walkers Village Shopping Center	0	0	3,846
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	0	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	0	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0	0	0
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	0	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	0	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	0	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	0	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	0	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	0	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0	0	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0	0	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	0	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	0	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	0	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0	0	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	0	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	0	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	0	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	0	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	0	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	0	0

A-1-26

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	1,314,481	0	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0	0	0
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	An amount equal to twenty-four (24) times the required monthly deposit.	0	0
4	Loan	39	1	Vista Apartments	0	0	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	0	0
6	Loan	44	1	Shoppes at Dadeland	0	0	0
7	Loan	45, 46, 47	1	Ballantyne Tower	0	0	0
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0	0	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	500,000	0	0
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	0	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	5,000,000	0	0
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0	0	0
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	0	0	0
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	0	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	0	0
16	Loan	74	1	Lakeside Commerce Center	0	0	0
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	68,172	0	0
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0	0	0
19	Loan	79	1	Superior Mini Storage	0	0	0
20	Loan	80	1	Central Coast Mini Storage	0	0	0
21	Loan	81, 82	1	216 East 6th Street	0	0	0
22	Loan	74	1	Walkers Village Shopping Center	100,000	0	0
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	0	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	0	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0	0	0
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	0	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	0	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	0	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	0	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	0	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	0	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0	0	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0	0	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	0	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	0	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	0	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0	0	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	0	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	0	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	0	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	0	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	0	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	0	0

A-1-27

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	0	0	1,869,382	Springing
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0	0	271,823	Springing
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	0	0	2,908,053	0
4	Loan	39	1	Vista Apartments	0	665,263	0	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	77,500	100,000	0
6	Loan	44	1	Shoppes at Dadeland	0	17,050	0	0
7	Loan	45, 46, 47	1	Ballantyne Tower	0	0	282,754	Springing
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0	0	0	Springing
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	0	19,031	1,000,000	Springing
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	0	0	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	0	0	760,670	20,403
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0	0	0	Springing
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	0	29,900	2,185,089	Springing
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	0	5,000,000	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	0	7,000,000	0
16	Loan	74	1	Lakeside Commerce Center	0	0	0	Springing
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	0	127,763	0	0
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0	0	0	0
19	Loan	79	1	Superior Mini Storage	0	0	0	0
20	Loan	80	1	Central Coast Mini Storage	0	0	0	0
21	Loan	81, 82	1	216 East 6th Street	0	0	0	0
22	Loan	74	1	Walkers Village Shopping Center	0	19,750	0	0
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	0	1,000,000	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	0	843,750	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0	0	0	Springing
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	0	675,000	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	0	0	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	0	1,113,109	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	0	75,000	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	0	0	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	0	500,000	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0	0	63,000	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0	0	0	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	0	31,250	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	0	0	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	0	0	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0	0	0	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	0	0	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	0	0	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	0	60,000	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	0	750,000	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	0	0	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	0	0	0

A-1-28

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Initial Unfunded Obligations Reserve (Upfront: $1,869,382), Ground Rent Reserve (Monthly: Springing), Takeda Reserve (Monthly: Springing)
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	Rent Replication Reserve (Upfront: $271,823), Lease Sweep Reserve (Monthly: Springing), DOT Lease Reserve (Monthly: Springing)
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	Outstanding TI/LC Reserve ($2,752,705), Gap Rent Reserve ($155,348)
4	Loan	39	1	Vista Apartments	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	REA Reserve
6	Loan	44	1	Shoppes at Dadeland	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	Unfunded Obligations Amount (Upfront: $282,754.06), Critical Tenant Reserve (Monthly: Springing)
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Material Tenant Reserve
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Material Tenant Reserve
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	HKR Free Rent Reserve (Upfront: $760,670.34), Auxilior Free Rent Reserve (Monthly: $20,402.69)
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Special Rollover Reserve
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Rent Concession Funds (Upfront: $738,750.95), TATILC Funds (Upfront: $1,446,338.00), Condominium Funds (Monthly: Springing), Material Tenants Funds (Monthly: Springing)
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Collateral Security Agreement For Capital Improvements
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	Collateral Security Agreement For Capital Improvements
16	Loan	74	1	Lakeside Commerce Center	Material Tenant Reserve
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP
19	Loan	79	1	Superior Mini Storage	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	Collateral Security Agreement For Capital Improvements
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	Collateral Security Agreement For Capital Improvements
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	Seasonality Reserve
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	Collateral Security Agreement For Capital Improvements ($575,000) and Collateral Security Agreement Re: Maintenance Arrears ($100,000)
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	Collateral Security Agreement For Capital Improvements ($1,000,000) and Collateral Security For Capital Improvements (LL87 Report) ($113,109)
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	Negative Carry Collateral Security Agreement
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	Collateral Security Agreement For Capital Improvements ($250,000) and Collateral Security Agreement Re: Maintenance Arrears ($250,000)
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	Negative Carry Collateral Security Agreement
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	Collateral Security Agreement For Capital Improvements
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	Collateral Security Agreement Re: Maintenance Arrears
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	Collateral Security Agreement For Capital Improvements
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP

A-1-29

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	0
4	Loan	39	1	Vista Apartments	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0
6	Loan	44	1	Shoppes at Dadeland	0
7	Loan	45, 46, 47	1	Ballantyne Tower	0
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Target Tenant and LA Fitness Tenant ($1,200,000); Marshalls Tenant ($1,000,000); La La Land Tenant ($1,900,000)
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	0
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Material Tenant Funds: not exceed an aggregate amount equal to $90.00 per square foot of the applicable Material Tenant Space
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0
16	Loan	74	1	Lakeside Commerce Center	0
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	0
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0
19	Loan	79	1	Superior Mini Storage	0
20	Loan	80	1	Central Coast Mini Storage	0
21	Loan	81, 82	1	216 East 6th Street	0
22	Loan	74	1	Walkers Village Shopping Center	0
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0

A-1-30

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	0	NAP	Hard	Springing	Yes
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0	NAP	Hard	Springing	Yes
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	0	NAP	Hard	Springing	Yes
4	Loan	39	1	Vista Apartments	0	NAP	Springing	Springing	Yes
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	NAP	Springing	Springing	Yes
6	Loan	44	1	Shoppes at Dadeland	0	NAP	Hard	Springing	Yes
7	Loan	45, 46, 47	1	Ballantyne Tower	0	NAP	Hard	Springing	Yes
8	Loan	48, 49, 50, 51	1	Audible - Amazon	0	NAP	Hard	Springing	Yes
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	0	NAP	Hard	Springing	Yes
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	NAP	Hard	Springing	Yes
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	0	NAP	Hard	Springing	Yes
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0	NAP	Hard	Springing	Yes
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	0	NAP	Springing	Springing	Yes
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	NAP	None	None	No
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	NAP	None	None	No
16	Loan	74	1	Lakeside Commerce Center	0	NAP	Hard	Springing	Yes
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	0	NAP	Springing	Springing	Yes
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	0	NAP	None	None	No
19	Loan	79	1	Superior Mini Storage	0	NAP	Springing	Springing	Yes
20	Loan	80	1	Central Coast Mini Storage	0	NAP	Springing	Springing	No
21	Loan	81, 82	1	216 East 6th Street	0	NAP	Springing	Springing	Yes
22	Loan	74	1	Walkers Village Shopping Center	0	NAP	Springing	Springing	Yes
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	0	NAP	None	None	No
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	0	NAP	None	None	No
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	0	NAP	Springing	Springing	Yes
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	0	NAP	None	None	No
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	0	NAP	None	None	No
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	0	NAP	None	None	No
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	0	NAP	None	None	No
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	0	NAP	None	None	No
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	0	NAP	None	None	No
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	0	NAP	None	None	No
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	0	NAP	None	None	No
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	0	NAP	None	None	No
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	0	NAP	None	None	No
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	0	NAP	None	None	No
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	0	NAP	None	None	No
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	0	NAP	None	None	No
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	0	NAP	None	None	No
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	0	NAP	None	None	No
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	0	NAP	None	None	No
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	0	NAP	None	None	No
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	0	NAP	None	None	No

A-1-31

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Yes	Yes	No	63,000,000	784,000,000
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	Yes	Yes	No	60,000,000	100,000,000
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	No	Yes	No	54,783,334	285,216,666
4	Loan	39	1	Vista Apartments	No	No	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	No	No	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	Yes	No	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	No	No	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Yes	No	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Yes	Yes	No	24,000,000	25,680,000
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	No	Yes	No	21,000,000	146,000,000
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Yes	Yes	No	16,000,000	20,000,000
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Yes	Yes	No	15,000,000	32,200,000
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Yes	Yes	No	15,000,000	120,000,000
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	No	No	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	No	No	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	Yes	No	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	No	No	NAP	NAP	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	No	No	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	No	No	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	No	No	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	No	No	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	Yes	No	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	No	No	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	No	No	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	No	No	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	No	No	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	No	No	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	No	No	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	No	No	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	No	No	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	No	No	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	No	No	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	No	No	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	No	No	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	No	No	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	No	No	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	No	No	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	No	No	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	No	No	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	No	No	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	No	No	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	No	No	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	No	No	NAP	NAP	NAP

A-1-32

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	3,903,454.24	4,217,124.67	478,000,000
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	471,542.83	754,468.52	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	1,343,954.80	1,602,096.53	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	10,424,959
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	144,937.44	280,393.00	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	696,964.12	797,212.38	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	149,253.49	268,656.28	5,000,000
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	197,325.25	289,246.95	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	652,944.44	734,562.50	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	0
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	0
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	0
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	0
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	0
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	0
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	0
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	0
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	0
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	0
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	0
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	0
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	0
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	0
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	0
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	0
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	0
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	0

A-1-33

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	6.90861305439331%	1,325,000,000	7,007,276.80	55.2%
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	160,000,000	754,468.52	32.3%
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	340,000,000	1,602,096.53	51.9%
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	6.99100%	40,400,000	301,578.11	58.0%
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	49,680,000	280,393.00	71.8%
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	167,000,000	797,212.38	74.2%
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	0.00000%	41,000,000	268,656.28	59.2%
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	47,200,000	289,246.95	54.0%
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	135,000,000	734,562.50	58.4%
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Greater of (A) 5.00% or (B) Prime Rate	14,496,501	85,631.54	11.9%
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	Greater of (A) 5.00% or (B) Prime Rate+0.25%	13,490,569	85,357.39	12.8%
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	Greater of (A) 5.00% or (B) Prime Rate+0.25%	7,500,000	43,708.69	15.7%
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	Greater of (A) 5.00% or (B) Prime Rate	7,994,632	49,619.29	10.5%
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	Greater of (A) 5.25% or (B) Prime Rate+0.25%	5,048,925	30,529.09	31.4%
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	4,100,000	23,632.41	8.9%
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	Greater of (A) 5.00% or (B) Prime Rate	4,000,000	24,446.09	14.2%
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	3,799,190	22,676.86	9.2%
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	3,697,844	22,108.57	15.3%
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	Greater of (A) 5.00% or (B) Prime Rate	3,497,630	21,503.55	9.3%
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	3,250,000	18,387.29	5.1%
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	Greater of (A) 5.00% or (B) Prime Rate	2,850,000	17,485.26	18.6%
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	2,246,773	14,291.40	7.8%
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	Greater of (A) 5.00% or (B) Prime Rate	2,647,281	16,722.57	8.0%
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	Greater of (A) 5.00% or (B) Prime Rate	1,698,912	10,625.57	7.4%
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	Greater of (A) 5.00% or (B) Prime Rate	1,898,867	11,643.29	1.4%
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	Greater of (A) 5.00% or (B) Prime Rate	1,549,041	9,741.33	20.3%
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	Greater of (A) 5.00% or (B) Prime Rate	1,549,025	9,690.26	9.4%
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	Greater of (A) 5.00% or (B) Prime Rate	1,249,237	7,780.45	5.4%

A-1-34

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
					4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	1.66	10.6%	NAP	NAP	NAP
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	2.92	17.8%	NAP	NAP	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	2.07	12.1%	NAP	NAP	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	1.15	10.3%	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	1.48	10.5%	NAP	NAP	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	1.10	6.3%	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	2.02	17.5%	NAP	NAP	NAP
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	1.62	12.3%	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	1.30	9.0%	NAP	NAP	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	5.78	41.5%	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	2.87	22.1%	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	5.69	40.5%	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	6.52	49.3%	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	2.53	18.7%	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	7.29	50.9%	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	5.19	38.6%	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	5.15	37.3%	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	5.86	42.6%	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	6.69	50.4%	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	7.94	54.5%	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	5.27	39.4%	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	6.86	52.6%	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	6.08	46.4%	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	8.05	61.3%	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	39.43	294.2%	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	1.91	14.5%	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	12.10	92.3%	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	10.82	81.2%	NAP	NAP	NAP

A-1-35

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
							4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	Yes
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	NAP	NAP	NAP	No
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	NAP	NAP	NAP	No
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP	No
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP	No
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	NAP	No
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	NAP	Yes
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP	No
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	NAP	NAP	NAP	No
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	No
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP	NAP	NAP	NAP	No
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	No
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP	NAP	No
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP	Yes
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP	Yes
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP	No
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP	NAP	No
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP	Yes
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP	No
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP	No
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP	No
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	NAP	No
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP	Yes
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP	Yes
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP	NAP	NAP	NAP	No
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP	Yes
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP	Yes
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP	Yes
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP	Yes
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP	Yes
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP	Yes
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP	Yes
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP	Yes
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP	Yes
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP	Yes
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP	Yes
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP	Yes
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP	Yes
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP	Yes
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP	Yes
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP	Yes
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP	Yes
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP	Yes
A-1-36

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	Mezzanine (Max Combined LTV of 65%; Min Combined DSCR of 1.63x; Intercreditor Agreement is required)
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP
4	Loan	39	1	Vista Apartments	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	Mezzanine (Max Combined LTV of 55.71%; Min Combined Debt Yield of 16.12%; Min Combined DSCR of 2.03x; Intercreditor Agreement is required)
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	Unsecured allowed but requires Lender Consent if >$100,000
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	Unsecured allowed but requires Lender Consent if >$50,000
16	Loan	74	1	Lakeside Commerce Center	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	Unsecured allowed but requires Lender Consent if >$250,000
19	Loan	79	1	Superior Mini Storage	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	Unsecured allowed but requires Lender Consent if >$50,000
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	Unsecured allowed but requires Lender Consent if >$50,000
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	NAP
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	Unsecured allowed but requires Lender Consent if >$500,000
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	Unsecured allowed but requires Lender Consent if >$250,000
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	Unsecured allowed but requires Lender Consent if >$50,000
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	Unsecured allowed but requires Lender Consent if >$500,000
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	Unsecured allowed but requires Lender Consent if >$400,000
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	Unsecured allowed but requires Lender Consent if >$250,000
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	Unsecured allowed but requires Lender Consent if >$200,000
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	Unsecured allowed but requires Lender Consent if >$250,000
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	Unsecured allowed but requires Lender Consent if >$400,000
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	Unsecured allowed but requires Lender Consent if >$350,000
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	Unsecured allowed but requires Lender Consent if >$50,000
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	Unsecured allowed but requires Lender Consent if >$50,000
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	Unsecured allowed but requires Lender Consent if >$50,000
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	Unsecured allowed but requires Lender Consent if >$350,000
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	Unsecured allowed but requires Lender Consent if >$50,000
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	Unsecured allowed but requires Lender Consent if >$50,000
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	Unsecured allowed but requires Lender Consent if >$500,000
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	Unsecured allowed but requires Lender Consent if >$250,000

A-1-37

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	BioMed Realty, L.P.
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	Dennis Ratner and Felice Bassin
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	The Macerich Partnership, L.P.
4	Loan	39	1	Vista Apartments	Adam Glickman
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	Lukas Georgiadis, Francis Greenburger and Robert Kantor
6	Loan	44	1	Shoppes at Dadeland	Andrew Hayman
7	Loan	45, 46, 47	1	Ballantyne Tower	Estein Holdings, Ltd.
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Matthew R. Kaplan
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Kamyar Mateen and Tyler Mateen
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	Leon Melohn
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Harry Adjmi and Carolyn Dayon
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Eagle River Investors, LLC
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Joseph Cayre
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP
16	Loan	74	1	Lakeside Commerce Center	Kamyar Mateen
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	Linda R. Mason, Ryan Mason and Ashley Storms
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP
19	Loan	79	1	Superior Mini Storage	Marvin Vincent Dye, Jr.
20	Loan	80	1	Central Coast Mini Storage	Tyler Saldo and Guy Penini
21	Loan	81, 82	1	216 East 6th Street	Alfred Sabetfard
22	Loan	74	1	Walkers Village Shopping Center	Fredric A. Tomarchio, Joseph Tomarchio Jr., George W Clampet and Ralph Norton
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	Ravinder Chopra
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP

A-1-38

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	BRE-BMR MA Holdco LLC	No
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	No
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	The Macerich Partnership, L.P.	No
4	Loan	39	1	Vista Apartments	Adam Glickman	No
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	TEI LLC and Lukas P. Georgiadis	No
6	Loan	44	1	Shoppes at Dadeland	Andrew Hayman	No
7	Loan	45, 46, 47	1	Ballantyne Tower	Estein Holdings, Ltd.	No
8	Loan	48, 49, 50, 51	1	Audible - Amazon	Estate of Marc E. Berson and Marital Trust U/W/O Marc E. Berson Deceased	No
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	Kamyar Mateen and Tyler Mateen	No
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	Leon Melohn	No
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	Harry Adjmi and Carolyn Dayon	No
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	Eagle River Investors, LLC	No
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	Joseph Cayre	No
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	No
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	No
16	Loan	74	1	Lakeside Commerce Center	Kamyar Mateen	No
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	Linda R. Mason, Ryan Mason and Ashley Storms	No
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	No
19	Loan	79	1	Superior Mini Storage	Marvin Vincent Dye, Jr.	No
20	Loan	80	1	Central Coast Mini Storage	Tyler Saldo and Guy Penini	No
21	Loan	81, 82	1	216 East 6th Street	Alfred Sabetfard	No
22	Loan	74	1	Walkers Village Shopping Center	Fredric A. Tomarchio, Joseph Tomarchio Jr., George W Clampet and Ralph Norton	No
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	No
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	No
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	Ravinder Chopra	No
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	No
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	No
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	No
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	No
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	No
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	No
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	No
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	No
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	No
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	No
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	No
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	No
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	No
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	No
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	No
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	No
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	No
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	No

A-1-39

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)
							8		7
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	No	Refinance		847,000,000	305,238,760
1.01	Property		1	45 - 75 Sidney			No
1.02	Property		1	40 Landsdowne			No
1.03	Property		1	35 Landsdowne			No
1.04	Property		1	65 Landsdowne			No
1.05	Property		1	88 Sidney			No
1.06	Property		1	64 Sidney			No
1.07	Property		1	38 Sidney			No
1.08	Property		1	26 Landsdowne			No
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	No	Refinance	No	160,000,000	0
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	No	Recapitalization	No	340,000,000	0
4	Loan	39	1	Vista Apartments	No	Refinance	No	45,000,000	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	No	Refinance	No	45,000,000	5,031,301
6	Loan	44	1	Shoppes at Dadeland	No	Refinance	No	40,500,000	1,195,206
7	Loan	45, 46, 47	1	Ballantyne Tower	No	Acquisition	No	40,000,000	32,774,045
8	Loan	48, 49, 50, 51	1	Audible - Amazon	No	Refinance	No	29,975,041	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	No	Acquisition	No	49,680,000	21,643,799
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	Yes	Refinance	No	167,000,000	19,685,488
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	No	Acquisition		36,000,000	17,552,162
11.01	Property		1	660 West Germantown Pike			No
11.02	Property		1	620 West Germantown Pike			No
11.03	Property		1	630 West Germantown Pike			No
11.04	Property		1	600 West Germantown Pike			No
11.05	Property		1	610 West Germantown Pike			No
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	No	Refinance	No	47,200,000	77,592
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	No	Refinance	No	135,000,000	7,129,601
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	No	Refinance	No	14,000,000	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	No	Refinance	No	13,000,000	0
16	Loan	74	1	Lakeside Commerce Center	No	Acquisition	No
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	No	Refinance
17.01	Property		1	Mason Suites			No
17.02	Property		1	Parkview Center			No
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	No	Refinance	No
19	Loan	79	1	Superior Mini Storage	No	Refinance	No
20	Loan	80	1	Central Coast Mini Storage	No	Refinance	No
21	Loan	81, 82	1	216 East 6th Street	No	Refinance	No
22	Loan	74	1	Walkers Village Shopping Center	No	Refinance	No
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	No	Refinance	No
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	No	Refinance	No
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	No	Refinance	No
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	No	Refinance	No
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	No	Refinance	No
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	No	Refinance	No
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	No	Refinance	No
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	No	Refinance	No
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	No	Refinance	No
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	No	Refinance	No
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	No	Refinance	No
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	No	Refinance	No
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	No	Refinance	No
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	No	Refinance	No
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	No	Refinance	No
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	No	Refinance	No
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	No	Refinance	No
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	No	Refinance	No
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	No	Refinance	No
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	No	Refinance	No
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	No	Refinance	No

A-1-40

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	478,000,000	0	1,630,238,760	1,307,413,701	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	0	0	160,000,000	131,757,263	0
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	0	0	340,000,000	0	0
4	Loan	39	1	Vista Apartments	0	0	45,000,000	37,406,056	0
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	0	0	50,031,301	48,455,343	0
6	Loan	44	1	Shoppes at Dadeland	0	0	41,695,206	40,474,380	0
7	Loan	45, 46, 47	1	Ballantyne Tower	0	0	72,774,045	0	71,500,000
8	Loan	48, 49, 50, 51	1	Audible - Amazon	10,424,959	0	40,400,000	39,224,623	0
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	0	0	71,323,799	0	69,000,000
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	0	0	186,685,488	176,544,017	0
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	5,000,000	15,500,000	74,052,162	0	65,500,000
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	0	0	47,277,592	46,039,209	0
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	0	0	142,129,601	102,289,129	0
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	0	0	14,000,000	1,870,043	0
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	0	0	13,000,000	764,917	0
16	Loan	74	1	Lakeside Commerce Center
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative
19	Loan	79	1	Superior Mini Storage
20	Loan	80	1	Central Coast Mini Storage
21	Loan	81, 82	1	216 East 6th Street
22	Loan	74	1	Walkers Village Shopping Center
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.
32	Loan	88, 89, 90, 91	1	477 Equities Corp.
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.

A-1-41

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	15,155,677	1,869,382	0	305,800,000	1,630,238,760
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	3,208,444	1,322,241	23,712,052	0	160,000,000
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	1,090,095	2,908,053	336,001,852	0	340,000,000
4	Loan	39	1	Vista Apartments	719,070	1,588,762	1,556,681	3,729,431	45,000,000
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	1,378,564	197,394	0	0	50,031,301
6	Loan	44	1	Shoppes at Dadeland	858,242	362,584	0	0	41,695,206
7	Loan	45, 46, 47	1	Ballantyne Tower	649,604	624,441	0	0	72,774,045
8	Loan	48, 49, 50, 51	1	Audible - Amazon	520,373	72,510	582,494	0	40,400,000
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	320,629	2,003,171	0	0	71,323,799
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	10,141,472	0	0	0	186,685,488
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	2,668,574	5,883,588	0	0	74,052,162
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	779,774	458,609	0	0	47,277,592
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	7,704,988	2,427,765	0	29,707,719	142,129,601
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	604,888	5,000,000	0	6,525,069	14,000,000
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	215,371	7,067,500	0	4,952,213	13,000,000
16	Loan	74	1	Lakeside Commerce Center
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative
19	Loan	79	1	Superior Mini Storage
20	Loan	80	1	Central Coast Mini Storage
21	Loan	81, 82	1	216 East 6th Street
22	Loan	74	1	Walkers Village Shopping Center
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.
32	Loan	88, 89, 90, 91	1	477 Equities Corp.
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.

A-1-42

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	NAP	NAP	NAP	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	660 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	620 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	630 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	600 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	610 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP	NAP	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	NAP	NAP	NAP	NAP	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	7/31/2030	142.99	117.59	82.2%	142.99
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP	NAP

A-1-43

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	NAP	NAP	NAP	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	660 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	620 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	630 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	600 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	610 West Germantown Pike	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP	NAP	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	NAP	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	NAP	NAP
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Mason Suites	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Parkview Center	NAP	NAP	NAP	NAP	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP	NAP
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	NAP	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	NAP	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	117.59	82.2%	145.49	117.20	80.6%
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	NAP	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	NAP	NAP
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	NAP	NAP
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	NAP	NAP
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	NAP	NAP
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	NAP	NAP
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP	NAP
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	NAP	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	NAP	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	NAP	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	NAP	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	NAP	NAP
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	NAP	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	NAP	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	NAP	NAP
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	NAP	NAP

A-1-44

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio	NAP	NAP	NAP
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP
1.05	Property		1	88 Sidney	NAP	NAP	NAP
1.06	Property		1	64 Sidney	NAP	NAP	NAP
1.07	Property		1	38 Sidney	NAP	NAP	NAP
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza	NAP	NAP	NAP
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square	NAP	NAP	NAP
4	Loan	39	1	Vista Apartments	NAP	NAP	NAP
5	Loan	40, 41, 42, 43	1	Chatham Center Garage	NAP	NAP	NAP
6	Loan	44	1	Shoppes at Dadeland	NAP	NAP	NAP
7	Loan	45, 46, 47	1	Ballantyne Tower	NAP	NAP	NAP
8	Loan	48, 49, 50, 51	1	Audible - Amazon	NAP	NAP	NAP
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection	NAP	NAP	NAP
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee	NAP	NAP	NAP
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus	NAP	NAP	NAP
11.01	Property		1	660 West Germantown Pike	NAP	NAP	NAP
11.02	Property		1	620 West Germantown Pike	NAP	NAP	NAP
11.03	Property		1	630 West Germantown Pike	NAP	NAP	NAP
11.04	Property		1	600 West Germantown Pike	NAP	NAP	NAP
11.05	Property		1	610 West Germantown Pike	NAP	NAP	NAP
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office	NAP	NAP	NAP
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue	NAP	NAP	NAP
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	NAP	NAP	NAP	500,000	99,000,000
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	NAP	NAP	NAP	500,000	51,000,000
16	Loan	74	1	Lakeside Commerce Center	NAP	NAP	NAP
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center	NAP	NAP	NAP
17.01	Property		1	Mason Suites	NAP	NAP	NAP
17.02	Property		1	Parkview Center	NAP	NAP	NAP
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	NAP	NAP	NAP	NAP	44,400,000
19	Loan	79	1	Superior Mini Storage	NAP	NAP	NAP
20	Loan	80	1	Central Coast Mini Storage	NAP	NAP	NAP
21	Loan	81, 82	1	216 East 6th Street	NAP	NAP	NAP
22	Loan	74	1	Walkers Village Shopping Center	NAP	NAP	NAP
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	NAP	NAP	NAP	500,000	47,800,000
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	NAP	NAP	NAP	1,000,000	64,700,000
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport	141.31	101.44	71.8%
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	NAP	NAP	NAP	250,000	13,700,000
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	NAP	NAP	NAP	500,000	35,900,000
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	NAP	NAP	NAP	500,000	25,400,000
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	NAP	NAP	NAP	500,000	28,000,000
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	NAP	NAP	NAP	500,000	23,900,000
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	NAP	NAP	NAP	500,000	31,400,000
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	NAP	NAP	NAP	NAP	27,700,000
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	NAP	NAP	NAP	500,000	30,500,000
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	NAP	NAP	NAP	500,000	17,000,000
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	NAP	NAP	NAP	250,000	21,400,000
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	NAP	NAP	NAP	1,000,000	23,600,000
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	NAP	NAP	NAP	NAP	39,700,000
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	NAP	NAP	NAP	NAP	28,300,000
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	NAP	NAP	NAP	250,000	15,800,000
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	NAP	NAP	NAP	500,000	100,000,000
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	NAP	NAP	NAP	250,000	3,900,000
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	NAP	NAP	NAP	250,000	23,400,000
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	NAP	NAP	NAP	250,000	20,200,000

A-1-45

Benchmark 2025-B41

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	9, 26, 27, 28, 29, 30	1	Rentar Plaza
3	Loan	9, 31, 32, 33, 34, 35, 36, 37, 38	1	Washington Square
4	Loan	39	1	Vista Apartments
5	Loan	40, 41, 42, 43	1	Chatham Center Garage
6	Loan	44	1	Shoppes at Dadeland
7	Loan	45, 46, 47	1	Ballantyne Tower
8	Loan	48, 49, 50, 51	1	Audible - Amazon
9	Loan	9, 52, 53, 54, 55, 56, 57	1	The Hollywood Collection
10	Loan	9, 58, 59, 60, 61	1	32 Old Slip - Leased Fee
11	Loan	9, 62, 63, 64, 65	5	Plymouth Meeting Executive Campus
11.01	Property		1	660 West Germantown Pike
11.02	Property		1	620 West Germantown Pike
11.03	Property		1	630 West Germantown Pike
11.04	Property		1	600 West Germantown Pike
11.05	Property		1	610 West Germantown Pike
12	Loan	9, 66, 67, 68	1	Honolulu FBI Office
13	Loan	9, 69, 70, 71, 72, 73	1	29-33 Ninth Avenue
14	Loan	87, 88, 89, 90, 91	1	Waterview Towers Inc.	14.1%	1.2%	0	0	4	NAP
15	Loan	87, 88, 89, 90, 91	1	The Towers Cooperative Corporation	25.5%	0.0%	0	0	0	NAP
16	Loan	74	1	Lakeside Commerce Center
17	Loan	75, 76, 77, 78	2	Mason Suites & Parkview Center
17.01	Property		1	Mason Suites
17.02	Property		1	Parkview Center
18	Loan	88, 89, 90, 91	1	Gill Park Cooperative	25.1%	6.9%	0	0	18	NAP
19	Loan	79	1	Superior Mini Storage
20	Loan	80	1	Central Coast Mini Storage
21	Loan	81, 82	1	216 East 6th Street
22	Loan	74	1	Walkers Village Shopping Center
23	Loan	87, 88, 89, 90, 91	1	Nagle House, Inc.	14.6%	0.0%	0	0	0	NAP
24	Loan	87, 88, 89, 90, 91	1	Linden Towers Cooperative #5, Inc.	10.8%	0.0%	0	0	0	NAP
25	Loan	83, 84, 85, 86	1	Hampton Inn Cleveland Airport
26	Loan	87, 88, 89, 90, 91	1	2166 Bronx Park East Owners, Inc.	35.0%	1.7%	1	0	0	NAP
27	Loan	87, 88, 89, 90, 91	1	303 E. 37 Owners Corp.	10.0%	3.7%	3	0	0	-15,911
28	Loan	87, 88, 89, 90, 91	1	2155 Bay Owner's Corp.	13.8%	0.0%	0	0	0	86,688
29	Loan	87, 88, 89, 90, 91	1	323-325-327 West 11th Street Owners Corp.	11.8%	13.2%	5	0	0	-62,887
30	Loan	87, 88, 89, 90, 91	1	Briar Hill Owners Corp.	13.4%	3.8%	3	0	0	11,669
31	Loan	87, 88, 89, 90, 91	1	Croyden Apts. Inc.	9.5%	3.3%	4	0	0	-6,878
32	Loan	88, 89, 90, 91	1	477 Equities Corp.	10.1%	20.0%	4	0	0	-62,487
33	Loan	87, 88, 89, 90, 91	1	240-79 Owners Corp.	9.0%	0.0%	0	0	0	NAP
34	Loan	87, 88, 89, 90, 91	1	Palisade Gardens Apartments Corp.	13.8%	1.7%	0	0	1	NAP
35	Loan	87, 88, 89, 90, 91	1	240 West 23rd Owners Corp.	9.3%	0.0%	0	0	0	NAP
36	Loan	87, 88, 89, 90, 91	1	838 Greenwich St. Corp.	7.0%	0.0%	0	0	0	NAP
37	Loan	88, 89, 90, 91	1	547 Broadway Realty, Inc.	3.8%	0.0%	0	0	0	NAP
38	Loan	88, 89, 90, 91	1	Adelphia Hall 35th Avenue Owners Corp.	5.3%	22.2%	17	0	1	154,782
39	Loan	87, 88, 89, 90, 91	1	Fairfax House Owners, Inc.	9.2%	6.8%	4	0	0	37,604
40	Loan	87, 88, 89, 90, 91	1	Grand Loft Corp.	1.4%	0.0%	0	0	0	NAP
41	Loan	87, 88, 89, 90, 91	1	221 W. 20th Owners Corp.	33.3%	0.0%	0	0	0	NAP
42	Loan	87, 88, 89, 90, 91	1	100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation	5.6%	1.3%	1	0	0	-1,395
43	Loan	87, 88, 89, 90, 91	1	133 Mercer St. Housing Corp.	4.9%	0.0%	0	0	0	NAP

A-1-46

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I)($) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) are calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) includes tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease. See “Description of the Mortgage Pool—Tenant Issues” in the Prospectus for certain examples of the foregoing.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his or her delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(9)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a whole loan comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a whole loan, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan(s). See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus for additional information regarding the whole loan(s).

(10)	The mortgage loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, and Societe Generale Financial Corporation.

(11)	The portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) are used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) are used for office space and 500 square feet (approximately 0.0% of total net rentable area) are used for storage space.

(12)	The Appraised Value ($) represents the “As-Portfolio” value of the BioMed MIT Portfolio, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio mortgage loan and the BioMed MIT Portfolio whole loan result in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 36.3% and 56.9%, respectively.

A-1-47

(13)	The defeasance of the Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the loan origination date. The assumed defeasance lockout period is based on the anticipated closing date of the Benchmark 2025-B41 securitization in September 2025. The actual defeasance lockout period may be longer.

(14)	The borrowers have a one-time right to incur a mezzanine loan secured by the direct or indirect equity ownership in the borrowers after the earlier of (i) 120 days from the loan origination date and (ii) the securitization of the whole loan (other than any vertical risk retention), subject to, among other conditions, the principal amount not exceeding the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than 65.0% and (y) a debt service coverage ratio not less than 1.63x.

(15)	The borrower sponsor prepaid the base rent and percentage rent portion of the annual ground lease payment for the 8-year period between 7/1/2024 and 6/30/2032, as well as for an extension term beginning on the date set forth in the applicable ground lease and expiring on April 30, 2099, and therefore, neither base rent nor percentage rent are required to be paid during those periods (except in the limited circumstances described in the prospectus). Annual Ground Lease Payment as of the Cut-off Date ($) reflects the prepaid ground rent.

(16)	Each individual mortgaged property is subject to a prime ground lease (collectively, the “Prime Leases”) with Massachusetts Institute of Technology (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (and in the case of 65 Landsdowne Street, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”), with the Prime Lessee as ground lessor, and the applicable borrower, as ground lessee. The mortgages are secured by the borrowers’ sub-leasehold interest in the Ground Leases and do not encumber the Prime Leases or the fee estate of the Prime Lessor.

(17)	On each monthly payment date during a cash sweep period, the borrowers are required to pay 1/12 of the annual rents (including both base rent, percentage rent and additional rents (excluding any taxes otherwise reserved for under the whole loan documents)) due from the borrowers under the related ground leases.

(18)	In the event Takeda, the Largest Tenant, has not provided a written notice of renewal or extension of its leases at the 35 Landsdowne mortgaged property and the 40 Landsdowne mortgaged property on the date that is 18 months prior to the expiration of the foregoing respective leases, the borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the whole loan documents. In addition, the borrower has the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the borrower delivers a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the whole loan documents in an amount equal to the Takeda Disbursement Amount.

(19)	During the continuance of a cash sweep period, the borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the mortgaged properties multiplied by $1.00, capped at 12 times such amount.

(20)	Takeda, the Largest Tenant, occupies (i) 214,638 square feet of space at the 40 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, and (iii) 78,655 square feet of space at the 45 - 75 Sidney Mortgaged Property with a lease expiration date in January 2032 and two five-year renewal options.

(21)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney Mortgaged Property, (ii) 42,564 square feet of space at the 64 Sidney Mortgaged Property and (iii) 12,995 square feet of space at the 38 Sidney Mortgaged Property. Each respective lease expires in February 2028.

(22)	Agios Pharmaceuticals, the second largest tenant at the mortgaged properties representing 15.3% of net rentable area and 15.7% of underwritten base rent, is currently dark on 12,995 square feet of space at the 38 Sidney mortgaged property and 35,157 square feet of space at the 64 Sidney Mortgaged Property.

(23)	The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses

A-1-48

incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender. The borrowers have obtained an environmental insurance coverage with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims.

(24)	Loan Per Unit ($) is calculated based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

(25)	Interest Rate represents the weighted average interest rate of the BioMed MIT Portfolio Mortgage Loan and the senior pari passu companion notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

(26)	The mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited, an affiliate of GACC, and UBS.

(27)	The mortgaged property consists of 1,261,265 square feet of industrial space (82.2% of net rentable area and 80.3% of underwritten base rent), 235,211 square feet of retail space (15.3% of net rentable area and 17.0% of underwritten base rent), and 38,478 square feet of office space (2.5% of net rentable area and 2.7% of underwritten base rent).

(28)	The borrower executed a lease with Burlington Coat Factory of Texas Inc. on May 23, 2025 to occupy 28,230 square feet (1.8% of net rentable area) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term, and rent commencing at an initial base rent of $931,590 per year. Due to certain tenant termination rights, Burlington Coat Factory of Texas Inc. is not being underwritten. There can be no assurance that such tenant will take occupancy or pay rent, or that it will not exercise its termination rights.

(29)	The defeasance lockout period will be at least 25 months beginning with and including the first payment date on August 6, 2025. Defeasance of the Rentar Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 26, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2025-B41 securitization in September 2025. The actual defeasance lockout period may be longer.

(30)	The largest tenant, City of New York, is made up of three different departments signed to separate leases with various expiration dates. The Department of Citywide Administrative Services, occupying 516,115 square feet with a lease expiration date of February 9, 2041, may terminate its lease without penalty effective February 10, 2031, with notice to the landlord no later than February 10, 2030. The Department of Transportation, occupying 120,000 square feet with a lease expiration date of September 30, 2033, may terminate its lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days advance written notice. The Department of Corrections, occupying 38,478 square feet with a lease expiration date of November 11, 2033, may terminate its lease without penalty no earlier than November 12, 2028, upon at least 180 days’ written notice to the landlord.

(31)	The mortgage loan is part of a whole loan that was co-originated by GACC, Goldman Sachs Bank USA, Bank of Montreal, JPMCB and Morgan Stanley Bank, N.A.

(32)	The mortgaged property is part of a larger retail development consisting of a total of 1,243,621 square feet. Macy’s operates 242,505 square feet at the larger retail development and Wells Fargo operates 6,548 square feet at the larger retail development, both of which are not part of the collateral.

(33)	Leased Occupancy (%) at the mortgaged property excludes non-collateral tenants. Current occupancy including anchor spaces is 88.5%.

(34)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport location on the pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. As of May 20, 2025, Dick’s Sporting Goods executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space, or of what the value of the Washington Square Mortgaged Property would be absent such assumptions.

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(35)	A Grace Period – Late Fee (Days) of five days is permitted provided that such Grace Period – Late Fee (Days) does not apply to the amount due on the maturity date.

(36)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected Benchmark 2025-B41 securitization closing date in September 2025. The actual lockout period may be longer.

(37)	During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square mortgaged property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and by Dick’s Sporting Goods pursuant to the Dick’s House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

(38)	During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square mortgaged property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the Dick’s House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

(39)	In addition to other standard non-recourse carve-outs, the mortgage loan is structured to be recourse to the borrower and the guarantor in an amount equal to (a) $22,500,000 (50.0% of the loan amount) plus (b) the difference, if any, obtained by subtracting (i) the sum of (A) the aggregate amount of coverage of all insurance policies and (B) proceeds received by the lender from the sale of the mortgaged property pursuant to a foreclosure, from (ii) the outstanding amount of the mortgage loan prior to the application of any net proceeds in prepayment thereof.

(40)	49.1% of the spaces are contractually occupied spaces as of July 30, 2025. There are 1,122 spaces under contract generating an annual total of $2,595,600 with an additional 1,162 spaces that are operated as transient spaces. Long term contracts include Mercy Hospital (645 spaces at $200 per space through 2029), University of Pittsburgh Medical Center (100 spaces at $220 per space through 2027), and the United States Secret Service (27 spaces at $325 per space through 2035). In addition, there is a contract with Duquesne University that is currently on a month to month basis as described below.

(41)	The borrower executed a 5-year master lease with TEI LLC, an affiliate of the borrower, at origination for 200 spaces at $215 per space ($43,000 monthly) which initially terminates August 6, 2030, provided that if the trailing twelve months’ net operating income and effective gross income excluding the master lease (each as calculated in accordance with the master lease) are not equal to or greater than $5.29 million and $6.5 million respectively (the “Financial Targets”), the term of the master lease will automatically renew for five additional one year periods unless the Financial Targets have been achieved as of the respective renewal date; provided that if the master lease has not terminated previously and the Chatham Center Garage Mortgage Loan has not been satisfied in full by August 6, 2035, then the term of the master lease will continue until the Chatham Center Garage Mortgage Loan has been satisfied in full. The borrower executed a separate master lease with the owner of the Two Chatham Center office building (the “Two Chatham Owner”), which is an affiliate of the borrower, for the duration of the loan term that provides for the Two Chatham Owner to pay to the borrower any funds received from its tenants at the Two Chatham Office Building in exchange for parking rights in the Chatham Center Garage mortgaged property. The master leases are recourse to the non-recourse carveout guarantors.

(42)	In order to derive effective gross income the lender applied a 10% vacancy rate to the borrower’s projected 2025 rental income that resulted in an effective gross income equal to $6,262,458, which is in-line with 2024 effective gross income of $6,253,785 and 4.6% below the TTM ending June 30, 2025 effective gross income of $6,561,910.

(43)	Duquesne University is in the process of negotiating its contract for the upcoming school year starting in September 2025. The proposed terms of the new contract would reduce Duquesne University’s space allocation from 450

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spaces to 200 spaces at a rate of $215 per space for 200 spaces ($43,000 per month) down from $91,200 per month for its most recent contract. We cannot assure you that Duquesne University will enter into a new contract, or that any new contract will not reduce its rent further than the rent based on the current proposed terms. Separately, Duquesne University has contracted 150 spaces for students at a rate of $1 per hour up to 12 hours (7am-7pm), with a $5 minimum.

(44)	The Third Largest Tenant at the mortgaged property, Old Navy, has the right to terminate its lease from and after September 1, 2025, provided it gives 365 days’ prior notice to the landlord. Additionally, if the landlord is redeveloping the Shoppes at Dadeland mortgaged property, the landlord has the right to terminate the lease with 365 days’ prior notice. No such termination of the lease will be effective prior to August 31, 2026.

(45)	Historical cash flows are not available since the Ballantyne Tower mortgaged property was acquired by the borrower sponsor in June 2025.

(46)	The beneficial owners of a successor borrower are permitted to obtain a mezzanine loan secured by their interests in such successor borrower in connection with the sale of the Ballantyne Tower mortgaged property and assumption of the Ballantyne Tower Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) no event of default under the Ballantyne Tower Mortgage Loan is continuing, (ii) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is no greater than 55.71%, (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is at least 16.12%, (iv) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is at least 2.03x, (v) the execution of an intercreditor agreement that is reasonably acceptable to the lender; and (vi) receipt of a rating agency confirmation.

(47)	On the origination date, the borrower funded an unfunded obligations reserve in the amount of $282,754.06 for September 2025 through November 2025 free rent to which SERC Reliability Corporation is entitled pursuant to its lease.

(48)	The whole loan includes an A/B structure. The approximately $29,975,041 A-Note has an anticipated repayment date of August 6, 2035 (the “ARD”) and a final maturity date of January 6, 2039. The B-Note is in the principal amount of approximately $10,424,959. Both notes bear interest at an initial interest rate of 6.991%. The monthly debt service payments on the whole loan are based on the initial interest rate of 6.991% and a 261-month amortization schedule on the whole loan. Principal amortization (prior to a sequential pay event) is allocated to the B-Note, which will result in the B-Note amortizing on a 116-month schedule (i.e., the monthly payment date four months prior to the ARD), and the A-Note being interest-only through that period; if the B-Note is not paid in full by such date, then the borrower is required to make an additional principal payment sufficient to satisfy the B-Note on such date. Following the repayment in full of the B-Note, all principal amortization on the whole loan is allocated to the A-Note. Commencing on the ARD and each payment date thereafter, the A-Note will accrue interest at an adjusted interest rate of 8.99100%, as defined in the loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower.

(49)	A monthly reserve for capital expenditures equal to $1,324 is required. Such monthly reserve will be waived for so long as: (i) no event of default under the whole loan has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the Audible lease, (iii) the Audible lease is in full force and effect, (iv) no material tenant trigger event has occurred and is continuing, (v) Audible is obligated pursuant to the terms and conditions of the Audible lease to maintain the mortgaged property in a condition reasonably acceptable to the mortgage lender and (vi) Audible performs its obligation as described in clause (v) above in a timely manner.

(50)	A monthly reserve for tenant allowances, tenant improvements and leasing commissions equal to $13,243 is required. Such monthly reserve will be waived for so long as: (i) the Audible lease is in full force and effect as to the entire mortgaged property, (ii) no material tenant trigger event has occurred and is continuing and (iii) no event of default under the whole loan has occurred and is continuing.

(51)	On each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the monthly material tenant deposit for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

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(52)	A credit for the upfront $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(53)	If the rollover reserve balance falls below $200,000, a monthly escrow of approximately $18,833 will be required, subject to a cap of $500,000.

(54)	At origination, the borrower deposited with the lender an amount equal to $1,000,000 into a material tenant subaccount related to Marshalls, which is required to be returned to the borrower, if, among other conditions stated in the loan documents, all of the material tenant space related to the Marshalls lease is leased pursuant to a qualified lease on terms and conditions acceptable to the lender and such lease includes, at a minimum, (i) an annual rental rate of $13.20 PSF, (ii) terms for a triple net lease and (iii) an extension term of at least 36 months from the current Marshalls lease termination date. Provided there is $1,000,000 on deposit (upfront or later in the term if re-deposited in connection with a subsequent renewal period trigger), there is no material tenant cash sweep related to Marshalls for non-renewal conditions.

(55)	On each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the monthly material tenant deposit for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed (i) with respect to Target and LA Fitness, an amount equal to $1,200,000 (per material tenant, not in the aggregate), (ii) with respect to La La Land, $1,900,000 or (iii) with respect to Marshalls, $1,000,000.

(56)	The Fifth Largest Tenant, CVS Pharmacy, occupies 10,985 square feet under an original 35-year lease that commenced in July 2006 and expires in January 2041. Beginning in lease year 15 (August 1, 2020 through July 31, 2021) and again each five lease years thereafter, CVS has the option to terminate its lease with at least 180 days' written notice prior to the then applicable termination date, which is the last day of the month of February during the next applicable termination year.

(57)	The mortgaged property is subject to a Los Angeles Department of Building Services (“LADBS”) ordinance that requires older buildings to be retrofit for seismic compliance. The borrower covenanted to comply with any orders issued by LADBS related to the seismic retrofit. The work (estimated to be approx. $2.4 million) is not required to be completed by LADBS until after the loan term (in 2043) and the borrower may elect to complete at any time. A springing payment guaranty was added to cover the costs of the retrofit work if an event of default occurs prior to completion of the retrofit work.

(58)	The mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC.

(59)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraisal also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 126.7%.

(60)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the Benchmark 2025-B41 securitization trust in September 2025. The actual defeasance lockout period may be longer.

(61)	The borrowers own the related mortgaged property as tenants-in-common.

(62)	The Largest Tenant at the 630 West Germantown Pike property, Harmony Biosciences, LLC, is having active discussions to renew its lease. We cannot assure you that the tenant will renew.

(63)	The Plymouth Meeting Executive Campus Whole Loan was modified to split the $41.0 million loan into an A Note of $36.0 million and a B Note of $5.0 million in May 2025. The coupon on the A Note is 7.80138888888889% and the coupon on the B Note is 0.0%. Monthly payments of interest-only for a period of 24 months following origination, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero.

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(64)	The in-place occupancy excludes tenants that are known to have vacated. Vault Communications vacated 10,626 SF at lease expiration on March 31, 2025.

(65)	Defeasance of the Plymouth Meeting Executive Campus Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Plymouth Meeting Executive Campus Whole Loan note to be securitized and (ii) September 26, 2027. The assumed defeasance lockout period of 34 payments is based on the anticipated closing date of the Benchmark 2025-B41 securitization trust in September 2025. The actual defeasance lockout period may be longer.

(66)	Defeasance of the Honolulu FBI Office Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Honolulu FBI Office Whole Loan note to be securitized and (ii) July 1, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2025-B41 securitization trust in September 2025. The actual defeasance lockout period may be longer.

(67)	In addition to the monthly deposits into the ongoing TI/LC Reserve, during the continuance of a trigger lease sweep period (provided that no other cash management period is then continuing other than a cash management period triggered solely as a result of a trigger lease sweep period), all monthly residual cash after payment of the monthly required payments will be required to be swept into a reserve account (the "Special Rollover Reserve"), which sweep will be required to continue until the termination of the subject lease sweep period. The mechanisms for release of the funds in the Special Rollover Reserve are set forth in the loan documents.

(68)	The mortgage loan is part of a whole Loan that was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance 2 LLC .

(69)	The mortgaged property is an 87,537 square foot multi-level commercial and retail condominium. The mortgaged property is 100% leased by four tenants. The largest tenant, Soho House New York LLC, occupies 12,675 square feet of retail space on the second floor as well as 57,309 square feet of commercial space on the ground floor, 3rd floor, 4th floor, 5th floor, 6th floor, cellar and roof (totaling 69,984 square feet) pursuant to two separate leases, one for the retail space and one for the commercial space.

(70)	The monthly escrow for insurance premiums will be waived for so long as, among other conditions, (i) the requirements set forth in the loan agreement relating to all insurance coverage the borrower is required to maintain with respect to the mortgaged property are satisfied by the condominium association, (ii) the condominium documents remain in full force and effect, (iii) the borrower will continue to own all units comprising the condominium, (iv) the condominium association is obligated pursuant to the condominium documents to maintain insurance as required under the mortgage loan documents and (v) the condominium association performs such obligation and the borrower provides lender with evidence of such performance in a timely manner.

(71)	On each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. The aggregate amount deposited into the applicable material tenant reserve account in connection with a material tenant trigger event caused by (a) the applicable material tenant “going dark” vacating, ceasing to occupy or ceasing to conduct business in the ordinary course with respect to 25% or more of the rentable square footage of its material tenant space, (b) announcing or disclosing publicly its intention to relocate from or vacate 25% or more of the rentable square footage of its material tenant space, or (c) marketing for sublease or subleasing 25% or more of the rentable square footage of its material tenant space, in each case, will not exceed an amount equal to $90.00 PSF of the applicable premises.

(72)	On each monthly payment date, the borrower is required to deposit an amount, as lender reasonably estimates will be payable, equal to 1/12th of all common charges, assessments and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents as the same will become due and payable during the next 12 months.

(73)	If there is a material modification or amendment to any of the provisions of the condominium documents or the condominium has terminated or has been withdrawn from the condominium regime, the non-recourse carveout guarantor would be subject to full recourse.

(74)	On each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the monthly material tenant deposit for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

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(75)	The Largest Tenant at the mortgaged property, Lopalooza, represents 28.6% of NRA at the Parkview Center mortgaged property and is an affiliate of the borrower.

(76)	The Fourth Largest Tenant at the Parkview Center mortgaged property, the Secretary of State, has the right to terminate its lease effective on the last day of any calendar month provided it gives 90 days prior notice.

(77)	The Fifth Largest Tenant at the Parkview Center mortgaged property, Illinois Department of Central Management Services, has the right to terminate its lease at any time provided they give 90 days prior notice.

(78)	The borrower is required to deposit into the leasing reserve account, (i) an upfront amount equal to $100,000.00, and (ii) $1,893.67 on each monthly payment date, provided, however, that the borrower will have no obligation to make the leasing reserve monthly deposit on any monthly payment date to the extent the amount of leasing reserve funds then on deposit equals or exceeds 36 monthly leasing reserve deposits.

(79)	The unit mix at the mortgaged property consists of 854 self storage units in addition to six different vehicle parking spaces and an apartment unit located at 7795 White Fir Street, which is currently leased to a third-party tenant.

(80)	There is an office/warehouse lease at the mortgaged property between Meathead Mover’s, Inc (an affiliate of certain owners of the borrower) and the landlord, Central Coast Mini Mini Storage, LLC, which accounts for approximately 4.9% of effective gross income at the mortgaged property.

(81)	Historical information prior to June 2025 is not available as the mortgaged property recently underwent a full renovation in 2025.

(82)	The mortgaged property includes 8,130 SF of ground floor retail which represents 16.6% of underwritten EGI at the mortgaged property.

(83)	The mortgaged property closed for fire-related repairs in February 2022 and reopened in June 2023.

(84)	The borrower is required to deposit approximately $23,840 per month into the seasonality reserve on September 6, 2025 and October 6, 2025 to cover the seasonal months of November, January and February. Thereafter, the borrower is required to deposit the monthly seasonality deposit on monthly payment dates in August, September and October. The monthly seasonality deposit is based on (x) 100% of the aggregate seasonality shortfall during the 12-month period prior to the date of reassessment, over (y) the number of seasonality funds deposit months, as may be reassessed by the lender.

(85)	A monthly escrow for FF&E and capital expenditures is required in an amount equal to 1/12th of the greater of (i) 2.0% of gross revenue for the first two years of the loan term and 4.0% thereafter and (ii) the aggregate amount required to be reserved under any management agreement and franchise agreement.

(86)	Upon the occurrence of a franchise trigger event, the excess cash will be deposited into the PIP reserve account. The borrower and guarantor guarantee (x) the performance and timely lien-free completion of the initial PIP work and (y) payment of all costs and expenses of performing the timely lien-free completion of the initial PIP work, which is needed in order to obtain an extension under the franchise agreement with Hilton Franchise Holding LLC. The lender may not unreasonably withhold approval of an extension of the franchise agreement if the extension is on the franchisor's standard form of franchise agreement and includes substantially the same terms as the franchise agreement in effect as of the origination date, with an extension of the expiration date of the franchise agreement to no earlier than 2040.

(87)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Interest Rate” under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus.

(88)	With respect to all residential cooperative Mortgage Loans, the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the residential cooperative Mortgage Loans sold to the trust, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain

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information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the residential cooperative Mortgage Loans sold to the trust and is, instead, reflected as not applicable (NAP) or not available (NAV). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the residential cooperative Mortgage Loans sold to the trust. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(89)	With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Underwritten Economic Occupancy (%) and Leased Occupancy (%) reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value).

(90)	With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Occupancy Date reported reflects the valuation date of the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value).

(91)	With respect to all residential cooperative Mortgage Loans, the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Gill Park Cooperative and Nagle House, Inc. In the case of the residential cooperative properties securing the Gill Park Cooperative mortgage loan and the Nagle House, Inc. mortgage loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property.

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Annex A-2

Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Refinance	38	$483,314,468	76.6%	$12,718,802	2.91x	6.354%	119	44.0%	42.9%
Acquisition	4	92,985,000	14.7	$23,246,250	1.85x	6.969%	118	60.4%	59.3%
Recapitalization	1	54,783,334	8.7	$54,783,334	2.07x	5.577%	116	51.9%	51.9%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Distribution of Amortization Types(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	20	$452,643,334	71.7%	$22,632,167	2.15x	6.270%	119	52.3%	52.3%
Amortizing Balloon	19	76,314,427	12.1	$4,016,549	7.08x	6.435%	119	11.9%	10.7%
Interest Only, Amortizing Balloon	2	61,000,000	9.7	$30,500,000	1.60x	6.853%	117	59.2%	55.0%
Interest Only, Amortizing Balloon - ARD	1	29,975,041	4.7	$29,975,041	1.97x	6.991%	120	43.1%	42.5%
Fully Amortizing	1	11,150,000	1.8	$11,150,000	1.86x	6.070%	121	25.1%	0.2%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) Original partial interest only period is 24 to116 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
999,237 - 9,999,999	23	$78,877,358	12.5%	$3,429,450	6.83x	6.404%	119	24.8%	24.1%
10,000,000 - 19,999,999	10	128,947,069	20.4	$12,894,707	2.38x	6.656%	118	43.4%	40.2%
20,000,000 - 29,999,999	3	74,975,041	11.9	$24,991,680	1.57x	6.516%	119	61.0%	60.8%
30,000,000 - 49,999,999	4	170,500,000	27.0	$42,625,000	1.57x	6.810%	120	62.3%	61.3%
50,000,000 - 63,000,000	3	177,783,334	28.2	$59,261,111	2.60x	5.690%	118	39.4%	39.4%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	$999,237
Max	$63,000,000
Weighted Average	$14,676,344

A-2-1

Annex A-2

Distribution of Underwritten NCF DSCR Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NCF DSCR (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
1.10 - 1.49	8	$211,325,000	33.5%	$26,415,625	1.38x	6.600%	119	65.9%	65.1%
1.50 - 1.99	6	86,610,041	13.7	$14,435,007	1.82x	6.708%	120	47.5%	44.1%
2.00 - 2.49	5	118,082,375	18.7	$23,616,475	2.07x	6.407%	117	52.9%	52.1%
2.50 - 54.17	24	215,065,386	34.1	$8,961,058	4.63x	6.009%	119	25.4%	25.0%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	1.10x
Max	54.17x
Weighted Average	2.68x

(1) Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. In the case of the Audible - Amazon Mortgage Loan, the interest only payment was used.

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
5.577 - 5.999	5	$208,783,334	33.1%	$41,756,667	2.46x	5.690%	118	42.8%	42.8%
6.000 - 6.499	19	101,675,194	16.1	$5,351,326	4.74x	6.302%	119	31.1%	27.8%
6.500 - 6.999	16	244,624,274	38.8	$15,289,017	2.34x	6.725%	120	53.7%	52.9%
7.000 - 7.499	2	60,000,000	9.5	$30,000,000	1.52x	7.102%	120	61.2%	61.2%
7.500 - 7.801	1	16,000,000	2.5	$16,000,000	2.02x	7.801%	110	51.9%	45.9%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	5.577%
Max	7.80138888888889%
Weighted Average	6.377%

Distribution of Cut-off Date LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
1.0 - 39.9	26	$227,514,427	36.1%	$8,750,555	4.48x	6.015%	119	25.3%	23.7%
40.0 - 49.9	2	39,975,041	6.3	$19,987,521	1.93x	6.797%	119	44.3%	43.8%
50.0 - 59.9	7	154,283,334	24.4	$22,040,476	1.94x	6.488%	117	54.0%	53.4%
60.0 - 74.2	8	209,310,000	33.2	$26,163,750	1.41x	6.610%	120	66.3%	65.6%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	1.0%
Max	74.2%
Weighted Average	47.1%

(1) With respect to two mortgage loans representing 12.52% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 47.2%.

A-2-2

Annex A-2

Distribution of Maturity Date / ARD LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Maturity Date / ARD LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
0.2 - 39.9	26	$227,514,427	36.1%	$8,750,555	4.48x	6.015%	119	25.3%	23.7%
40.0 - 49.9	3	55,975,041	8.9	$18,658,347	1.96x	7.084%	117	46.5%	44.4%
50.0 - 59.9	7	183,283,334	29.0	$26,183,333	1.81x	6.380%	118	56.1%	55.2%
60.0 - 74.2	7	164,310,000	26.0	$23,472,857	1.40x	6.636%	119	67.6%	67.6%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	0.2%
Max	74.2%
Weighted Average	46.1%

(1) With respect to two mortgage loans representing 12.52% of the initial pool balance, the respective Maturity Date LTV Ratios were calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 46.2%.

Distribution of Original Terms to Maturity / ARD(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
120	42	$619,932,802	98.2%	$14,760,305	2.69x	6.383%	119	47.5%	46.9%
121	1	$11,150,000	1.8%	$11,150,000	1.86x	6.070%	121	25.1%	0.2%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	120 Months
Max	121 Months
Weighted Average	120 Months

(1) With respect to one mortgage loan, representing approximately 4.7% of the initial pool balance, such mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date
(2) With respect to Gill Park Cooperative Mortgage Loan (1.8%), the first payment date is in October 2025. On the Closing Date, the related Mortgage Loan Seller for such mortgage loan will deposit funds sufficient to pay the interest due for a September 2025 payment date (as if there had been a September 2025 payment date). The original term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations for those mortgage loans reflected in the preceding table are inclusive of the additional September 2025 interest payment to be deposited by each related Mortgage Loan Seller and are therefore calculated at 121 months (instead of 120 months).

Distribution of Remaining Terms to Maturity / ARD(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
110 - 114	2	31,000,000	4.9%	$15,500,000	1.67x	7.143%	112	55.0%	51.9%
115 - 121	41	$600,082,802	95.1	$14,636,166	2.73x	6.338%	119	46.7%	45.8%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	110 Months
Max	121 Months
Weighted Average	119 Months

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.

A-2-3

Annex A-2

Distribution of Original Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	20	$452,643,334	71.7%	$22,632,167	2.15x	6.270%	119	52.3%	52.3%
120-480	23	178,439,468	28.3	$7,758,238	4.02x	6.649%	119	34.1%	30.5%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	120 months
Max	480 months
Weighted Average	350 months

Distribution of Remaining Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	20	$452,643,334	71.7%	$22,632,167	2.15x	6.270%	119	52.3%	52.3%
120-480	23	178,439,468	28.3	$7,758,238	4.02x	6.649%	119	34.1%	30.5%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	120 months
Max	480 months
Weighted Average	349 months

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
24	1	$16,000,000	2.5%	$16,000,000	2.02x	7.801%	110	51.9%	45.9%
60-116	2	$74,975,041	11.9	$37,487,521	1.66x	6.706%	120	54.3%	51.9%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Defeasance	18	$441,785,041	70.0%	$24,543,613	1.93x	6.421%	119	53.1%	52.5%
Yield Maintenance	24	134,514,427	21.3	$5,604,768	5.39x	6.559%	120	25.7%	22.9%
Yield Maintenance or Defeasance	1	54,783,334	8.7	$54,783,334	2.07x	5.577%	116	51.9%	51.9%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

A-2-4

Annex A-2

Distribution of Underwritten NOI Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
6.3 - 8.9	1	$21,000,000	3.3%	$21,000,000	1.10x	5.650%	117	74.2%	74.2%
9.0 - 9.9	3	64,500,000	10.2	$21,500,000	1.31x	6.603%	119	65.3%	65.3%
10.0 - 10.9	3	80,825,000	12.8	$26,941,667	1.48x	6.892%	120	66.6%	66.6%
11.0 - 11.9	2	55,000,000	8.7	$27,500,000	1.52x	6.461%	120	59.3%	56.3%
12.0 - 12.9	3	82,768,334	13.1	$27,589,445	1.93x	6.037%	117	54.2%	54.2%
13.0 - 13.9	2	37,475,041	5.9	$18,737,521	1.95x	6.858%	120	45.8%	45.3%
14.0 - 399.4	29	289,514,427	45.9	$9,983,256	3.97x	6.256%	119	31.6%	30.0%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	6.3%
Max	399.4%
Weighted Average	18.8%

Distribution of Underwritten NCF Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
6.3 - 8.9	4	$85,500,000	13.5%	$21,375,000	1.26x	6.369%	118	67.4%	67.4%
9.0 - 9.9	1	11,825,000	1.9	$11,825,000	1.46x	6.710%	120	67.2%	67.2%
10.0 - 10.9	2	69,000,000	10.9	$34,500,000	1.48x	6.923%	120	66.5%	66.5%
11.0 - 11.9	5	137,768,334	21.8	$27,553,667	1.76x	6.206%	118	56.2%	55.0%
12.0 - 12.9	1	7,500,000	1.2	$7,500,000	1.86x	6.328%	120	56.4%	56.4%
13.0 - 13.9	1	29,975,041	4.7	$29,975,041	1.97x	6.991%	120	43.1%	42.5%
14.0 - 393.8	29	289,514,427	45.9	$9,983,256	3.97x	6.256%	119	31.6%	30.0%
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%	$14,676,344	2.68x	6.377%	119	47.1%	46.1%

Min	6.3%
Max	393.8%
Weighted Average	18.2%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	11	$377,243,375	59.8%
Springing	9	$159,325,000	25.2
None	23	$94,514,427	15.0
Total/Avg./Wtd.Avg.	43	$631,082,802	100.0%

A-2-5

Annex A-2

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Real Estate Tax	27	$417,235,922	66.1%
Replacement Reserves(1)	14	$342,810,000	54.3%
TI/LC(2)	9	$227,810,000	58.3%
Insurance	8	$176,960,041	28.0%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, industrial and mixed use properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (Mos)(2)	LTV(2)	LTV(2)
Multifamily	26	$158,339,427	25.1%	$6,089,978	4.64x	6.443%	120	33.2%	29.8%
Cooperative	23	94,514,427	15.0	$4,109,323	6.79x	6.398%	119	12.9%	9.1%
High Rise	1	45,000,000	7.1	$45,000,000	1.45x	6.516%	120	61.8%	58.2%
Garden	1	9,825,000	1.6	$9,825,000	1.46x	6.710%	120	67.2%	67.2%
Mid-Rise	1	9,000,000	1.4	$9,000,000	1.40x	6.260%	120	65.2%	65.2%
Mixed Use	10	$138,000,000	21.9%	$13,800,000	2.67x	5.817%	118	36.5%	36.5%
Lab/Office	8	63,000,000	9.98	$7,875,000	2.75x	5.893%	118	35.3%	35.3%
Retail/Industrial	1	60,000,000	9.5	$60,000,000	2.92x	5.581%	119	32.3%	32.3%
Retail	1	15,000,000	2.4	$15,000,000	1.30x	6.440%	114	58.4%	58.4%
Retail	5	$128,783,334	20.4%	$25,756,667	1.70x	6.210%	118	61.1%	61.1%
Anchored	4	74,000,000	11.7	$18,500,000	1.42x	6.678%	120	67.9%	67.9%
Super Regional Mall	1	54,783,334	8.7	$54,783,334	2.07x	5.577%	116	51.9%	51.9%
Office	8	$100,975,041	16.0%	$12,621,880	1.96x	7.138%	118	51.1%	50.0%
Suburban	7	71,000,000	11.3	$10,142,857	1.96x	7.200%	118	54.5%	53.1%
CBD	1	29,975,041	4.7	$29,975,041	1.97x	6.991%	120	43.1%	42.5%
Other	2	$66,000,000	10.5%	$33,000,000	1.36x	6.606%	119	67.0%	67.0%
Parking Garage	1	45,000,000	7.1	$45,000,000	1.48x	7.052%	120	63.6%	63.6%
Leased Fee	1	21,000,000	3.3	$21,000,000	1.10x	5.650%	117	74.2%	74.2%
Self Storage	2	$20,000,000	3.2%	$10,000,000	2.39x	5.987%	119	42.4%	42.4%
Industrial	1	$12,985,000	2.1%	$12,985,000	1.68x	6.572%	120	64.0%	64.0%
Warehouse/Distribution	1	12,985,000	2.1	$12,985,000	1.68x	6.572%	120	64.0%	64.0%
Hospitality	1	$6,000,000	1.0%	$6,000,000	2.20x	6.712%	120	54.5%	54.5%
Limited Service	1	6,000,000	1.0	$6,000,000	2.20x	6.712%	120	54.5%	54.5%
Total / Wtd Avg	55	$631,082,802	100.0%	$11,474,233	2.68x	6.377%	119	47.1%	46.1%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-6

Annex A-2

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (Mos)(2)	LTV(2)	LTV(2)
New York	26	$188,364,427	29.8%	$7,244,786	4.52x	6.071%	118	31.3%	30.9%
Ohio	3	63,985,000	10.1	$21,328,333	1.57x	6.546%	120	61.6%	59.0%
Massachusetts	8	63,000,000	9.98	$7,875,000	2.75x	5.893%	118	35.3%	35.3%
Pennsylvania	6	61,000,000	9.7	$10,166,667	1.62x	7.249%	117	60.5%	59.0%
Oregon	1	54,783,334	8.7	$54,783,334	2.07x	5.577%	116	51.9%	51.9%
Florida	1	40,500,000	6.4	$40,500,000	1.30x	6.740%	120	67.8%	67.8%
North Carolina	1	40,000,000	6.3	$40,000,000	2.06x	6.939%	120	55.7%	55.7%
California	2	34,000,000	5.4	$17,000,000	1.92x	6.409%	119	61.6%	61.6%
New Jersey	1	29,975,041	4.7	$29,975,041	1.97x	6.991%	120	43.1%	42.5%
Illinois	3	22,975,000	3.6	$7,658,333	1.65x	6.399%	120	46.8%	34.7%
Hawaii	1	15,000,000	2.4	$15,000,000	1.62x	7.253%	119	54.0%	54.0%
Nevada	1	10,000,000	1.6	$10,000,000	1.82x	6.214%	118	47.8%	47.8%
Maryland	1	7,500,000	1.2	$7,500,000	1.86x	6.328%	120	56.4%	56.4%
Total/Avg./Wtd.Avg.	55	$631,082,802	100.0%	$11,474,233	2.68x	6.377%	119	47.1%	46.1%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-7

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ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

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Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

A-3-1

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

A-3-2

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%
Mortgage Loan Information		Property Information
Loan Sellers:	GSMC, GACC, CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Lab / Office
Borrower Sponsor(1):	BioMed Realty, L.P.	Collateral:	Sub-Leasehold
Borrower(s)(2):	Various	Location:	Cambridge, MA
Original Balance(3):	$63,000,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance(3):	$63,000,000	Property Management(7):	BioMed Realty LLC
% by Initial UPB:	9.98%	Size:	1,314,481 SF
Interest Rate(4):	5.89283%	Appraised Value(8) / Per SF(9):	$2,400,000,000 / $1,357
Note Date:	June 5, 2025	Appraisal Date(8):	March 5, 2025
Original Term:	120 months	Occupancy:	95.9% (as of April 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	96.6%
Original Amortization:	NAP	Underwritten NOI:	$140,793,230
Interest Only Period:	120 months	Underwritten NCF:	$139,281,577
First Payment Date:	July 9, 2025
Maturity Date:	June 9, 2035	Historical NOI
Additional Debt Type(3):	Pari Passu / Subordinate Debt	Most Recent NOI:	$130,971,938 (TTM February 28, 2025)
Additional Debt Balance(3):	$784,000,000 / $478,000,000	2024 NOI:	$130,062,720
Call Protection(5):	L(26),D(87),O(7)	2023 NOI:	$123,595,795
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$115,820,729
Reserves(6)				Financial Information(3)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF(9):	$479	$749
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF(9):	$479	$749
Rollover Reserve:	$0	Springing	$1,314,481	Cut-off Date LTV(8):	35.3%	55.2%
Ground Rent Reserve:	$0	Springing	NAP	Maturity Date LTV(8):	35.3%	55.2%
Unfunded Obligations:	$1,869,382	$0	NAP	UW NOI DY:	16.6%	10.6%
Takeda Reserve:	$0	Springing	NAP	UW NCF DSCR:	2.75x	1.66x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(3)	$847,000,000	52.0%	Loan Payoff(10)	$1,307,413,701	80.2%
Subordinate Loan(3)	478,000,000	29.3	Ground Lease Prepayment & Extension(11)	305,800,000	18.8
Borrower Sponsor Equity	305,238,760	18.7	Closing Costs	15,155,677	0.9
			Upfront Reserves	1,869,382	0.1
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%
(1)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan (as defined below) as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(2)	The borrowers of the BioMed MIT Portfolio Whole Loan are BRE-BMR 26 Landsdowne LLC; BRE-BMR 35 Landsdowne LLC; BRE-BMR 38 Sidney LLC; BRE-BMR 40 Landsdowne LLC; BRE-BMR Pilgrim & Sidney LLC; BRE-BMR 64 Sidney LLC; BRE-BMR 65 & 80 Landsdowne LLC and BRE-BMR 88 Sidney LLC.
(3)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan, which is evidenced by 22 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000.
(4)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes (as defined below). The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(5)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the Benchmark 2025-B41 securitization in September 2025. The actual defeasance lockout period may be longer.
(6)	See “Initial and Ongoing Reserves” below.
(7)	An affiliate of the borrower sponsor.
(8)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(9)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(10)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(11)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.
A-3-3

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The Loan. The largest mortgage loan is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Mortgage Loan is part of a whole loan evidenced by (i) 22 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A2-C2-B, A3-C1-B and A4-C1-B) with an aggregate Cut-off Date balance of $63.0 million, which will be contributed to the Benchmark 2025-B41 trust. The BioMed MIT Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The BioMed MIT Portfolio Whole Loan” in the Prospectus. The BioMed MIT Portfolio Whole Loan is serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

A-3-4

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	JPMCB(1)	No
A1-C2	$41,000,000	$41,000,000	JPMCB(1)	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35(2)	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35(2)	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch(1)	No
A3-C2	$41,000,000	$41,000,000	Deutsche Bank AG, New York Branch(1)	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	Goldman Sachs Bank USA(1)	No
A4-C2	$41,000,000	$41,000,000	Goldman Sachs Bank USA (1)	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	SGFC(1)	No
A5-C2	$41,000,000	$41,000,000	SGFC(1)	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	The MSBAM 2025-C35 securitization is expected to close on or about August 14, 2025.

The Properties. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 individual tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda Pharmaceuticals (along with its Millennium Pharmaceuticals

A-3-5

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.

Major Tenants. The three largest tenants by underwritten base rent at the BioMed MIT Portfolio are Takeda, Agios Pharmaceuticals and Blueprint Medicines.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of underwritten base rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired and absorbed by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of underwritten base rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of underwritten base rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

A-3-6

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The following table presents certain information relating to the major tenants at the BioMed MIT Portfolio:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Renewal Options	Termination Option (Y/N)
Takeda	Baa1/BBB+/NR	495,716	37.7%	$47,726,248	$96.28	37.1%	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR/NR/NR	201,593	15.3%	$20,232,748	$100.36	15.7%	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR/NR/NR	178,330	13.6%	$18,508,766	$103.79	14.4%	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3/AA-/NR	122,410	9.3%	$13,777,246	$112.55	10.7%	8/31/2026	2 x 5 yr	N
BioNTech	NR/NR/NR	59,303	4.5%	$7,556,973	$127.43	5.9%	Various(8)	1 x 5 yr	N
Vericel Corporation	NR/NR/NR	57,159	4.3%	$6,561,853	$114.80	5.1%	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR/NR/NR	38,203	2.9%	$3,664,814	$95.93	2.9%	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR/NR/NR	35,943	2.7%	$3,492,222	$97.16	2.7%	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR/NR/NR	28,731	2.2%	$2,685,487	$93.47	2.1%	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR/NR/NR	26,148	2.0%	$2,669,188	$102.08	2.1%	11/30/2026	2 x 5 yr	N
Total Top Tenant		1,243,536	94.6%	$126,875,543	$102.03	98.7%
Other Tenants		17,044	1.3%	$1,685,291	$98.88	1.3%
Occupied Collateral Total / Wtd. Avg.		1,260,580	95.9%
Vacant Space		53,901	4.1%
Collateral Total		1,314,481	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
A-3-7

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio, based on the initial lease expiration dates:

Lease Rollover Schedule - Retail(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	171,422	13.0%	13.0%	$19,019,777	14.8%	$110.95	4
2027	0	0.0%	13.0%	$0	0.0%	$0.00	0
2028	282,785	21.5%	34.6%	$27,995,029	21.8%	$99.00	4
2029	206,005	15.7%	50.2%	$21,030,171	16.4%	$102.09	3
2030	417,061	31.7%	82.0%	$41,097,191	32.0%	$98.54	1
2031	0	0.0%	82.0%	$0	0.0%	$0.00	0
2032	183,307	13.9%	95.9%	$19,418,667	15.1%	$105.94	3
2033	0	0.0%	95.9%	$0	0.0%	$0.00	0
2034	0	0.0%	95.9%	$0	0.0%	$0.00	0
2035	0	0.0%	95.9%	$0	0.0%	$0.00	0
2036 & Thereafter	0	0.0%	95.9%	$0	0.0%	$0.00	0
Vacant(3)	53,901	4.1%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,314,481	100.0%		$128,560,835	100.0%	$101.99	15
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

A-3-8

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The following table presents certain information relating to the operating history and underwritten cash flows of the BioMed MIT Portfolio:

Operating History and Underwritten Cash Flow(1)
	2022	2023	2024	TTM February 2025	UW	UW Per SF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy	98.3%	99.0%	95.1%	95.9%(1)	96.6%
NCF DSCR	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield	13.7%	14.6%	15.4%	15.5%	16.6%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases as described under “Prime Lease” herein.

Appraisal. According to the appraisal, the BioMed MIT Portfolio had an “as-is” appraised value of $2,400,000,000 as of March 5, 2025, inclusive of a 3.0% portfolio premium. The table below shows the appraisal’s “as-is” conclusions.

Property	Appraised Value(1)	Capitalization Rate(1)
BioMed MIT Portfolio	$2,400,000,000	5.75-6.50%
(1)	Source: Appraisal.

A-3-9

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan. The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in

A-3-10

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

Property Management. Each of the BioMed MIT Portfolio properties is managed by BioMed Realty LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12th of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12th of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12th of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12th of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.
Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively

A-3-11

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to Mezzanine Lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned, each as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Current Mezzanine or Secured Subordinate Indebtedness. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Release of Collateral. The Borrowers may, at any time after the date that is the earlier of the second anniversary of the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that

A-3-12

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison, L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular

A-3-13

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the Property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the Property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease (and defined below). Pursuant to the estoppels delivered to lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

A-3-14

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the lenders for the remainder of the term and having the same priority as the related Ground Lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Prime Lease. The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and some of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

A-3-15

Mixed Use – Lab/Office Various Cambridge, MA 02139	Collateral Asset Summary – Loan No. 1 BioMed MIT Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,000,000 35.3% 2.75x 16.6%

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, lender and any mezzanine lender, and the applicable lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the lender, and any mezzanine lender.

A-3-16

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

A-3-17

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

A-3-18

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

Mortgage Loan Information		Property Information
Loan Sellers:	GACC, UBS AG	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Retail/Industrial
Borrower Sponsor(s)(1):	Dennis Ratner and Felice Bassin	Collateral:	Fee
Borrower(s):	Vertical Industrial Park Associates, A Limited Partnership	Location:	Middle Village, NY
Original Balance(2):	$60,000,000	Year Built / Renovated:	1973 / 2008, 2025
Cut-off Date Balance(2):	$60,000,000	Property Management:	Rentar Development Corp.
% by Initial UPB:	9.5%	Size(6):	1,534,964 SF
Interest Rate:	5.58100%	Appraised Value / Per SF(7):	$495,000,000 / $322
Note Date:	June 26, 2025	Appraisal Date:	April 21, 2025
Original Term:	120 months	Occupancy:	96.6% (as of June 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$28,406,820
Interest Only Period:	120 months	Underwritten NCF:	$26,411,367
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$26,020,305 (TTM March 31, 2025)
Additional Debt Balance(2):	$100,000,000	2024 NOI:	$25,152,655
Call Protection(3):	L(25),D(90),O(5)	2023 NOI:	$21,046,525
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$22,111,982
Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$104
Taxes:	$555,723	$555,723	NAP	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	32.3%
Replacement Reserves:	$0	$19,187	NAP	Maturity Date LTV:	32.3%
TI / LC:	$494,695	$147,101	NAP	UW NOI DY:	17.8%
Other(5):	$271,823	Springing	NAP	UW NCF DSCR:	2.92x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$160,000,000	100.0%	Loan Payoff	$131,757,263	82.3%
			Borrower Sponsor Equity	23,712,052	14.8
			Closing Costs	3,208,444	2.0
			Upfront Reserves	1,322,241	0.8
Total Sources	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan (as defined below).
(2)	The Rentar Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160.0 million (the “Rentar Plaza Whole Loan”). The Financial Information in the chart above reflects the Rentar Plaza Whole Loan.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Rentar Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Rentar Plaza Whole Loan to be securitized (the “Lockout Release Date”) and (ii) June 26, 2028. The assumed lockout period of 25 payments is based on the expected Benchmark 2025-B41 securitization closing date in September 2025. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	Other Reserves consist of an Upfront Rent Replication Reserve, a monthly DOT Lease Reserve and a monthly Lease Sweep Reserve. See “Initial and Ongoing Reserves” below.
(6)	The Rentar Plaza Property (as defined below) consists of 1,261,265 SF of industrial space (82.2% NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% NRA and 2.7% of underwritten base rent).
(7)	The land value was concluded at $191.6 million.
A-3-19

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

The Loan. The second largest mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of the Rentar Plaza Whole Loan secured by the borrower’s fee interest in a 2-story mixed use building totaling 1,534,964 SF located in the Middle Village neighborhood in Queens, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan consists of 14 pari passu promissory notes and accrues interest at a rate of 5.58100% per annum on an Actual/360 basis. The Rentar Plaza Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Rentar Plaza Whole Loan was co-originated on June 26, 2025 by DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS”). The Rentar Plaza Mortgage Loan is evidenced by the non-controlling Note A-2-1 and Note A-3-2 contributed by German American Capital Corporation, and the non-controlling Note A-5, Note A-8, Note A-9 and Note A-10 contributed by UBS, with an aggregate original principal balance of $60,000,000. The Rentar Plaza Property was previously securitized in 2017 within CGCMT 2017-P7. The Rentar Plaza Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Rentar Plaza Whole Loan.

Rentar Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2-1	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-2-2(1)	$10,000,000	$10,000,000	DBRI	No
A-3-1	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-3-2	$5,000,000	$5,000,000	Benchmark 2025-B41	No
A-4	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-5	$30,000,000	$30,000,000	Benchmark 2025-B41	No
A-6	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-7-1(1)	$6,000,000	$6,000,000	UBS	No
A-7-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
A-8	$5,000,000	$5,000,000	Benchmark 2025-B41	No
A-9	$5,000,000	$5,000,000	Benchmark 2025-B41	No
A-10	$5,000,000	$5,000,000	Benchmark 2025-B41	No
A-11(1)	$5,000,000	$5,000,000	UBS	No
Total	$160,000,000	$160,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Rentar Plaza Property is a 2-story, 1,534,964 SF mixed-use (retail/industrial) building located at 66-26 Metropolitan Avenue in the Middle Village neighborhood of Queens, New York. The borrower sponsors developed the Rentar Plaza Property in 1973 with renovations in 2008 and 2025. The collateral consists of 1,261,265 SF of industrial space (82.2% NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% NRA and 2.7% of underwritten base rent). The collateral consists of a single building with two stories plus a cellar and three mezzanine levels. The Rentar Plaza Property is situated on a 22.06-acre site and contains 1,800 (1,000 rooftop and 800 on-site) parking spaces (approximately 1.17 spaces per 1,000 SF). The Rentar Plaza Property was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 23- to 25-foot ceiling heights, while the cellar level has a 30-foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building, and approximately 32 loading docks on the second level.

As of June 1, 2025, the Rentar Plaza Property is 96.6% leased by 10 individual tenants with a remaining weighted average lease term of 10.8 years. Approximately 57.8% of the tenants by NRA have been in occupancy at the Rentar Plaza Property for at least 20 years. The industrial component is primarily occupied by the City of New York and Amazon.com Services LLC, while the retail component is leased to Raymour & Flanigan and BJ's Wholesale Club, among others. The Rentar Plaza Property’s tenancy includes two tenants (63.4% NRA; 59.4% base rent) that are investment grade or have an investment grade lease guarantor: The City of New York (S/M/F: AA/A2/AA); and Amazon.com, Services LLC. (S/M/F: AA/A1/AA-). Since 2014, the Rentar Plaza Property has maintained an average occupancy rate of 98.5%. Over the same period, the borrower sponsors have increased NOI at the Rentar Plaza Property from $12.2 million in 2014 to $26.0 million for the trailing 12 months through March 2025.

The Rentar Plaza Property is currently undergoing retail and common area upgrades totaling approximately $9.6 million scheduled to be completed by January 2026. Such upgrades are not required or reserved for under the Rentar Plaza Whole Loan documents. The 235,221 SF retail component has been rebranded as The Shops at Rentar Plaza. The borrower recently signed direct leases with four existing tenants totaling 164,791 SF following the expiration of a prior master lease.

A-3-20

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

Major Tenants.

City of New York (674,593 SF; 43.9% of NRA; 42.1% of underwritten base rent): (S/M/F: AA/A2/AA) There are three City of New York tenants at the Rentar Plaza Property: Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041), Department of Correction (38,478 SF expiring November 11, 2033) and Department of Transportation (120,000 SF expiring September 30, 2033).

The Department of Citywide Administrative Services (“DCAS”) is responsible for recruiting, hiring and training city employees. The DCAS also manages 55 public buildings and has purchased over $1 billion in goods and services for New York City agencies.

The Department of Correction (“DOC”) is responsible for improving public safety by providing a continuity of appropriate treatment services in safe and secure facilities where the needs of the incarcerated population are addressed and where individuals under its custody are prepared for release.

The Department of Transportation (“DOT”) is responsible for coordinating and developing comprehensive transportation policy and coordinating and assisting in the development and operation of transportation facilities and services for highways, railroads, mass transit systems, ports, waterways and aviation facilities.

The DCAS has two, five-year renewal options remaining and may terminate the lease without any penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The DOC may terminate the lease without penalty or liability to tenant no earlier than November 12, 2028, without penalty upon at least 180 days’ written notice to the landlord. The DOT may terminate the lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days’ advance written notice. Notice may be given no earlier than March 31, 2028. The City of New York tenants have been at the Rentar Plaza Property since 1996 for an average of approximately 23.4 years. According to the appraisal, the average rent of the three spaces of $19.51 PSF is 17.5% below the market rent of $23.64 for the same spaces. The Rentar Plaza Whole Loan is structured with a lease sweep tied to DCAS, described below.

Amazon.com Services LLC (298,650 SF; 19.5% of NRA; 17.2% of underwritten base rent): Amazon.com Services LLC is a subsidiary of Amazon.com, an American multinational technology company engaged in e-commerce, cloud computer, online advertising, digital steaming, and artificial intelligence.

Amazon.com Services LLC is currently operating on a 10-year lease that expires July 31, 2030. The tenant currently pays a base rent of $18.00 PSF, which will increase to $19.80 PSF as of August 1, 2025. The tenant has three, five-year renewal options remaining. The tenant has no termination or contraction options. The lease is guaranteed by Amazon.com, Inc. (S/M/F: AA/A1/AA-) (NASDAQ: AMZN).

Raymours Furniture Company, Inc. (174,000 SF; 11.3% of NRA; 12.2% of underwritten base rent): Founded in 1947 by brothers Bernard and Arnold Goldberg, Raymours Furniture Company, Inc. (“Raymour & Flanigan”) began as a single downtown Syracuse, N.Y. showroom and has evolved into the largest furniture and mattress retailer in the Northeast. Raymour & Flanigan uses this space as a showroom for sale of furniture to the public, as well as a warehouse for storage of products. Raymour & Flanigan uses 60,000 SF for retail and 114,000 SF for warehouse. Raymour & Flanigan is currently operating on a 10-year lease that expires March 31, 2034, since the tenant recently exercised its second renewal option in 2024. The tenant currently pays a base rent of $21.93 PSF, which will increase to $24.12 PSF as of April 1, 2029. The tenant has one, ten-year renewal option remaining. There are no termination options.

A-3-21

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

The following table presents certain information relating to the largest tenants by net rentable area at the Rentar Plaza Property:

Top Tenant Summary(1)
Tenant	Property Type	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Anchor Tenants
BJ’s Wholesale Club, Inc.	Retail	NR/NR/BB+	135,254	8.8%	$29.00	$3,922,366	12.6%	1/31/2045
Matrix Sports Club, LLC	Retail	NR/NR/NR	24,962	1.6%	$21.23	$529,875	1.7%	9/30/2034
Anchor Tenants Subtotal / Wtd. Avg.			160,216	10.4%	$27.79	$4,452,241	14.2%

Remaining Tenants
City of New York(3)	Various	AA/A2/AA	674,593	43.9%	$19.51	$13,160,701	42.1%	Various(3)
Amazon.com Services LLC	Industrial	AA-/A1/AA	298,650	19.5%	$18.00	$5,375,700	17.2%	7/31/2030
Raymour & Flanigan(4)	Industrial(4)	NR/NR/NR	174,000	11.3%	$21.93	$3,815,820	12.2%	3/31/2034
Abco Refrigeration Supply Corp.	Industrial	NR/NR/NR	86,500	5.6%	$22.00	$1,903,000	6.1%	12/31/2028
Bloomberg L.P.	Industrial	NR/NR/NR	66,000	4.3%	$25.00	$1,650,000	5.3%	3/31/2030
Catch Air	Retail	NR/NR/NR	17,870	1.2%	$37.00	$661,190	2.1%	7/1/2035
Unite MJ 168 Inc.	Retail	NR/NR/NR	2,700	0.2%	$50.00	$135,000	0.4%	9/30/2034
Jewelers and Opticals Ltd.	Retail	NR/NR/NR	1,875	0.1%	$50.00	$93,750	0.3%	9/30/2034
Major Tenants Subtotal / Wtd. Avg.			1,322,188	86.1%	$20.27	$26,795,161	85.8%
Occupied Collateral Total / Wtd. Avg.			1,482,404	96.6%	$21.08	$31,247,402	100.0%

Vacant Space(5)			52,560	3.4%

Collateral Total			1,534,964	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The City of New York Space is made up of three different departments. The Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041) may terminate the lease without penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The Department of Correction (38,478 SF expiring November 11, 2033) may terminate the lease without penalty no earlier than November 12, 2028, upon at least 180 days’ written notice to the landlord. The Department of Transportation (120,000 SF expiring September 30, 2033) may terminate the lease without penalty effective September 30, 2028, or anytime thereafter, upon at least 180 days advance written notice. Notice may be given no earlier than March 31, 2028.
(4)	Raymour & Flanigan uses 114,000 SF for industrial use and 60,000 SF for retail use.
(5)	The borrower has recently (May 23, 2025) executed a lease with Burlington Coat Factory of Texas Inc. to occupy 28,230 SF (1.8% NRA) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term, and rent commencing at an initial base rent of $33.00/SF (NNN). The landlord is required to provide landlord work towards the space (in an undefined dollar amount) to deliver to tenant a turnkey prototypical Burlington store pursuant to the tenant’s plans and specifications. The tenant is required to contribute $1,593,019 ($56.43 PSF) towards the landlord work. Due to certain termination rights, the tenant is being underwritten as vacant. There can be no assurance that such tenant will take occupancy or that it will not exercise its termination rights.

A-3-22

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Rollover Schedule - Retail(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	86,500	5.6%	5.6%	$1,903,000	6.1%	$22.00	1
2029	0	0.0%	5.6%	$0	0.0%	$0.00	0
2030	364,650	23.8%	29.4%	$7,025,700	22.5%	$19.30	2
2031	0	0.0%	29.4%	$0	0.0%	$0.00	0
2032	0	0.0%	29.4%	$0	0.0%	$0.00	0
2033	158,478	10.3%	39.7%	$3,354,516	10.7%	$21.17	2
2034	203,537	13.3%	53.0%	$4,574,445	14.6%	$22.47	4
2035	17,870	1.2%	54.1%	$661,190	2.1%	$37.00	1
2036 & Thereafter	651,369	42.4%	96.6%	$13,728,551	43.9%	$21.08	2
Vacant	52,560	3.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,534,964	100.00%		$31,247,402	100.0%	$21.08	12
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical and underwritten cash flows of the Rentar Plaza Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	3/31/2025 TTM	Underwritten	Per SF	%(2)
Base Rent	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$31,247,402	$20.36	90.3%
Contractual Rent Steps(3)	-	-	-	-	1,530,712	1.00	4.4%
Gross-Up Vacant Rent	-	-	-	-	1,835,330	1.20	5.3%
Gross Potential Income	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$34,613,444	$22.55	100.0%
Total Recoveries	12,825,747	10,521,350	12,850,234	13,351,482	13,218,357	8.61	29.1%
Vacancy & Bad Debt	-	-	-	-	(2,393,552)	(1.56)	(5.3%)
Other Income	70,606	93,610	64,869	64,478	39,246	0.03	0.1%
Effective Gross Income	$38,096,887	$36,275,927	$41,762,274	$42,947,760	$45,477,495	$29.63	100.0%
Real Estate Taxes	6,241,859	6,204,738	6,255,149	6,417,637	6,666,042	4.34	14.7%
Insurance	1,113,509	1,126,716	1,449,337	1,449,337	1,646,920	1.07	3.6%
Management Fee	1,155,463	1,119,332	1,295,623	1,300,623	1,000,000	0.65	2.2%
Other Expenses	7,474,075	6,778,615	7,609,511	7,759,858	7,757,713	5.05	17.1%
Total Expenses	$15,984,906	$15,229,402	$16,609,619	$16,927,455	$17,070,675	$11.12	37.5%
Net Operating Income	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$28,406,820	$18.51	62.5%
Capital Expenditures	-	-	-	-	230,245	0.15	0.5%
TI/LC	-	-	-	-	1,765,209	1.15	3.9%
Net Cash Flow	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$26,411,367	$17.21	58.1%

Occupancy (%)	100.0%	100.0%	96.6%	96.6%	95.0%(4)
NCF DSCR	2.44x	2.32x	2.78x	2.87x	2.92x
NOI Debt Yield	13.8%	13.2%	15.7%	16.3%	17.8%
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through May 1, 2026.
(4)	Represents underwritten economic occupancy.

A-3-23

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

Appraisal. The appraisal concluded to an “as is” value for the Rentar Plaza Property of $495,000,000 as of April 21, 2025.

Rentar Plaza Property Appraised Value(1)
Rentar Plaza	As-Is Value	Capitalization Rate
As-Is Value	$495,000,000	5.12%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated April 29, 2025, there were no recognized environmental conditions at the Rentar Plaza Property.

The Market. The Rentar Plaza Property is located along Metropolitan Avenue between 65th Lane and 69th Street in the Middle Village neighborhood of Queens, NY. Metropolitan Avenue is a major corridor in the area, providing access to other boroughs of New York City and nearby cities like Yonkers, as well as connections to major roads and other cities in the region such as White Plains and Stamford. This corridor is a well-trafficked, east-west artery serving both commercial and residential users within Central Queens. The surrounding area features dense residential neighborhoods, strong industrial uses, and proximity to major distribution routes. These bus routes connect Middle Village to various neighborhoods in Queens and Brooklyn, as well as connections to subway stations and major transit hubs, facilitating travel to destinations throughout New York City. The Rentar Plaza Property is accessible via several public transportation options, including MTA subway and bus lines, offering connectivity to Midtown Manhattan and greater NYC. JFK and LaGuardia Airports are within a 30-minute drive.

According to a third party market report, the Rentar Plaza Property is located in the Central Queens industrial submarket. The Central Queens industrial submarket is characterized by tight vacancy, limited supply, and continued demand from last-mile logistics users. As of June 2025, the Central Queens submarket has a total inventory of approximately 24.1 million SF, vacancy rate of 4.1%, and asking rents of $28.07 PSF. Over the past year, the submarket’s general industrial vacancy rate has decreased by 0.5%.

According to a third party market report, the Rentar Plaza Property is also located in the Central Queens retail submarket. As of June 2025, the Central Queens retail submarket has a total inventory of approximately 18.2 million SF, vacancy rate of 4.5%, and asking rents of $48.01 PSF. Over the past year, the retail submarket’s vacancy rate has decreased by 0.6%, a result of approximately 110,000 SF of net absorption. Central Queens’s vacancy rate of 4.5% compares to the submarket’s five-year average of approximately 3.6% and the 10-year average of approximately 3.2%.

The appraisal concluded to industrial market rents ranging from $22.00 PSF to $25.00 PSF and retail market rents in the range of $33.00 to $50.00 per square foot for the ground floor cellar level retail space and $30.00 to $35.00 per square foot for the mezzanine cellar level retail space, with a weighted average overall market rent of $24.77 PSF for the Rentar Plaza Property. The average in-place rent for the occupied space at the Rentar Plaza Property is $21.08 PSF, which is 14.9% below the appraisal’s concluded market rent, allowing for further rent growth at the Rentar Plaza Property.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Rentar Plaza Property was 91,699, 1,086,976 and 2,832,255 respectively. Additionally, for the same period, the average household income within the same radii was $98,416, $90,433 and $101,183, respectively.

The following table presents certain information relating to competitive retail properties for the Rentar Plaza Property:

Competitive Retail Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Occupancy	Distance to Subject	Asking Rent/SF	Anchor Tenants
Rentar Plaza, Queens, NY	1973 / 2008, 2025	235,221(2)	77.7%(2)	NAP	$21.23 - $50.00(2)	Raymour & Flanigan, BJ’s Wholesale Club
Shops at Atlas Park Glendale, Queens, NY	2006 / NAP	528,580	95%	2 miles	$55.00 - $70.00	Regal Cinemas, Laser Bounce, Ashley HomeStore, New York Sports Clubs, TJ Maxx
Queens Center Elmhurst, Queens, NY	1972 / 2004	987,416	100%	3.1 miles	N/A – N/A	Macy’s, JCPenney
Queens Place Elmhurst, Queens, NY	1983 / 2001	455,000	100%	3.3 miles	N/A – N/A	Best Buy, Lidl, Target
Rego Park Center Rego Park, Queens, NY	1996 / NAP	605,393	99%	3.5 miles	$40.00 - $120.00	Costco, At Home, Burlington
Shops at Skyview Center Flushing, Queens, NY	2010 / NAP	775,366	91%	2.8 miles	$44.00 - $65.00	Target, BJ’s Wholesale Club, Marshall’s
(1)	Based on the appraisal.
(2)	Based on the retail space in the underwritten rent roll dated June 1, 2025.

A-3-24

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

The following table presents certain information relating to the competitive industrial properties for the Rentar Plaza Property:

Competitive Industrial Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Ceiling Heights	Dock High Doors	Asking Rent/SF	Tenant Name
Rentar Plaza, Middle Village, NY	1973 / 2008, 2025	120,000(2)	23-25’	14	$20.90(2)	City of New York(2)
165-25 147th Avenue Jamaica, Queens, NY	1952 / NAP	151,068	16’	7	$27.09	MTA Bus Company
109-05 178th Street Jamaica, Queens, NY	1900 / NAP	51,324	24’	2	$20.04	KSI Auto Parts
29-76 Northern Boulevard Long Island City, Queens, NY	1945 / 1995	214,000	13’	0	$24.46	Fortune Society
49-15 Maspeth Avenue Maspeth, Queens, NY	1966 / NAP	35,658	25’	16	$20.70	FW Webb
56-71 55th Avenue Maspeth, Queens, NY	1961 / NAP	165,931	20’	1	$20.25	Premier Foods
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2025. Reflects the City of New York lease occupied by the Department of Transportation.

The Borrower and the Borrower Sponsors. The borrower for the Rentar Plaza Whole Loan is Vertical Industrial Park Associates, a New York limited partnership and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan. The borrower sponsors are Dennis Ratner and Felice Bassin. Mr. Ratner is President of Rentar Development Corp. (“Rentar”). Rentar is a fully integrated management and development company, having developed all its commercial properties from the ground up and managed them from the inception. The current portfolio consists of approximately 1,600,000 square feet of industrial and retail space. Additionally, Rentar has developed over one million square feet of condominiums, single family homes and an additional 1,000,000 square feet of retail and industrial space which has been sold. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan.

Property Management. The Rentar Plaza Property is managed by Rentar Development Corp., an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) $555,723 for real estate taxes (ii) $494,695 for identified tenant improvements, allowances and leasing commissions due in connection with the Catch Air lease, and (iii) $271,823 into a rent replications reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $555,723).

Insurance Escrows – The borrower is required, except if the Rentar Plaza Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $19,187 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $147,101 for rollover reserves.

Lease Sweep Reserve – Upon the occurrence of a Lease Sweep Period (as defined below) related to the DCAS lease and/or the Amazon lease, the borrower will be required to deposit monthly an amount equal to 1/6th of the annual base rent due under the applicable lease over the then next succeeding six months. A Lease Sweep Period terminates once 12 months of base rent have been deposited in the Lease Sweep Reserve.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (a) with respect to each applicable lease, the earlier to occur of: (1) 12 months prior to the expiration (as the same may have been extended) of such lease; and (2) the date required under such lease for the tenant thereunder to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), unless such notice period has been extended during the active negotiations with the tenant under such lease; (b) the receipt of written notice from any such tenant under an applicable lease exercising its right to terminate its lease prior to its then current expiration date; (c) the date that any such lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of written notice from any such tenant under such applicable lease of its intent to surrender, cancel or terminate such lease (or any material portion thereof) prior to its then current expiration date; (d) upon a monetary or material non-monetary default under such lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a bankruptcy or insolvency proceeding of the applicable tenant or its parent company guaranteeing the lease and will terminate upon the cure of the applicable trigger event in accordance with the loan documents or the deposit of 12 months of base rent for the lease in question into the Lease Sweep Reserve.

A-3-25

Mixed Use – Retail/Industrial 66-26 Metropolitan Avenue Middle Village, NY 11379	Collateral Asset Summary – Loan No. 2 Rentar Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.3% 2.92x 17.8%

Lockbox and Cash Management. The Rentar Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. Prior to a Trigger Period (as defined below) all sums deposited into the lockbox will be transferred into the borrower’s operating account, on a daily basis. Following a Trigger Period, any transfers to the borrower's operating account will cease and such sums on deposit in the lockbox are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Rentar Plaza Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Rentar Plaza Whole Loan until the Trigger Period is cured, at which time all funds in such account will be disbursed to the borrower, unless such Trigger Period is continuing solely due to a DOT Lease Trigger Period (as defined below), in which case such excess funds are required to be deposited into a DOT Lease reserve until $900,000.00 has been deposited therein.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the Rentar Plaza Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x as of any calculation date, (iii) if the property manager is an affiliate of the borrower sponsors and is adjudicated bankrupt or insolvent, (iv) if a receiver, liquidator or trustee is appointed for borrower or any guarantor or if borrower or any guarantor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, borrower or any guarantor, or if any proceeding for the dissolution or liquidation of borrower or any guarantor is instituted, or if borrower is substantively consolidated with any other person, or if borrower or any guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or (v) upon the occurrence of a DOT Lease Trigger Period. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.35x for two consecutive calendar quarters or, alternatively, the borrower may deposit cash or a letter of credit in an amount that, if applied to reduce the then outstanding principal balance of the Rentar Plaza Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.35x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against borrower with respect to which none of borrower, any guarantor or any affiliate of borrower or any guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing or (e) clause (v), the DOT Lease Trigger Period has ended pursuant to the terms thereof.

A “DOT Lease Trigger Period” commences on the date that is ten business days following the receipt of notice from the tenant under the Department of Transportation lease (“DOT Lease”) that it is requiring certain alterations pursuant to the DOT Lease and ending on the date that $900,000.00 is on deposit in the DOT Lease account. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in the Prospectus.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-26

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

A-3-27

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

A-3-28

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%
Mortgage Loan Information		Property Information
Loan Sellers:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Retail – Super Regional Mall
Borrower Sponsor(s):	The Macerich Partnership, L.P.	Collateral:	Fee
Borrower(s):	PPR Washington Square LLC and MS Washington Square LLC	Location:	Portland, OR
Original Balance(1):	$54,783,334	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Cut-off Date Balance(1):	$54,783,334	Property Management:	Macerich Property Management Company, LLC
% by Initial UPB:	8.7%	Size(5):	994,568 SF
Interest Rate:	5.57700%	Appraised Value / Per SF(6):	$655,000,000 / $659
Note Date:	March 27, 2025	Appraisal Date(6):	March 1, 2025
Original Term:	120 months	Occupancy:	85.6% (as of March 27, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.7%
Original Amortization:	NAP	Underwritten NOI:	$40,992,362
Interest Only Period:	120 months	Underwritten NCF:	$39,798,880
First Payment Date:	May 6, 2025
Maturity Date:	April 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$40,052,391 (TTM December 31, 2024)
Additional Debt Balance(1):	$285,216,666	2023 NOI:	$37,934,316
Call Protection(2):	L(28),DorYM1(85),O(7)	2022 NOI:	$40,807,876
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$34,916,211
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$342
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$342
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC:	$0	Springing	Variable(3)	UW NOI DY:	12.1%
Other Reserve(4):	$2,908,053	$0	NAP	UW NCF DSCR:	2.07x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 28 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected Benchmark 2025-B41 securitization closing date in September 2025. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	The Other Reserve is comprised of $2,752,705 for outstanding tenant improvements and leasing commissions and $155,348 for gap rent.
(5)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development, both of which are not part of the collateral.
(6)	The appraisal is based on the assumption that DICK’s Sporting Goods (“Dick’s”), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

A-3-29

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The Loan. The third largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan is evidenced by 28 pari passu promissory notes and accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-1-5, Note A-1-6, Note A-1-7 and Note A-1-8 contributed by GACC and Note A-2-2-1-A contributed by GSMC, with an aggregate original principal balance of $54,783,334.

The relationship between the holders of the Washington Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Washington Square Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5	$15,000,000	$15,000,000	Benchmark 2025-B41	No
A-1-6	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-7	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-1-8	$8,333,334	$8,333,334	Benchmark 2025-B41	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1-A	$11,450,000	$11,450,000	Benchmark 2025-B41	No
A-2-2-1-B(1)	$5,100,000	$5,100,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2(1)	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(1)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2	$20,833,333	$20,833,333	MSBAM 2025-C35(2)	No
Total	$340,000,000	$340,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The MSBAM 2025-C35 securitization is expected to close on or about August 14, 2025.

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

A-3-30

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for development as a Dick’s House of Sport concept store. Dick’s Sporting Goods has entered into a ground lease and is currently building out the Dick’s House of Sport store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants. The three largest tenants by square footage at Washington Square Property are JCPenney, Nordstrom, DICK’S Sporting Goods.

JCPenney (210,585 square feet; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date. JCPenney’s lease expires in August 2030, with seven, five-year extension options remaining and no termination options.

Nordstrom (180,000 square feet; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported that its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property. Nordstrom’s lease expires in February 2035, with three, ten-year extension options remaining and no termination options.

A-3-31

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

DICK’S Sporting Goods (90,000 square feet; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open. DICK’S Sporting Goods’ has two, five-year extension options remaining and no termination options.

The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales History(1)(2)
	2019	2022	2023	2024	2024 Per Square Foot	2024 Occupancy Cost
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)	$458.12	9.3%
Sales (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894	$1,274.72	10.9%
Sales (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839	$880.85	14.3%
SLA (Specialty Lease Agreements)	$100,017	$2,572,391	$3,497,853	$5,358,023	$262.84	NAP
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488	$475.44	12.1%
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771	$189.78	3.7%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

A-3-32

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The following table presents certain information relating to the major tenants at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$300,000	$1.42	0.9%	8/31/2030	N
Nordstrom	BB/BB+/Ba2	180,000	18.1%	$399,600	$2.22	1.2%	2/28/2035	N
Dick’s(3)	BBB/NR/Baa2	90,000	9.0%	$2,368,800	$26.32	7.0%	MTM	N
Subtotal/Wtd. Avg.		480,585	48.3%	$3,068,400	$6.38	9.1%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$659,900	$31.06	2.0%	1/31/2026	N
H&M	BBB/NR/NR	19,481	2.0%	$783,659	$40.23	2.3%	1/31/2027	N
Victoria’s Secret	BB-/NR/B1	10,187	1.0%	$730,815	$71.74	2.2%	3/31/2030	N
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$508,900	$50.00	1.5%	1/31/2031	N
Apple Store	AA+/NR/Aaa	9,500	1.0%	$1,102,665	$116.07	3.3%	1/31/2028	N
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0(4)	$0.00(4)	0.0%(4)	Various(5)	N
Din Tai Fung	NR/NR/NR	9,000	0.9%	$561,690	$62.41	1.7%	2/28/2029	N
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$763,058	$85.45	2.3%	1/31/2026	N
Aritzia	NR/NR/NR	7,880	0.8%	$471,382	$59.82	1.4%	1/31/2033	N
Hollister Co.	NR/NR/NR	7,626	0.8%	$346,932	$45.49	1.0%	1/31/2026	N
Subtotal/Wtd. Average		113,349	11.4%	$5,929,001	$52.31	17.6%

Other Tenants		257,752	25.9%	$24,673,120	$95.72	73.3%
Occupied Collateral Total		851,686	85.6%	$33,670,522	$39.53	100.0%
Vacant Space		142,882	14.4%
Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	See “Major Tenants—Dick’s Sporting Goods” regarding the new ground lease for the Dick’s House of Sport store. The Washington Square Whole Loan was underwritten based on the current month-to-month lease.
(4)	Janelle James does not have underwritten rent as the store is categorized as under a Specialty Lease Agreement and is being underwritten separately.
(5)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

A-3-33

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	148,984	15.0%	15.0%	$5,603,773	16.6%	$37.61	31
2026	87,253	8.8%	23.8%	$8,656,859	25.7%	$99.22	32
2027	40,444	4.1%	27.8%	$2,810,101	8.3%	$69.48	12
2028	26,642	2.7%	30.5%	$2,948,866	8.8%	$110.68	8
2029	26,100	2.6%	33.1%	$2,363,731	7.0%	$90.56	10
2030	258,142	26.0%	59.1%	$4,588,618	13.6%	$17.78	14
2031	24,784	2.5%	61.6%	$1,715,384	5.1%	$69.21	5
2032	1,064	0.1%	61.7%	$154,642	0.5%	$145.34	1
2033	27,153	2.7%	64.4%	$1,658,856	4.9%	$61.09	6
2034	13,606	1.4%	65.8%	$1,051,739	3.1%	$77.30	4
2035	197,514	19.9%	85.6%	$2,117,953	6.3%	$10.72	8
2036 & Thereafter	0	0.0%	85.6%	$0	0.0%	$0.00	0
Vacant	142,882	14.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	994,568	100.0%		$33,670,522	100.0%	$39.53	131
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-34

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	U/W	U/W Per SF
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85
Contractual Rent Steps(2)	$0	$0	$0	$0	$895,145	$0.90
Gross-Up Vacant Rent	$0	$0	$0	$0	$3,509,611	$3.53
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28
Total Recoveries	$9,362,302	$10,174,065	$10,878,330	$11,694,598	$12,481,747	$12.55
Vacancy & Bad Debt	$331,602	$2,017	($194,460)	$74,039	($3,509,611)	($3.53)
Other Income(3)	$7,544,280	$12,195,473	$7,639,570	$6,938,175	$5,246,301	$5.27
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58
Real Estate Taxes	$2,413,579	$2,491,047	$2,572,031	$2,602,680	$3,074,235	$3.09
Insurance	$528,609	$583,308	$668,975	$817,604	$764,945	$0.77
Management Fee	$817,959	$966,204	$914,934	$871,977	$1,000,000	$1.01
Other Expenses	$4,880,931	$5,128,795	$5,845,921	$6,040,693	$6,462,173	$6.50
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22
Capital Expenditures	$0	$0	$0	$0	$198,914	$0.20
TI/LC	$0	$0	$0	$0	$994,568	$1.00
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02

Occupancy	93.8%	96.5%	98.1%	97.8%	93.7%(4)
NCF DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.07x
NOI Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	12.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	Contractual Rent Steps were taken through March 27, 2026.
(3)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.
(4)	Represents underwritten economic occupancy.
(5)	Debt service coverage ratios and debt yields are based on the Washington Square Whole Loan.

Appraisal. According to the appraisal, the Washington Square Property had an “as-is” appraised value of $655,000,000 as of March 1, 2025. The appraisal is based on the assumption that Dick’s, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumption.

Washington Square Appraised Value(1)
Property	Appraised Value(1)	Capitalization Rate(2)
Washington Square	$655,000,000	6.00%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the direct capitalization rate.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

A-3-35

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to retail centers comparable to the Washington Square Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Sales PSF	Anchor / Major Tenants	Distance to Washington Square Property
Washington Square	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport	NAP
Bridgeport Village	2004 / 2022	485,584	96.8%	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble	5.7 miles
Nyberg Woods	2006 / NAP	367,967	95.1%	NAV	Best Buy, Old Navy, BootBarn, PetSmart	6.2 miles
Nyberg Rivers	2014 / 2015	567,479	96.9%	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels	6.1 miles
Pioneer Place	1990 / 2000, 2012, 2018	356,223	63.2%	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social	8.7 miles
Clackamas Town Center	1980 / 1994, 2012	1,415,000	84.8%	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI	14.1 miles
Weighted Average			87.6%(6)
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA and Total Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).
(6)	Weighted Average Occupancy excludes the Washington Square Property.

A-3-36

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

The Borrowers and the Borrower Sponsor. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which the vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C. corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. On the origination date, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

Tax Escrows – During the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Escrows –During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

TI/LC Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit. The borrowers have the right to provide a guaranty of limited payment from the non-recourse carveout guarantor in lieu of making deposits into the TI/LC reserve.

The borrowers have the right to deposit United States government obligations, a letter of credit, or other securities as to which a rating agency confirmation has been received, in lieu of cash, in any reserve fund under the related Whole Loan documents.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A-3-37

Retail – Super Regional Mall 9585 Southwest Washington Square Road Portland, OR 97223	Collateral Asset Summary – Loan No. 3 Washington Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,783,334 51.9% 2.07x 12.1%

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Current Mezzanine or Secured Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, which has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use, which has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

A-3-38

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

A-3-39

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

A-3-40

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Adam Glickman	Collateral:	Fee
Borrower(s):	Euclid Apartment Holdings LLC	Location:	Euclid, OH
Original Balance:	$45,000,000	Year Built / Renovated:	1970 / 2019-2025
Cut-off Date Balance:	$45,000,000	Property Management:	Base Management Services LLC
% by Initial UPB:	7.1%	Size:	949 Units
Interest Rate:	6.51600%	Appraised Value / Per Unit:	$72,800,000 / $76,712
Note Date:	August 6, 2025	Appraisal Date:	July 15, 2025
Original Term:	120 months	Occupancy:	87.0% (as of July 15, 2025)
Amortization:	Interest Only, Amortizing Balloon	UW Economic Occupancy:	86.8%
Original Amortization:	360 months	Underwritten NOI:	$5,196,012
Interest Only Period:	60 months	Underwritten NCF:	$4,958,762
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,151,556 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$4,877,731
Call Protection:	L(24),D(89),O(7)	2023 NOI:	$4,354,696
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$4,106,906

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$47,418
Taxes:	$299,887	$83,302	NAP	Maturity Date Loan / Unit:	$44,654
Insurance:	$315,852	$47,856	NAP	Cut-off Date LTV:	61.8%
Replacement Reserves:	$307,760	$29,656	NAP	Maturity Date LTV:	58.2%
Immediate Repairs:	$665,263	$0	NAP	UW NOI DY:	11.5%
				UW NCF DSCR:	1.45x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$37,406,056	83.1%
			Other Debt	3,729,431	8.3
			Upfront Reserves	1,588,762	3.5
			Return of Equity	1,556,681	3.5
			Closing Costs	719,070	1.6
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.

The Loan. The fourth largest mortgage loan (the “Vista Apartments Mortgage Loan”) is secured by a first priority fee interest in a 949-unit, high rise, multifamily property located in Euclid, Ohio (the “Vista Apartments Property”). The Vista Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Vista Apartments Mortgage Loan was originated on August 6, 2025 by UBS AG and accrues interest at a fixed rate of 6.51600% per annum on an actual/360 basis. The Vista Apartments Mortgage Loan has an initial term of 10 years with interest only payments for 60 months and 60 months of amortization based on a 360-month schedule.

The Property. The Vista Apartments Property is a 949-unit, high rise multifamily property located in Euclid, Ohio. The Vista Apartments Property was constructed in 1970 and was renovated from 2019 to 2025. The Vista Apartments Property has two residential towers connected by a two-story section and is situated on an approximately 11.15-acre site. The Vista Apartments Property contains a two-story underground parking garage as well as surface parking, with a total of 1,555 surface (433 regular and 22 handicapped) and garage (1,100) parking spaces (1.64 spaces per unit). Building amenities at the Vista Apartments Property include lake views, an underground parking garage, a café and convenience store, laundry facilities, a fitness center, a secured package center, an on-site manager and a swimming pool. The unit mix at the Vista Apartments Property consists of 551 one-bedroom units, 348 two-bedroom units and 50 three-bedroom units. Unit amenities at the Vista Apartments Property include cable, internet, electric oven/range combination, garbage disposal, dishwasher, refrigerator/freezer and walk-in closets. As of July 15, 2025, the Vista Apartments Property was 87.0% occupied.

A-3-41

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

Since acquisition in January 2021, the borrower sponsor has invested approximately $16.6 million in hard and carry/soft costs to modernize the units as well as upgrade the common areas. This includes approximately $12.3 million in capital expenditure for renovations to units, structural garage repairs, balcony and façade repairs, roof replacements on both buildings, elevator refurbishments, the addition of a new automatic package center and a new fitness center. At origination of the Vista Apartments Mortgage Loan, the borrower sponsor reserved $307,760 to turn over 123 units, which amount is held in a lender-controlled capital expenditure reserve account. In addition, the lender reserved $665,263 to fund immediate repairs largely allocated to the completion of repairing remaining balconies and to complete the final phase of garage work.

The following table presents certain information relating to the unit mix at the Vista Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Market Rent per Unit(3)
1 Bed / 1 Bath	546	57.5%	466	85.3%	627	$611	$625
1 Bed / 1.5 Bath	5	0.5%	4	80.0%	1,075	$933	$925
2 Bed / 1 Bath	113	11.9%	92	81.4%	941	$757	$800
2 Bed / 1.5 Bath	13	1.4%	10	76.9%	940	$951	$1,000
2 Bed / 2 Bath	222	23.4%	212	95.5%	1,042	$808	$875
3 Bed / 2 Bath	40	4.2%	36	90.0%	1,237	$999	$1,000
3 Bed / 2.5 Bath	10	1.1%	6	60.0%	2,614	$1,225	$1,200
Total/Wtd. Avg.	949	100.0%	826	87.0%	815	$705	$733
(1)	Based on the underwritten rent roll dated July 15, 2025.
(2)	Average Monthly Rental Rate is based on Occupied Units.
(3)	Source: Appraisal.

A-3-42

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

The following table presents certain information relating to the historical and underwritten net cash flow at the Vista Apartments Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 6/30/2025	U/W	U/W Per Unit
Base Rent	$6,499,951	$6,580,882	$6,864,089	$7,045,719	$6,984,216	$7,360
Potential Income from Vacant Units	1,817,858	1,665,278	1,417,093	1,297,192	1,059,300	1,116
Gross Potential Rent	$8,317,809	$8,246,160	$8,281,182	$8,342,910	$8,043,516	$8,476
(Vacancy/Credit Loss)	(1,958,060)	(1,672,800)	(1,421,593)	(1,300,200)	(1,059,300)	(1,116)
Other Income(2)	1,334,165	1,439,171	1,748,587	1,855,097	1,878,581	1,980
Effective Gross Income	$7,693,914	$8,012,531	$8,608,176	$8,897,808	$8,862,797	$9,339

Real Estate Taxes	1,148,255	1,149,875	1,152,473	1,152,473	999,624	1,053
Insurance	290,529	299,514	497,000	497,000	574,276	605
Management Fee	233,026	234,014	262,811	269,777	265,884	280
Other Operating Expenses(3)	1,915,199	1,974,432	1,818,161	1,827,001	1,827,001	1,925
Total Expenses	$3,587,008	$3,657,835	$3,730,445	$3,746,252	$3,666,785	$3,864

Net Operating Income	$4,106,906	$4,354,696	$4,877,731	$5,151,556	$5,196,012	$5,475
Replacement Reserves	0	0	0	0	237,250	250
Net Cash Flow	$4,106,906	$4,354,696	$4,877,731	$5,151,556	$4,958,762	$5,225

Occupancy %(4)	78.0%	81.2%	85.2%	86.1%	86.8%
NOI DSCR	1.20x	1.27x	1.43x	1.51x	1.52x
NCF DSCR	1.20x	1.27x	1.43x	1.51x	1.45x
NOI Debt Yield	9.1%	9.7%	10.8%	11.4%	11.5%
NCF Debt Yield	9.1%	9.7%	10.8%	11.4%	11.0%
(1)	Based on the underwritten rent roll dated July 15, 2025.
(2)	Other Income includes ratio utility billing system income, laundry income, late fees, pet fees, lake view premium, first floor premium, cable television/internet, miscellaneous income, retail income from the café and parking income.
(3)	Other Operating Expenses represent repairs and maintenance, utilities, general and administrative, payroll and advertising and marketing expenses.
(4)	Historical occupancies represent year-end annual physical occupancies. The U/W Occupancy % represents the economic occupancy.

A-3-43

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

Appraisal. According to the appraisal, the Vista Apartments Property had an “as-is” appraised value of $72,800,000 as of July 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

Vista Apartments Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Vista Apartments	$72,800,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2024, there was no evidence of any recognized environmental conditions at the Vista Apartments Property.

The Market. The Vista Apartments Property is located in Euclid, Cuyahoga County, Ohio, approximately 14.4 miles northeast of Cleveland, Ohio. Euclid is in the northern portion of Cuyahoga County, on the southern shore of Lake Erie. The city is bordered by Wickliffe to the east, South Euclid to the south and Cleveland to the west. Highways serving Euclid include Interstate 90, U.S. Routes 6 and 20, and State Routes 175 and 283. Air transportation is provided by the Cuyahoga County Airport, a public use airport approximately three miles southeast of Euclid’s central business district. Public transit is available through the Greater Cleveland Regional Transit Authority (“RTA”), with an RTA bus stop directly in front of the Vista Apartments Property.

According to the appraisal, Euclid is a suburb of Cleveland with working-class residential neighborhoods and recreational opportunities. The local economy is influenced by its proximity to the metropolitan area, with manufacturing, retail, and healthcare as significant economic engines. The city has completed large development projects in commercial and industrial districts, including the Bluestone Business Park and the new Welding Technology and Training Center for Lincoln Electric Company. Bluestone Business Park is an 80-acre commercial/industrial park. With headquarters in Euclid, Lincoln Electric Company is the largest employer in the city. Euclid is home to the Euclid Hospital, a 371-bed facility and one of the region's leading sub-acute care, outpatient rehabilitation and orthopedic centers.

According to a third-party market research report, the Vista Apartments Property is located in the Cleveland multifamily market within the East Cleveland multifamily submarket. As of July 2025, the East Cleveland multifamily submarket contained 36,201 units of multifamily inventory with an average rent of $1,063 per unit and a vacancy rate of 13.3%. As of year-end 2024, the East Cleveland multifamily submarket contained 36,153 units of multifamily inventory with an average rent of $1,052 per unit and a vacancy rate of 13.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Vista Apartments Property was 13,782, 70,307 and 129,917, respectively, and the estimated 2025 average household income within the same radii was $67,344, $73,722 and $76,331, respectively.

A-3-44

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

The following table presents information regarding certain competitive properties to the Vista Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Vista Apartments Euclid, OH(2)	-	1970 / 2019-2025	87.0%	949	1 Bed / 1 Bath	627	$611
					1 Bed / 1.5 Bath	1,075	$933
					2 Bed / 1 Bath	941	$757
					2 Bed / 1.5 Bath	940	$951
					2 Bed / 2 Bath	1,042	$808
					3 Bed / 2 Bath	1,237	$999
					3 Bed / 2.5 Bath	2,614	$1,225
Harbor Crest 24453 Lake Shore Boulevard Euclid, OH	0.7 mi	1968 / NAV	97.8%	737	Studio / 1 Bath	373	$570
					1 Bed / 1 Bath	674	$745
					2 Bed / 1 Bath	915	$925
					2 Bed / 2 Bath	1,042	$985
					3 Bed / 2 Bath	1,239	$1,200
Water’s Edge 23951 Lakeshore Boulevard Euclid, OH	0.9 mi	1963 / NAV	98.1%	428	Studio / 1 Bath	417	$592
					1 Bed / 1 Bath	697	$700
					2 Bed / 1 Bath	850	$872
					2 Bed / 2 Bath	964	$950
					3 Bed / 1.5 Bath	1,051	$1,101
Normandy Towers 24801 Lake Shore Boulevard Euclid, OH	0.5 mi	1968 / NAV	89.2%	342	Studio / 1 Bath	440	$855
					1 Bed / 1 Bath	593	$890
					2 Bed / 1 Bath	840	$990
					2 Bed / 1.5 Bath	888	$1,040
					3 Bed / 2 Bath	1,198	$1,397
The Riviera 26011 Lake Shore Boulevard Euclid, OH	0.1 mi	1965 / NAV	98.6%	140	1 Bed / 1 Bath	560	$875
					2 Bed / 1 Bath	800	$995
					2 Bed / 1 Bath	862	$1,100
Lakeside Cove Apartments 150 East 233rd Street Euclid, OH	1.1 mi	1946 / NAV	97.0%	167	1 Bed / 1 Bath 2 Bed / 1 Bath	552 776	$825 $1,095
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 15, 2025.

The Borrower and the Borrower Sponsor. The borrower is Euclid Apartment Holdings LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Vista Apartments Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Adam Glickman, managing partner and founder of AMG Realty Group (“AMG”). AMG is a boutique real estate company with a focus on the investment, development, and management of multifamily properties. AMG focuses on value-add multifamily investments that are in need of repositioning. Under Adam Glickman’s leadership, AMG has acquired approximately $140 million and over 4,200 residential apartments on behalf of its investors. In addition to other standard non-recourse carve-outs, the Vista Apartments Mortgage Loan is structured to be recourse to the borrower in an amount equal to (a) $22,500,000 (50% of the Vista Apartments Mortgage Loan) plus (b) the difference, if any, obtained by subtracting (i) the sum of (A) the aggregate amount of coverage of all insurance policies and (B) proceeds received by the lender from the sale of the Vista Apartments Property pursuant to a foreclosure, from (ii) the outstanding amount of the Vista Apartments Mortgage Loan prior to the application of any net proceeds in prepayment thereof.

Property Management. The property manager is Base Management Services LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $299,887 for real estate taxes, (ii) approximately $315,852 for insurance premiums, (iii) $665,263 for immediate repairs and (iv) $307,760 for replacement reserves.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $83,302.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $47,856.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $29,656 for replacement reserves.

A-3-45

Multifamily – High Rise 26151 Lakeshore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 4 Vista Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 61.8% 1.45x 11.5%

Lockbox and Cash Management. The Vista Apartments Mortgage Loan is structured with a springing lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the Vista Apartments Property are required to be deposited directly into the lockbox account and the borrower will deliver or cause the property manager to deliver tenant direction letters to all existing (and all future) non-residential tenants to deliver all rents payable directly to the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Vista Apartments Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Vista Apartments Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Vista Apartments Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, any general partner, managing member or sole member (each, an “SPC Party”), any guarantor or the property manager, (iii) the trailing 12-month period Vista Apartments Mortgage Loan debt service coverage ratio (assuming the interest only period has expired and monthly debt service payments are based on a 30-year amortization schedule) (“DSCR”) falling below 1.30x or (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the SPC Party, any guarantor, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Vista Apartments Property), or any director or officer of the aforementioned parties, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 90 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the SPC Party’s, the applicable guarantor’s or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.30x for two consecutive calendar quarters or (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the Vista Apartments Mortgage Loan documents.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Vista Apartments Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, any SPC Party, any guarantor or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.30x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days with respect to the borrower, any SPC Party or any guarantor or within 90 days with respect to the affiliated property manager, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the SPC Party’s, the applicable guarantor’s or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.30x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-46

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

A-3-47

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

A-3-48

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%
MMortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Other – Parking Garage
Borrower Sponsor(s)(1):	Lukas Georgiadis, Francis Greenburger and Robert Kantor	Collateral:	Fee
Borrower(s):	54 Chatham LLC	Location:	Pittsburgh, PA
Original Balance:	$45,000,000	Year Built / Renovated:	1966 / NAP
Cut-off Date Balance:	$45,000,000	Property Management:	Elteq Management Co., Inc.
% by Initial UPB:	7.1%	Size:	2,284 Spaces
Interest Rate:	7.05200%	Appraised Value / Per Space:	$70,700,000 / $30,954
Note Date:	August 5, 2025	Appraisal Date:	June 10, 2025
Original Term:	120 months	Occupancy(3):	NAP
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI:	$4,818,951
Interest Only Period:	120 months	Underwritten NCF:	$4,761,851
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,294,007 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$4,966,263
Call Protection:	L(24),D(92),O(4)	2023 NOI:	$4,171,384
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$3,249,406

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Space:	$19,702
Taxes:	$19,894	$3,979	NAP	Maturity Date Loan / Space:	$19,702
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$4,758	NAP	Maturity Date LTV:	63.6%
REA Reserve:	$100,000	$0	NAP	UW NOI DY:	10.7%
Immediate Repairs:	$77,500	$0	NAP	UW NCF DSCR:	1.48x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	89.9%	Loan Payoff(4)	$48,455,343	96.9%
Sponsor Equity	5,031,301	10.1	Closing Costs	1,378,564	2.8
			Upfront Reserves	197,394	0.4
Total Sources	$50,031,301	100.0%	Total Uses	$50,031,301	100.0%
(1)	The non-recourse carveout guarantors are TEI LLC and Lukas Georgiadis.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	49.1% of the spaces are contractually occupied spaces as of the July 30, 2025 rent roll. Transient parking occupancy is not tracked.
(4)	The previous loan was secured by an office building located at Two Chatham Center, above the Chatham Center Garage Property (as defined below), which office building is not collateral for the Chatham Center Mortgage Loan (as defined below).

A-3-49

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

The Loan. The fifth largest mortgage loan (the “Chatham Center Garage Mortgage Loan”) is secured by the borrower’s fee interest in Chatham Center Garage, a six-level parking garage with 2,284 spaces located within Chatham Center at 112 Washington Place, Pittsburgh, Pennsylvania (the “Chatham Center Garage Property”). The Chatham Center Garage Mortgage Loan was originated by German American Capital Corporation on August 5, 2025, has a 10-year interest-only term and accrues interest at a rate of 7.05200% per annum on an Actual/360 basis. The Chatham Center Garage Mortgage Loan has an original term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the Chatham Center Garage Mortgage Loan is the payment date in August 2035.

The Property. The Chatham Center Garage Property contains 2,284 parking spaces on the edge of the central business district in Pittsburgh, Pennsylvania. Three non-collateral buildings are located above the Chatham Center Garage Property: (1) One Chatham Center, which contains the Pittsburgh Marriott City Center Hotel and offices, and apartments (converted from offices), (2) Two Chatham Center, a 16 story office building under common ownership with the Chatham Center Garage Property and (3) the Chatham Tower Condominium (a residential condominium with approximately 180 units). The rights and obligations of the owners of the various connected structures are set forth in reciprocal easement agreements, and the Marriott Hotel and the Chatham Tower Condominium have the right to use a number of parking spaces at the Chatham Center Garage Property upon payment to the borrower for such spaces. The Marriott City Center Hotel has 396 rooms and 4 suites as well as a restaurant and meeting rooms. The borrower currently has contract parking arrangements with the University of Pittsburgh Medical Center, Mercy Hospital and Duquesne University (currently being negotiated). Additionally, revenue is generated from the location of the Chatham Center Garage Property adjacent to the 19,578-seat PPG Paints Arena, the home stadium of the National Hockey League's Pittsburgh Penguins and the site of many concerts, which creates additional nightly and weekend business. According to the borrower sponsor, in addition to the existing business drivers, Fenway Sports Group, the owner of the Boston Red Sox and the Pittsburgh Penguins, is involved in a significant mixed-use development project in downtown Pittsburgh directly across from the Chatham Center Garage Property.   This project is anticipated to redevelop the former Civic Arena site, transforming 28 acres into a $1 billion mixed-use development, and is expected to be completed by the end of 2026. We cannot assure you whether the development will be completed as expected or at all.

As of July 30, 2025, there were 1,122 spaces under contract generating an annual total of $2,595,600 in revenue with an additional 1,162 spaces that are operated as transient spaces. Long term contracts include Mercy Hospital (645 spaces at $200 per space through 2029), University of Pittsburgh Medical Center (100 spaces at $220 per space through 2027), and the United States Secret Service (27 spaces at $325 per space through 2035). In addition, Duquesne University has previously entered into one-year contracts. Duquesne University is in the process of negotiating its contract for the upcoming school year starting in August 2025. The proposed terms of the new contract would reduce Duquesne University’s space allocation from 450 spaces to 200 spaces at a rate of $215/space ($43,000 per month) down from $91,200 per month for its most recent contract. We cannot assure you that Duquesne University will enter into a new contract, or that any new contract will not reduce its rent further than the rent based on the current proposed terms. Separately, Duquesne University has contracted for 150 spaces for students at a rate of $1 per hour up to 12 hours (7am-7pm), with a $5 minimum until 2026. Duquesne University’s contract requires it to subsidize these spaces for students by paying $193,500 annually for these 150 spaces for the 2025 school year.

The 1,162 spaces that are not under contract are transient spaces. The parking rates for the transient spaces as of the origination date were $10 (0-2 hours), $14 (2-12 hours), and $40 (12-24 hours). The condominium unit owners, hotel guests, and office tenants that utilize the Chatham Center Garage Property must all pay the transient rates. See below for a breakdown of transient and contract revenue at the Chatham Center Garage Property.

Transient vs Contract Parking(1)
Year	Transient Parking ($)	Contract Parking ($)	Total Parking Revenue ($)(2)
2024	$3,936,099	$3,294,898	$7,230,997
2023	$3,023,502	$2,879,689	$5,903,191
2022	$1,958,913	$2,692,988	$4,651,901
2021	$932,692	$2,529,798	$3,462,490
2020	$1,217,453	$3,062,453	$4,279,906
2019	$4,184,173	$4,082,085	$8,266,258
(1)	Source: Provided by the borrower sponsor.
(2)	The income in the chart represents gross receipts, while the underwritten rent is net of sales tax.

A-3-50

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Chatham Center Garage Property.

Operating History and Underwritten Net Cash Flow
	2022		2023		2024		TTM 6/30/2025		U/W(1)		Per Space
Base Rent	$4,041,111		$5,107,389		$6,220,020		$6,528,145		$6,924,522		3,031.75
Vacant Income	0		0		0		0		0		0.00
Gross Potential Rent	$4,041,111		$5,107,389		$6,220,020		$6,528,145		$6,924,522		$3,031.75
Total Reimbursements	0		0		0		0		0		0.00
Other Income	33,765		33,765		33,765		33,765		33,765		$14.78
Net Rental Income	$4,074,876		$5,141,154		$6,253,785		$6,561,910		$6,958,287		$3,046.54
(Vacancy/Credit Loss)	0		0		0		0		(695,829)		(304.65)
Effective Gross Income	$4,074,876		$5,141,154		$6,253,785		$6,561,910		$6,262,458		$2,741.88
Total Expenses(2)	$825,470		$969,770		$1,287,522		$1,267,903		$1,443,507		$632.01
Net Operating Income(3)	$3,249,406		$4,171,384		$4,966,263		$5,294,007		$4,818,951		$2,109.87
Cap Ex	0		0		0		0		57,100		25.00
Net Cash Flow	$3,249,406		$4,171,384		$4,966,263		$5,294,007		$4,761,851		$2,084.87

Occupancy	NAP		NAP		NAP		NAP		NAP(4)
NCF DSCR	1.01	x	1.30	x	1.54	x	1.65	x	1.48	x
NOI Debt Yield	7.2%		9.3%		11.0%		11.8%		10.7%
(1)	In order to derive U/W Effective Gross Income, the lender used the borrower’s projected 2025 Base Rent and applied a 10% vacancy rate that resulted in an Effective Gross Income equal to $6,262,458, which is in-line with 2024 Effective Gross Income of $6,253,785 and 4.6% below the TTM 6/30/2025 Effective Gross Income of $6,561,910.
(2)	Historical Total Expenses include real estate taxes and insurance, general and administrative expenses, payroll and benefits and repairs and maintenance. U/W and TTM 6/30/2025 expenses includes utilities and security expense. The U/W total expenses includes a management fee.
(3)	U/W Net Operating Income has decreased from TTM 6/30/2025 because the lender is underwriting a 3% management fee.
(4)	49.1% of the spaces are contractually occupied spaces as of the July 30, 2025 rent roll. Transient parking occupancy is not tracked.

Appraisal. According to the appraisal, the Chatham Center Garage Property had an “as-is” appraised value of $70,700,000 as of June 10, 2025, as shown in the table below.

Chatham Center Garage Appraised Value(1)
Property	Value	Capitalization Rate
Chatham Center Garage	$70,700,000	7.50%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated May 29, 2025, there was no evidence of any recognized environmental conditions at the Chatham Center Garage Property.

The Market. The Chatham Center Garage Property is located in Pittsburgh’s downtown area within the Chatham Center Complex. The downtown area is located next to Lower Hill District and Uptown, which benefits from its location between the business core and surrounding urban neighborhoods. The Chatham Center Garage Property is an approximately 4.3-acre site that is part of a mixed-use development that has offices, a hotel, and apartments. The Chatham Center Complex was built between 1964 and 1966, and includes the Chatham Center Garage Property, as well as One Chatham Center, which contains the Pittsburgh Marriott City Center Hotel and offices, and apartments (converted from offices), Two Chatham Center, a 16 story office building under common ownership with the Chatham Center Garage Property, and the Chatham Tower Condominium, a residential condominium with approximately 180 units, all of which are located directly above the Chatham Center Garage Property. The Chatham Center Garage Property is also in close proximity to the PPG Paints Arena, which is located across the street. The indoor arena, built in 2010, holds over 19,000 people and is the home stadium for the Pittsburgh Penguins hockey team.

According to the appraisal, the 2024 population within a one-, two- and three-mile radius of the Chatham Center Garage Property is 20,939, 85,736 and 155,622, respectively. The 2024 average household income within the same radii is $78,254, $79,186 and $82,312, respectively.

A-3-51

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

The following table presents information relating to comparable garage rentals for the Chatham Center Garage Property:

Market Analysis – Competitive Parking Garages(1)
Property Name / Address	Spaces	Daily Max Rate	Monthly Rate
Chatham Center Garage 112 Washington Place Pittsburgh, PA	2,284	$40.00	$240.00
PPG Paints Garage 1001 Fifth Avenue Pittsburgh, PA	642	$30.00	$330.00
Bigelow/Doubletree Garage 1 Bigelow Square Pittsburgh, PA	167	$36.00	NAV
U.S. Steel Building Garage 600 Grant Street Pittsburgh, PA	720	$28.99	$404.00
BNY Mellon Center Garage 500 Grant Street Pittsburgh, PA	235	$18.00	$310.00
Manor Complex Garage 564 Forbes Avenue Pittsburgh, PA	879	$22.00	$275.00
One Oxford Center Garage 301 Grant Street Pittsburgh, PA	850	$29.00	$375.00
First Avenue Garage 600 First Avenue Pittsburgh, PA	1,343	$13.00	$230.00
(1)	Source: Appraisal.

The Borrower and the Borrower Sponsors. The borrower is 54 Chatham LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chatham Center Garage Mortgage Loan.

The borrower sponsors are Lukas Georgiadis, Francis Greenburger and Robert Kantor. Lukas Georgiadis is the president of Elteq Management, the property manager of the Chatham Center Garage Property.

The non-recourse carveout guarantors are TEI LLC and Lukas Georgiadis. Francis Greenburger is the Chairman and Chief Executive Officer of Time Equities, Inc. (“Time Equities”), an affiliate of TEI LLC, while Robert Kantor serves as president.

The Time Equities portfolio includes 329 properties across 37 states, approximately 43 million square feet of residential, industrial, office and retail properties including about 6,000 multi-family apartment units, approximately 900,000 square feet in pending acquisitions, and 2 million square feet of various property types in stages of pre-development and development.

Property Management. The Chatham Center Garage Property is managed by Elteq Management Co., Inc., an affiliate of one of the borrower sponsors.

Initial and Ongoing Reserves. At origination of the Chatham Center Garage Mortgage Loan, the borrower deposited approximately (i) $100,000 into a reserve related to repairs identified in an estoppel from the condominium association of the Chatham Tower Condominium, (ii) $77,500 into an immediate repairs reserve and (iii) $19,894 into a real estate tax reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, approximately $3,979).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, that the insurance reserve will be conditionally waived for so long as the borrower maintains a blanket policy acceptable to the lender. At origination of the Chatham Center Garage Mortgage Loan, a blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $4,758 for capital expenditures.

A-3-52

Other – Parking Garage 112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 5 Chatham Center Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.6% 1.48x 10.7%

Lockbox / Cash Management. The Chatham Center Garage Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower entered into a clearing account agreement at origination with a financial institution pursuant to which from and after the occurrence of a Trigger Period (as defined below), a lockbox and clearing account controlled by the lender (the "Clearing Account") is required to be established by the borrower with such financial institution, into which all rents from non-parking garage tenants, if any, at the Chatham Center Garage Property are required to be deposited directly by the tenants and all credit card receipts are required to be deposited directly by the credit card companies. Following the first occurrence of a Trigger Period, all sums deposited into the Clearing Account will be transferred into the borrower's operating account on a daily basis unless a Trigger Period then exists. During a Trigger Period, any transfers to the borrower's operating account will cease and such sums on deposit in the Clearing Account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the Chatham Center Garage Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds being held by the lender as additional collateral for the Chatham Center Garage Mortgage Loan.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, (iii) the occurrence of a bankruptcy action with respect to the borrower, a guarantor, or the manager, unless solely in the case of the manager, the borrower replaces the manager within 45 days of the commencement of such bankruptcy action with a qualified manager not subject to a bankruptcy action; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (x) clause (ii) above, the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (y) clause (iii) above, if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, and such replacement manager and the borrower have executed and delivered an assignment and subordination agreement satisfactory to the lender. The borrower may prevent the commencement of a Trigger Period under clause (ii) above by delivering cash or a letter of credit in the amount of $700,000 annually until the DSCR is equal to or above 1.20x, provided, however, the borrower will not be required to deliver an additional deposit or letter of credit in the amount of $700,000 more than once such that the amount held to prevent a Trigger Period under clause (ii) above will not exceed $1,400,000. Once the Chatham Center Garage Property has achieved a DSCR of at least 1.20x for two consecutive quarters, the deposit or letter of credit will be released so long as no Trigger Period is then continuing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Master Lease. The borrower executed a 10-year master lease with TEI LLC, one of the non-recourse carveout guarantors, at origination for 200 spaces at $215 per space ($43,000 monthly), which terminates August 6, 2030; provided that if the trailing twelve months’ net operating income and effective gross income excluding the master lease (each as calculated in accordance with the master lease) are not equal to or greater than $5.29 million and $6.5 million respectively (the “Financial Targets”), the term of the master lease will automatically renew for five additional one year periods unless the Financial Targets have been achieved as of the respective renewal date; provided that if the master lease has not terminated previously and the Chatham Center Garage Mortgage Loan has not been satisfied in full by August 6, 2035, then the term of the master lease will continue until the Chatham Center Garage Mortgage Loan has been satisfied in full. The borrower executed a separate master lease with the owner of the Two Chatham Center office building (the “Two Chatham Owner”), which is an affiliate of the borrower, for the duration of the loan term that provides for the Two Chatham Owner to pay to the borrower any funds received from its tenants at the Two Chatham Office Center Building in exchange for parking rights in the Chatham Center Garage Property. The master leases are recourse to the non-recourse carveout guarantors.

Ground Lease. None.

A-3-53

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

A-3-54

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

A-3-55

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

A-3-56

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Andrew Hayman	Collateral:	Fee
Borrower(s):	Sunshine Land Associates Limited Partnership	Location:	Miami, FL
Original Balance:	$40,500,000	Year Built / Renovated:	1999 / NAP
Cut-off Date Balance:	$40,500,000	Property Management:	The Hayman Company
% by Initial UPB:	6.4%	Size:	104,700 SF
Interest Rate:	6.74000%	Appraised Value (As Is) / Per SF:	$59,750,000 / $571
Note Date:	July 30, 2025	Appraisal Date:	April 26, 2025
Original Term:	120 months	Occupancy:	100.0% (as of June 26, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,730,763
Interest Only Period:	120 months	Underwritten NCF:	$3,607,254
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2035	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,505,934 (TTM May 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$3,622,648
Call Protection:	L(24),D(89),O(7)	2023 NOI:	$3,636,709
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$3,636,148

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$387
Taxes:	$345,534	$69,107	NAP	Maturity Date Loan / SF:	$387
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.8%
Replacement Reserves:	$0	$1,583	NAP	Maturity Date LTV:	67.8%
TI / LC:	$0	$8,710	NAP	UW NOI DY:	9.2%
Deferred Maintenance:	$17,050	$0	NAP	UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000	97.1%	Loan Payoff	$40,474,380	97.1%
Borrower Sponsor Equity	1,195,206	2.9	Closing Costs(2)	858,242	2.1
			Upfront Reserves	362,584	0.9
Total Sources	$41,695,206	100.0%	Total Uses	$41,695,206	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Closing costs include a rate buydown of $405,000.

The Loan. The sixth largest mortgage loan (the “Shoppes at Dadeland Mortgage Loan”) is secured by the borrower’s fee interest in a 104,700 square foot anchored retail shopping center located in Miami, Florida (the “Shoppes at Dadeland Property”). The Shoppes at Dadeland Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $40,500,000. The Shoppes at Dadeland Mortgage Loan was originated on July 30, 2025 by CREFI and accrues interest at a fixed rate of 6.74000% per annum. The Shoppes at Dadeland Mortgage Loan has an initial term of ten-years and is interest-only for the full term. The scheduled maturity date of the Shoppes at Dadeland Mortgage Loan is August 6, 2035.

A-3-57

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

The Property. The Shoppes at Dadeland Property is a 104,700 square foot anchored retail property located in Miami, Florida. The Shoppes at Dadeland Property was originally constructed in 1999 and consists of two buildings situated on a 7.60-acre site. The Shoppes at Dadeland Property has 358 surface parking spaces, resulting in a parking ratio of approximately 3.42 spaces per 1,000 square feet.

As of June 26, 2025, the Shoppes at Dadeland Property was 100.0% leased to five national tenants and is anchored by Brandsmart USA Dadeland, LLC (“Brandsmart USA”). Other national tenants include The Container Store, Inc. (“The Container Store”), Old Navy, LLC (“Old Navy”), Five Below, Inc., and VCA Animal Hospitals, Inc. As of the Cut-off Date, the current tenant roster has been at the Shoppes at Dadeland Property for a weighted average of 17.6 years with three tenants comprising 84.7% of net rentable area and 83.1% of underwritten base rent having been at the Shoppes at Dadeland Property for over ten years, including The Container Store and Old Navy, which have been at the Shoppes at Dadeland Property since construction in 1999.

Major Tenants. The three largest tenants based on underwritten base rent are Brandsmart USA, The Container Store and Old Navy.

Brandsmart USA (44,648 square feet; 42.6% of net rentable area; 35.9% of underwritten base rent). Brandsmart USA is an electronics and appliance retailer focused in the southeast that sells televisions, home theaters, audio players, mobile phones, cameras, computers, tablets, musical instruments, video games, clocks, toys, calculators, projectors, and home appliances. Brandsmart USA has been a tenant at the Shoppes at Dadeland Property since November 2010 and has a current lease term through December 2030 with two, five-year renewal options remaining and no termination options.

The Container Store (25,522 square feet; 24.4% of net rentable area; 25.0% of underwritten base rent). The Container Store is a national retailer focused on organization and storage products, including product categories in custom spaces, closet, storage, garage and shelving, office, bathroom, cleaning, travel, home décor and college shopping. The Container Store has been a tenant at the Shoppes at Dadeland Property since November 1999 and has a current lease term through June 2030 with no renewal or termination options remaining.

Old Navy (18,502 square feet; 17.7% of net rentable area; 22.2% of underwritten base rent). Founded in 1994, Old Navy is a national retailer with over 1,200 stores globally that is focused on the sale of clothing, furnishings, and accessories for men, women, and children. Old Navy is a fully owned subsidiary of The Gap, Inc. Old Navy has been a tenant at the Shoppes at Dadeland Property since November 1999 and has a current lease term through August 2030 with no renewal options remaining. Old Navy has the right to terminate its lease from and after September 1, 2025, provided it gives 365 days’ prior notice to the landlord. Additionally, if the landlord is redeveloping the Shoppes at Dadeland Property, the landlord has the right to terminate the lease with 365 days’ prior notice. No such termination of the lease will be effective prior to August 31, 2026.

The following table presents certain information relating to the largest tenants at the Shoppes at Dadeland Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	2024 Sales PSF / Year	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Brandsmart USA	NR/NR/NR	44,648	42.6%	$1,486,860	$33.30	35.9%	$1,071.01	3.1%	12/10/2030	N	2 x 5 yr
The Container Store	NR/NR/NR	25,522	24.4%	$1,035,000	$40.55	25.0%	$280.18	14.5%	6/30/2030	N	N
Old Navy	NR/Ba3/BB	18,502	17.7%	$918,178	$49.63	22.2%	$271.39	18.3%	8/31/2030	Y(3)	N
Five Below, Inc.	NR/NR/NR	9,831	9.4%	$442,395	$45.00	10.7%	NAV	NAV	7/31/2031	N	3 x 5 yr
VCA Animal Hospitals, Inc.	NR/NR/NR	6,197	5.9%	$256,476	$41.39	6.2%	NAV	NAV	4/30/2033	N	N
Total Major Tenants		104,700	100.0%	$4,138,909	$39.53	100.0%
Vacant		0	0.0%
Total		104,700	100.0%
(1)	Based on the underwritten rent roll dated June 26, 2025 inclusive of $233,348 of contractual rent steps through August 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Old Navy has the right to terminate its lease from and after September 1, 2025, provided it gives 365 days’ prior notice to the landlord. Additionally, if the landlord is redeveloping the Shoppes at Dadeland Property, the landlord has the right to terminate the lease with 365 days’ prior notice. No such termination of the lease will be effective prior to August 31, 2026.

A-3-58

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

The following table presents certain information relating to the tenants that report sales at the Shoppes at Dadeland Property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2021	2022	2023	2024
Brandsmart USA	44,648	$1,513.69	$1,359.02	$1,165.24	$1,071.01
The Container Store	25,522	$431.91	$437.03	$340.24	$280.18
Old Navy	18,502	$316.33	$273.47	$269.70	$271.39
(1)	Information obtained from the borrower. Sales represents sales per SF per year for each tenant.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Dadeland Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	88,672	84.7%	84.7%	$3,440,038	83.1%	$38.80	3
2031	9,831	9.4%	94.1%	$442,395	10.7%	$45.00	1
2032	0	0.0%	94.1%	$0	0.0%	$0.00	0
2033	6,197	5.9%	100.0%	$256,476	6.2%	$41.39	1
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	104,700	100.0%	100.0%	$4,138,909	100.00%	$39.53	5
(1)	Based on the underwritten rent roll dated June 26, 2025 inclusive of $233,348 of contractual rent steps through August 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

A-3-59

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shoppes at Dadeland Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 5/31/2025	UW(1)	UW PSF
Base Rent	$3,892,819	$3,895,797	$3,888,412	$3,899,020	$3,901,042	$3,905,561	$37.30
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$233,348	$2.23
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0	$0.00
Reimbursements	$750,811	$1,203,224	$1,206,599	$1,288,835	$1,327,401	$1,205,753	$11.52
Gross Potential Income	$4,643,630	$5,099,022	$5,095,011	$5,187,855	$5,228,443	$5,344,662	$51.05
Economic Vacancy & Credit Loss	($470,526)	($241,683)	($60,421)	$0	($112,641)	($267,233)	($2.55)
Other Income	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$4,173,104	$4,857,339	$5,034,590	$5,187,855	$5,115,802	$5,077,429	$48.50

Real Estate Taxes	$709,674	$731,770	$775,257	$758,201	$809,182	$758,201	$7.24
Management Fee	$125,193	$145,720	$151,038	$155,636	$153,474	$152,323	$1.45
Insurance	$157,480	$134,039	$253,584	$443,662	$456,307	$202,922	$1.94
CAM Expenses	$129,815	$128,340	$125,161	$130,054	$121,950	$131,818	$1.26
Other Expenses(3)	$63,192	$81,322	$92,843	$77,654	$68,954	$101,403	$0.97
Total Operating Expenses	$1,185,354	$1,221,190	$1,397,881	$1,565,207	$1,609,867	$1,346,666	$12.86

Net Operating Income	$2,987,750	$3,636,148	$3,636,709	$3,622,648	$3,505,934	$3,730,763	$35.63
Replacement Reserves	$0	$0	$0	$0	$0	$18,990	$0.18
TI/LC	$0	$0	$0	$0	$0	$104,518	$1.00
Net Cash Flow	$2,987,750	$3,636,148	$3,636,709	$3,622,648	$3,505,934	$3,607,254	$34.45

Occupancy (%)	88.4%	94.1%	98.0%	100.0%	100.0%	95.0%(4)
NCF DSCR	1.08x	1.31x	1.31x	1.31x	1.27x	1.30x
NOI Debt Yield	7.4%	9.0%	9.0%	8.9%	8.7%	9.2%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated June 26, 2025.
(2)	Contractual Rent Steps are inclusive of $233,348 of contractual rent steps through August 1, 2026.
(3)	Other Expenses include repairs and maintenance, utilities and general and administrative expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Shoppes at Dadeland Property had an “as-is” appraised value of $59,750,000 as of April 26, 2025, as shown in the table below.

Shoppes at Dadeland Appraised Value(1)
Property	Value	Capitalization Rate
Shoppes at Dadeland	$59,750,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated May 13, 2025, there was no evidence of any recognized environmental conditions at the Shoppes at Dadeland Property.

The Market. The Shoppes at Dadeland Property is located at 7200-7260 North Kendall Drive in the Downtown Dadeland neighborhood of Miami, Florida. According to the appraisal, the immediate area surrounding the Shoppes at Dadeland Property has been master-planned and recently developed with high-rise residential and commercial development with a plan to create a working/living downtown lifestyle in the area. This development includes 5,150 high-rise residential condominiums and a new 211,230 square foot, 24-story, Class A office condominium development (Town Center One). Additionally, the immediate area includes the Dadeland Mall, which is a super-regional mall containing 1.8 million square feet anchored by Macy’s, JCPenney, Saks Fifth Avenue and Limited/Express with over 140

A-3-60

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

specialty stores. Primary access to the Shoppes at Dadeland Property is provided by the Palmetto Expressway (SR 826) and the Snapper Creek Expressway, with nearby access to US Highway 1 providing access to the surrounding area.

According to a third party market research report, the Shoppes at Dadeland Property is located in the Kendall retail submarket of the broader Miami-Dade County retail market. As of July 7, 2025, the Kendall retail submarket had a total inventory of 22,378,391 square feet, a vacancy rate of 2.6% and asking rent of $49.69 per square foot.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Shoppes at Dadeland Property was 23,876, 100,371 and 293,711, respectively. The 2024 average household income within the same radii was $119,468, $168,435 and $154,265, respectively.

The following table presents information relating to comparable retail leases for the Shoppes at Dadeland Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Shoppes at Dadeland(2)	-	1999 / NAP	The Container Store, Inc.	25,522	Nov-99	30.6	$40.55
7200-7260 North Kendall Drive Miami, FL 33156
Downtown Dadeland	0.1 mi	2006 / NAP	Asking Jr. Anchor	11,090	May-25	10.0	$39.00
7250 North Kendall Drive Miami, FL 33156
Dadeland Plaza	0.3 mi	1979 / NAP	Quoted	NAP	NAP	NAP	$50.00 - $65.00
9479 South Dixie Highway Pinecrest, FL 33156
Greenery Mall	0.5 mi	1983 / NAP	Asking Jr. Anchor	16,990	May-25	10.0	$37.00
7700 SW 88th St Kendall, FL 33156
Dadeland Station	0.6 mi	1996 / NAP	Asking 3rd Floor Anchor	60,000	May-25	10.0	$35.00
8350-8390 South Dixie Highway Miami, FL 33143
Shops of Kendall	5.5 mi	1974 / NAP	Quoted	NAP	NAP	NAP	$48.00 - $60.00
12500-12650 SW 88th Street Miami, FL 33186
Doral Atrium	10.1 mi	2023 / NAP	Amazon Fresh	41,261	Sep-23	20.0	$28.00
7905 NW 36th Street and 3900 NW 79th Avenue Doral, FL 33166
Doral Square	10.6 mi	2022 / NAP	HomeGoods	25,876	Oct-23	10.0	$25.00
8700 NW 36th Street Doral, FL 33166
Block 55 Sawyers Walk	15.3 mi	2023 / NAP	Aldi	23,723	Dec-23	10.0	$29.25
249 NW 6th Street Miami, FL 33101
Bal Harbour Square	47.1 mi	1990 / NAP	Publix	33,496	Mar-23	20.0	$28.17
1630-1860 N Federal Highway Fort Lauderdale, FL 33305
Uptown Boca Raton	60.0 mi	2020 / NAP	Life Time Fitness Whole Foods	36,643 35,005	Oct-25 Feb-23	20.0 21.7	$25.00 $20.00
9536 Glades Road Boca Raton, FL 33434
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 26, 2025.

The Borrower and the Borrower Sponsor. The borrower is Sunshine Land Associates Limited Partnership, a Michigan limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shoppes at Dadeland Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Andrew Hayman, president of the Hayman Company. Founded in 1963, the Hayman Company is a privately-owned commercial real estate company with 280 employees and a portfolio consisting of 15 million square feet of commercial space and 45,000 apartment units. The Hayman Company’s real estate team has experience in all areas of real estate investment and management, including acquisition, financing, marketing, leasing, and construction management.

Property Management. The Shoppes at Dadeland Property is managed by The Hayman Company, a borrower-affiliated property management company.

A-3-61

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

Initial and Ongoing Reserves. At origination of the Shoppes at Dadeland Mortgage Loan, the borrower deposited approximately (i) $17,050 into an immediate repairs reserve and (ii) $345,534 into a reserve account for taxes.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $69,107).

Insurance Reserve – If the liability or casualty policy maintained by the borrower covering the Shoppes at Dadeland Property does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $17,756). At origination of the Shoppes at Dadeland Mortgage Loan a blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,583.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $8,710 for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The Shoppes at Dadeland Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Shoppes at Dadeland Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account and is thereafter required to immediately deposit, or cause the property manager to deposit, all revenue received by the borrower or property manager, as applicable, into such lender-controlled lockbox account. On or before the origination date, the borrower was required to send a notice to all tenants occupying space at the Shoppes at Dadeland Property directing them to pay all rent and other sums due under the applicable lease into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the Shoppes at Dadeland Mortgage Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Shoppes at Dadeland Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Shoppes at Dadeland Mortgage Loan (provided that such funds may be used to pay tenant improvements and leasing commissions to the extent there are no available funds in the leasing reserve). Upon the expiration of all Trigger Periods, the lender is required to promptly return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any such amounts required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained in such account until the leasing commissions, tenant allowances, tenant improvements, and free rent being reserved for have been paid or expired and the applicable tenant is open for business and paying full rent. Upon an event of default under the Shoppes at Dadeland Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Shoppes at Dadeland Mortgage Loan documents.

A ”Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to provide written notice to the borrower to extend or renew the applicable Specified Tenant lease on or prior to the earlier of twelve months prior to lease expiration and the expiration of the applicable Specified Tenant renewal deadline, in any such case, for a renewal term of at least five years; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (in the aggregate) pursuant to one or more leases with terms of at least five years in accordance with the applicable terms and conditions of the Shoppes at Dadeland Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, sufficient funds have been accumulated in the excess cash flow reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting (such accumulation, the “Specified Tenant Excess Cash Flow Condition”).

A-3-62

Retail – Anchored 7200-7260 North Kendall Drive Miami, FL 33156	Collateral Asset Summary – Loan No. 6 Shoppes at Dadeland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 67.8% 1.30x 9.2%

A “Specified Tenant” means, as applicable, (i) Brandsmart USA, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease(s).

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease and (vi) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has extended or renewed the applicable Specified Tenant lease in accordance with such lease and the Shoppes at Dadeland Mortgage Loan documents for a term of at least five years, and, in the lender’s judgment, the Specified Tenant Excess Cash Flow Condition has been satisfied in connection with any such renewal or extension.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The Shoppes at Dadeland Mortgage Loan permits the borrower to obtain the free release of an outparcel identified in the related loan documents, which contains parking spaces (the “Outparcel”), without prepayment or defeasance of any release price, upon satisfaction of certain conditions, including but not limited to (i) the Outparcel is legally subdivided from the remaining Shoppes at Dadeland Property (the “Remaining Property”) and constitutes a separate tax lot, (ii) compliance of the Remaining Property with legal requirements and the Remaining Property having available to it all public utilities and vehicular and pedestrian access in conformity with its current use and operation (which may be effected by reciprocal easement agreements), (iii) compliance of the release with leases and other applicable documents, (iv) the release is permitted under applicable REMIC requirements and (v) transfer of the Outparcel to another entity.

Ground Lease. None.

A-3-63

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

A-3-64

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

A-3-65

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Office - Suburban
Borrower Sponsor:	Estein Holdings, Ltd.	Collateral:	Fee
Borrower(s):	UST Ballantyne Owner, L.P.	Location:	Charlotte, NC
Original Balance:	$40,000,000	Year Built / Renovated:	2011 / 2024
Cut-off Date Balance:	$40,000,000	Property Management:	Vanderbilt Office Properties, LLC
% by Initial UPB:	6.3%	Size:	260,958 SF
Interest Rate:	6.93900%	Appraised Value / Per SF:	$71,800,000 / $275
Note Date:	July 10, 2025	Appraisal Date:	June 17, 2025
Original Term:	120 months	Occupancy:	99.5% (as of July 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	88.6%
Original Amortization:	NAP	Underwritten NOI:	$6,068,761
Interest Only Period:	120 months	Underwritten NCF:	$5,803,637
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2035	Historical NOI(1)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2024 NOI:	NAV
Call Protection:	L(23),YM1(90),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2024 NOI:	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$341,687	$42,711	NAP	Maturity Date Loan / SF:	$153
Insurance:	$0	$6,288	NAP	Cut-off Date LTV:	55.7%
Replacement Reserves:	$0	$8,481	NAP	Maturity Date LTV:	55.7%
TI/LC Reserve:	$0	$41,667	NAP	UW NOI DY:	15.2%
Unfunded Obligations Reserve:	$282,754	$0	NAP	UW NCF DSCR:	2.06x
Critical Tenant Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	55.0%	Purchase Price	$71,500,000	98.2%
Borrower Sponsor Equity	32,774,045	45.0	Closing Costs	649,604	0.9
			Upfront Reserves	624,441	0.9
Total Sources	$72,774,045	100.0%	Total Uses	$72,774,045	100.0%
(1)	Historical NOIs are not available because the Ballantyne Tower Property (as defined below) was acquired by the borrower sponsor in July 2025.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

A-3-66

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

The Loan. The seventh largest mortgage loan (the “Ballantyne Tower Mortgage Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in an office property totaling 260,958 SF located in Charlotte, North Carolina (the “Ballantyne Tower Property”). The Ballantyne Tower Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $40,000,000.

The Ballantyne Tower Mortgage Loan was originated by Goldman Sachs Bank USA on July 10, 2025. The borrower sponsor utilized the proceeds of the Ballantyne Tower Mortgage Loan to finance the acquisition of the Ballantyne Tower Property, fund upfront obligations and pay origination costs.

The Ballantyne Tower Mortgage Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Ballantyne Tower Mortgage Loan requires interest-only payments during the full term and accrues interest at a rate of 6.93900% per annum on an Actual/360 basis. The scheduled maturity date of the Ballantyne Tower Mortgage Loan is August 6, 2035.

The Property. The Ballantyne Tower Property is a nine-story, suburban office building located at 13320 Ballantyne Corporate Place in Charlotte, Mecklenburg County, North Carolina. Constructed in 2011 and renovated in 2024, the Ballantyne Tower Property encompasses 260,958 square feet of net rentable area on a 5.44-acre site. The improvements benefit from capital investments totaling approximately $7.0 million over the past few years, which included upgrades to the marketplace, second floor, eighth and ninth floors, emergency call box system, and a first-floor refresh.

Key features of the Ballantyne Tower Property include floor-to-ceiling window lines, reception areas, creative meeting spaces, modern breakrooms, private conference rooms, and offices. Its amenity package offers tenants access to an on-site fitness center, a rooftop amenity terrace overlooking The Amp Ballantyne, men's and women's locker rooms with showers, an on-site cafeteria, and tenant lounges. The Ballantyne Tower Property also features a 609-space parking deck, providing a parking ratio of 2.33 spaces per 1,000 square feet of net rentable area. The Ballantyne Tower Property is situated within a professional park setting with access to Interstate 485, facilitating regional connectivity.

The Ballantyne Tower Property is located directly across the Bowl at Ballantyne, which is a newly developed mixed-use project that includes The Amp Ballantyne, a 3,500-square foot amphitheater, which contributes to the area's entertainment and community offerings.

Major Tenants. The three largest tenants by underwritten base rent at the Ballantyne Tower Property are Sirona Dental, Inc., Columbus McKinnon and SERC Reliability Corporation.

Sirona Dental, Inc. (142,625 square feet; 54.7% of NRA; 62.5% of underwritten base rent): Sirona Dental, Inc. is an American manufacturer of dental equipment and technology. The company provides a comprehensive range of products, including CAD/CAM systems, imaging systems (such as X-ray and intraoral scanners), treatment centers, and dental instruments. These products are utilized by dentists, dental clinics, and dental laboratories worldwide. Sirona Dental, Inc. is headquartered at the Ballantyne Tower Property.

Columbus McKinnon (55,300 square feet; 21.2% of NRA; 25.1% of underwritten base rent): Columbus McKinnon Corporation is a worldwide designer, manufacturer, and marketer of intelligent motion solutions for material handling. The company's products and solutions move, lift, position, and secure materials, catering to various industries, including construction, industrial, energy, and entertainment. Columbus McKinnon is headquartered at the Ballantyne Tower Property.

SERC Reliability Corporation (28,525 square feet; 10.9% of NRA; 12.1% of underwritten base rent): The SERC Reliability Corporation is a regional entity formed to promote and improve the reliability of the North American bulk power system. SERC is responsible for ensuring the reliability and security of the bulk power system across several southeastern states.

A-3-67

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

The following table presents certain information relating to the tenants at the Ballantyne Tower Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF		% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Sirona Dental, Inc.	Baa2/BBB-/NR	142,625	54.7%	$6,032,952	$42.30		62.5%	3/31/2032	N	2 x 5 yrs
Columbus McKinnon	Ba3/B+/NR	55,300	21.2%	$2,417,163	$43.71		25.1%	6/30/2036	N	1 x 5 yrs
SERC Reiliability Corporation	NR/NR/NR	28,525	10.9%	$1,164,961	$40.84		12.1%	9/30/2037	N	2 x 5 yrs
SPX Flow	NR/NR/NR	656	0.3%	$30,000	$45.73		0.3%	7/1/2026	N	None
Amenity Space/Static Vacancy	NR/NR/NR	33,852	13.0%
Occupied Total Collateral		260,958	100.0%	$9,645,076	$42.47	(3)	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025, inclusive of $280,029 of rent steps through August 31, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Excludes Amenity Space/Static Vacancy, which is being treated as occupied.

The following table presents certain information relating to the lease rollover schedule at the Ballantyne Tower Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	656	0.3%	0.3%	$30,000	0.3%	$45.73	1
2027	0	0.0%	0.3%	$0	0.0%	$0.00	0
2028	0	0.0%	0.3%	$0	0.0%	$0.00	0
2029	0	0.0%	0.3%	$0	0.0%	$0.00	0
2030	0	0.0%	0.3%	$0	0.0%	$0.00	0
2031	0	0.0%	0.3%	$0	0.0%	$0.00	0
2032	142,625	54.7%	54.9%	$6,032,952	62.5%	$42.30	1
2033	0	0.0%	54.9%	$0	0.0%	$0.00	0
2034	0	0.0%	54.9%	$0	0.0%	$0.00	0
2035	0	0.0%	54.9%	$0	0.0%	$0.00	0
2036 & Thereafter	83,825	32.1%	87.0%	$3,582,124	37.1%	$42.73	2
Amenity Space/Static Vacancy	33,852	13.0%	100.0%	NAP	NAP	NAP	NAP
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	260,958	100.0%		$9,645,076	100.0%	$42.47(3)	4
(1)	Based on the underwritten rent roll dated July 1, 2025, inclusive of $280,029 of rent steps through August 31, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Excludes Amenity Space/Static Vacancy, which is being treated as occupied.

A-3-68

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Ballantyne Tower Property:

Cash Flow Analysis(1)(2)
	Underwritten	U/W Per SF
Base Rental Revenue	$9,645,076	$36.96
Credit Tenant Rent Steps	864,526	$3.31
Total Commercial Reimbursement Revenue	63,698	$0.24
Other Revenue	468,583	$1.80
Potential Gross Revenue	$11,041,883	$42.31
Vacancy Loss	(1,256,170)	($4.81)
Effective Gross Revenue	$9,785,714	$37.50
Real Estate Taxes	512,530	$1.96
Insurance	75,460	$0.29
Utilities	520,068	$1.99
Repairs & Maintenance	603,378	$2.31
Janitorial	558,026	$2.14
Management Fee	293,571	$1.12
Other Expenses	1,153,919	$4.42
Total Expenses	$3,716,953	$14.24
Net Operating Income	$6,068,761	$23.26
Replacement Reserves	101,774	$0.39
TI/LC	163,350	$0.63
Net Cash Flow	$5,803,637	$22.24

Occupancy	88.6%
NCF DSCR	2.06x
NOI Debt Yield	15.2%
(1)	Based on the underwritten rent roll dated July 1, 2025, inclusive of $280,029 of rent steps through August 31, 2026.
(2)	Historical information is not available because the Ballantyne Tower Property was acquired by the borrower sponsor in July 2025.

Appraisal. According to the appraisal, the Ballantyne Tower Property had an “As-Is” value of $71,800,000 as of June 17, 2025.

Property	Appraised Value(1)	Capitalization Rate(1)
Ballantyne Tower	$71,800,000	7.50%
(1)	Source: Appraisal.

A-3-69

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

Environmental Matters. According to the Phase I environmental site assessment dated June 5, 2025, there are no recognized environmental conditions or recommendations for further action at the Ballantyne Tower Property.

The Market. The Ballantyne Tower Property is situated within the South/485 submarket, which is part of the larger Charlotte office market. As of the first quarter of 2025, the submarket encompassed approximately 8,138,577 square feet of office space, constituting about 5.9% of the overall market's inventory. The occupancy rate for the South/485 submarket was 79.5% as of the first quarter of 2025 and average asking submarket rent was $38.35 per square foot.

The following table presents certain information regarding competitive sales of the Ballantyne Tower Property:

Competitive Sales(1)
Property Name	Sale Date	Year Built / Renovated	Parking Ratio	NRA (SF)	Sale Price	Price Per SF	OAR
Ballantyne Tower	July 2025	2011 / 2024	2.33	260,958	$71,500,000	$273.99	7.5%
LPL Financial Regional Headquarters	April 2025	2016 / NAP	1.51	451,598	$107,000,000	$236.94	8.3%
Advance Auto Parts Tower	March 2025	2020 / NAP	0.53	346,000	$137,500,000	$397.40	8.0%
Vantage South End	December 2024	2021 / 2022	0.34	625,779	$328,500,000	$524.95	7.2%
McEwen Building	January 2024	2009 / NAP	2.56	175,262	$48,750,000	$278.15	8.5%
(1)	Source: Appraisal.

The Borrower and the Borrower Sponsor. The borrower for the Ballantyne Tower Mortgage Loan is UST Ballantyne Owner, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ballantyne Tower Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the Ballantyne Tower Mortgage Loan is Estein Holdings, Ltd. (“Estein”), a Florida limited partnership. Estein and other affiliates were subject to a prior foreclosure during the COVID-19 pandemic. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Ballantyne Tower Property is managed by Vanderbilt Office Properties, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves.

Unfunded Obligations Reserve – On the origination date, the borrower funded an unfunded obligations reserve in the amount of $282,754.06 for September 2025 through November 2025 free rent to which SERC Reliability Corporation is entitled pursuant to its lease.

Tax Escrows – On the origination date, the borrower funded a real estate tax reserve in the amount of $341,687. On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On each payment date, except if the Ballantyne Tower Property is insured under an acceptable blanket policy, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

TI/LC Reserve - On each payment date, the borrower is required to fund a tenant improvement and leasing commission reserve as follows: (i) for the payment dates from September 2025 to and including August 2033, $41,666.67; and (ii) thereafter $125,000.

Capital Expenditures Reserve - On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of $8,481.14 ($0.39 per square foot per annum).

Critical Tenant Reserve - On each payment date during the continuance of a Critical Tenant Trigger Event (as defined below) as it pertains to all or a portion of the Critical Tenant Space (as defined below), the borrower is required to fund a reserve account in the amount equal to (i) $40 for each square foot of Critical Tenant Space that is subject to a Critical Tenant Trigger Event, minus (a) the balance in the TI/LC reserve account as of the date of the occurrence of the Critical Tenant Trigger Event and (b) any cash deposited in the critical tenant account or letter of credit delivered to the lender in respect thereof (the “Critical Tenant Threshold Amount”), divided by (ii) 12, until the total deposits made to the such reserve account are equal to the Critical Tenant Threshold Amount.

A “Critical Tenant" means any of the following: (i) Sirona Dental, Inc. and (ii) any future tenant which takes occupancy of all or a portion of the approximate 142,625 square feet leased by Sirona Dental, Inc. if such lease constitutes a “major lease” under the Ballantyne Tower Mortgage Loan documents.

A-3-70

Office – Suburban 13320 Ballantyne Corporate Place Charlotte, NC 28277	Collateral Asset Summary – Loan No. 7 Ballantyne Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 55.7% 2.06x 15.2%

A "Critical Tenant Trigger Event" means the occurrence of any of the following: (x) the date of the filing of a bankruptcy petition by or against any Critical Tenant or the guarantor under its lease under the Bankruptcy Code or any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors; (y) the Critical Tenant has not given notice to renew its lease as to at least 79% of its Critical Tenant Space as of the date that is the earlier of (a) the date required pursuant to its Critical Tenant lease or (b) 12 months prior to the expiration of its lease; or (z) the date that any Critical Tenant either (i) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or vacate 33% or more of its Critical Tenant Space or effectuates an early termination of its lease or (ii) is no longer operating in at least 67% of its Critical Tenant Space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its lease, (B) caused solely by casualty or condemnation or renovations or alterations undertaken pursuant to the terms of its lease and which discontinuance, in the case of renovations, does not extend for a period in excess of 90 consecutive days and (C) caused by force majeure.

A "Critical Tenant Space" means any of the following: (i) the approximate 142,625 square feet of leased premises (the "Sirona Dental Space") subject to the existing lease, dated as of July 26, 2017, between a predecessor-in-interest to the borrower, as landlord, and Sirona Dental, as tenant (as amended, the "Sirona Dental Lease"); and (ii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant lease.

Lockbox / Cash Management. The Ballantyne Tower Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. On each business day funds will be swept (a) if no Ballantyne Tower Trigger Period (as defined below) is continuing, to a borrower operating account and (b) if a Ballantyne Tower Trigger Period is continuing, to the cash management account.

During the continuance of a Ballantyne Tower Trigger Period or, at the lender’s discretion, if such Ballantyne Tower Trigger Period was caused by the continuance of an event of default under the Ballantyne Tower Mortgage Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Ballantyne Tower Mortgage Loan.

A “Ballantyne Tower Trigger Period” means each period commencing when (a) the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter beginning with the fiscal quarter beginning on October 1, 2026, is less than 1.35x, and ending when the debt service coverage ratio (as calculated under the Ballantyne Tower Mortgage Loan documents) and borrower has not made a cash deposit into the excess cash flow account or delivered a letter of credit to lender in an aggregate amount, when combined with the cash balance in the excess cash flow account, to equal to $1,110,834, determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.35x or such cash deposit or letter of credit is delivered to lender, (b) if the annual, quarterly or monthly financial reports required under the Ballantyne Tower Mortgage Loan documents are not timely delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no Ballantyne Tower Trigger Period is ongoing or (c) during the continuance of a mortgage loan event of default.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The beneficial owners of a successor borrower are permitted to obtain a mezzanine loan secured by their interests in such successor borrower in connection with the sale of the Ballantyne Tower Property and assumption of the Ballantyne Tower Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) no event of default under the Ballantyne Tower Mortgage Loan is continuing, (ii) the loan-to-value ratio (as calculated under the Ballantyne Tower Mortgage Loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is no greater than 55.71%, (iii) the debt yield (as calculated under the Ballantyne Tower Mortgage Loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is at least 16.12%, (iv) the debt service coverage ratio (as calculated under the Ballantyne Tower Mortgage Loan documents and taking into account the mezzanine loan and the Ballantyne Tower Mortgage Loan) is at least 2.03x, (v) the execution of an intercreditor agreement that is reasonably acceptable to the lender; and (vi) receipt of a rating agency confirmation.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-71

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

A-3-72

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

A-3-73

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – CBD
Borrower Sponsor(s):	Matthew R. Kaplan	Collateral:	Fee
Borrower(s):	Fleet James Street Owner LLC	Location:	Newark, NJ
Original Balance(1):	$29,975,041	Year Built / Renovated:	1933 / 2016-2019
Cut-off Date Balance(1):	$29,975,041	Property Management:	Fidelco Management Services LLC
% by Initial UPB:	4.7%	Size:	79,459 SF
Interest Rate:	6.99100%	Appraised Value / Per SF:	$69,600,000 / $876
Note Date:	July 16, 2025	Appraisal Date:	May 2, 2025
Original Term:	120 months	Occupancy:	100.0% (as of August 6, 2025)
Amortization(2):	Interest Only, Amortizing Balloon – ARD	UW Economic Occupancy:	100.0%
Original Amortization:	261 months	Underwritten NOI:	$4,175,000
Interest Only Period:	116 months	Underwritten NCF:	$4,175,000
First Payment Date:	September 6, 2025
Maturity Date(2):	August 6, 2035	Historical NOI
Additional Debt Type:	B-Note	Most Recent NOI:	$4,175,000 (TTM May 31, 2025)
Additional Debt Balance:	$10,424,959	2024 NOI:	$4,175,000
Call Protection:	L(24),D(89),O(7)	2023 NOI:	$4,175,000
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$4,175,000

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$377	$508
Insurance:	$72,510	Springing	NAP	Maturity Date Loan / SF:	$372	$372
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV:	43.1%	58.0%
TI / LC:	$0	Springing	NAP	Maturity Date LTV:	42.5%	42.5%
Material Tenant Reserve:	$0	Springing	NAP	UW NOI DY:	13.9%	10.3%
				UW NCF DSCR(4):	1.97x	1.15x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$29,975,041	74.2%	Loan Payoff	$39,224,623	97.1%
Subordinate Loan	10,424,959	25.8	Return of Equity	582,494	1.4
			Closing Costs	520,373	1.3
			Upfront Reserves	72,510	0.2
Total Sources	$40,400,000	100.0%	Total Uses	$40,400,000	100.0%
(1)	The Mortgage Loan Information presented above is based on the Audible - Amazon Senior Loan (as defined below).
(2)	Maturity Date is represented by the anticipated repayment date (“ARD”) of August 6, 2035 with a final maturity of January 6, 2039.
(3)	Please see “—Initial and Ongoing Reserves” and “—Lockbox / Cash Management” below for further discussion of reserve information.
(4)	The monthly debt service payments on the Audible - Amazon Whole Loan (as defined below) are based on an initial interest rate of 6.99100% per annum and a 261-month amortization schedule on the Audible - Amazon Whole Loan. All principal amortization (prior to an event of default) on the Audible - Amazon Whole Loan is allocated to the Audible - Amazon Subordinate Note (as defined below), which will result in the Audible - Amazon Subordinate Note amortizing on a 116-month schedule (the monthly payment date four months prior to the ARD); as a result, during the initial 116-month period, the Audible - Amazon Senior Loan is interest only. If, at month 116, the Audible - Amazon Subordinate Note has not been paid in full, then the borrower is required to make an additional principal payment to fully satisfy the Audible - Amazon Subordinate Note. Following the repayment in full of the Audible - Amazon Subordinate Note, all principal amortization on the Audible - Amazon Whole Loan is allocated to the Audible - Amazon Senior Loan. Commencing on the ARD and each payment date thereafter, the Audible - Amazon Whole Loan will accrue interest at an adjusted interest rate of 8.99100% per annum; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. The Audible - Amazon Senior Loan UW NCF DSCR shown above is based on the interest only debt service of the Audible - Amazon Senior Loan.

The Loan.  The eighth largest mortgage loan (the “Audible - Amazon Senior Loan”) is secured by the borrower’s fee interest in a 79,459 SF, Class A, office property located in the central business district (“CBD”) of Newark, New Jersey (the “Audible - Amazon Property”). The Audible - Amazon Senior Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of approximately $29,975,041. In addition to the Audible - Amazon Senior Loan, there is a subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $10,424,959 (the “Audible - Amazon Subordinate Note”) and together with the Audible - Amazon Senior Loan, has an aggregate outstanding principal balance as of the Cut-off Date of $40,400,000 (collectively, the “Audible - Amazon Whole Loan”). The Audible - Amazon Senior Loan was originated on July 16, 2025 by UBS AG and accrues interest at a fixed rate of 6.99100% per annum. The Audible - Amazon Senior Loan has an initial term of 10 years with interest only payments for 116 months and four months of amortization based on a 261-month schedule. The Audible - Amazon Subordinate Note accrues interest at a fixed rate of 6.99100% per annum. The ARD of the Audible - Amazon Whole Loan is August 6, 2035 with a final maturity date of January

A-3-74

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

6, 2039. Commencing on the ARD and each payment date thereafter, the Audible - Amazon Whole Loan will accrue interest at an adjusted interest rate of 8.99100% per annum; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower.

The Audible - Amazon Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-B41 securitization trust. The relationship between the holders of the Audible - Amazon Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Audible - Amazon Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$29,975,041	$29,975,041	Benchmark 2025-B41	No
B	$10,424,959	$10,424,959	New York State Teachers’ Retirement System	Yes
Whole Loan	$40,400,000	$40,400,000

The Property. The Audible - Amazon Property is a 79,459 SF, Class A, CBD office property located in Newark, New Jersey. The Audible - Amazon Property has been 100.0% leased to Audible, Inc. (“Audible”), a subsidiary of Amazon.com, Inc. (“Amazon”), since February 2019. The Audible - Amazon Property consists of three pre-war buildings built in 1933 that comprise the former Second Presbyterian Church. The Audible - Amazon Property was restored for Audible from 2016 to 2019 at a total cost of approximately $67.3 million. Renovations included restoring historical elements of the prior church, interconnecting the three buildings, and rebuilding the interior with all new systems, new floors, and new finishes throughout. The complex is now known as the Amazon-Audible Innovation Center. In exchange for renovating the Amazon-Audible Innovation Center, Audible was awarded a tax credit of up to approximately $39.4 million under the state’s Grow New Jersey Assistance Program.

Amenities at the Audible - Amazon Property include an auditorium, a bowling alley, a full-service cafeteria, conference rooms, lounges, wellness rooms, locker rooms, a library and a coffee bar. Audible employees are currently working five days a week in the office due to Amazon’s mandate that all corporate employees return for five days a week effective January 2025. The Audible - Amazon Property sits on an approximately 0.47-acre site with access to a parking lot for employees located at 80 Orange Street, approximately one block northwest of the Audible - Amazon Property. Audible also runs a shuttle from the nearby NJ Transit commuter rail and the Newark light rail to the Audible - Amazon Property.

Sole Tenant. The sole tenant at the Audible - Amazon Property is Audible, an American online audiobook and podcast service that allows users to purchase and stream audiobooks and other forms of spoken-word content. Audible, a subsidiary of Amazon (rated A1/AA/AA- by Moody’s/S&P/Fitch), has a 20-year initial lease term that commenced in February 2019 and expires in January 2039 with a base annual rental rate of $4,175,000 ($52.54 PSF) triple-net. Audible has two, 10-year renewal options remaining and no termination options. Founded in 1994 and headquartered in Seattle, Washington and Arlington, Virginia, Amazon is an online retailer and web service provider offering a wide range of products and services. The Audible lease at the Audible - Amazon Property has a limited lease guaranty provided by Amazon.

A-3-75

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

The following table presents certain information relating to the sole tenant at the Audible - Amazon Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option

Audible	A1/AA/AA-	79,459	100.0%	$4,175,000	$52.54	100.0%	1/31/2039	N	2 x 10 yr
Total Occupied		79,459	100.0%	$4,175,000	$52.54	100.0%
Vacant		0	0.0%
Collateral Total		79,459	100.0%

(1)	Based on the underwritten rent roll dated as of August 6, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Audible - Amazon Property, based on the initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Thereafter	79,459	100.0%	100.0%	$4,175,000	100.0%	$52.54	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	79,459	100.0%		$4,175,000	100.0%	$52.54	1
(1)	Based on the underwritten rent roll dated as of August 6, 2025.

A-3-76

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Audible - Amazon Property:

Cash Flow Analysis
	2022	2023	2024	TTM 5/31/2025	U/W	U/W PSF
Base Rent	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54
Potential Income from Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54
Total Reimbursements	0	0	0	0	0	$0.00
Net Rental Income	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54
Other Income	0	0	0	0	0	$0.00
(Vacancy & Credit Loss)	0	0	0	0	0	$0.00
Effective Gross Income	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54

Total Expenses	$0	$0	$0	$0	$0	$0.00

Net Operating Income	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54
Replacement Reserves	0	0	0	0	0	$0.00
TI/LC	0	0	0	0	0	$0.00
Net Cash Flow	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$4,175,000	$52.54

Occupancy %(1)	100.0%	100.0%	100.0%	100.0%	100.0%
NCF DSCR(2)	1.97x	1.97x	1.97x	1.97x	1.97x
NOI Debt Yield(2)	13.9%	13.9%	13.9%	13.9%	13.9%
(1)	Historical occupancies represent year-end annual physical occupancies. The UW Occupancy % represents the economic occupancy.
(2)	Metrics are based on the Audible - Amazon Senior Loan.

Appraisal. According to the appraisal, the Audible - Amazon Property had an “as-is” appraised value of $69,600,000 as of May 2, 2025. The table below shows the appraisal’s “as-is” conclusions.

Audible - Amazon Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Audible - Amazon	$69,600,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2025, there was no evidence of any recognized environmental conditions at the Audible - Amazon Property.

The Market. The Audible - Amazon Property is located in Newark, New Jersey, within the CBD and just east of the University Heights neighborhood. The Audible - Amazon Property is approximately 11.1 miles west of New York City, approximately 4.1 miles north of Newark Liberty International Airport, approximately 0.9 miles northwest of Newark-Penn Station, which serves as Newark's largest intercity bus station and train station and is the seventh busiest rail station in the United States, and one block south of Audible’s headquarters at One Washington Place. Primary access to the Audible - Amazon Property is provided by I-280, approximately two blocks from the Audible - Amazon Property, as well as the Newark Broad Street NJ Transit train station, approximately 0.3 miles north of the Audible - Amazon Property, and the Harriet Tubman Square Station of the Newark Light Rail, approximately 0.1 miles east of the Audible - Amazon Property.

Other venues within proximity to the Audible - Amazon Property include the New Jersey Performing Arts Center, the Newark Symphony Hall, the Prudential Center, the Newark Museum, Military Park, and the New Jersey Historical Society. Downtown Newark is home to Seton Hall University School of Law, Rutgers University’s Business School and Law School campuses, New Jersey Institute of Technology and the Government Center, an area of municipal and federal government offices.

According to a third-party market research report, the Audible - Amazon Property is located in the Northern New Jersey office market within the Newark office submarket. As of April 2025, the Newark office submarket contained 24,661,113 square feet of office inventory space with an average rent of $33.42 PSF and a vacancy rate of 9.9%. No new office product has been delivered to the submarket over the past three years. Newark office asking rents of $33.42 PSF exceed the Northern New Jersey office market average of $29.26 PSF.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Audible - Amazon Property was 52,711, 407,986 and 795,075, respectively, and the estimated 2025 average household income within the same radii was $84,792, $77,905 and $96,060, respectively.

A-3-77

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

The table below presents certain information relating to office leases comparable to the Audible - Amazon Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Tenant	Rent PSF	Lease Date	Lease Term (Years)
Audible – Amazon Newark, NJ	1933 / 2016-2019	79,459(2)	100.0%(2)	Audible (2)	$52.54(2)	Feb-19(2)	20.0(2)
1 Washington Street Newark, NJ	1970 / 2001	410,000	NAV	Audible (Renewal)	$33.46	Q2-25	3.0
111 Wood Avenue South Iselin, NJ	2010 / NAP	279,000	NAV	WellPoint, Inc.	$44.00	Jan-25	NAV
400 Connell Drive Berkeley Heights, NJ	2002 / NAP	262,000	NAV	Kennedy's Law Firm	$44.00	Nov-24	12.0
1717 Arch Street Philadelphia, PA	1990 / 2018-2019	1,020,000	NAV	Polsinelli	$34.50	Oct-24	NAV
1 Newark Center Newark, NJ	1992 / NAP	527,000	NAV	NJCRIB Arup	$34.50 $34.50	Feb-24 Jan-24	10.0 10.0
2 Gateway Center Newark, NJ	1900 / 2018-2022	798,000	NAV	NJ Transit	$39.00	Jun-23	25.0
140 Broad Street Red Bank, NJ	1959 / 2023-2024	37,351	NAV	UBS	$45.00	Mar-23	10.0
110 Edison Place Newark, NJ	2019 / NAP	402,500	NAV	Active Listing	$42.00	Available	Negotiable
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of August 6, 2025.

The Borrower and the Borrower Sponsor. The borrower is Fleet James Street Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Audible - Amazon Whole Loan.

The borrower sponsor is Matthew R. Kaplan, the manager of the property management company, Fidelco Management Services LLC. The non-recourse carveout guarantors are the Estate of Marc E. Berson and the Marital Trust u/w/o Marc E. Berson Deceased. Marc E. Berson was the founder of Fidelco Realty Group, an owner-developer of residential, commercial and industrial properties primarily located in New York, New Jersey, Florida, and Ohio. For over 45 years, Fidelco Realty Group has been an investor in properties that require rehabilitation, repositioning and/or environmental remediation, restoring these properties for the benefit of local communities.

Property Management. The Audible - Amazon Property is currently managed by Fidelco Management Services LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. On the origination date, the borrower was required to reserve approximately $72,510 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months; provided, however, no monthly payment is required so long as (i) no event of default has occurred and is continuing, (ii) all of the Audible - Amazon Property is demised pursuant to the Audible lease, (iii) the Audible lease is in full force and effect, (iv) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (v) Audible is obligated pursuant to the terms and conditions of the Audible lease to pay all taxes directly to the applicable governmental authorities in full in a timely manner and (vi) Audible pays all taxes directly to the applicable governmental authorities in full in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by Audible to the lender.

Insurance Escrows – On a monthly basis, unless the Audible - Amazon Property is insured under an acceptable blanket policy (among other conditions related to such blanket policy as described in the related loan documents), the borrower is required to escrow 1/12th of the annual estimated insurance payments. As of the origination date of the Audible - Amazon Whole Loan, a blanket insurance policy was in place.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $1,324 for replacement reserves; provided, however, no monthly payment is required so long as (i) no event of default has occurred and is continuing, (ii) all of the Audible - Amazon Property is demised pursuant to the Audible lease, (iii) the Audible lease is in full force and effect, (iv) no Material Tenant Trigger Event has occurred and is continuing, (v) Audible is obligated pursuant to the terms and conditions of the Audible lease to maintain the Audible - Amazon Property in a condition reasonably acceptable to the lender and (vi) Audible maintains the Audible - Amazon Property in a condition reasonably acceptable to the lender and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by Audible to the lender.

A-3-78

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $13,243 for tenant allowances, tenant improvements and leasing commissions; provided, however, no monthly payment is required so long as (i) the Audible lease is in full force and effect at the entire Audible - Amazon Property, (ii) no Material Tenant Trigger Event has occurred and is continuing and (iii) no event of default has occurred and is continuing.

Lockbox / Cash Management. The Audible - Amazon Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). All rents received from the Audible - Amazon Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. During the occurrence of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Audible - Amazon Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Audible - Amazon Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if the borrower fails to pay, prepay, or defease the Audible - Amazon Whole Loan in full in accordance with Audible - Amazon Whole Loan documents on or before the monthly payment date that occurs one month prior to the ARD (an “ARD Failure Event”), to the lender-controlled excess cash flow account, (b) provided that no ARD Failure Event has occurred, if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (c) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (to the extent not previously swept pursuant to an ARD Failure Event), to the lender-controlled excess cash flow account or (d) if no ARD Failure Event, Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Audible - Amazon Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, any general partner, managing member or sole member (each, a “SPC Party”), any guarantors or the property manager, (iii) the trailing 12-month period Audible - Amazon Whole Loan debt service coverage ratio (“DSCR”) falling below 1.05x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the SPC Party, any guarantor, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Audible - Amazon Property), or any director or officer of the aforementioned parties, (v) a Material Tenant Trigger Event or (vi) an ARD Failure Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the SPC Party’s, the applicable guarantor’s or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.10x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the Audible - Amazon Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event. There is no Cash Management Trigger Event cure following a Cash Management Trigger Event caused by an ARD Failure Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Audible - Amazon Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, a SPC Party, any guarantor or an affiliated property manager, (iii) the trailing 12-month period DSCR falling below 1.05x or (iv) an ARD Failure Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the SPC Party’s, the applicable guarantor’s or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.10x for two consecutive calendar quarters. There is no Cash Sweep Trigger Event cure following a Cash Sweep Trigger Event caused by an ARD Failure Event.

A “Material Tenant” means (i) Audible or (ii) any tenant at the Audible - Amazon Property that, individually or together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the Audible - Amazon Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the Audible - Amazon Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date that a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) (a) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion exceeding 25% of its Material Tenant space and (b) (1) a Material Tenant fails to satisfy a long term unsecured debt rating of at least “AA” by S&P, “A1” by Moody’s and “AA-” by Fitch (the “Required Ratings”) or (2) a monetary or material non-monetary event of default occurs under a Material Tenant, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space, (ix) if (a) all or a portion exceeding 25% of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant and (b)(1) if the debt rating of a Material Tenant or its lease guarantor fails to satisfy the Required Ratings or (2) a monetary or material non-monetary event of default occurs under a Material Tenant or (x) if the debt rating of a Material Tenant or its lease guarantor fails to satisfy the Required Ratings, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii)

A-3-79

Office – CBD 7-17 James Street and 23-27 Washington Street Newark, NJ 07102	Collateral Asset Summary – Loan No. 8 Audible - Amazon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,975,041 43.1% 1.97x 13.9%

or (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space or (2) all or substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space and (h) clause (x) above, the debt rating of the applicable Material Tenant or the applicable lease guarantor is raised or otherwise modified such that it satisfies the Required Ratings.

Current Mezzanine or Secured Subordinate Indebtedness. The Audible - Amazon Property also secures the Audible - Amazon Subordinate Note, which has a Cut-off Date principal balance of approximately $10,424,959 and is co-terminus with the Audible - Amazon Senior Loan. The monthly debt service payments on the Audible - Amazon Whole Loan are based on an initial interest rate of 6.99100% per annum and a 261-month amortization schedule on the Audible - Amazon Whole Loan. Principal amortization (prior to an event of default) on the Audible - Amazon Whole Loan is allocated to the Audible - Amazon Subordinate Note, which will result in the Audible - Amazon Subordinate Note amortizing on a 116-month schedule (the monthly payment date four months prior to the ARD); as a result, during the initial 116-month period, the Audible - Amazon Senior Loan is interest only. If, at month 116, the Audible - Amazon Subordinate Note has not been paid in full, then the borrower is required to make an additional principal payment to fully satisfy the Audible - Amazon Subordinate Note. Following the repayment in full of the Audible - Amazon Subordinate Note, all principal amortization on the Audible - Amazon Whole Loan is allocated to the Audible - Amazon Senior Loan. Commencing on the ARD and each payment date thereafter, the Audible - Amazon Whole Loan will accrue interest at an adjusted interest rate of 8.9910% per annum; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. Except as discussed above, the Audible - Amazon Senior Loan is senior in right of payment to the Audible - Amazon Subordinate Note, , as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” in the Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-80

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

A-3-81

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

7021 HOLLYWOOD

UPPER LEVEL
LA|FITNESS.
STREET LEVEL
CVS pharmacy
SUBWAY
OPEN BELOW
TARGET
LOWER LEVEL
PARKING STRUCTURE
SHARED PATIO
TARGET

THE PETERSON BUILDING

FIRST LEVEL
SECOND LEVEL
LA LA LAND
Marshalls
LOBBY
Marshalls
N. ORANGE DRIVE
HOLLYWOOD BOULEVARD
Vacant
Leased

A-3-82

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

A-3-83

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(s):	Kamyar Mateen and Tyler Mateen	Collateral:	Fee
Borrower(s):	Hollywood Block LLC	Location:	Hollywood, CA
Original Balance(1):	$24,000,000	Year Built / Renovated:	1929, 1990 / 2014
Cut-off Date Balance(1):	$24,000,000	Property Management:	Grand Canyon Center GP, LLC
% by Initial UPB:	3.8%	Size:	180,797 SF
Interest Rate:	6.68000%	Appraised Value / Per SF:	$69,200,000 / $383
Note Date:	June 23, 2025	Appraisal Date:	May 20, 2025
Original Term:	120 months	Occupancy:	86.0% (as of May 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	87.7%
Original Amortization:	NAP	Underwritten NOI:	$5,235,504
Interest Only Period:	120 months	Underwritten NCF:	$4,981,102
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$5,128,361 (TTM March 31, 2025)
Additional Debt Balance(1):	$25,680,000	2024 NOI:	$5,006,500
Call Protection:	L(25),D(88),O(7)	2023 NOI:	$5,247,900
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$5,426,464

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$275
Taxes:	$456,241	$104,642	NAP	Maturity Date Loan / SF:	$275
Insurance:	$27,899	$10,730	NAP	Cut-off Date LTV:	71.8%
Replacement Reserves:	$0	$3,013	NAP	Maturity Date LTV:	71.8%
TI/LC Reserves:	$500,000	Springing	$500,000	UW NOI DY:	10.5%
Immediate Repairs:	$19,031	$0	NAP	UW NCF DSCR:	1.48x
Material Tenant Reserve:	$1,000,000	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$49,680,000	69.7%	Purchase Price	$69,000,000	96.7%
Borrower Sponsor Equity	21,643,799	30.3	Upfront Reserves	2,003,171	2.8
			Closing Costs	320,629	0.4
Total Sources	$71,323,799	100.0%	Total Uses	$71,323,799	100.0%
(1)	The Hollywood Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $49,680,000 (“The Hollywood Collection Whole Loan”). Financial Information is based on The Hollywood Collection Whole Loan.
(2)	Please see “—Initial and Ongoing Reserves” and “—Lockbox / Cash Management” below for further discussion of reserve information.

The Loan. The Hollywood Collection mortgage loan (“The Hollywood Collection Mortgage Loan”) is secured by the borrower’s fee simple interest in a 180,797 square foot anchored retail center located in Hollywood, California (“The Hollywood Collection Property”). The Hollywood Collection Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.68000% per annum. The Hollywood Collection Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Hollywood Collection Whole Loan was originated on June 23, 2025 by UBS AG. The Hollywood Collection Mortgage Loan is evidenced by the non-controlling Note A-2, with a principal balance as of the Cut-off Date of $24,000,000. The Hollywood Collection Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. The relationship between the holders of The Hollywood Collection Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise The Hollywood Collection Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,680,000	$25,680,000	BBCMS 2025-C35	Yes
A-2	$24,000,000	$24,000,000	Benchmark 2025-B41	No
Whole Loan	$49,680,000	$49,680,000
A-3-84

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

The Property. The Hollywood Collection Property is a 180,797 square foot anchored shopping center located on the north side of Hollywood Boulevard in Hollywood, California. The Hollywood Collection Property is anchored by L.A. Fitness Sports Clubs (“LA Fitness”) (23.8% of NRA; 24.4% of underwritten base rent), Target (21.5% of NRA; 21.3% of underwritten base rent), Marshalls (17.7% of NRA; 4.0% of underwritten base rent) and La La Land (16.3% of NRA; 39.5% of underwritten base rent). As of May 31, 2025, The Hollywood Collection Property was 86.0% occupied by eight tenants. Investment-grade tenants represent 45.2% of NRA and 32.6% of underwritten base rent at The Hollywood Collection Property with seven of the eight tenants having been in occupancy for over ten years. In addition, The Hollywood Collection Property owns a large format, double-sided rooftop billboard with visibility to both eastbound and westbound traffic along Hollywood Boulevard.

The Hollywood Collection Property consists of two buildings situated on two parcels totaling approximately 2.8 acres and includes a multi-level subterranean parking garage with 661 parking spaces (3.7 spaces per 1,000 square feet). Built in 1990, the three-story 7021 Hollywood Boulevard building totals 119,481 square feet and is occupied by Target, LA Fitness, CVS and Subway. Built in 1929 and most recently renovated in 2014, the two-story 7001-7013 Hollywood Boulevard building totals 61,316 square feet and is occupied by Marshalls and La La Land.

Major Tenants.

LA Fitness (43,000 square feet; 23.8% of NRA; 24.4% of underwritten base rent). LA Fitness (S&P: B) is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada and was established in Southern California in 1984. LA Fitness occupies 43,000 square feet of space under a lease that commenced April 6, 2006, with a current lease expiration date of April 5, 2031. LA Fitness pays a base rental rate of $27.27 per square foot, which increases to $30.00 per square foot in April 2026. LA Fitness has one, five-year renewal option remaining and no termination options.

Target (38,839 square feet; 21.5% of NRA; 21.3% of underwritten base rent). Target (Fitch/Moody’s/S&P: A/A2/A) was incorporated in Minnesota in 1902 and offers its customers merchandise and everyday essentials at discounted prices. Target operates as a single segment designed to enable customers to purchase products seamlessly in stores or through its digital channels. Target occupies 38,839 square feet of space under a lease that commenced August 3, 2019, with a lease expiration date of January 31, 2037. Target pays a base rental rate of $29.00 per square foot with 10.0% rent increases every five years. Target has three consecutive, five-year renewal options and one, 4.5-year renewal option remaining and no termination options.

Marshalls (31,916 square feet; 17.7% of NRA; 4.0% of underwritten base rent). One of the operating banners of the TJX Companies (Moody’s/S&P: A2/A), Marshalls operates over 1,000 stores in the U.S. and Canada. The TJX Companies is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The company operates approximately 5,000 stores in nine countries under the banners TJ Maxx, Marshalls, HomeGoods, Sierra Trading Post, Winners, HomeSense, TK Maxx, and TJX. Marshalls occupies 31,916 square feet of space under a lease that commenced October 22, 2014, with a current lease expiration date of January 31, 2026. Marshalls pays base rent at a rate of $6.60 per square foot. Marshalls has three, five-year renewal options remaining and no termination options. In addition, Marshalls has the right, at its election, to extend the original term, or the original term as it may have been previously extended, of its lease for an extension option of a fraction of a year ending upon the next January 31st following the expiration of its original term, or the original term as previously extended, as the case may be. In lieu of a Material Tenant Trigger Event (as defined below) that would occur on Marshalls’ July 31, 2026 notice date, the borrower was required to deposit $1,000,000 into a Marshalls reserve at origination, in addition to minimum Marshalls Renewal Requirements (as defined below).

La La Land (29,400 square feet; 16.3% of NRA; 39.5% of underwritten base rent). La La Land is a souvenirs and gifts store in Hollywood, located on the Hollywood Walk of Fame, with over 30,000 square feet of gifts, the latest fashions, mugs, collectables, license plates, toys, original movie posters, black and white movie stills, and many more movie props. La La Land offers licensed merchandise from many major Hollywood Studios, including Disney, Warner Brothers, and Universal Studios. La La Land occupies 29,400 square feet of space under a lease that commenced January 1, 2014, with a lease expiration date of June 30, 2029. La La Land pays a base rental rate of $71.03 per square foot. La La Land has three, five-year renewal options remaining and no termination options.

A-3-85

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

The following table presents certain information relating to the tenants at The Hollywood Collection Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent(3)	U/W Base Rent Per SF(3)	% Annual U/W Base Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Option
Anchor Tenants
LA Fitness	NR/B/NR	43,000	23.8%	$1,290,100	$30.00	24.4%	4/5/2031	N	1 x 5 yr
Target	A2/A/A	38,839	21.5%	$1,126,331	$29.00	21.3%	1/31/2037	N	Various(4)
Marshalls	A2/A/NR	31,916	17.7%	$210,646	$6.60	4.0%	1/31/2026	N	3 x 5 yr
La La Land	NR/NR/NR	29,400	16.3%	$2,088,281	$71.03	39.5%	6/30/2029	N	3 x 5 yr
Total Anchor Tenants		143,155	79.2%	$4,715,358	$32.94	89.3%
Non-Anchor Tenants		12,276	6.8%	$567,952	$46.27	10.7%
Total Occupied		155,431	86.0%	$5,283,310	$33.99	100.0%
Vacant		25,366	14.0%
Total		180,797	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	U/W Base Rent, U/W Base Rent Per SF and % Annual U/W Base Rent are inclusive of approximately $117,282 of contractual rent steps through July 2026.
(4)	Target has (i) three consecutive five-year options and (ii) one 4.5-year option to renew its lease.

The following table presents certain information relating to the lease rollover schedule at The Hollywood Collection Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of U/W Base Rent	U/W Base Rent $ per SF(3)	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$91,629	1.7%	$0.00	1
2026	33,207	18.4%	18.4%	$303,869	5.8%	$9.15	2
2027	0	0.0%	18.4%	$0	0.0%	$0.00	0
2028	0	0.0%	18.4%	$56,400	1.1%	$0.00	1
2029	29,400	16.3%	34.6%	$2,088,281	39.5%	$71.03	1
2030	0	0.0%	34.6%	$0	0.0%	$0.00	0
2031	43,000	23.8%	58.4%	$1,290,100	24.4%	$30.00	1
2032	0	0.0%	58.4%	$0	0.0%	$0.00	0
2033	0	0.0%	58.4%	$0	0.0%	$0.00	0
2034	0	0.0%	58.4%	$0	0.0%	$0.00	0
2035	0	0.0%	58.4%	$0	0.0%	$0.00	0
2036 & Thereafter	49,824	27.6%	86.0%	$1,453,031	27.5%	$29.16	2
Vacant	25,366	14.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	180,797	100.0%		$5,283,310	100.0%	$33.99	8
(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	U/W Base Rent and U/W Base Rent $ per SF does not include vacant space and is inclusive of approximately $117,282 of contractual rent steps through July 2026.

A-3-86

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Hollywood Collection Property:

Cash Flow Analysis
	2022	2023	2024	TTM 3/31/2025	U/W	U/W PSF
Base Rent	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,166,028	$28.57
Contractual Rent Steps(1)	0	0	0	0	117,282	$0.65
Straight-Line Rent(2)	0	0	0	0	183,083	$1.01
Potential Income from Vacant Space	0	0	0	0	493,665	$2.73
Gross Potential Rent	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,960,058	$32.97
Total Reimbursements	1,909,700	2,051,400	2,101,900	2,034,988	2,387,308	$13.20
Net Rental Income	$7,590,416	$7,735,000	$7,762,500	$7,709,480	$8,347,365	$46.17
Other Income(3)	$890,613	$847,700	$908,600	$890,991	$890,991	$4.93
(Vacancy & Credit Loss)	0	0	0	0	(1,030,086)	($5.70)
Effective Gross Income	$8,481,029	$8,582,700	$8,671,100	$8,600,471	$8,208,271	$45.40

Real Estate Taxes	1,164,975	1,199,700	1,242,900	1,249,738	963,588	$5.33
Insurance	194,002	207,100	210,500	200,088	128,765	$0.71
Management Fee	254,802	258,700	254,900	247,801	246,248	$1.36
Payroll & Benefits	81,260	61,000	59,200	60,898	60,898	$0.34
Repairs & Maintenance	1,157,313	1,388,600	1,625,500	1,446,592	1,306,276	$7.23
Other Operating Expenses(4)	202,213	219,700	271,600	266,993	266,993	$1.48
Total Expenses	$3,054,565	$3,334,800	$3,664,600	$3,472,110	$2,972,767	$16.44

Net Operating Income	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$5,235,504	$28.96
Replacement Reserves	0	0	0	0	27,120	$0.15
TI/LC	0	0	0	0	227,283	$1.26
Net Cash Flow	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$4,981,102	$27.55

Occupancy %(5)	86.0%	86.0%	86.0%	86.1%	87.7%
NCF DSCR(6)	1.61x	1.56x	1.49x	1.52x	1.48x
NOI Debt Yield(6)	10.9%	10.6%	10.1%	10.3%	10.5%
(1)	Contractual rent steps are taken through July 2026.
(2)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenants, Target and CVS.
(3)	Other Income includes income from parking income and miscellaneous income.
(4)	Other Operating Expenses include utilities and general and administrative expenses.
(5)	Historical occupancies represent year-end annual physical occupancies. The U/W Occupancy % represents the economic occupancy.
(6)	Metrics are based on The Hollywood Collection Whole Loan.

Appraisal. According to the appraisal, The Hollywood Collection Property had an “as-is” appraised value of $69,200,000 as of May 20, 2025. The table below shows the appraisal’s “as-is” conclusions.

Audible - Amazon Appraised Value(1)
Property	Appraised Value	Capitalization Rate
The Hollywood Collection	$69,200,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at The Hollywood Collection Property.

The Market. The Hollywood Collection Property is located on the Hollywood Walk of Fame in Hollywood, California. The Hollywood Collection Property has 405 feet of direct frontage on Hollywood Boulevard and is adjacent to several landmarks including the TCL Chinese Theatre, Disney's El Capitan Theatre, Dolby Theatre, Madame Tussaud's Museum, The Hollywood Roosevelt Hotel, Loews Hollywood Hotel, and Ovation Hollywood (formerly Hollywood & Highland). The Hollywood Collection Property is one block west of the Hollywood / Highland Station (B Line) on LA Metro's light-rail system.

According to a third-party market research report, The Hollywood Collection Property is located in the Los Angeles - CA retail market within the Hollywood retail submarket. As of May 2025, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.36 PSF and a vacancy rate of 10.3%. As of year-end 2024, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.80 and a vacancy rate of 8.5%.

A-3-87

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of The Hollywood Collection Property was 49,557, 285,504 and 827,380, respectively, and the estimated 2025 average household income within the same radii was $104,123, $124,910 and $120,203, respectively.

The following table presents certain information relating to comparable retail leases for The Hollywood Collection Property:

Comparable Retail Leases(1)
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
The Hollywood Collection(2) Hollywood, CA	Target	38,839	Aug-2019	17.5	$29.00	NNN
8550 Santa Monica Boulevard West Hollywood, CA	NAV	11,220	Feb-2024	15.0	$51.60	NNN
7323 Beverly Boulevard Los Angeles, CA	Confidential	11,317	Dec-2023	5.0	$60.00	Modified Gross
3550 South La Brea Avenue Los Angeles, CA	NAV	19,451	May-2025	5.0	$33.00	NNN
Lincoln and Rose Shopping Center 225 Lincoln Boulevard Venice, CA	DSW Shoe Warehouse	14,977	May-2024	10.7	$45.96	NNN
1105 Fair Oaks Avenue South Pasadena, CA	Trader Joe's	28,900	May-2024	10.0	$41.52	NNN
Lincoln and Rose Shopping Center 115-241 Lincoln Boulevard Venice, CA	DSW, Inc.	15,000	Aug-2024	10.0	$45.00	NNN
Hollywood Park - Phase I 1213 South District Drive Inglewood, CA	Typical Anchor/Junior	20,000	Dec-2022	10.0	$30.00	NNN
NoHo West 6130-6160 Laurel Canyon Boulevard and 12001 Oxnard Street Los Angeles, CA	Confidential	26,346	Mar-2023	10.1	$20.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 31, 2025.

The Borrower and the Borrower Sponsors. The borrower is Hollywood Block LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Hollywood Collection Whole Loan.

The borrower sponsors and non-recourse carveout guarantors for The Hollywood Collection Whole Loan are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California with a reach across selected regions of the United States in its holdings. Cannon Commercial Inc.’s investments under management and integrated joint venture properties make for a diversified real estate portfolio including office, retail, multifamily, and industrial assets.

Property Management. The property manager is Grand Canyon Center GP, LLC, an affiliate of the borrower sponsors, pursuant to an asset management agreement.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $456,241 for real estate taxes, (ii) $27,899 for insurance premiums, (iii) $500,000 for tenant allowances, tenant improvements and leasing commissions, (iv) approximately $19,031 for immediate repairs and (v) $1,000,000 for material tenant reserves related to the Marshalls lease (the “Marshalls Renewal Reserve Cap”).

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $104,642.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $10,730.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $3,013 for replacement reserves.

TI/LC Reserve – Upon the funds in the TI/LC reserve account being equal to or less than $200,000, the borrower is required to deposit on a monthly basis, approximately $18,833 for tenant allowances, tenant improvements and leasing commissions, subject to a cap of $500,000.

A-3-88

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

Lockbox / Cash Management. The Hollywood Collection Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from The Hollywood Collection Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with The Hollywood Collection Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on The Hollywood Collection Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve (subject to a cap of (i) $1,200,000 (per Material Tenant, not in the aggregate) if the Material Tenant Trigger Event relates to Target or LA Fitness or (ii) $1,900,000 if the Material Tenant Trigger Event relates solely to La La Land, and if the Material Tenant Trigger Event relates to a Marshalls Non-Renewal Trigger Event (as defined below) (i.e. for a subsequent renewal cycle not cured by the upfront $1,000,000 deposit), the cap is $1,000,000), (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to The Hollywood Collection Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, provided, however, that no Cash Management Trigger Event will be deemed to exist with respect to a Marshalls Non-Renewal Trigger Event during any period that the borrower has deposited in cash or letter of credit an amount equal to the Marshalls Renewal Reserve Cap and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.35x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under The Hollywood Collection Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.25x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) LA Fitness, (ii) Target, (iii) La La Land, (iv) Marshalls or (v) any tenant at The Hollywood Collection Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of The Hollywood Collection Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at The Hollywood Collection Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the Material Tenant Extension Deadline (as defined below) applicable to such Material Tenant, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the Material Tenant Extension Deadline applicable to such Material Tenant, such Material Tenant does not give notice of its election to extend such Material Tenant lease (and, if any of clause (i), (ii) or (iii) above occurs with respect to Marshalls, such event is a “Marshalls Non-Renewal Trigger Event”), (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space, provided, however, the foregoing will not apply to Target unless, at the time of such “go dark” event, Target either (a) fails to satisfy a long term unsecured debt rating of at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (the “Required Ratings”) or (b) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant space during the last 12 months of The Hollywood Collection Whole Loan term, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space, (ix) if all or a material portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant other than a sublease for an immaterial portion of the applicable Material Tenant space intended to be an amenity for shoppers such as a Starbucks in the Material Tenant space related to Target, provided any such sublease does not exceed 5% of the square footage of such Material Tenant space and, other than a Permitted Affiliate Lease (as defined below), is not leased to an affiliate of the borrower, the guarantors, the borrower sponsors or any affiliated property

A-3-89

Retail – Anchored 7021 and 7001-7013 Hollywood Boulevard Hollywood, CA 90028	Collateral Asset Summary – Loan No. 9 The Hollywood Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 71.8% 1.48x 10.5%

manager or (x) if the debt rating of a Material Tenant or its lease guarantor fails to satisfy the Required Ratings; provided, however, that the foregoing requirement will not apply to La La Land or LA Fitness, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space or (2) all substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space, (h) clause (x) above, the debt rating of the applicable Material Tenant or the applicable lease guarantor is raised or otherwise modified such that it satisfies the Required Ratings and (i) if the Material Tenant Trigger Event is caused solely by a Marshalls Non-Renewal Trigger Event, the first to occur of (a) the satisfaction of Marshalls Renewal Requirements and (b) the date that amounts on deposit in the Marshalls subaccount equal or exceed the Marshalls Renewal Reserve Cap.

A “Material Tenant Extension Deadline” means (i) with respect to Marshalls, the date which is six months prior to the expiration of its lease, (ii) with respect to LA Fitness, the date which is 10 months prior to the expiration of its lease, (iii) with respect to Target, the date which is 12 months prior to the expiration of its lease, (iv) with respect to La La Land, the date which is 12 months prior to the expiration of its lease and (v) with respect to any other Material Tenant, the date which is the earlier of (a) 12 months prior to the then-applicable expiration date under its Material Tenant lease and (b) the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease.

“Marshalls Renewal Requirements” mean such Material Tenant lease will include, at a minimum, (i) an annual rental of $13.20 per square foot, (ii) terms for a triple net lease and (iii) an extension term of at least 36 months from the current Marshalls lease termination date.

A “Permitted Affiliate Lease” means the borrower will be permitted to lease space at The Hollywood Collection Property to an affiliate of the guarantors, provided that (i) the space leased is not in excess of 15,000 square feet and (ii) such lease contains commercially reasonable terms (including terms relating to free rent, tenant allowances or tenant improvements) consistent with existing local market terms for similar properties, as reasonably approved by the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-90

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

A-3-91

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

A-3-92

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Other – Leased Fee
Borrower Sponsor:	Leon Melohn	Collateral:	Fee
Borrower(s):	32 Slipstream, LLC and 32 Old Stream, LLC	Location:	New York, NY
Original Balance(1):	$21,000,000	Year Built / Renovated:	NAP / NAP
Cut-off Date Balance(1):	$21,000,000	Property Management:	Melohn Enterprises, LLC
% by Initial UPB:	3.3%	Size(4):	42,176 SF
Interest Rate:	5.65000%	Appraised Value / Per SF(5):	$225,000,000 / $5,335
Note Date:	May 5, 2025	Appraisal Date(5):	March 24, 2025
Original Term:	120 months	Occupancy:	NAP
Amortization:	Interest Only	UW Economic Occupancy:	100.0%
Original Amortization:	NAP	Underwritten NOI:	$10,481,490
Interest Only Period:	120 months	Underwritten NCF:	$10,481,490
First Payment Date:	June 6, 2025
Maturity Date:	May 6, 2035	Historical NOI(6)
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	NAV
Additional Debt Balance(1):	$146,000,000	2024 NOI:	NAV
Call Protection(2):	L(27),D(86),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2024 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$3,960
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$3,960
Insurance:	$0	Springing	NAP	Cut-off Date LTV(5):	74.2%
				Maturity Date LTV(5):	74.2%
				UW NOI DY:	6.3%
				UW NCF DSCR:	1.10x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$167,000,000	89.5%	Loan Payoff	$176,544,017	94.6%
Borrower Sponsor Equity	19,685,488	10.5	Closing Costs(7)	10,141,472	5.4
Total Sources	$186,685,488	100.0%	Total Uses	$186,685,488	100.0%
(1)	The 32 Old Slip - Leased Fee Loan (as defined below) is part of the 32 Old Slip - Leased Fee Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $167,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the 32 Old Slip - Leased Fee Whole Loan.
(2)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the Benchmark 2025-B41 securitization trust in September 2025. The actual defeasance lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Size reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Loan.
(5)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraiser also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 126.7%.
(6)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.
(7)	Closing Costs are inclusive of a rate buydown totaling $8,663,125.
A-3-93

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

The Loan. The 10th largest mortgage loan (the “32 Old Slip - Leased Fee Loan”) is part of a whole loan (the “32 Old Slip - Leased Fee Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal balance of $167,000,000. The 32 Old Slip - Leased Fee Loan is evidenced by the non-controlling Note A-2-1, with an outstanding principal balance as of the Cut-off Date of $21,000,000. The 32 Old Slip - Leased Fee Loan will be included in the Benchmark 2025-B41 securitization trust and represents approximately 3.3% of the Initial Pool Balance. The 32 Old Slip - Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip - Leased Fee Whole Loan is secured by the borrowers’ fee simple interest in the land beneath a Class-A office building (not part of the collateral) totaling 1,170,997 square feet located in Manhattan, New York (the “32 Old Slip - Leased Fee Property”). The 32 Old Slip - Leased Fee Whole Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 5.65000% per annum on an Actual/360 basis. The scheduled maturity date of the 32 Old Slip - Leased Fee Whole Loan is May 6, 2035.

The table below identifies the promissory notes that comprise the 32 Old Slip - Leased Fee Whole Loan. The 32 Old Slip - Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the 32 Old Slip - Leased Fee Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2-1	$21,000,000	$21,000,000	Benchmark 2025-B41	No
A-2-2(1)	$10,000,000	$10,000,000	GSBI	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-5	$11,000,000	$11,000,000	BBCMS 2025-C35	No
A-6	$26,000,000	$26,000,000	MSBAM 2025-C35(2)	No
A-7	$10,000,000	$10,000,000	MSBAM 2025-C35(2)	No
Whole Loan	$167,000,000	$167,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	The MSBAM 2025-C35 securitization is expected to close on or about August 14, 2025.

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class A office building totaling 1,170,997 square feet constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually provided, that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see “Ground Lease” below.

Provided that the ground tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

A-3-94

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

Non-Collateral Improvements Major Tenants. The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 square feet; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 square feet; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 square feet; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

The following table presents certain information relating to the major tenants at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$56.50	$11,391,587	19.8%	9/30/2040
Daiwa Capital Markets America	Baa1/BBB+/A-	112,270	9.6%	$72.00	$8,083,440	14.0%	6/30/2026
PG32OS LLC(2)	NR/NR/NR	85,526	7.3%	$66.41	$5,679,696	9.9%	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$65.88	$4,619,670	8.0%	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$61.00	$3,412,218	5.9%	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$58.00	$2,758,828	4.8%	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$65.00	$2,518,295	4.4%	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$44.00	$2,431,792	4.2%	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$45.77	$2,312,652	4.0%	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$46.00	$1,781,258	3.1%	1/31/2031
Major Tenants		756,308	64.6%	$59.49	$44,989,435	78.2%
Other Tenants(3)		256,005	21.9%	$49.07	$12,562,717	21.8%
Occupied Total Leasehold		1,012,313	86.4%	$56.85	$57,552,153	100.0%
Vacant Space (Owned)		158,684	13.6%
Leasehold Total		1,170,997	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	PG32OS LLC is an affiliate of the leasehold owner.
(3)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

A-3-95

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

The following table presents certain information relating to the lease rollover schedule at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	108,312	9.2%	9.2%	$5,391,055	9.4%	$49.77	14
2026	117,898	10.1%	19.3%	$8,415,492	14.6%	$71.38	3
2027	59,697	5.1%	24.4%	$3,773,955	6.6%	$63.22	9
2028	15,072	1.3%	25.7%	$919,392	1.6%	$61.00	4
2029	70,976	6.1%	31.8%	$4,426,719	7.7%	$62.37	11
2030	176,330	15.1%	46.8%	$10,344,540	18.0%	$58.67	11
2031	98,297	8.4%	55.2%	$4,475,716	7.8%	$45.53	4
2032	124,650	10.6%	65.9%	$6,647,888	11.6%	$53.33	4
2033	21,321	1.8%	67.7%	$530,104	0.9%	$24.86	2
2034	0	0.0%	67.7%	$0	0.0%	$0.00	0
2035	15,949	1.4%	69.0%	$1,235,705	2.1%	$77.48	1
2036 & Thereafter	203,811	17.4%	86.4%	$11,391,587	19.8%	$55.89	6
Vacant	158,684	13.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,170,997	100.0%		$57,552,153	100.0%	$56.85	69
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 32 Old Slip - Leased Fee Property and Non-Collateral Improvements:

Underwritten Net Cash Flow
	Underwritten	PSF(1)%
Base Rental Revenue(2)	$10,481,490	$248.52	100.0%
Effective Gross Revenue	$10,481,490	$248.52	100.0%
Net Operating Income	$10,481,490	$248.52	100.0%
Net Cash Flow	$10,481,490	$248.52	100.0%
(1)	Based on 42,176 square feet.
(2)	Based on the 10-yr average of contractual ground rent.

A-3-96

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%
Non-Collateral Look-Through Underwritten Net Cash Flow(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Expense Reimbursements	5,419,000	4,891,978	6,637,000	7,640,694
Other Revenue	237,000	385,574	316,000	1,348,428
Effective Gross Revenue	$60,698,000	$61,876,054	$67,810,000	$64,474,283
Property Operating Expenses	14,821,000	15,434,204	15,945,000	18,068,419
Real Estate Taxes	11,452,000	10,313,266	11,124,000	12,012,446
Marketing, General & Administrative	2,098,000	1,347,808	2,472,000	1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727
Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	8,500,000	8,500,000	8,500,000	8,500,000
Leasehold Net Operating Income	$23,827,000	$26,280,776	$29,769,000	$24,450,555
Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Appraisal Summary
Property	Appraised Value(1)	Capitalization Rate(1)
32 Old Slip - Leased Fee	$225,000,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, however, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

A-3-97

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Financial District Historical Office Market Overview(1)
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.60%	25.00%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.30%	27.20%	NAV	NAV
Q2 2024	$55.34	24.50%	28.40%	NAV	NAV
Q1 2024	$55.21	24.70%	28.70%	NAV	NAV
Q4 2023	$55.81	25.50%	29.30%	$1,323,522	($452,881)
Q3 2023	$55.68	24.70%	28.80%	NAV	NAV
Q2 2023	$56.14	24.40%	28.40%	NAV	NAV
Q1 2023	$56.31	23.40%	27.80%	NAV	NAV
Q4 2022	$56.73	23.30%	27.40%	$1,879,198	$61,951
Q3 2022	$56.18	24.30%	28.40%	NAV	NAV
Q2 2022	$56.52	21.70%	28.00%	NAV	NAV
Q1 2022	$57.04	19.80%	27.20%	NAV	NAV
Average	$56.02	22.70%	27.90%	$1,583,019	$824,188
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsor. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

Property Management. The 32 Old Slip - Leased Fee Property is managed by Melohn Enterprises, LLC, a New York limited liability company and an affiliate of the borrowers.

Initial and Ongoing Reserves.

Tax Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section

A-3-98

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the debt service coverage ratio, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), until the earlier to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole

A-3-99

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day, if neither a 32 Old Slip Trigger Period nor an event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Initial and Ongoing Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

A-3-100

Other – Leased Fee 32 Old Slip New York, NY 10005	Collateral Asset Summary – Loan No. 10 32 Old Slip - Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 74.2% 1.10x 6.3%

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

A-3-101

Office – Suburban Various Plymouth Meeting, PA 19462	Collateral Asset Summary – Loan No. 11 Plymouth Meeting Executive Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 51.9% 2.02x 19.9%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Office - Suburban
Borrower Sponsor(s):	Harry Adjmi and Carolyn Dayon	Collateral:	Fee
Borrower(s):	PM Properties1, LLC	Location:	Plymouth Meeting, PA
Original Balance(1):	$16,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(1):	$16,000,000	Property Management:	PMEM, LLC
% by Initial UPB:	2.5%	Size:	521,288 SF
Interest Rate(2):	7.80138888888889%	Appraised Value / Per SF:	$69,300,000 / $133
Note Date:	September 26, 2024	Appraisal Date:	July 11, 2024
Original Term:	120 months	Occupancy(5):	67.2% (as of March 31, 2025)
Amortization(3):	Interest Only, Amortizing Balloon	UW Economic Occupancy:	67.5%
Original Amortization:	328 months	Underwritten NOI:	$7,158,551
Interest Only Period:	24 months	Underwritten NCF:	$6,501,978
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2034	Historical NOI
Additional Debt Type(1)(2):	Pari Passu / B-Note	Most Recent NOI:	$7,678,219 (TTM March 31, 2025)
Additional Debt Balance(1)(2):	$20,000,000 / $5,000,000	2024 NOI:	$8,123,356
Call Protection:	L(34),D(79),O(7)	2023 NOI:	$7,946,431
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$9,467,128

Reserves				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$122,917	$122,917	NAP	Cut-off Date Loan Per SF:	$69	$79
Insurance:	$0	Springing	NAP	Maturity Date Loan Per SF:	$61	$71
Replacement Reserve	$0	$10,860	NAP	Cut-off Date LTV:	51.9%	59.2%
TI/LC Reserve:	$5,000,000	Springing	$5,000,000	Maturity Date LTV:	45.9%	53.2%
HKR Free Rent Reserve:	$760,670	$0	NAP	UW NOI DY:	19.9%	17.5%
Auxilior Free Rent Reserve:	$0	$20,403	NAP	UW NCF DSCR:	2.02x	2.02x(3)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$36,000,000	48.6%	Purchase Price	$65,500,000	88.5%
Borrower Sponsor Equity	17,552,162	23.7	Upfront Reserves	5,883,588	7.9
Other Sources(6)	15,500,000	20.9	Closing Costs	2,668,574	3.6
Subordinate Debt(2)	5,000,000	6.8
Total Sources	$74,052,162	100.0%	Total Uses	$74,052,162	100.0%
(1)	The Plymouth Meeting Executive Campus Mortgage Loan (as defined below) is part of the Plymouth Meeting Executive Campus Whole Loan (as defined below), which is evidenced by two pari passu senior promissory notes and one junior promissory note with an aggregate principal balance of $41,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Plymouth Meeting Executive Campus Whole Loan.
(2)	The Plymouth Meeting Executive Campus Whole Loan was modified to split the $41.0 million loan into an A-1 Note of $20.0 million, an A-2 Note of $16.0 million and a B Note of $5.0 million in May 2025. The coupon on the A-1 Note and the A-2 Note is 7.80138888888889%, and the coupon on the B Note is 0.0%.
(3)	The Plymouth Meeting Executive Campus Mortgage Loan provides for monthly payments of interest-only for a period of 24 months following origination, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero. Principal payments on the B note are not due until maturity. The interest rate of each A note is 7.80138888888889%. The interest rate of the B note is 0.00%.
(4)	See “Portfolio Summary” below.
(5)	Current Occupancy excludes known vacates. Vault Communications vacated 10,626 SF at lease expiration on March 31, 2025.
(6)	See “In Place Preferred Equity” below.

A-3-102

Office – Suburban Various Plymouth Meeting, PA 19462	Collateral Asset Summary – Loan No. 11 Plymouth Meeting Executive Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 51.9% 2.02x 19.9%

The Loan. The eleventh largest mortgage loan (the “Plymouth Meeting Executive Campus Mortgage Loan”) is part of a fixed rate whole loan (the “Plymouth Meeting Executive Campus Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $41,000,000, which is secured by the borrower’s fee interest in five office properties, totaling 521,288 square feet, all located in Plymouth Meeting, Pennsylvania (each, a “Plymouth Meeting Executive Campus Property” and collectively, the “Plymouth Meeting Executive Campus Properties”). The Plymouth Meeting Executive Campus Whole Loan was originated on September 26, 2024 by Goldman Sachs Bank USA (“GSBI”) and is comprised of (i) one controlling senior note designated as note A-1 with a principal balance as of the Cut-off Date of $20.0 million, (ii) one noncontrolling senior note designated as note A-2 with a principal balance as of the Cut-off Date of $16.0 million, and (ii) one noncontrolling subordinate note designated as note B with an outstanding principal balance as of the Cut-off Date of $5.0 million (the “Plymouth Meeting Executive Campus Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. Only the Plymouth Meeting Executive Campus Mortgage Loan will be included in the mortgage pool for the Benchmark 2025-B41 mortgage trust.

The table below identifies the promissory notes that comprise the Plymouth Meeting Executive Campus Whole Loan. The Plymouth Meeting Executive Campus Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the Plymouth Meeting Executive Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Plymouth Meeting Executive Campus Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$20,000,000	$20,000,000	BMO 2025-C12	Yes
A-2	$16,000,000	$16,000,000	Benchmark 2025-B41	No
Junior Note
B-1	$5,000,000	$5,000,000	GSBI	No
Whole Loan	$41,000,000	$41,000,000

The following information presents certain information relating to the Plymouth Meeting Executive Campus Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF	% of SF	Occupancy	Appraised Value	Largest Tenant	Largest Tenant %	Largest Tenant Expiration
660 West Germantown Pike	1987 / 2014	161,521	31.0%	89.7%	$24,800,000	Accolade	55.6%	6/30/2027
620 West Germantown Pike	1990 / 2022	90,183	17.3%	81.2%	$12,800,000	Auxilior Capital Partners, Inc.	25.2%	8/31/2031
630 West Germantown Pike	1988 / 2022	89,870	17.2%	60.4%	$11,400,000	Harmony Biosciences, LLC	39.8%	MTM
600 West Germantown Pike	1986 / 2022	89,626	17.2%	34.3%	$10,300,000	American Executive Centers, Inco	16.7%	5/31/2028
610 West Germantown Pike	1986 / 2022	90,088	17.3%	52.1%	$9,900,000	Horst Krekstein	23.2%	8/31/2035
Total		521,288	100.0%		$69,300,000
(1)	Based on the in-place rent roll dated March 31, 2025, inclusive of rent steps through February 2026.

A-3-103

Office – Suburban Various Plymouth Meeting, PA 19462	Collateral Asset Summary – Loan No. 11 Plymouth Meeting Executive Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 51.9% 2.02x 19.9%

The following table presents certain information relating to the tenancy at the Plymouth Meeting Executive Campus Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Accolade	NR/NR/NR	89,878	17.2%	$3,191,568	$35.51	28.0%	6/30/2027	N	2 x 5 yrs
Harmony Biosciences, LLC(2)	NR/NR/NR	35,781	6.9%	$1,123,166	$31.39	9.8%	MTM	N	1 x 5 yrs
Inovio	NR/NR/NR	22,755	4.4%	$808,030	$35.51	7.1%	12/31/2029	N	None
Auxilior Capital Partners, Inc.	NR/NR/NR	22,727	4.4%	$802,945	$35.33	7.0%	8/31/2031	N	1 x 5 yrs
Horst Krekstein	NR/NR/NR	20,884	4.0%	$682,889	$32.70	6.0%	8/31/2035	N	2 x 5 yrs
American Executive Centers, Inco	NR/NR/NR	14,958	2.9%	$452,330	$30.24	4.0%	5/31/2028	N	1 x 5 yrs
Bio-Medical Applications of Pennsylvania	NR/NR/NR	11,624	2.2%	$390,101	$33.56	3.4%	6/30/2026	N	1 x 5 yrs
Nationwide Mutual Insurance Company	NR/NR/NR	10,160	1.9%	$368,402	$36.26	3.2%	10/31/2025	N	None
Aerotek	NR/NR/NR	7,997	1.5%	$284,293	$35.55	2.5%	11/30/2027	Y(3)	1 x 5 yrs
ConcertAI LLC	NR/NR/NR	8,109	1.6%	$280,815	$34.63	2.5%	4/30/2029	Y(4)	2 x 5 yrs
Major Tenants		244,873	47.0%	$8,384,538	$34.24	73.4%
Other Tenants		105,229	20.2%	$3,031,527	$28.81	26.6%
Occupied Collateral		350,102	67.2%	$11,416,065	$32.61	100.0%
Vacant Space (Owned)		171,186	32.8%
Total		521,288	100.0%
(1)	Based on the in-place rent roll dated March 31, 2025, inclusive of rent steps through February 2026.
(2)	According to the borrower sponsor, Harmony Biosciences, LLC is having active discussions to renew its lease. We cannot assure you that the tenant will renew its lease.
(3)	Aerotek has a lease termination option effective October 2026 with payment of a termination fee.
(4)	ConcertAI LLC has a lease termination option effective May 2027 with payment of a termination fee.

The following table presents certain information with respect to the lease rollover at the Plymouth Meeting Executive Campus Properties:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	61,329	11.8%	11.8%	$1,878,791	16.5%	$30.63	9
2026	46,594	8.9%	20.7%	$1,323,858	11.6%	$28.41	9
2027	116,811	22.4%	43.1%	$4,119,306	36.1%	$35.26	10
2028	27,273	5.2%	48.3%	$816,723	7.2%	$29.95	3
2029	45,524	8.7%	57.1%	$1,584,427	13.9%	$34.80	7
2030	6,216	1.2%	58.3%	$207,126	1.8%	$33.32	3
2031	22,727	4.4%	62.6%	$802,945	7.0%	$35.33	1
2032	0	0.0%	62.6%	$0	0.0%	$0.00	0
2033	0	0.0%	62.6%	$0	0.0%	$0.00	0
2034	0	0.0%	62.6%	$0	0.0%	$0.00	0
2035	20,884	4.0%	66.6%	$682,889	6.0%	$32.70	1
2036 & Thereafter	2,744	0.5%	67.2%	$0	0.0%	$0.00	4
Vacant	171,186	32.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	521,288	100.0%		$11,416,065	100.0%	$32.61	47
(1)	Based on the underwritten rent roll dated March 31, 2025, inclusive of rent steps through February 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

A-3-104

Office – Suburban Various Plymouth Meeting, PA 19462	Collateral Asset Summary – Loan No. 11 Plymouth Meeting Executive Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 51.9% 2.02x 19.9%

The following table presents certain information regarding competitive sales of the Plymouth Meeting Executive Campus Properties:

Comparable Sales(1)
Property Name	City / State	SF	Built / Renovated	Sale Date	Stabilized Sale Price	Occupancy	Cap Rate
Plymouth Meeting Executive Campus	Plymouth Meeting, PA	521,288	Various / Various	NAP	NAP	67.2%	NAP
One, Two and Three Bala Plaza	Bala Cynwyd, PA	1,122,154	1967 / 1982	November 2023	$185,000,000	91%	8.35%
One Tower Bridge	Conshohocken, PA	271,215	1989 / NAP	March 2023	$76,750,000	92%	7.98%
The Forge	King Of Prussia, PA	156,862	1981 / 2020	January 2023	$28,000,000	93%	10.01%
440-460 E Swedesford Road	Wayne, PA	150,466	1978 / 2019	October 2022	$36,820,000	95%	8.42%
980 at Blue Bell	Blue Bell, PA	149,476	1985 / 2019	February 2022	$36,500,000	87%	7.30%
(1)	Source: Appraisal.

In Place Preferred Equity. The Plymouth Meeting Executive Campus Whole Loan documents permit preferred equity (which is currently in place) in the maximum amount of $15,500,000 subject to the satisfaction of certain conditions (the “Permitted Preferred Equity”) including, among others, (i) no event of default exists, (ii) the lender's reasonable preapproval of the language to be contained in the sole member's organizational documents and any other documentation as evidence of the Permitted Preferred Equity and the rights of the holder in relation thereto, including those provisions which detail the holder's ability to assume ownership control of the borrower, (iii) the holder is not permitted at any time the Plymouth Meeting Executive Campus Whole Loan remains outstanding to sell or transfer its rights in the Permitted Preferred Equity except as otherwise permitted pursuant to the Plymouth Meeting Executive Campus Whole Loan documents and any other documents entered in relation thereto with or in favor of the lender, (iv) if required by the lender, the holder of the Permitted Preferred Equity and the lender enter into and execute a recognition agreement in form and substance reasonably acceptable to the lender, (v) the holder of the Permitted Preferred Equity may not exercise its rights in relation thereto without satisfying the requirements under the Plymouth Meeting Executive Campus Whole Loan documents, (vi) the outside redemption date for such Permitted Preferred Equity is 10 years from the origination date, (vii) the maximum return rate for such Permitted Preferred Equity is (a) 8.25% for years 1 through 5, (b) 9.5% for years 6 and 7, and (c) during years 8 through 10, an amount equivalent to principal and interest payments that would be due based upon an 11% interest rate, and an amortization schedule of 25 years, (viii) as a condition to exercising any right to cause a change in control of the borrower, there is an assumption of guaranties and indemnities made in relation to the Plymouth Meeting Executive Campus Whole Loan by a party acceptable to the lender in its sole discretion (provided that the borrower sponsors’ (a) guaranty of the Recourse Portion (as defined in the Plymouth Meeting Executive Campus Whole Loan documents), and (b) their covenants and obligations to the lender under the guaranty will survive any such assumption of ownership control of the borrower by the holder of any Permitted Preferred Equity), (ix) the repayment of the Permitted Preferred Equity and the rights which may be exercised in relation thereto will be expressly subordinate to the Plymouth Meeting Executive Campus Whole Loan, and (x) delivery of a rating agency confirmation. For additional information, see “Description of the Mortgage Pool—Additional Indebtedness—Permitted Preferred Equity” in the Prospectus.

A-3-105

Office – Suburban Various Plymouth Meeting, PA 19462	Collateral Asset Summary – Loan No. 11 Plymouth Meeting Executive Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 51.9% 2.02x 19.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Plymouth Meeting Executive Campus Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	TTM 3/31/2025	Underwritten	PSF(2)
Base Rental Revenue	$12,863,344	$12,241,629	$13,155,301	$12,196,627	$12,393,465	$12,113,552	$11,416,065	$21.90
Credit Tenant Rent Steps	0	0	0	0	0	0	11,691	$0.02
Total Commercial Reimbursement Revenue	1,439,557	1,402,819	1,770,931	1,367,044	1,333,370	1,117,716	1,157,686	$2.22
Market Revenue from Vacant Units	0	0	0	0	0	0	6,064,139	$11.63
Other Revenue	225,637	100,246	357,470	52,157	142,367	226,142	36,266	$0.07
Potential Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	$13,869,202	$13,457,410	$18,685,847	$35.85
Vacancy Loss	0	0	0	0	0	0	(6,064,139)	($11.63)
Effective Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	13,869,202	13,457,410	$12,621,708	$24.21
Real Estate Taxes	1,245,017	1,282,681	1,321,265	1,360,723	1,434,875	1,429,392	1,432,853	$2.75
Insurance	62,164	69,576	75,428	80,699	133,847	167,530	198,693	$0.38
Utilities	845,558	878,000	1,046,877	923,901	876,271	892,389	817,842	$1.57
Repairs & Maintenance	511,696	536,389	531,356	521,538	503,694	574,841	586,413	$1.12
Janitorial	58,128	54,633	65,294	71,609	597,088	389,333	58,980	$0.11
Management Fee	465,863	467,027	487,177	499,017	586,347	655,792	378,651	$0.73
Payroll (Office, Security, Maintenance)	432,623	355,943	353,884	367,779	434,126	453,085	42,166	$0.08
General and Administrative - Direct	613,384	701,237	686,288	579,785	569,225	426,560	347,946	$0.67
Other Expenses	1,222,515	1,250,449	1,249,005	1,264,346	610,373	790,269	1,599,613	$3.07
Total Expenses	$5,456,948	$5,595,935	$5,816,574	$5,669,397	$5,745,846	$5,779,191	$5,463,157	$10.48
Net Operating Income	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$8,123,356	$7,678,219	$7,158,551	$13.73
Replacement Reserves	0	0	0	0	0	0	130,322	$0.25
TI/LC	0	0	0	0	206,143	718,313	526,252	$1.01
Net Cash Flow	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$7,917,213	$6,959,906	$6,501,978	$12.47

Occupancy	NAV	84.5%	86.7%	77.8%	70.0%	72.4%	67.5%
NCF DSCR	2.81x	2.53x	2.94x	2.46x	2.46x	2.16x	2.02x
NOI Debt Yield	25.2%	22.6%	26.3%	22.1%	22.6%	21.3%	19.9%
(1)	Based on the underwritten rent roll dated March 31, 2025, inclusive of rent steps through February 2026.
(2)	PSF is based on 521,288 SF.

A-3-106

Office – Suburban 91-1300 Enterprise Avenue Kapolei, HI 96707	Collateral Asset Summary – Loan No. 12 Honolulu FBI Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 54.0% 1.62x 12.3%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - Suburban
Borrower Sponsor(s):	Eagle River Investors, LLC	Collateral:	Fee
Borrower(s)(1):	Eagle River Investors - Hawaii, LLC	Location:	Kapolei, HI
Original Balance(2):	$15,000,000	Year Built / Renovated:	2011 / NAP
Cut-off Date Balance(2):	$15,000,000	Property Management:	Eagle River Investors, LLC
% by Initial UPB:	2.4%	Size:	150,365 SF
Interest Rate:	7.25300%	Appraised Value / Per Room:	$87,400,000 / $581
Note Date:	July 1, 2025	Appraisal Date:	March 18, 2025
Original Term:	120 months	Occupancy:	100.0% (as of July 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$5,796,518
Interest Only Period:	120 months	Underwritten NCF:	$5,616,080
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2035	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$6,626,791 (TTM May 31, 2025)
Additional Debt Balance(2):	$32,200,000	2023 NOI:	$6,659,948
Call Protection(3):	L(25),D(90),O(5)	2022 NOI:	$6,522,258
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$6,577,392

Reserves				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$314
Taxes:	$458,609	$70,555	NAP	Maturity Date Loan Per SF:	$314
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	54.0%
Replacement Reserve	$0	Springing	NAP	Maturity Date LTV:	54.0%
TI/LC Reserve:	$0	Springing	NAP	UW NOI DY:	12.3%
Special Rollover Reserve	$0	Springing	NAP	UW NCF DSCR:	1.62x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$47,200,000	99.8%	Loan Payoff	$46,039,209	97.4%
Borrower Sponsor Contribution	$77,592	0.2	Closing Costs	$779,774	1.6
			Reserves	$458,609	1.0
Total Sources	$47,227,592	100.0%	Total Uses	$47,227,592	100.0%
(1)	In the event that the borrower fails to make the lease expiration additional deposit or provide the lease expiration letter of credit, the borrower will be recourse to the lender in an amount equal to $12,000,000 of principal.
(2)	The Honolulu FBI Office Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $47.2 million (the “Honolulu FBI Office Whole Loan”). The financial information in the chart above reflects the Honolulu FBI Office Whole Loan.
(3)	Defeasance of the Honolulu FBI Office Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2028. The assumed defeasance lockout period is based on the anticipated closing date of the Benchmark 2025-B41 securitization in September 2025. The actual defeasance lockout period may be longer.

Loan. The 12th largest mortgage loan (the “Honolulu FBI Office Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a first-priority mortgage encumbering a 150,365 SF office property in Kapolei, Hawaii (the “Honolulu FBI Office Property”). The Honolulu FBI Office Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 7.25300% per annum. The Honolulu FBI Office Whole Loan has a 10-year, interest-only term. The Honolulu FBI Office Mortgage Loan is evidenced by the non-controlling Note A-2-A with a principal balance as of the Cut-off Date of $15,000,000. The Honolulu FBI Office Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

A-3-107

Office – Suburban 91-1300 Enterprise Avenue Kapolei, HI 96707	Collateral Asset Summary – Loan No. 12 Honolulu FBI Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 54.0% 1.62x 12.3%

The table below summarizes the promissory notes that comprise the Honolulu FBI Office Whole Loan:

Honolulu FBI Office Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,200,000	$27,200,000	MSBAM 2025-C35(1)	Yes
A-2-A	$15,000,000	$15,000,000	Benchmark 2025-B41	No
A-2-B(2)	$5,000,000	$5,000,000	Goldman Sachs Bank USA	No
Whole Loan	$47,200,000	$47,200,000
(1)	The MSBAM 2025-C35 securitization is expected to close on or about August 14, 2025.
(2)	Expected to be contributed to one or more future securitization(s).

The following table presents certain information relating to the sole tenant at the Honolulu FBI Office Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Federal Bureau of Investigation (GSA)	Aa1/AA+/AA+	150,365	100.0%	$8,870,247	$58.99	100.0%	10/22/2032	N	None
Occupied Total Collateral		150,365	100.0%	$8,870,247	$58.99	100.0%
(1)	Information is based on the underwritten rent roll dated July 6, 2025 with rent steps taken through October 22, 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

The following table presents certain information with respect to the lease rollover at the Honolulu FBI Office Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	150,365	100.0%	100.0%	$8,870,247	100.0%	$58.99	1
2033	0	0.0%	100.0%	$0	0.0%	$0.00	0
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035	0	0.0%	100.0%	$0	0.0%	$0.00	0
2036 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	150,365	100.0%		$8,870,247	100.0%	$58.99	1
(1)	Information is based on the underwritten rent roll dated July 6, 2025 with rent steps taken through October 22, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-108

Office – Suburban 91-1300 Enterprise Avenue Kapolei, HI 96707	Collateral Asset Summary – Loan No. 12 Honolulu FBI Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 54.0% 1.62x 12.3%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Honolulu FBI Office Property:

Market Rent Summary
GSA Lease
Property SF	150,365
Market Rent (PSF per year)	$60.00
Lease Term (Years)	15
Lease Type (Reimbursements)	RE Tax Above Base Year
New Tenant Improvements (PSF)	None
Renewal Tenant Improvements (PSF)	None
(1)	Source: Appraisal.

The following table presents recent leasing data at comparable GSA-leased office properties with respect to the Honolulu FBI Office Property:

Comparable GSA Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF
Honolulu FBI Office Kapolei, HI	2011 / NAP	150,365(1)	Federal Bureau of Investigation (GSA)(1)	150,365(2)	Oct-12(2)	20.0(2)	$58.99(2)
1132 Bishop Street Honolulu, HI	1992 / NAP	492,560	GSA	21,521	Feb-21	15.0	$50.03
1003 Bishop Street Honolulu, HI	1993 / NAP	456,814	GSA	21,103	Mar-21	10.0	$63.13
415 Garland Ave Fort Smith, AR	2009 / NAP	7,663	Federal Bureau of Investigation (GSA)	7,633	Mar-25	15.0	$33.06
3110 North Interstate Drive Norman, OK	2019 / NAP	7,119	Federal Bureau of Investigation (GSA)	5,898	Dec-24	15.0	$24.19
5245 Pacific Concourse Drive Los Angeles, CA	1989 / NAP	65,930	GSA	65,930	Apr-24	20.0	$39.50
12401 Sycamore Station Place Louisville, KY	2009 / NAP	120,197	Federal Bureau of Investigation	120,197	Mar-24	20.0	$30.35
2420 & 2430 Stevens Center Place Richland, WA	1995 / NAP	140,152	GSA	140,152	Oct-23	10.0	$24.88
2262 Wall Avenue Ogden, UT	2007 / NAP	135,206	Federal Bureau of Investigation	135,206	Nov-22	20.0	$32.53
1201 North McColl Road Mcallen, TX	2001 / NAP	79,735	Federal Bureau of Investigation	79,735	Jun-22	17.0	$42.41
801 Follin Lane Vienna, VA	1971 / NAP	225,038	Federal Bureau of Investigation (GSA)	190,268	Mar-22	20.0	$33.23
22000 Southeast Stark Street Gresham, OR	2021 / NAP	95,901	DHS	95,901	Jul-21	19.9	$24.84
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated July 6, 2025.

A-3-109

Office – Suburban 91-1300 Enterprise Avenue Kapolei, HI 96707	Collateral Asset Summary – Loan No. 12 Honolulu FBI Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 54.0% 1.62x 12.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Honolulu FBI Office Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 5/31/2025	U/W	U/W Per SF(1)
Gross Potential Rent	$8,721,192	$8,785,765	$8,838,441	$8,852,370	$8,870,247	$58.99
Recovery Income	338,901	307,643	358,555	383,115	427,623	$2.84
Other Income	191,049	257,474	207,513	194,132	193,165	$1.28
Vacancy	0	0	0	0	(474,519)	($3.16)
Effective Gross Income	$9,251,142	$9,350,882	$9,404,509	$9,429,617	$9,016,515	$59.96
Taxes	1,154,456	1,165,084	1,212,416	1,222,606	1,246,203	$8.29
Insurance	111,283	244,331	87,258	69,860	210,939	$1.40
Other Operating Expenses	1,408,011	1,419,210	1,444,887	1,510,360	1,762,855	$11.72
Total Operating Expenses	$2,673,750	$2,828,624	$2,744,561	$2,802,826	$3,219,997	$21.41
Net Operating Income	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,796,518	$38.55
TI/LC	0	0	0	0	150,365	$1.00
Capital Expenditures	0	0	0	0	30,073	$0.20
Net Cash Flow	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,616,080	$37.35

Occupancy(2)	100.00%	100.00%	100.00%	100.00%	95.00%
NCF DSCR(3)	1.89x	1.88x	1.92x	1.91x	1.62x
NOI Debt Yield(3)	13.90%	13.80%	14.10%	14.00%	12.30%
(1)	Information is based on the underwritten rent roll dated July 6, 2025 with rent steps taken through October 22, 2025.
(2)	Occupancy represents the average occupancy during each respective year. UW Occupancy represents underwritten economic occupancy.
(3)	NCF DSCR and NOI Debt Yield are based on the Honolulu FBI Office Whole Loan.

A-3-110

Mixed Use – Retail 29-33 Ninth Avenue New York, NY 10004	Collateral Asset Summary – Loan No. 13 29-33 Ninth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 58.4% 1.30x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Retail
Borrower Sponsor(s):	Joseph Cayre	Collateral:	Fee
Borrower(s):	33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC	Location:	New York, NY
Original Balance(1):	$15,000,000	Year Built / Renovated:	1903 / 2003
Cut-off Date Balance(1):	$15,000,000	Property Management:	Self-Managed
% by Initial UPB:	2.4%	Size:	87,537 SF
Interest Rate:	6.44000%	Appraised Value / Per SF:	$231,000,000 / $2,639
Note Date:	February 4, 2025	Appraisal Date:	December 5, 2024
Original Term:	120 months	Occupancy:	100.0% (as of November 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$12,140,065
Interest Only Period:	120 months	Underwritten NCF:	$11,443,857
First Payment Date:	March 6, 2025
Maturity Date:	February 6, 2035	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(2):	$8,138,512 (TTM November 30, 2024)
Additional Debt Balance(1):	$120,000,000	2023 NOI:	$10,645,576
Call Protection:	L(30),D(85),O(5)	2022 NOI:	$10,481,090
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	$9,471,222

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,542
Taxes:	$212,776	$81,837	NAP	Maturity Date Loan / SF:	$1,542
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	$1,459	NAP	Maturity Date LTV:	58.4%
TI/LC Reserves:	$0	$14,590	NAP	UW NOI DY:	9.0%
Immediate Repairs:	$29,900	$0	NAP	UW NCF DSCR:	1.30x
Other Reserves(3):	$2,185,089	Springing	(3)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	95.0%	Loan Payoff	$102,289,129	72.0%
Borrower Sponsor Equity	7,129,601	5.0	Other Debt	29,707,719	20.9
			Closing Costs(4)	7,704,988	5.4
			Upfront Reserves	2,427,765	1.7
Total Sources	$142,129,601	100.0%	Total Uses	$142,129,601	100.0%
(1)	The 29-33 Ninth Avenue mortgage loan (the “29-33 Ninth Avenue Mortgage Loan”) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate original principal balance of $135,000,000 (the “29-33 Ninth Avenue Whole Loan”). Financial Information is based on the 29-33 Ninth Avenue Whole Loan.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550.
(3)	Other Reserves consist of (i) an upfront reserve of $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (ii) an upfront reserve of approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751), (iii) monthly condominium charges equal to 1/12th of all common charges, assessments for common charges and expenses, special or general, and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents against the 29-33 Ninth Avenue property as the same will become due and payable and (iv) a springing monthly Material Tenant (as defined below) reserve, subject to a cap as further detailed in the 29-33 Ninth Avenue Whole Loan documents. A “Material Tenant” means (i) Soho House New York or (ii) any tenant at the 29-33 Ninth Avenue property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 29-33 Ninth Avenue property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 29-33 Ninth Avenue property.
(4)	Closing Costs include an interest rate buydown of approximately $3,411,907.

A-3-111

Mixed Use – Retail 29-33 Ninth Avenue New York, NY 10004	Collateral Asset Summary – Loan No. 13 29-33 Ninth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 58.4% 1.30x 9.0%

The table below identifies the promissory notes that comprise the 29-33 Ninth Avenue Whole Loan. The relationship between the holders of the 29-33 Ninth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The 29-33 Ninth Avenue Whole Loan is serviced under the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2	$30,000,000	$30,000,000	BMO 2025-C11	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-4	$10,000,000	$10,000,000	BMO 2025-C11	No
A-5	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-6	$10,000,000	$10,000,000	Benchmark 2025-B41	No
A-7	$5,000,000	$5,000,000	BMO 2025-C11	No
A-8	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-9	$5,000,000	$5,000,000	Benchmark 2025-B41	No
Whole Loan	$135,000,000	$135,000,000

The following table presents certain information relating to the largest tenants at the 29-33 Ninth Avenue property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent(2)	U/W Base Rent Per SF(2)	% Annual U/W Base Rent(2)	Lease Expiration	Termination Option (Y/N)	Renewal Option
Tenants
Soho House New York	NR/NR/NR	69,984	79.9%	$6,907,097	$98.70	50.9%	1/31/2034	N	1 x 5 yr
Chez Margaux	NR/NR/NR	9,617	11.0%	$1,785,011	$185.61	13.2%	2/28/2035	N	2 x 5 yr
Baccarat	NR/NR/NR	3,995	4.6%	$2,360,000	$590.74	17.4%	5/31/2035	N	None
Rolex	NR/NR/NR	3,941	4.5%	$2,507,501	$636.26	18.5%	8/31/2030	N	1 x 5 yr
Total Occupied		87,537	100.0%	$13,559,609	$154.90	100.0%
Vacant		0	0.0%
Total		87,537	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	U/W Base Rent, U/W Base Rent Per SF and % Annual U/W Base Rent are inclusive of approximately $338,550 of contractual rent steps through February 2026.

A-3-112

Mixed Use – Retail 29-33 Ninth Avenue New York, NY 10004	Collateral Asset Summary – Loan No. 13 29-33 Ninth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 58.4% 1.30x 9.0%

The following table presents certain information relating to the lease rollover schedule at the 29-33 Ninth Avenue property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(2)	% of Total U/W Base Rent	U/W Base Rent $ per SF(2)	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	3,941	4.5%	4.5%	$2,507,501	18.5%	$636.26	1
2031	0	0.0%	4.5%	$0	0.0%	$0.00	0
2032	0	0.0%	4.5%	$0	0.0%	$0.00	0
2033	0	0.0%	4.5%	$0	0.0%	$0.00	0
2034	69,984	79.9%	84.5%	$6,907,097	50.9%	$98.70	2
2035	13,612	15.5%	100.0%	$4,145,011	30.6%	$304.51	2
2036 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	87,537	100.0%		$13,559,609	100.0%	$154.90	5
(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	U/W Base Rent and U/W Base Rent $ per SF do not include vacant space and are inclusive of approximately $338,550 of contractual rent steps through February 2026.

A-3-113

Mixed Use – Retail 29-33 Ninth Avenue New York, NY 10004	Collateral Asset Summary – Loan No. 13 29-33 Ninth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 58.4% 1.30x 9.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 29-33 Ninth Avenue property:

Cash Flow Analysis
	2021	2022	2023	TTM 11/30/2024	U/W	U/W PSF
Base Rent	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,221,060	$151.03
Contractual Rent Steps(1)	0	0	0	0	338,550	$3.87
Potential Income from Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90
Total Reimbursements	1,411,270	1,394,508	1,422,274	1,593,942	1,865,292	$21.31
Net Rental Income	$11,553,188	$12,514,437	$12,686,947	$10,334,878	$15,424,902	$176.21
Other Income	$0	$0	$15,113	$0	$0	$0.00
(Vacancy & Credit Loss)	0	0	0	0	(771,245)	($8.81)
Effective Gross Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$14,653,657	$167.40

Real Estate Taxes	1,066,252	981,574	1,029,153	1,013,347	981,898	$11.22
Insurance	79,088	79,779	83,089	73,011	110,773	$1.27
Management Fee	153,000	153,000	157,590	144,458	439,610	$5.02
Repairs & Maintenance	17,255	9,662	12,630	6,737	6,737	$0.08
Other Operating Expenses(2)	766,371	809,332	774,021	958,814	974,574	$11.13
Total Expenses	$2,081,965	$2,033,346	$2,056,483	$2,196,366	$2,513,592	$28.71

Net Operating Income	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$12,140,065	$138.68
Replacement Reserves	0	0	0	0	17,507	$0.20
TI/LC	0	0	0	0	678,700	$7.75
Net Cash Flow	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$11,443,857	$130.73

Occupancy %(3)	86.7%	88.9%	94.5%	94.5%	95.0%
NCF DSCR(4)	1.07x	1.19x	1.21x	0.92x	1.30x
NOI Debt Yield(4)	7.0%	7.8%	7.9%	6.0%	9.0%
(1)	Contractual rent steps are taken through February 2026.
(2)	Other Operating Expenses include utilities, professional fees, general and administrative expenses and condo common charges.
(3)	Historical occupancies represent year-end annual physical occupancies. The UW Occupancy % represents the economic occupancy.
(4)	Metrics are based on the 29-33 Ninth Avenue Whole Loan.

The following table presents certain information relating to comparable retail leases for the 29-33 Ninth Avenue property:

Comparable Retail Leases(1)
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
29-33 Ninth Avenue(2) New York, NY	Baccarat	3,995	Nov-2024	10.5	$590.74	Modified Gross
875 Washington Street New York, NY	Cadar	2,000	Jul-2024	NAV	$400.00	Modified Gross
371-373 Bleeker Street New York, NY	Redvanly	900	Jun-2024	NAV	$425.00	Modified Gross
70 Gansevoort Street New York, NY	Retail	11,149	Aug-2023	15.0	$260.11	Modified Gross
875 Washington Street New York, NY	Breitlin	3,807	Mar-2022	NAV	$550.00	Modified Gross
400 West 14th Street New York, NY	Gucci	9,500	Mar-2022	NAV	$631.57	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 30, 2024.

A-3-114

Multifamily – Cooperative 2630 Cropsey Avenue and 1935 Shore Parkway Brooklyn, NY 11214	Collateral Asset Summary – Loan No. 14 Waterview Towers Inc.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,996,501 11.5% 6.00x 43.0%
Mortgage Loan Information		Property Information
Loan Seller:	NCB	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Cooperative
Borrower Sponsor(s)(1):	NAP	Collateral:	Fee
Borrower(s):	Waterview Towers Inc.	Location:	Brooklyn, NY
Original Balance:	$14,000,000	Year Built / Renovated:	1927 / 2008
Cut-off Date Balance:	$13,996,501	Property Management:	Self-managed
% by Initial UPB:	2.2%	Size(4):	321 Units
Interest Rate:	6.55000%	Appraised Value / Per Unit(5):	$122,000,000 / $380,062
Note Date:	June 25, 2025	Coop-Rental Value / Per Unit(6):	$99,000,000 / $308,411
Original Term:	120 months	Appraisal Date:	May 16, 2025
Amortization:	Amortizing Balloon	Occupancy(7):	98.0% (as of May 16, 2025)
Original Amortization:	480 months	UW Economic Occupancy(7):	98.0%
Interest Only Period:	None	Underwritten NOI(8):	$6,020,653
First Payment Date:	August 1, 2025	Underwritten NCF(8):	$5,939,403
Maturity Date:	July 1, 2035
Additional Debt Type(2):	Line of Credit	Historical NOI(9)
Additional Debt Balance(2):	$0	Most Recent NOI:	NAV
Call Protection:	YM1(113),1%(3),O(4)	2024 NOI:	NAV
Lockbox / Cash Management:	None / None	2023 NOI:	NAV
		2022 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$43,603
Taxes:	$0	Springing(3)	NAP	Maturity Date Loan / Unit:	$41,006
Insurance:	$0	Springing(3)	NAP	Cut-off Date LTV(5):	11.5%
Capital Improvements:	$5,000,000	$0	NAP	Maturity Date LTV(5):	10.8%
				Coop-Rental Cut-off Date LTV(6):	14.1%
				Coop-Rental Maturity Date LTV(6):	13.3%
				UW NOI DY(8):	43.0%
				UW NCF DSCR(8):	6.00x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,000,000	100.0%	Proceeds to the Borrower	$6,525,069	46.6%
			Upfront Reserves	5,000,000	35.7
			Loan Payoff	1,870,043	13.4
			Closing Costs	604,888	4.3
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%
(1)	No individual or entity other than the borrower (Waterview Towers Inc.) has recourse obligations with respect to the Waterview Towers Inc. mortgage loan, including pursuant to any guaranty or environmental indemnity.
(2)	Waterview Towers Inc. is also the borrower with respect to a $500,000, NCB-held revolving line of credit. The line of credit is subordinate to the subject Waterview Towers Inc. mortgage loan and coterminous with the subject Waterview Towers Inc. mortgage loan. As of August 1, 2025, the balance on the line of credit was $0. In addition, National Cooperative Bank, N.A., the applicable master servicer of the Waterview Towers Inc. mortgage loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Waterview Towers Inc. property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Prospectus.
(3)	The borrower (Waterview Towers Inc.) may be required (upon written notice from the lender) to deposit, simultaneously with each monthly loan payment, 1/12th of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the borrower (Waterview Towers Inc.) may be required to deposit, simultaneously with each monthly loan payment, 1/12th of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.
(4)	Based solely on residential units with shares and excludes four lobby-level residential units without shares.
(5)	For purposes of determining the Appraised Value / Per Unit, the Cut-off Date LTV and the Maturity Date LTV, the value estimate reflected in the appraisal of the Waterview Towers Inc. property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(6)	The Coop-Rental Value / Per Unit, the Coop-Rental Cut-off LTV and Coop-Rental Maturity Date LTV assume the Waterview Towers Inc. property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Prospectus.
(7)	Both Occupancy and UW Economic Occupancy reported as of May 16, 2025, as presented in Annex A-1, reflect the assumption in the related appraisal for the purpose of determining the appraised value as if the Waterview Towers Inc. property is operated as a multifamily rental (i.e., the Coop-Rental Value as reflected in Annex A-1) as of the appraisal valuation date.
A-3-115

Multifamily – Cooperative 2630 Cropsey Avenue and 1935 Shore Parkway Brooklyn, NY 11214	Collateral Asset Summary – Loan No. 14 Waterview Towers Inc.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,996,501 11.5% 6.00x 43.0%
(8)	See “Cash Flow Analysis” section below.
(9)	Historical NOI is not reported. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Historical NOI figures are not representative of the cash flow generated by the Waterview Towers Inc. property as if it were operated as a multifamily rental property.

The following table presents certain information relating to the unit mix at the Waterview Towers Inc. property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Average Unit Size (SF)
1BR / 1BA	64	19.9%	860
2BR / 1BA	193	60.1%	1,080
3BR / 1.5BA	64	19.9%	1,290
Total/Wtd. Avg.	321	100.0%	1,078
(1)	Based on the appraisal dated May 16, 2025.

The following table presents certain information relating to the underwritten net cash flow at the Waterview Towers Inc. property:

Cash Flow Analysis(1)
	U/W	U/W Per Unit
Base Rent	$10,983,455	$34,216
Gross Potential Rent	$10,983,455	$34,216
Other Income(2)	168,200	$524
Net Rental Income	$11,151,655	$34,740
(Vacancy / Credit Loss)(3)	($222,171)	($692)
Total Effective Gross Income	$10,929,484	$34,048

Real Estate Taxes	$2,084,861	$6,495
Insurance	$231,990	$723
Management Fee	$218,590	$681
Other Expenses(4)	$2,373,390	$7,394
Total Expenses	$4,908,831	$15,292

Net Operating Income	$6,020,653	$18,756
Replacement Reserves - Residential	$81,250	$253
Net Cash Flow	$5,939,403	$18,503

Occupancy(5)	98.0%
NCF DSCR	6.00x
NOI Debt Yield	43.0%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The U/W Net Operating Income and the U/W Net Cash Flow for the Waterview Towers Inc. property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Waterview Towers Inc. property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy and collection loss assumption, in each case as determined by the appraiser. While such projected net operating income assumes the Waterview Towers Inc. property is rented at market rates, all or a portion of the residential cooperative units at the Waterview Towers Inc. property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the Waterview Towers Inc. property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the Waterview Towers Inc. property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the Prospectus.
(2)	Other Income is inclusive of laundry and parking income.
(3)	Vacancy / Credit Loss reported reflects the vacancy and collection loss assumption in the related appraisal for purposes of determining the appraised value of the Waterview Towers Inc. property as a multifamily rental property, including parking and laundry income.
(4)	Other Expenses include advertising and marketing, general and administrative, payroll and benefits, professional fees, repairs and maintenance, utilities, and water and sewer expenses.
(5)	Occupancy represents U/W economic occupancy.

A-3-116

Multifamily – Cooperative 2630 Cropsey Avenue and 1935 Shore Parkway Brooklyn, NY 11214	Collateral Asset Summary – Loan No. 14 Waterview Towers Inc.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,996,501 11.5% 6.00x 43.0%

The appraiser concluded to an “As-Is” Appraised Value of $122,000,000 as of May 16, 2025, which assumes the Waterview Towers Inc. property is currently operated as a multifamily cooperative. The appraisal also concluded to an “As a Rental” Appraised Value of $99,000,000, which assumes the Waterview Towers Inc. property is operated as a multifamily rental property.

Waterview Towers Inc. (1)
Property	“As-Is” Appraised Value	Coop-Rental Value	Capitalization Rate(2)
Waterview Towers Inc.	$122,000,000	$99,000,000	6.00%
(1)	Source: Appraisal.
(2)	Capitalization rate is used for the Coop-Rental Value only.

The following table presents certain information relating to comparable multifamily properties to the Waterview Towers Inc. property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject(2)	Year Built / Renovated(2)	Number of Units(2)	Unit Type	Average Unit Size	Average Rent Per Unit(3)
Waterview Towers Inc. 2630 Cropsey Avenue and 1935 Shore Parkway Brooklyn, NY	-	1927 / 2008	321	1BR / 1BA	860	$2,090
				2BR / 1BA	1,080	$2,866
				3BR / 1.5BA	1,290	$3,476
Falcon Apartments 8800 20th Avenue Brooklyn, NY	1.2 mi	1960 / 1994	120
				1 BR / 1 BA	850 SF	$2,050

Fontainbleau Towers 8855 Bay Parkway Brooklyn, NY	1.0 mi	1958 / 1994	164
				1 BR / 1 BA	750 SF	$2,099
				2 BR / 1 BA	1,099 SF	$2,750
Southampton Apartments 1429-1461 Shore Pky Brooklyn, NY	1.7 mi	1959 / NAV	263
				1 BR / 1 BA	NAV	$2,088

2610 Ocean Parkway Brooklyn, NY	1.7 mi	1964 / NAV	56	2 BR / 1 BA 3 BR / 2 BA	950 SF 1,038 SF	$2,750 $3,350

Chelsea Apartments 8700 25th Avenue Brooklyn, NY	0.6 mi	1963 / 2012	125	2 BR / 2 BA	1,200 SF	$2,700

8814 Bay Parkway Brooklyn, NY	0.9 mi	1928 / NAV	71	2 BR / 1 BA	1,200 SF	$2,800

369 Quentin Road Brooklyn, NY	2.2 mi	2024 / NAP	40
				3 BR / 2 BA	1,020 SF	$4,800

1766 65th Street Brooklyn, NY	2.8 mi	2008 / NAP	11
				3 BR / 2 BA	1,300 SF	$3,100

(1)	Source: Appraisal.
(2)	Distance from Subject, Year Built / Renovated, and Number of Units are sourced from various internet resources.
(3)	Waterview Towers Inc. Average Rent Per Unit is the weighted average of the appraisal’s market rents based on the total number of units with shares. For the comparables, Average Rent Per Unit is based on the unit rents used in the appraisal dated May 16, 2025 in the income capitalization approach, prior to adjustments.

A-3-117

Multifamily – Cooperative 33-15 80th Street Jackson Heights, NY 11372	Collateral Asset Summary – Loan No. 15 The Towers Cooperative Corporation	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,990,569 12.3% 2.98x 22.9%
Mortgage Loan Information		Property Information
Loan Seller:	NCB	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Cooperative
Borrower Sponsor(s)(1):	NAP	Collateral:	Fee
Borrower(s):	The Towers Cooperative Corporation	Location:	Jackson Heights, NY
Original Balance:	$13,000,000	Year Built / Renovated:	1923 / 2005
Cut-off Date Balance:	$12,990,569	Property Management:	Self-managed
% by Initial UPB:	2.1%	Size(4):	111 Units
Interest Rate:	6.49000%	Appraised Value / Per Unit(5):	$105,750,000 / $952,703
Note Date:	June 26, 2025	Coop-Rental Value / Per Unit(6):	$51,000,000 / $459,459
Original Term:	120 months	Appraisal Date:	March 5, 2025
Amortization:	Amortizing Balloon	Occupancy(7):	98.0% (as of March 5, 2025)
Original Amortization:	360 months	UW Economic Occupancy(7):	98.0%
Interest Only Period:	None	Underwritten NOI(8):	$2,980,700
First Payment Date:	August 1, 2025	Underwritten NCF(8):	$2,935,100
Maturity Date:	July 1, 2035
Additional Debt Type(2):	Line of Credit	Historical NOI(9)
Additional Debt Balance(2):	$0	Most Recent NOI:	NAV
Call Protection:	YM1(113),1%(3),O(4)	2024 NOI:	NAV
Lockbox / Cash Management:	None / None	2023 NOI:	NAV
		2022 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$117,032
Taxes:	$67,500	$33,750	NAP	Maturity Date Loan / Unit:	$100,735
Insurance:	$0	Springing(3)	NAP	Cut-off Date LTV(5):	12.3%
Capital Improvements:	$7,000,000	$0	NAP	Maturity Date LTV(5):	10.6%
				Coop-Rental Cut-off Date LTV(6):	25.5%
				Coop-Rental Maturity Date LTV(6):	21.9%
				UW NOI DY(8):	22.9%
				UW NCF DSCR(8):	2.98x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,000,000	100.0%	Upfront Reserves	$7,067,500	54.4%
			Proceeds to the Borrower	4,952,213	38.1
			Loan Payoff	764,917	5.9
			Closing Costs	215,371	1.7
Total Sources	$13,000,000	100.0%	Total Uses	$13,000,000	100.0%
(1)	No individual or entity other than the borrower (The Towers Cooperative Corporation) has recourse obligations with respect to the Towers Cooperative Corporation mortgage loan, including pursuant to any guaranty or environmental indemnity.
(2)	The Towers Cooperative Corporation borrower is also the borrower with respect to a $500,000, NCB-held second mortgage revolving line of credit. The line of credit is subordinate to the subject The Towers Cooperative Corporation mortgage loan and coterminous with the subject The Towers Cooperative Corporation mortgage loan. As of August 1, 2025, the balance on the line of credit was $0. In addition, National Cooperative Bank, N.A., the applicable master servicer of The Towers Cooperative Corporation mortgage loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by The Towers Cooperative Corporation property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Prospectus.
(3)	The borrower (The Towers Cooperative Corporation) may be required to deposit, simultaneously with each monthly loan payment, 1/12th of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.
(4)	Based solely on residential units with shares and excludes three basement residential units without shares.
(5)	For purposes of determining the Appraised Value / Per Unit, the Cut-off Date LTV and the Maturity Date LTV, the value estimate reflected in the appraisal of The Towers Cooperative Corporation property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(6)	The Coop-Rental Value / Per Unit, the Coop-Rental Cut-off LTV and Coop-Rental Maturity Date LTV assume The Towers Cooperative Corporation property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics---Property Types—Multifamily Properties” in the Prospectus.
(7)	Both Occupancy and UW Economic Occupancy reported as of March 5, 2025, as presented in Annex A-1, reflect the assumption in the related appraisal for the purpose of determining the appraised value as if The Towers Cooperative Corporation property is operated as a multifamily rental (i.e., the Coop-Rental Value as reflected in Annex A-1) as of the appraisal valuation date.
(8)	See “Cash Flow Analysis” section below.
(9)	Historical NOI is not reported. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Historical NOI figures are not representative of the cash flow generated by The Towers Cooperative Corporation property as if it were operated as a multifamily rental property.

A-3-118

Multifamily – Cooperative 33-15 80th Street Jackson Heights, NY 11372	Collateral Asset Summary – Loan No. 15 The Towers Cooperative Corporation	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,990,569 12.3% 2.98x 22.9%

The following table presents certain information relating to the unit mix at The Towers Cooperative Corporation property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Average Unit Size (SF)
Studio	4	3.6%	350
1BR / 1BA	10	9.0%	750
2BR / 1BA	4	3.6%	625
2BR / 2BA	4	3.6%	925
3BR / 1.5BA	13	11.7%	1,369
3BR / 3BA	1	0.9%	1,600
3BR / 2.5BA	11	9.9%	1,300
4BR / 2BA	20	18.0%	1,500
4BR / 2.5BA	34	30.6%	1,750
4BR / 3BA	9	8.1%	1,683
5BR / 3.5BA	1	0.9%	2,200
Total/Wtd. Avg.	111	100.0%	1,402
(1)	Based on the appraisal dated March 5, 2025.

A-3-119

Multifamily – Cooperative 33-15 80th Street Jackson Heights, NY 11372	Collateral Asset Summary – Loan No. 15 The Towers Cooperative Corporation	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,990,569 12.3% 2.98x 22.9%

The following table presents certain information relating to the underwritten net cash flow at The Towers Cooperative Corporation property:

Cash Flow Analysis(1)
	U/W(2)	U/W Per Unit
Base Rent	$5,198,640	$46,835
Gross Potential Rent	$5,198,640	$46,835
Other Income(2)	8,500	$77
Net Rental Income	$5,207,140	$46,911
(Vacancy / Credit Loss)(3)	($104,143)	($938)
Total Effective Gross Income	$5,102,997	$45,973

Real Estate Taxes	$580,000	$5,225
Insurance	$193,193	$1,740
Management Fee	$102,060	$919
Other Expenses(4)	$1,247,044	$11,235
Total Expenses	$2,122,297	$19,120

Net Operating Income	$2,980,700	$26,853
Replacement Reserves - Residential	$45,600	$411
Net Cash Flow	$2,935,100	$26,442

Occupancy(5)	98.0%
NCF DSCR	2.98x
NOI Debt Yield	22.9%
(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The U/W Net Operating Income and the U/W Net Cash Flow for The Towers Cooperative Corporation property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at The Towers Cooperative Corporation property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy and collection loss assumption, in each case as determined by the appraiser. While such projected net operating income assumes The Towers Cooperative Corporation property is rented at market rates, all or a portion of the residential cooperative units at The Towers Cooperative Corporation property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if The Towers Cooperative Corporation property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at The Towers Cooperative Corporation property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the Prospectus.
(2)	Other Income is inclusive of laundry and storage income.
(3)	Vacancy/Credit Loss reported reflect the vacancy and collection loss assumption in the related appraisal for purposes of determining the appraised value of The Towers Cooperative Corporation property as a multifamily rental property, including parking and laundry income.
(4)	Other Expenses include advertising and marketing, general and administrative, payroll and benefits, professional fees, repairs and maintenance, utilities, and water and sewer expenses.
(5)	Occupancy represents U/W economic occupancy.

A-3-120

Multifamily – Cooperative 33-15 80th Street Jackson Heights, NY 11372	Collateral Asset Summary – Loan No. 15 The Towers Cooperative Corporation	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,990,569 12.3% 2.98x 22.9%

The appraiser concluded to an “As-Is” Appraised Value of $105,750,000 as of March 5, 2025, which assumes The Towers Cooperative Corporation property is currently operated as a multifamily cooperative. The appraisal also concluded to an “As a Rental” Appraised Value of $51,000,000, which assumes The Towers Cooperative Corporation property is operated as a multifamily rental property.

The Towers Cooperative Corporation (1)
Property	“As-Is” Appraised Value	Coop-Rental Value	Capitalization Rate
The Towers Cooperative Corporation	$105,750,000	$51,000,000	5.75%
(1)	Source: Appraisal.
A-3-121

Multifamily – Cooperative 33-15 80th Street Jackson Heights, NY 11372	Collateral Asset Summary – Loan No. 15 The Towers Cooperative Corporation	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$12,990,569 12.3% 2.98x 22.9%

The following table presents certain information relating to comparable multifamily properties to The Towers Cooperative Corporation property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject(2)	Year Built / Renovated(2)	Number of Units(2)	Unit Type	Average Unit Size	Average Rent Per Unit(3)
The Towers Cooperative Corporation 33-15 80th Street Jackson Heights, NY	-	1923 / 2005	111	Studio	350	$2,000
				1BR / 1BA	750	$2,310
				2BR / 1BA	625	$3,000
				2BR / 2BA	925	$2,800
				3BR / 1.5BA	1,369	$3,652
				3BR / 3BA	1,600	$3,520
				3BR / 2.5BA	1,300	$3,780
				4BR / 2BA	1,500	$4,340
				4BR / 2.5BA	1,750	$4,480
				4BR / 3BA	1,683	$4,558
				5BR / 3.5BA	2,200	$6,200
33-15 81st Street Flushing, NY	0.1mi	1925 / NAV	59
				Studio	400 SF	$2,100

79-15 35th Avenue Jackson Heights, NY	0.2 mi	1939 / NAV	41	Studio	903 SF	$1,950
				1 BR / 1 BA	903 SF	$2,650
				2 BR / 2 BA	1,380 SF	$3,400
The Westleigh House 84-09 35th Avenue Jackson Heights, NY	0.4 mi	1947 / NAV	84	1 BR / 1 BA	800 SF	$2,300
				2 BR / 2 BA	NAV	$3,300
				3+ BR / 2 BA	1,658 SF	$3,950
35-50 78th Street Jackson Heights, NY	0.4 mi	1937 / NAV	57	1 BR / 1 BA 2 BR / 1 BA	850 SF 1,011 SF	$2,350 $2,895

76-15 35th Avenue Jackson Heights, NY	0.4 mi	1939 / NAV	96	2 BR / 2 BA	1,250 SF	$3,800

37-22 86th Street Flushing, NY	0.7 mi	1923 / NAV	17	3+ BR / 2 BA	1,250 SF	$3,500
78-12 35th Avenue Flushing, NY	0.3 mi	1939 / NAV	59	3+ BR / 2 BA	NAV	$3,578

Roosevelt Parc 37-46 72nd Street Jackson Heights, NY	1.1 mi	2019 / NAP	139	3+ BR / 2 BA	NAV	$5,295
Washington Plaza 73-12 35th Avenue Jackson Heights, NY	0.5 mi	1940 / NAV	198	3 BR / 2 BA 4 BR 3 BR	1,518 SF 1,801 SF	$4,595
(1)	Source: Appraisal.
(2)	Distance from Subject, Year Built / Renovated, and Number of Units are sourced from various internet resources.
(3)	The Towers Cooperative Corporation Average Rent Per Unit is the weighted average of the appraisal’s market rents based on total number of units. For the comparables, Average Rent Per Unit is based on the unit rents used in the appraisal dated March 5, 2025 in the income capitalization approach, prior to adjustments.

A-3-122

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Contacts
Role	Party and Contact Information
Depositor	GS Mortgage Securities Corporation II
	Attention: Scott Epperson	(212) 902-1000	scott.epperson@gs.com; gs-refgsecuritization@gs.com
200 West Street | New York, NY 10282 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
NCB Master Servicer & NCB Special Servicer	National Cooperative Bank, N.A.
	Kathleen Luzik		kluzikncb.coop
2011 Crystal Drive, Suite 800 | Arlington, VA 22202 | United States
Special Servicer	CWCapital Asset Management LLC
	Attention: Legal Department		CWCAMContractNotices@cwcapital.com
900 19th Street NW, 8th Floor | Washington, DC 20006 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Holder	Blackstone Real Estate Services LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

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Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

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Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

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Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	09/17/25	Benchmark 2025-B41 Mortgage Trust
Determination Date:	09/11/25
Record Date:	09/4/25	Commercial Mortgage Pass-Through Certificates Series 2025-B41

Supplemental Notes

None

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2025 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as general master servicer, National Cooperative Bank, N.A., as NCB master servicer. CWCapital Asset Management LLC, as general special servicer, National Cooperative Bank, N.A., as NCB special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.
Transaction: Benchmark 2025-B41 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-B41
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31, 20[__]: [CWCapital Asset Management LLC] [National Cooperative Bank, N.A.]
Directing Holder: [__]

I.    Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.
b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor concurrently with delivery to the Directing Holder.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
a.	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1                  This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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b.	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.   Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
4.	[LIST OTHER REVIEWED INFORMATION].
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]
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NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.
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Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

D-1-1

applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC

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Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

D-1-3

enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To GSMC’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

(15)    No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is

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no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time

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of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)    No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)    REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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(24)    Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e)

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as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then

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provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage

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Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

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(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)            GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)           The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

D-1-12

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)    No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

D-1-13

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Mortgage File or Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)    Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)    Cross-Collateralization. No GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Mortgage Pool, except that each Mortgage Loan that is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Schedule D-3.

D-1-14

(44)    Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)    Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

D-1-15

Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-1-16

Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	BioMed MIT Portfolio
7	Ballantyne Tower

D-1-17

Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-18

ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	BioMed MIT Portfolio	(5) Lien; Valid Assignment

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The Mortgagee may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

3	Washington Square	(5) Lien; Valid Assignment	For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
10	32 Old Slip - Leased Fee	(5) Lien; Valid Assignment	The related Mortgagor’s fee interest in the Mortgaged Property is encumbered by, and the mortgage is subordinate to, a Ground Lease.
3	Washington Square	(6) Permitted Liens; Title Insurance	The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
D-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
10	32 Old Slip - Leased Fee	(6) Permitted Liens; Title Insurance	Provided that the ground tenant at the Mortgaged Property is not in default under its Ground Lease with the Mortgagor, the ground tenant has a right of first offer in the event of a proposed transfer of the Mortgaged Property, the Ground Lease or 75% of the direct or indirect interest in the Mortgagor. Such right does not apply to foreclosures (or deeds in lieu thereof) by fee mortgagees or the first transfer following a foreclosure (or a deed in lieu thereof) by a fee mortgagee. In addition, during the 60th year of the Ground Lease, the ground tenant will have the option to purchase the related land and reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the Mortgagor.
1	BioMed MIT Portfolio	(16) Insurance	The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
3	Washington Square	(16) Insurance

The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgage Loan documents may permit the related Mortgagor to maintain policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.

10	32 Old Slip - Leased Fee	(16) Insurance	The Mortgage Loan documents permit the Mortgagor, as ground lessor, to rely on the insurance maintained by the related ground lessee provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the Ground Lease. The Ground Lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than $15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the Ground Lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the Mortgage Loan documents, the Mortgagee holds the letter of credit as additional collateral, subject to the terms of the Ground Lease.
10	32 Old Slip - Leased Fee	(16) Insurance	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage
D-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
10	32 Old Slip - Leased Fee	(24) Local Law Compliance	Certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current Ground Lease ceases to be in full force and effect and the Mortgagor has not entered into a replacement Ground Lease in accordance with the terms of the related loan agreement, the Mortgagor is required to promptly pay, satisfy or otherwise fully discharge such violations.
1	BioMed MIT Portfolio	(26) Recourse Obligations

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

All recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the Mortgagee.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

3	Washington Square	(26) Recourse Obligations

Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan Documents, rather than full recourse.

Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however, the guarantor has entered into a separate environmental indemnity agreement, which achieves the same result.

D-2-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
10	32 Old Slip - Leased Fee	(26) Recourse Obligations	The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however, the Guarantor has entered into a separate environmental indemnity agreement.
1	BioMed MIT Portfolio	(27) Mortgage Releases

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non- income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio

D-2-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

All GSMC Mortgage Loans	All GSMC Mortgage Loans	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
1	BioMed MIT Portfolio	(28) Financial Reporting and Rent Rolls	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the lender and prepared in accordance with approved accounting principles.
1	BioMed MIT Portfolio	(29) Acts of Terrorism Exclusion	The Whole Loan documents permit terrorism insurance to be written by a non- rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
3	Washington Square	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in an amount equal to not less than $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
1	BioMed MIT Portfolio	(30) Due on Sale or Encumbrance

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved

D-2-5

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

3	Washington Square	(31) Single-Purpose Entity	In a certificate delivered in connection with the origination of the Mortgage Loan, the Mortgagors certified that, to their knowledge since their formation, the Mortgagor PPR Washington Square has never owned any property other than its fee interest in the Mortgaged Property, and (1) until February 13, 2025, adjacent real property conveyed to PPR Square Too LLC and (2) until January 4, 2023, adjacent real property condemned by the State of Oregon Department of Transportation for public use.
12	Honolulu FBI Office	(31) Single-Purpose Entity	The related Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor; however, such opinion expresses no opinion with respect to the related guarantor’s full recourse liability in an amount equal to $12,000,000 (the “Payment Guaranty”), which Payment Guaranty represents 25.4% of the original principal balance of the Mortgage Loan.
1	BioMed MIT Portfolio	(32) Defeasance	All exceptions to Representation 27 are also exceptions to this Representation 32.
3	Washington Square	(32) Defeasance	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
1	BioMed MIT Portfolio	(34) Ground Leases

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor may a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents the same to the Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

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ANNEX E-1

CITI REAL ESTATE FUNDING INC., GERMAN AMERICAN CAPITAL CORPORATION AND UBS AG
NEW YORK BRANCH, REPRESENTATIONS AND WARRANTIES

Each of UBS AG, GACC and CREFI (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex E-2 through Annex E-4, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-4, as applicable, exclude the GSMC Mortgage Loans and with respect to each of UBS AG, GACC and CREFI, exclude the other such Mortgage Loan Seller’s Mortgage Loans. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-4, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents

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(including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2 through Annex E-4 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

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(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(8)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

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(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the

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security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)    No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of

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separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)    REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

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(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

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(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) did not, as of the date of origination of

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the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2 through Annex E-4, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth in Annex E-2 through Annex E-4, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1 to Annex E-1, or future permitted mezzanine debt in each case as set forth on Schedule E-2 to Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for

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the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex E-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not

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restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)            The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it

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having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

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(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer or insurers rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Mortgage Pool, except that each Mortgage Loan that is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Schedule E-3.

(44)    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such

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property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)    Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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Schedule E-1 to Annex E-1

UBS AG NEW YORK BRANCH

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-16

Schedule E-1 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule E-1 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-18

Schedule E-2 to Annex E-1

UBS AG NEW YORK BRANCH

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule E-2 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	BioMed MIT Portfolio

E-1-20

Schedule E-2 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	BioMed MIT Portfolio

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Schedule E-3 to Annex E-1

UBS AG NEW YORK BRANCH

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-22

Schedule E-3 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-23

Schedule E-3 to Annex E-1

CITI REAL ESTATE FUNDING INC.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-24

ANNEX E-2

EXCEPTIONS TO UBS AG NEW YORK BRANCH REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
13	29-33 Ninth Avenue	(13) Actions Concerning the Mortgage Loan	There are three existing mechanics’ liens on the property (one in the amount of $2,016,119.50; one in the amount of $8,960; and one in the amount of $4,411.18). The title company is holding $2,513,519.36 in escrow from the Mortgagor to satisfy such mechanics’ liens pursuant to a separate indemnity agreement between the title company and the Mortgagor. The same do not appear as exceptions in the title policy.
2	Rentar Plaza	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
13	29-33 Ninth Avenue	(16) Insurance	The insurance required under the Mortgage Loan documents may be maintained by the condominium association or Midtown Equities LLC, an affiliate of the Mortgagor.
4	Vista Apartments	(24) Local Law Compliance	The zoning report for the Mortgaged Property, last revised on January 25, 2025, identified certain building code violations. Within ten (10) business days after the origination date, the borrower is required to deliver to the lender an updated zoning report in form and substance reasonably acceptable to the lender. In addition, the borrower is required to remedy any violations on file (to the extent (i) not previously remedied or (ii) not included in the required repairs to be completed pursuant to the terms and conditions set forth in the related loan agreement) noted in any correspondence from the municipal authority within 90 days of gaining knowledge of such violations.
2	Rentar Plaza	(26) Recourse Obligations	The related Mortgage Loan documents do not provide recourse to a separate guarantor or environmental indemnitor that is distinct from the Mortgagor.
13	29-33 Ninth Avenue	(26) Recourse Obligations	The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however the guarantor has executed an environmental indemnity that achieves the same result.
2	Rentar Plaza	(27) Mortgage Releases	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
2	Rentar Plaza	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this representation 29.
4	Vista Apartments	(31) Single-Purpose Entity	The related Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor; however, such opinion expresses no opinion with respect to the related guarantor’s full recourse liability in an amount equal to $22,500,000 (the “Payment Guaranty”), which Payment Guaranty represents 50.0% of the original principal balance of the Mortgage Loan.
9,16	The Hollywood Collection and Lakeside Commerce Center	(39) Organization of Mortgagor	The related Mortgagors are affiliated entities.
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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-3

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND
WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	BioMed MIT Portfolio	(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

3	Washington Square	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance

For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).

The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

1	BioMed MIT Portfolio	(16) Insurance	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
3	Washington Square	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.
3	Washington Square	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
2	Rentar Plaza	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
19	Superior Mini Storage	(24) Local Law Compliance and (25) Licenses and Permits	Based on the current zoning law, the use of the Mortgaged Property as a mini-warehouse requires a Conditional Use Permit (“CUP”); however, the zoning law also provides that a use that is required to have a CUP but was legally established prior to the effective date of the current zoning law (as was the case with the Mortgaged Property according to the zoning report) and doesn’t have a CUP is deemed to have a CUP and is legal conforming. Such use may continue unless the current use of the Mortgaged Property is abandoned or discontinued for a year or more, in which case a CUP will be required to be obtained to re-establish the use.
1	BioMed MIT Portfolio	(26) Recourse Obligations

The non-recourse carveout guarantor’s liability with respect to the items in clause (b) is limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

Clause (a)(ii) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (a)(iv), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (a)(iv), there is no separate environmental indemnitor with respect to the Whole Loan.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3	Washington Square	(26) Recourse Obligations	Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.
2	Rentar Plaza	(26) Recourse Obligations	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
All GACC Mortgage Loans	All GACC Mortgage Loans	(26) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
1	BioMed MIT Portfolio	(27) Mortgage Releases

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

All GACC Mortgage Loans	All GACC Mortgage Loans	(27) Mortgage Releases	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
1	BioMed MIT Portfolio	(28) Financial Reporting and Rent Rolls	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the lender and prepared in accordance with approved accounting principles.
1	BioMed MIT Portfolio	(29) Acts of Terrorism Exclusion	The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
3	Washington Square	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in an amount equal to not less than $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
All GACC Mortgage Loans	All GACC Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
1	BioMed MIT Portfolio	(30) Due on Sale or Encumbrance

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

3	Washington Square	(31) Single-Purpose Entity	In a certificate delivered in connection with the origination of the Mortgage Loan, the Mortgagors certified that, to their knowledge since its formation, the Mortgagor PPR Washington Square has never owned any property other than its fee interest in the Mortgaged Property, and (1) until February 13, 2025, adjacent real property conveyed to PPR Square Too LLC and (2) until January 4, 2023, adjacent real property condemned by the State of Oregon Department of Transportation for public use.
1	BioMed MIT Portfolio	(32) Defeasance	All exceptions to Representation 27 are also exceptions to this Representation 32.
3	Washington Square	(32) Defeasance	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.
1	BioMed MIT Portfolio	(34) Ground Leases

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the Sub-Landlord, nor may a surrender of the premises be accepted by the Sub-Landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related Whole Loan documents and the Mortgagor warrants and represents the same to Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the mortgagee must be

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

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ANNEX E-4

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	BioMed MIT Portfolio	(5) Lien; Valid Assignment

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with Mortgagor financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

All CREFI Mortgage Loans	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
1	BioMed MIT Portfolio	(16) Insurance	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
6	Shoppes at Dadeland	(16) Insurance	The Mortgage Loan documents permit, and the related insurance provides for, a deductible of up to 6% of total insurable value of the Mortgaged Property for windstorm/named storms, which may be considered to be higher than customary.
21	216 East 6th Street	(24) Local Law Compliance; (25) Licenses and Permits	The use of a portion of the Mortgaged Property for retail use is a legal non-conforming use.
All CREFI Mortgage	All CREFI Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Loans			of the environmental covenants contained in the Mortgage Loan documents.
1	BioMed MIT Portfolio	(26) Recourse Obligations

The non-recourse carveout guarantor’s liability with respect to the items in clause (b) is limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (a)(ii), all recourse under clause (a)(ii) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (a)(iv), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to clause (a)(iv), there is no separate environmental indemnitor with respect to the Whole Loan.

1	BioMed MIT Portfolio	(27) Mortgage Releases

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to,

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

1	BioMed MIT Portfolio	(28) Financial Reporting and Rent Rolls	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the lender and prepared in accordance with approved accounting principles.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
1	BioMed MIT Portfolio	(29) Acts of Terrorism Exclusion	The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
1	BioMed MIT Portfolio	(30) Due on Sale or Encumbrance

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

6	Shoppes at Dadeland	(31) Single-Purpose Entity	The Mortgagor previously owned other properties, including (i) Tower Apartments at McCormick Ranch (aka Villagio Apartments), having an address of 8250 East Arabian Trial, Scottsdale, Arizona, and (ii) Park Avenue Condominiums, having an address of 150 West Saint Charles Road, Lombard, Illinois. Such properties were transferred by the Mortgagor prior to the origination date of the Mortgage Loan.
1	BioMed MIT Portfolio	(32) Defeasance	All exceptions to Representation No. 27 are also exceptions to this Representation No. 32.
1	BioMed MIT Portfolio	(34) Ground Leases

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the Prime Ground Leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by Sub-Landlord, nor may a surrender of the premises be accepted by Sub-Landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related Whole Loan documents and the Mortgagor warrants and represents the same to the Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

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ANNEX F-1

NATIONAL COOPERATIVE BANK, N.A. REPRESENTATIONS AND WARRANTIES

NCB will in its MLPA, with respect to each NCB Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex F-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between NCB, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Intentionally Omitted.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge)

F-1-1

may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(5)       Intentionally Omitted.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

(7)       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule F-1 to this Annex F-1.

(10)    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications,

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provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(11)    Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(12)    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(13)    Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

(14)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(15)    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the ESA (as defined in paragraph 43), written litigation diligence responses provided by the related Mortgagor to the related originator, the related loan documents, and public record litigation and judgment lien searches obtained by the related originator, as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or

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Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

(16)    Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

(17)    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(18)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the

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least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

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(19)    Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(20)    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

(21)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)    REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G 2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G 2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub

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clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G 1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

(23)    Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(24)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(25)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(26)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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(28)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(29)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G 2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(30)    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single tenant properties) and annual operating statements, (b) quarterly (other than for single tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in place base rent, and (c) annual financial statements.

(31)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special form all risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex F-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(32)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule F-1 to this Annex F-1, or future permitted mezzanine debt as set forth on Schedule F-2 to this Annex F-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged

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Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan as set forth on Schedule F-3 to this Annex F-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(33)    Single Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non consolidation of the Mortgagor. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G 2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(36)    Ground Leases. For purposes of this Annex F-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms

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of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(37)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

(38)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

(39)    Intentionally Omitted.

(40)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not

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cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(42)    Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross collateralized and cross defaulted with another Mortgage Loan, and other than as set forth on Schedule F-4 to this Annex F-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(43)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527 13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A ” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527 13 or its successor) at the related Mortgaged Property.

(44)    Intentionally Omitted.

(45)    Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has

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a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)    Cross Collateralization. No Mortgage Loan is cross collateralized or cross defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

(48)    Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)    Compliance with Anti Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any NCB Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of these representations and warranties, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule F-1 to Annex F-1

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule F-2 to Annex F-1

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule F-3 to Annex F-1

NATIONAL COOPERATIVE BANK, N.A.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule F-4 to Annex F-1

NATIONAL COOPERATIVE BANK, N.A.

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN CROSS-COLLATERALIZED
MORTGAGE LOANS)

None.

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ANNEX F-2

EXCEPTIONS TO NATIONAL COOPERATIVE BANK, N.A. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
14, 15, 24, 26, 29, 30, 31, 32, 33, 35, 36, 37, 39, 40, 41, 42, 43	Waterview Towers Inc., The Towers Cooperative Corporation, Linden Towers Cooperative #5, Inc., 2166 Bronx Park East Owners, Inc., 323-325-327 West 11th Street Owners Corp., Briar Hill Owners Corp., Croyden Apts., Inc., 477 Equities Corp., 240-79 Owners Corp., 240 West 23rd Owners Corp., 838 Greenwich St. Corp., 547 Broadway Realty, Inc., Fairfax House Owners, Inc., Grand Loft Corp., 221 W. 20th Owners Corp., 100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation and 133 Mercer St. Housing Corp.	(6) Mortgage Status; Waivers and Modifications	With respect to the referenced Mortgaged Properties, the lender revocably waived a requirement in the related loan documents requiring the borrower to maintain insurance with carriers having (i) a financial strength or claims-paying rating no lower than “A” from Standard & Poor’s Ratings Services, or any successor thereto, and “A2” from Moody’s Investors Service, Inc., or any successor thereto, and (ii) a rating in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A” and Financial Rating “VIII”. The revocable waiver issued by the lender, which is contained in a written instrument set forth in the related mortgage file, permits the borrower to maintain insurance coverage with a carrier that is rated in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VIII”.
26, 35, 39, 41, 42, 43	2166 Bronx Park East Owners, Inc., 240 West 23rd Owners Corp., Fairfax House Owners, Inc., 221 W. 20th Owners Corp., 100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation and 133 Mercer St. Housing Corp.	(9) Junior Liens	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages
14, 15, 23, 27, 28, 29, 30, 31, 33, 34, 40	Waterview Towers Inc., The Towers Cooperative Corporation, Nagle House, Inc., 303 E. 37 Owners Corp., 2155 Bay Owner's Corp., 323-325-327 West 11th Street Owners Corp., Briar Hill Owners Corp., Croyden Apts. Inc., 240-79 Owners Corp., Palisade Gardens Apartments Corp. and Grand Loft Corp.	(9) Junior Liens	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
24, 36	Linden Towers Cooperative #5, Inc. and 838 Greenwich St. Corp.	(9) Junior Liens	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
All NCB Mortgage Loans	All NCB Mortgage Loans	(18) Insurance	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program
All NCB Mortgage Loans	All NCB Mortgage Loans	(28) Recourse Obligations	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for
F-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
All NCB Mortgage Loans	All NCB Mortgage Loans	(30) Financial Reporting and Rent Rolls	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
All NCB Mortgage Loans	All NCB Mortgage Loans	(31) Acts of Terrorism Exclusion	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
All NCB Mortgage Loans	All NCB Mortgage Loans	(32) Due on Sale or Encumbrance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
All NCB Mortgage Loans	All NCB Mortgage Loans	(33) Single Purpose Entity	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
24	Linden Towers Cooperative #5, Inc.	(36)(j)(k) Ground Leases	The Ground Lease does not make specific reference to restoration rights or obligations following a condemnation. However, pursuant to the terms of the Mortgage Loan Documents, the proceeds of any award or compensation shall be assigned to the lender and, at the option of the lender, either be applied, without premium, to the payment of the outstanding principal balance of the mortgage or be paid over to the borrower for restoration of the improvements.
24	Linden Towers Cooperative #5, Inc.	(36)(l) Ground Leased	The Ground Lease requires the ground lessor to enter into a new ground lease with the Mortgagee upon termination of the Ground Lease, but does not specifically require the ground lessor to enter into a new lease if the Ground Lease is rejected in a bankruptcy proceeding.
26, 35, 39, 41, 42, 43	2166 Bronx Park East Owners, Inc., 240 West 23rd Owners Corp., Fairfax House Owners, Inc., 221 W. 20th Owners Corp., 100 South Ocean Ave. Realty Corp. a/k/a 100 South Ocean Ave. Realty Corporation and 133 Mercer St. Housing Corp.	(47) Cross Collateralization	The referenced Mortgaged Properties are each is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
14, 15, 23, 27, 28, 29, 30, 31, 33, 34, 40	Waterview Towers Inc., The Towers Cooperative Corporation, Nagle House, Inc., 303 E. 37 Owners Corp., 2155 Bay Owner's Corp., 323-325-327 West 11th Street Owners Corp., Briar Hill Owners Corp., Croyden Apts. Inc., 240-79	(47) Cross Collateralization	The referenced Mortgaged Properties are each is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
F-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Owners Corp., Palisade Gardens Apartments Corp. and Grand Loft Corp.
24, 36	Linden Towers Cooperative #5, Inc. and 838 Greenwich St. Corp.	(47) Cross Collateralization	The referenced Mortgaged Properties are each is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

F-2-3

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ANNEX G

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)
09/15/2025	11,385,000.00
10/15/2025	11,385,000.00
11/15/2025	11,385,000.00
12/15/2025	11,385,000.00
01/15/2026	11,385,000.00
02/15/2026	11,385,000.00
03/15/2026	11,385,000.00
04/15/2026	11,385,000.00
05/15/2026	11,385,000.00
06/15/2026	11,385,000.00
07/15/2026	11,385,000.00
08/15/2026	11,385,000.00
09/15/2026	11,385,000.00
10/15/2026	11,385,000.00
11/15/2026	11,385,000.00
12/15/2026	11,385,000.00
01/15/2027	11,385,000.00
02/15/2027	11,385,000.00
03/15/2027	11,385,000.00
04/15/2027	11,385,000.00
05/15/2027	11,385,000.00
06/15/2027	11,385,000.00
07/15/2027	11,385,000.00
08/15/2027	11,385,000.00
09/15/2027	11,385,000.00
10/15/2027	11,385,000.00
11/15/2027	11,385,000.00
12/15/2027	11,385,000.00
01/15/2028	11,385,000.00
02/15/2028	11,385,000.00
03/15/2028	11,385,000.00
04/15/2028	11,385,000.00
05/15/2028	11,385,000.00
06/15/2028	11,385,000.00
07/15/2028	11,385,000.00
08/15/2028	11,385,000.00
09/15/2028	11,385,000.00
10/15/2028	11,385,000.00
11/15/2028	11,385,000.00
12/15/2028	11,385,000.00
01/15/2029	11,385,000.00
02/15/2029	11,385,000.00
03/15/2029	11,385,000.00
04/15/2029	11,385,000.00
05/15/2029	11,385,000.00
06/15/2029	11,385,000.00
07/15/2029	11,385,000.00
08/15/2029	11,385,000.00
09/15/2029	11,385,000.00
10/15/2029	11,385,000.00
11/15/2029	11,385,000.00
12/15/2029	11,385,000.00
01/15/2030	11,385,000.00
02/15/2030	11,385,000.00
03/15/2030	11,385,000.00
04/15/2030	11,385,000.00
05/15/2030	11,385,000.00
06/15/2030	11,385,000.00
07/15/2030	11,385,000.00
08/15/2030	11,384,148.97
09/15/2030	11,194,213.48
10/15/2030	10,978,651.95
11/15/2030	10,786,481.20

Distribution Date	Balance ($)
12/15/2030	10,568,744.54
01/15/2031	10,374,314.09
02/15/2031	10,178,814.10
03/15/2031	9,909,035.91
04/15/2031	9,710,961.37
05/15/2031	9,487,479.64
06/15/2031	9,287,080.73
07/15/2031	9,061,337.15
08/15/2031	8,858,588.45
09/15/2031	8,654,724.04
10/15/2031	8,425,608.16
11/15/2031	8,219,356.07
12/15/2031	7,987,916.72
01/15/2032	7,779,250.81
02/15/2032	7,569,436.40
03/15/2032	7,310,593.92
04/15/2032	7,098,190.08
05/15/2032	6,860,764.38
06/15/2032	6,645,879.37
07/15/2032	6,406,039.22
08/15/2032	6,188,645.88
09/15/2032	5,970,055.61
10/15/2032	5,726,609.85
11/15/2032	5,505,470.72
12/15/2032	5,259,544.64
01/15/2033	5,035,828.74
02/15/2033	4,810,880.85
03/15/2033	4,514,357.00
04/15/2033	4,286,522.81
05/15/2033	4,034,081.64
06/15/2033	3,803,597.30
07/15/2033	3,548,577.24
08/15/2033	3,315,413.74
09/15/2033	3,080,965.77
10/15/2033	2,822,088.66
11/15/2033	2,584,918.15
12/15/2033	2,323,391.69
01/15/2034	2,083,468.81
02/15/2034	1,842,223.96
03/15/2034	1,530,898.54
04/15/2034	1,286,594.73
05/15/2034	1,018,126.72
06/15/2034	770,992.32
07/15/2034	499,769.84
08/15/2034	249,773.85
09/15/2034 and thereafter	0

G-1

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ANNEX H

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AUDIBLE – AMAZON WHOLE LOAN

			Note A						Note B
Period	Date	Balance	Interest	Principal	Total	Period	Date	Balance	Interest	Principal	Total	Days	Coupon
0	8/6/2025	29,975,041.27			(29,975,041.27)	0	8/6/2025	10,424,958.73
1	9/6/2025	29,975,041.27	180,450.58	0.00	180,450.58	1	9/6/2025	10,366,589.74	62,758.54	58,368.99	121,127.53	31	6.991000%
2	10/6/2025	29,975,041.27	174,629.59	0.00	174,629.59	2	10/6/2025	10,300,035.25	60,394.02	66,554.49	126,948.52	30	6.991000%
3	11/6/2025	29,975,041.27	180,450.58	0.00	180,450.58	3	11/6/2025	10,240,914.21	62,006.50	59,121.03	121,127.53	31	6.991000%
4	12/6/2025	29,975,041.27	174,629.59	0.00	174,629.59	4	12/6/2025	10,173,627.56	59,661.86	67,286.66	126,948.52	30	6.991000%
5	1/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	5	1/6/2026	10,113,745.55	61,245.52	59,882.01	121,127.53	31	6.991000%
6	2/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	6	2/6/2026	10,053,503.04	60,885.03	60,242.50	121,127.53	31	6.991000%
7	3/6/2026	29,975,041.27	162,987.62	0.00	162,987.62	7	3/6/2026	9,969,577.92	54,665.36	83,925.13	138,590.49	28	6.991000%
8	4/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	8	4/6/2026	9,908,467.52	60,017.14	61,110.39	121,127.53	31	6.991000%
9	5/6/2026	29,975,041.27	174,629.59	0.00	174,629.59	9	5/6/2026	9,839,244.09	57,725.08	69,223.44	126,948.52	30	6.991000%
10	6/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	10	6/6/2026	9,777,349.08	59,232.52	61,895.01	121,127.53	31	6.991000%
11	7/6/2026	29,975,041.27	174,629.59	0.00	174,629.59	11	7/6/2026	9,707,361.77	56,961.21	69,987.31	126,948.52	30	6.991000%
12	8/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	12	8/6/2026	9,644,672.82	58,438.59	62,688.94	121,127.53	31	6.991000%
13	9/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	13	9/6/2026	9,581,606.49	58,061.20	63,066.33	121,127.53	31	6.991000%
14	10/6/2026	29,975,041.27	174,629.59	0.00	174,629.59	14	10/6/2026	9,510,478.82	55,820.84	71,127.67	126,948.52	30	6.991000%
15	11/6/2026	29,975,041.27	180,450.58	0.00	180,450.58	15	11/6/2026	9,446,604.63	57,253.35	63,874.18	121,127.53	31	6.991000%
16	12/6/2026	29,975,041.27	174,629.59	0.00	174,629.59	16	12/6/2026	9,374,690.46	55,034.34	71,914.17	126,948.52	30	6.991000%
17	1/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	17	1/6/2027	9,309,998.82	56,435.90	64,691.63	121,127.53	31	6.991000%
18	2/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	18	2/6/2027	9,244,917.75	56,046.45	65,081.08	121,127.53	31	6.991000%
19	3/6/2027	29,975,041.27	162,987.62	0.00	162,987.62	19	3/6/2027	9,156,595.98	50,268.73	88,321.76	138,590.49	28	6.991000%
20	4/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	20	4/6/2027	9,090,591.41	55,122.96	66,004.57	121,127.53	31	6.991000%
21	5/6/2027	29,975,041.27	174,629.59	0.00	174,629.59	21	5/6/2027	9,016,603.17	52,960.27	73,988.25	126,948.52	30	6.991000%
22	6/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	22	6/6/2027	8,949,755.84	54,280.20	66,847.33	121,127.53	31	6.991000%
23	7/6/2027	29,975,041.27	174,629.59	0.00	174,629.59	23	7/6/2027	8,874,947.10	52,139.79	74,808.73	126,948.52	30	6.991000%
24	8/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	24	8/6/2027	8,807,247.00	53,427.43	67,700.10	121,127.53	31	6.991000%
25	9/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	25	9/6/2027	8,739,139.34	53,019.87	68,107.66	121,127.53	31	6.991000%
26	10/6/2027	29,975,041.27	174,629.59	0.00	174,629.59	26	10/6/2027	8,663,103.59	50,912.77	76,035.75	126,948.52	30	6.991000%
27	11/6/2027	29,975,041.27	180,450.58	0.00	180,450.58	27	11/6/2027	8,594,128.19	52,152.12	68,975.41	121,127.53	31	6.991000%
28	12/6/2027	29,975,041.27	174,629.59	0.00	174,629.59	28	12/6/2027	8,517,247.63	50,067.96	76,880.56	126,948.52	30	6.991000%
29	1/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	29	1/6/2028	8,447,394.17	51,274.07	69,853.46	121,127.53	31	6.991000%
30	2/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	30	2/6/2028	8,377,120.18	50,853.55	70,273.98	121,127.53	31	6.991000%
31	3/6/2028	29,975,041.27	168,808.61	0.00	168,808.61	31	3/6/2028	8,291,527.59	47,176.92	85,592.59	132,769.50	29	6.991000%
32	4/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	32	4/6/2028	8,220,315.29	49,915.23	71,212.30	121,127.53	31	6.991000%
33	5/6/2028	29,975,041.27	174,629.59	0.00	174,629.59	33	5/6/2028	8,141,256.96	47,890.19	79,058.33	126,948.52	30	6.991000%
34	6/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	34	6/6/2028	8,069,140.02	49,010.59	72,116.94	121,127.53	31	6.991000%
35	7/6/2028	29,975,041.27	174,629.59	0.00	174,629.59	35	7/6/2028	7,989,200.97	47,009.46	79,939.05	126,948.52	30	6.991000%
36	8/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	36	8/6/2028	7,916,168.65	48,095.21	73,032.32	121,127.53	31	6.991000%
37	9/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	37	9/6/2028	7,842,696.67	47,655.56	73,471.98	121,127.53	31	6.991000%
38	10/6/2028	29,975,041.27	174,629.59	0.00	174,629.59	38	10/6/2028	7,761,438.40	45,690.24	81,258.27	126,948.52	30	6.991000%
39	11/6/2028	29,975,041.27	180,450.58	0.00	180,450.58	39	11/6/2028	7,687,034.94	46,724.07	74,403.46	121,127.53	31	6.991000%
40	12/6/2028	29,975,041.27	174,629.59	0.00	174,629.59	40	12/6/2028	7,604,869.81	44,783.38	82,165.13	126,948.52	30	6.991000%
41	1/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	41	1/6/2029	7,529,523.81	45,781.53	75,346.00	121,127.53	31	6.991000%
42	2/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	42	2/6/2029	7,453,724.22	45,327.94	75,799.59	121,127.53	31	6.991000%
43	3/6/2029	29,975,041.27	162,987.62	0.00	162,987.62	43	3/6/2029	7,355,662.94	40,529.21	98,061.28	138,590.49	28	6.991000%
44	4/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	44	4/6/2029	7,278,816.70	44,281.30	76,846.24	121,127.53	31	6.991000%
45	5/6/2029	29,975,041.27	174,629.59	0.00	174,629.59	45	5/6/2029	7,194,273.36	42,405.17	84,543.34	126,948.52	30	6.991000%
46	6/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	46	6/6/2029	7,116,455.55	43,309.73	77,817.81	121,127.53	31	6.991000%
47	7/6/2029	29,975,041.27	174,629.59	0.00	174,629.59	47	7/6/2029	7,030,966.32	41,459.28	85,489.23	126,948.52	30	6.991000%
48	8/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	48	8/6/2029	6,952,165.40	42,326.61	78,800.92	121,127.53	31	6.991000%
49	9/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	49	9/6/2029	6,872,890.10	41,852.23	79,275.30	121,127.53	31	6.991000%
50	10/6/2029	29,975,041.27	174,629.59	0.00	174,629.59	50	10/6/2029	6,785,981.90	40,040.31	86,908.21	126,948.52	30	6.991000%
51	11/6/2029	29,975,041.27	180,450.58	0.00	180,450.58	51	11/6/2029	6,705,706.16	40,851.80	80,275.73	121,127.53	31	6.991000%
52	12/6/2029	29,975,041.27	174,629.59	0.00	174,629.59	52	12/6/2029	6,617,823.97	39,066.33	87,882.19	126,948.52	30	6.991000%
53	1/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	53	1/6/2030	6,536,535.93	39,839.48	81,288.05	121,127.53	31	6.991000%
54	2/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	54	2/6/2030	6,454,758.52	39,350.13	81,777.40	121,127.53	31	6.991000%
55	3/6/2030	29,975,041.27	162,987.62	0.00	162,987.62	55	3/6/2030	6,351,265.42	35,097.39	103,493.10	138,590.49	28	6.991000%
56	4/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	56	4/6/2030	6,268,372.69	38,234.79	82,892.74	121,127.53	31	6.991000%
57	5/6/2030	29,975,041.27	174,629.59	0.00	174,629.59	57	5/6/2030	6,177,942.66	36,518.49	90,430.02	126,948.52	30	6.991000%
58	6/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	58	6/6/2030	6,094,006.52	37,191.39	83,936.14	121,127.53	31	6.991000%
59	7/6/2030	29,975,041.27	174,629.59	0.00	174,629.59	59	7/6/2030	6,002,560.67	35,502.67	91,445.85	126,948.52	30	6.991000%
60	8/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	60	8/6/2030	5,917,568.72	36,135.58	84,991.95	121,127.53	31	6.991000%
61	9/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	61	9/6/2030	5,832,065.12	35,623.93	85,503.60	121,127.53	31	6.991000%
62	10/6/2030	29,975,041.27	174,629.59	0.00	174,629.59	62	10/6/2030	5,739,093.24	33,976.64	92,971.88	126,948.52	30	6.991000%
63	11/6/2030	29,975,041.27	180,450.58	0.00	180,450.58	63	11/6/2030	5,652,515.21	34,549.50	86,578.03	121,127.53	31	6.991000%
64	12/6/2030	29,975,041.27	174,629.59	0.00	174,629.59	64	12/6/2030	5,558,497.30	32,930.61	94,017.91	126,948.52	30	6.991000%
65	1/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	65	1/6/2031	5,470,832.08	33,462.31	87,665.22	121,127.53	31	6.991000%
66	2/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	66	2/6/2031	5,382,639.11	32,934.56	88,192.97	121,127.53	31	6.991000%
67	3/6/2031	29,975,041.27	162,987.62	0.00	162,987.62	67	3/6/2031	5,273,316.42	29,267.80	109,322.69	138,590.49	28	6.991000%
68	4/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	68	4/6/2031	5,183,934.40	31,745.51	89,382.02	121,127.53	31	6.991000%
69	5/6/2031	29,975,041.27	174,629.59	0.00	174,629.59	69	5/6/2031	5,087,186.62	30,200.74	96,747.78	126,948.52	30	6.991000%
70	6/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	70	6/6/2031	4,996,684.10	30,625.00	90,502.53	121,127.53	31	6.991000%
71	7/6/2031	29,975,041.27	174,629.59	0.00	174,629.59	71	7/6/2031	4,898,845.43	29,109.85	97,838.67	126,948.52	30	6.991000%
72	8/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	72	8/6/2031	4,807,209.08	29,491.19	91,636.35	121,127.53	31	6.991000%
73	9/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	73	9/6/2031	4,715,021.08	28,939.53	92,188.00	121,127.53	31	6.991000%
74	10/6/2031	29,975,041.27	174,629.59	0.00	174,629.59	74	10/6/2031	4,615,541.49	27,468.93	99,479.59	126,948.52	30	6.991000%
75	11/6/2031	29,975,041.27	180,450.58	0.00	180,450.58	75	11/6/2031	4,522,199.65	27,785.69	93,341.84	121,127.53	31	6.991000%
76	12/6/2031	29,975,041.27	174,629.59	0.00	174,629.59	76	12/6/2031	4,421,596.71	26,345.58	100,602.94	126,948.52	30	6.991000%
77	1/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	77	1/6/2032	4,327,087.32	26,618.14	94,509.40	121,127.53	31	6.991000%
H-1

			Note A						Note B
Period	Date	Balance	Interest	Principal	Total	Period	Date	Balance	Interest	Principal	Total	Days	Coupon
78	2/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	78	2/6/2032	4,232,008.97	26,049.19	95,078.35	121,127.53	31	6.991000%
79	3/6/2032	29,975,041.27	168,808.61	0.00	168,808.61	79	3/6/2032	4,123,072.62	23,833.15	108,936.36	132,769.50	29	6.991000%
80	4/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	80	4/6/2032	4,026,766.10	24,821.01	96,306.52	121,127.53	31	6.991000%
81	5/6/2032	29,975,041.27	174,629.59	0.00	174,629.59	81	5/6/2032	3,923,276.85	23,459.27	103,489.25	126,948.52	30	6.991000%
82	6/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	82	6/6/2032	3,825,767.55	23,618.24	97,509.30	121,127.53	31	6.991000%
83	7/6/2032	29,975,041.27	174,629.59	0.00	174,629.59	83	7/6/2032	3,721,107.32	22,288.28	104,660.23	126,948.52	30	6.991000%
84	8/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	84	8/6/2032	3,622,380.96	22,401.17	98,726.36	121,127.53	31	6.991000%
85	9/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	85	9/6/2032	3,523,060.26	21,806.83	99,320.70	121,127.53	31	6.991000%
86	10/6/2032	29,975,041.27	174,629.59	0.00	174,629.59	86	10/6/2032	3,416,636.51	20,524.76	106,423.76	126,948.52	30	6.991000%
87	11/6/2032	29,975,041.27	180,450.58	0.00	180,450.58	87	11/6/2032	3,316,077.22	20,568.25	100,559.28	121,127.53	31	6.991000%
88	12/6/2032	29,975,041.27	174,629.59	0.00	174,629.59	88	12/6/2032	3,208,447.62	19,318.91	107,629.60	126,948.52	30	6.991000%
89	1/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	89	1/6/2033	3,106,635.03	19,314.94	101,812.59	121,127.53	31	6.991000%
90	2/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	90	2/6/2033	3,004,209.53	18,702.03	102,425.50	121,127.53	31	6.991000%
91	3/6/2033	29,975,041.27	162,987.62	0.00	162,987.62	91	3/6/2033	2,881,954.26	16,335.22	122,255.27	138,590.49	28	6.991000%
92	4/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	92	4/6/2033	2,778,176.17	17,349.44	103,778.09	121,127.53	31	6.991000%
93	5/6/2033	29,975,041.27	174,629.59	0.00	174,629.59	93	5/6/2033	2,667,412.85	16,185.19	110,763.33	126,948.52	30	6.991000%
94	6/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	94	6/6/2033	2,562,343.22	16,057.90	105,069.63	121,127.53	31	6.991000%
95	7/6/2033	29,975,041.27	174,629.59	0.00	174,629.59	95	7/6/2033	2,450,322.48	14,927.78	112,020.73	126,948.52	30	6.991000%
96	8/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	96	8/6/2033	2,343,945.96	14,751.01	106,376.52	121,127.53	31	6.991000%
97	9/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	97	9/6/2033	2,236,929.05	14,110.62	107,016.91	121,127.53	31	6.991000%
98	10/6/2033	29,975,041.27	174,629.59	0.00	174,629.59	98	10/6/2033	2,123,012.51	13,031.98	113,916.54	126,948.52	30	6.991000%
99	11/6/2033	29,975,041.27	180,450.58	0.00	180,450.58	99	11/6/2033	2,014,665.57	12,780.59	108,346.94	121,127.53	31	6.991000%
100	12/6/2033	29,975,041.27	174,629.59	0.00	174,629.59	100	12/6/2033	1,899,454.16	11,737.11	115,211.41	126,948.52	30	6.991000%
101	1/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	101	1/6/2034	1,789,761.40	11,434.77	109,692.76	121,127.53	31	6.991000%
102	2/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	102	2/6/2034	1,679,408.28	10,774.41	110,353.12	121,127.53	31	6.991000%
103	3/6/2034	29,975,041.27	162,987.62	0.00	162,987.62	103	3/6/2034	1,549,949.48	9,131.69	129,458.80	138,590.49	28	6.991000%
104	4/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	104	4/6/2034	1,438,152.69	9,330.74	111,796.79	121,127.53	31	6.991000%
105	5/6/2034	29,975,041.27	174,629.59	0.00	174,629.59	105	5/6/2034	1,319,582.61	8,378.44	118,570.08	126,948.52	30	6.991000%
106	6/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	106	6/6/2034	1,206,399.00	7,943.92	113,183.61	121,127.53	31	6.991000%
107	7/6/2034	29,975,041.27	174,629.59	0.00	174,629.59	107	7/6/2034	1,086,478.76	7,028.28	119,920.24	126,948.52	30	6.991000%
108	8/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	108	8/6/2034	971,891.86	6,540.63	114,586.90	121,127.53	31	6.991000%
109	9/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	109	9/6/2034	856,615.15	5,850.82	115,276.71	121,127.53	31	6.991000%
110	10/6/2034	29,975,041.27	174,629.59	0.00	174,629.59	110	10/6/2034	734,657.13	4,990.50	121,958.02	126,948.52	30	6.991000%
111	11/6/2034	29,975,041.27	180,450.58	0.00	180,450.58	111	11/6/2034	617,952.25	4,422.66	116,704.87	121,127.53	31	6.991000%
112	12/6/2034	29,975,041.27	174,629.59	0.00	174,629.59	112	12/6/2034	494,603.82	3,600.09	123,348.43	126,948.52	30	6.991000%
113	1/6/2035	29,975,041.27	180,450.58	0.00	180,450.58	113	1/6/2035	376,453.82	2,977.53	118,150.00	121,127.53	31	6.991000%
114	2/6/2035	29,975,041.27	180,450.58	0.00	180,450.58	114	2/6/2035	257,592.55	2,266.26	118,861.27	121,127.53	31	6.991000%
115	3/6/2035	29,975,041.27	162,987.62	0.00	162,987.62	115	3/6/2035	120,402.71	1,400.65	137,189.85	138,590.49	28	6.991000%
116	4/6/2035	29,975,041.27	180,450.58	0.00	180,450.58	116	4/6/2035	0.00	724.83	120,402.70	121,127.53	31	6.991000%
117	5/6/2035	29,848,092.76	174,629.59	126,948.51	301,578.11	117	5/6/2035	0.00	0.00	0.00	0.00	30	6.991046%
118	6/6/2035	29,726,200.99	179,686.35	121,891.76	301,578.11	118	6/6/2035	0.00	0.00	0.00	0.00	31	0.000000%
119	7/6/2035	29,597,802.77	173,179.89	128,398.22	301,578.11	119	7/6/2035	0.00	0.00	0.00	0.00	30	0.000000%
120	8/6/2035	0	178,179.59	29,597,802.77	29,775,982.37	120	8/6/2035	0.00	0.00	0.00	0.00	31	0.000000%

H-2

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and RR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	23
Summary of Risk Factors	61
Risk Factors	63
Description of the Mortgage Pool	162
Transaction Parties	261
Credit Risk Retention	322
Description of the Certificates	330
Description of the Mortgage Loan Purchase Agreements	366
Pooling and Servicing Agreement	376
Certain Legal Aspects of Mortgage Loans	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	507
Pending Legal Proceedings Involving Transaction Parties	508
Use of Proceeds	509
Yield, Prepayment and Maturity Considerations	509
Material Federal Income Tax Considerations	521
Certain State and Local and Foreign Tax Considerations	533
Method of Distribution (Conflicts of Interest)	534
Incorporation of Certain Information by Reference	536
Where You Can Find More Information	537
Financial Information	537
Certain ERISA Considerations	537
Legal Investment	541
Legal Matters	542
Ratings	542
Index of Defined Terms	545

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$546,865,000
(Approximate)

GS Mortgage Securities
Corporation II
(Central Index Key Number
0001004158)
Depositor

Benchmark 2025-B41 Mortgage
Trust
(Central Index Key Number
0002080258)
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2025-B41

Class A-1	$8,365,000
Class A-4	$50,750,000
Class A-5	$354,250,000
Class A-SB	$11,385,000
Class X-A	$424,750,000
Class X-B	$122,115,000
Class A-S	$73,573,000
Class B	$28,822,000
Class C	$19,720,000

PROSPECTUS

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

August 15, 2025